As filed with the Securities and Exchange Commission on July 7, 2010.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.*

(Exact name of registrant as specified in its charter)

Nevada	7310	20-2232023
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

Telephone: (210) 832-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert H. Walls, Jr.

Executive Vice President, General Counsel and Secretary

Clear Channel Outdoor Holdings, Inc.

200 East Basse Road

San Antonio, Texas 78209

Telephone: (210) 832-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James S. Rowe

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Telephone: (312) 862-2000

*	The co-registrants listed on the next page are also included in this Form S-4 Registration Statement as additional registrants.

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐

Non-accelerated filer:	☒ (Do not check if a smaller reporting company)	Smaller reporting company:	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
9.25% Series A Senior Notes due 2017	$500,000,000	100%	$500,000,000	$35,650 (1)
Guarantees of 9.25% Series A Senior Notes due 2017 (2)	N/A	N/A	N/A	N/A (3)
9.25% Series B Senior Notes due 2017	$2,000,000,000	100%	$2,000,000,000	$142,600 (1)
Guarantees of 9.25% Series B Senior Notes due 2017 (2)	N/A	N/A	N/A	N/A (3)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2)	See the following page for a table setting forth the guarantors, all of which are additional registrants.
(3)	No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants*	Primary Standard Industrial Classification Number	Jurisdiction of Formation	I.R.S. Employer Identification No.
Clear Channel Outdoor Holdings, Inc.	7310	Delaware	86-0812139
Clear Channel Outdoor, Inc.	7310	Delaware	86-0801051
Clear Channel Adshel, Inc.	7310	Delaware	13-3935813
1567 Media LLC	7310	Delaware	74-2980035
Clear Channel Spectacolor, LLC	7310	Delaware	74-2951415
Clear Channel Outdoor Holdings Company Canada	7310	Delaware	74-2951063
Outdoor Management Services, Inc.	7310	Nevada	16-1643708
In-ter-space Services, Inc.	7310	Pennsylvania	23-1940160

*	The address and agent for service of process for each of the additional registrants are the same as for Clear Channel Worldwide Holdings, Inc.

The information in this prospectus is not complete and may be changed. These notes may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it an offer to buy these notes in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 7, 2010

PROSPECTUS

CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.

Exchange Offers for

$500,000,000 9.25% Series A Senior Notes due 2017 and

$2,000,000,000 9.25% Series B Senior Notes due 2017

We are offering to exchange up to $500,000,000 aggregate principal amount of our new 9.25% Series A Senior Notes due 2017 and up to $2,000,000,000 aggregate principal amount of our new 9.25% Series B Senior Notes due 2017, which will be registered under the Securities Act of 1933, as amended, for up to $500,000,000 aggregate principal amount of our outstanding 9.25% Series A Senior Notes due 2017 (the “A note exchange offer”) and up to $2,000,000,000 aggregate principal amount of our outstanding 9.25% Series B Senior Notes due 2017 (the “B note exchange offer” and together with the A note exchange offer, the “exchange offers”), respectively. We refer to the outstanding 9.25% Series A Senior Notes due 2017 as the “outstanding A notes” and the outstanding 9.25% Series B Senior Notes due 2017 as the “outstanding B notes” (collectively, the “outstanding notes”). We refer to the new 9.25% Series A Senior Notes due 2017 as the “Series A exchange notes” and the new 9.25% Series B Senior Notes due 2017 as the “Series B exchange notes” (collectively, the “exchange notes”). We sometimes refer to the outstanding notes and the exchange notes collectively as the “notes.”

MATERIAL TERMS OF THE EXCHANGE OFFERS

•	The exchange offers expire at 11:59 p.m., New York City time, on , 2010, unless extended.

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We will exchange all outstanding notes that are validly tendered and not withdrawn prior to the expiration or termination of the applicable exchange offer. You may withdraw your tender of outstanding notes at any time before the expiration of the applicable exchange offer.

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The terms of the exchange notes to be issued in each exchange offer are substantially identical to the same series of outstanding notes, except that the transfer restrictions and registration rights relating to the applicable outstanding notes will not apply to the exchange notes.

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The exchange of outstanding notes for exchange notes should not be a taxable event for U.S. federal income tax purposes, but you should see the discussion under the caption “Certain United States Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offers.

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We issued the outstanding notes in transactions not requiring registration under the Securities Act and, as a result, their transfer is restricted. We are making the exchange offers to satisfy your registration rights as a holder of the outstanding notes.

We are not asking you for a proxy and you are not requested to send us a proxy.

For a discussion of certain factors that you should consider before participating in this exchange offer, see “Risk Factors” beginning on page 15 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer, nor have any of these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in, or incorporated by reference in, this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained in, or incorporated by reference in, this prospectus is accurate as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell the exchange notes offered by this prospectus in any jurisdiction where the offer or sale is not permitted.

We have filed a registration statement on Form S-4 to register with the SEC the exchange notes to be issued in exchange for the outstanding notes. This prospectus is part of that registration statement.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date (as defined herein) and ending on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

THE DATE OF THIS PROSPECTUS IS            , 2010.

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Clear Channel Worldwide Holdings, Inc., the issuer of the notes, is an indirect wholly-owned subsidiary of Clear Channel Outdoor Holdings, Inc. Unless otherwise specified, in this prospectus, (i) “Clear Channel Outdoor Holdings,” “we,” “our,” “us” and the “Company” refer to Clear Channel Outdoor Holdings, Inc. and its consolidated subsidiaries, including Clear Channel Worldwide Holdings, Inc., (ii) “Clear Channel Worldwide Holdings” and the “issuer” refer to Clear Channel Worldwide Holdings, Inc. and its consolidated subsidiaries; (iii) “CCOI” refers to Clear Channel Outdoor, Inc., a direct, wholly-owned subsidiary of Clear Channel Outdoor Holdings and a guarantor of the notes; (iv) “Clear Channel Communications” refers to Clear Channel Communications, Inc., the indirect holder of approximately 89% of the common stock of Clear Channel Outdoor Holdings; and (v) “CC Media Holdings” refers to CC Media Holdings, Inc., the indirect parent company of Clear Channel Communications. Clear Channel Communications merged with a subsidiary of CC Media Holdings, a company formed by private equity funds sponsored by Bain Capital, LLC (“Bain Capital”) and Thomas H. Lee Partners, L.P. (“THL”), in July 2008.

Unless otherwise specified or the context requires, references to “dollars” and “$” are to United States dollars.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in, and incorporated by reference in, this prospectus that are not historical in nature may constitute forward-looking statements within the meaning of the federal securities laws. These statements are often identified by the words “will,” “should,” “anticipate,” “believe,” “expect,” “intend,” “estimate,” “hope,” or similar expressions. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties. There are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. These factors, risks and uncertainties include the following:

•	risks associated with the global economic downturn and its impact on capital markets;

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other general economic and political conditions in the United States and in other countries in which we currently do business, including those resulting from recessions, political events and acts or threats of terrorism or military conflicts;

•	the risk that our restructuring program may not be entirely successful;

•	the impact of the geopolitical environment;

•	access to capital markets and borrowed indebtedness;

•	shifts in population and other demographics;

•	industry conditions, including competition;

•	fluctuations in operating costs;

•	technological changes and innovations;

•	changes in labor conditions;

•	fluctuations in exchange rates and currency values;

•	capital expenditure requirements;

•	the outcome of pending and future litigation;

•	legislative or regulatory requirements;

•	changes in interest rates;

•	taxes;

•	the risk that we may not be able to integrate the operations of recently acquired companies successfully;

•	the impact of the above and similar factors on Clear Channel Communications; and

•	certain other factors set forth in our filings with the SEC, including the Annual Report on Form 10-K of Clear Channel Outdoor Holdings for the year ended December 31, 2009.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

All forward-looking statements speak only as of the date of this prospectus, or as of the date of the date of the document incorporated by reference, and are expressly qualified in their entirety by the cautionary statements contained in this prospectus. We undertake no obligation to update or revise forward-looking statements which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

INDUSTRY DATA

This prospectus includes industry data that we obtained from industry publications and surveys and internal company sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein and cannot guarantee the accuracy or completeness of any such data or the related forecasts contained in this prospectus.

While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Forward-looking Statements” and “Risk Factors” in this prospectus.

INCORPORATION BY REFERENCE

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. We have elected to incorporate by reference information into this prospectus by referring to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except as described in the following sentence. Any statement in this prospectus or in any document which is incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus or any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to be a part of this prospectus except as so modified or superseded.

This prospectus incorporates by reference the following documents that we have previously filed with the SEC:

•	the Annual Report on Form 10-K of Clear Channel Outdoor Holdings for the year ended December 31, 2009;

•	the Quarterly Report on Form 10-Q of Clear Channel Outdoor Holdings for the quarter ended March 31, 2010;

•	the Definitive Proxy Statement of Clear Channel Outdoor Holdings dated April 26, 2010; and

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the Current Reports on Form 8-K of Clear Channel Outdoor Holdings dated January 5, 2010, March 11, 2010, April 30, 2010, May 10, 2010, May 26, 2010 and June 24, 2010 (excluding portions of such Form 8-Ks which were furnished and not filed with the SEC).

We are also incorporating by reference all other reports that we file on behalf of Clear Channel Outdoor Holdings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and continuing until the close of business 180 days after consummation of the exchange offers.

Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents). Requests for such copies should be directed to:

Clear Channel Outdoor Holdings, Inc.

200 East Basse Road

San Antonio, Texas 78209

Telephone: (210) 832-3700

SUMMARY

Clear Channel Worldwide Holdings, the issuer of the notes, is an indirect, wholly-owned subsidiary of Clear Channel Outdoor Holdings. The outstanding notes are and the exchange notes will be guaranteed by Clear Channel Outdoor Holdings and certain of its existing and future domestic subsidiaries. The financial statements incorporated by reference in this prospectus, as well as the financial statements and accompanying notes included elsewhere in this prospectus, are those of Clear Channel Outdoor Holdings.

Clear Channel Worldwide Holdings is a holding company that owns 100% of our International segment through the indirect ownership of numerous international subsidiaries. Clear Channel Worldwide Holdings also owns certain other immaterial subsidiaries that are included in our Americas segment. Clear Channel Worldwide Holdings has no direct operations or operating assets.

The following summary is qualified in its entirety by the more detailed information, including the section entitled “Risk Factors” and the consolidated and combined financial statements and related notes, contained elsewhere in, or incorporated by reference in, this prospectus. Because this is a summary, it may not contain all of the information that may be important to you. You should read the entire prospectus and the other documents to which we have referred you before deciding whether to invest in the exchange offers.

Overview

We are one of the largest outdoor media companies in the world, with one of the leading market positions, based on revenue, in each of our operating segments: Americas Outdoor Advertising and International Outdoor Advertising.

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Americas Outdoor Advertising. We are one of the largest outdoor media companies in the Americas, which includes the United States, Canada and Latin America. As of December 31, 2009, we owned or operated approximately 195,000 displays in our Americas Outdoor Advertising segment. Our Americas outdoor assets consist of billboards, street furniture displays, transit displays and other out-of-home advertising displays which we believe are in premier real estate locations in each of our markets throughout the Americas. As of December 31, 2009, we had operations in 49 of the 50 largest markets in the United States, including all of the 20 largest markets. For the year ended December 31, 2009 and the three months ended March 31, 2010, Americas Outdoor Advertising generated revenue of $1,238.2 million and $ 271.0 million, respectively.

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International Outdoor Advertising. We are one of the leading outdoor media companies internationally with operations in Asia, Australia and Europe. As of December 31, 2009, we owned or operated approximately 639,000 displays in approximately 32 countries, including key positions in attractive international markets. Our International outdoor assets consist of billboards, street furniture displays, transit displays and other out-of-home advertising displays. For the year ended December 31, 2009 and the three months ended March 31, 2010, International Outdoor Advertising generated revenue of $1,459.9 million and $337.8 million, respectively.

Within each of these segments, we generate revenue through the sale of advertising copy placed on our display inventory, which consists of billboards, street furniture and transit displays, airport displays, mall displays, and wallscapes and other spectaculars, which we own or operate under lease management agreements. Our advertising business is focused on urban markets with dense populations. Billboards, street furniture, transit displays, and other displays comprised approximately 66%, 5%, 17% and 12% of our revenue in the year ended December 31, 2009, respectively. For the year ended December 31, 2009 and the three months ended March 31, 2010, we generated consolidated revenue of approximately $2,698.0 million and $608.8 million, respectively.

Our Strengths

Global Scale and Local Market Leadership. We are one of the largest outdoor media companies in the world. As of December 31, 2009, we operated approximately 834,000 outdoor advertising displays worldwide in urban and densely-populated real estate locations, providing advertisers with both a global and a local reach. Our global scale enables productive and cost-effective investment across our portfolio, which supports our competitive position.

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Our business is focused on urban markets with dense populations. Our real estate locations in these markets provide reach to a broad audience and therefore a compelling opportunity for our advertisers to reach a mass audience at a relatively low cost. We believe that the buying decision for our customers is based on the strength of the network of locations for outdoor advertising that we can offer. The strength of our network is reflected in the value of our permits and site-leases. In the United States, we have operations in 49 of the top 50 markets, and our International division currently has a presence in 32 countries, including one of the leading positions in China, France, Italy, Spain and the United Kingdom.

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Our scale has enabled cost-effective investment in new display technologies, such as digital billboards, which we believe will support future growth. This technology will enable us to transition from selling space on a display to a single advertiser to selling time on that display to multiple advertisers, creating new revenue opportunities from both new and existing clients.

Strong Collection of Assets. Through acquisitions and organic growth, we have aggregated a sizable portfolio of assets. The domestic outdoor industry is regulated by the Federal government as well as state and municipal governments. Statutes and regulations govern the construction, repair, maintenance, lighting, spacing, location, replacement and content of outdoor advertising structures. Due to such regulation, it has become increasingly difficult to construct new outdoor advertising structures. Further, for many of our existing billboards, a permit for replacement cannot be sought by our competitors or landlords. Internationally, regulations vary by country and region but generally provide for limitations on the number, placement, size, nature and density of outdoor displays. As a result, our existing billboards in top demographic areas have significant value.

Attractive Outdoor Industry Fundamentals. We believe outdoor advertising offers a compelling value proposition to advertisers, broad reach, valuable out-of-home positions and low cost per thousand persons reached relative to other media. We also believe the outdoor industry is well-positioned to benefit from the fragmentation of audiences of other media as it is able to reach mass audiences on a local market basis.

•	Compelling Value Proposition. Outdoor media provides advertisers with highly cost-effective media advertising as measured by cost per thousand persons reached compared to other traditional media.

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Broad Audience Reach. According to the Arbitron 2009 In-Car Study, the average American spends about 20 hours in a car per week, a 31% increase since 2003. The captive in-car audience is subject to increasing out-of-home advertiser exposures as time and distance of commutes increase.

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Valuable Out-of-Home Position. Outdoor media reaches potential consumers outside the home, where they are closer to purchase decisions. Many of our billboards are located along major roadways that are highly trafficked and have the potential to direct consumers to nearby businesses.

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Fragmentation of Other Media. We believe that the proliferation of content and distribution models provides a means for the continued fragmentation of audiences of most traditional media, rendering outdoor advertising more attractive for its mass reach capabilities.

Attractive Long-Term Business Model. While spending on outdoor advertising is, like most media, correlated with the overall economy, we believe the industry holds attractive long term prospects and is well positioned to benefit from a macroeconomic recovery and has historically generated strong cash flows.

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Cyclical Recovery. Prior to 2008, the advertising industry experienced two significant downturns since 1970, and after each, the outdoor advertising industry experienced higher growth than the overall advertising market over the three-year period following the end of the decline.

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Strong Cash Flow Generation. We generated $441.3 million, $603.6 million and $694.4 million in operating cash flow for the years ended December 31, 2009, 2008 and 2007, respectively, driven by our significant scale and a leading position in outdoor advertising.

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Geographic and Customer Diversity. In 2009, approximately 46% and 54% of our revenue was generated from our Americas and our International segments, respectively. No single market in the United States and no ad category represented greater than 8% and 10%, respectively, of our revenue during the year ended December 31, 2009.

Our Strategy

Americas Outdoor Advertising

We believe outdoor advertising has attractive industry fundamentals, including a broad audience reach and is a highly cost-effective media for advertisers as measured by cost per thousand persons reached compared to other traditional media. Our Americas strategy focuses on our competitive strengths to position the Company through the following approaches:

Promote Overall Outdoor Media Spending. Outdoor advertising represented 5% of total dollars spent on advertising in the United States in 2009. Our goal is to drive growth in outdoor advertising’s share of total media spending and leverage such growth with our national scale and local reach. We are focusing on developing and implementing better and improved outdoor audience delivery measurement systems to provide advertisers with tools to determine how effectively their message is reaching the desired audience. As a result of the implementation strategies above, we believe advertisers will shift their budgets towards the outdoor advertising medium.

Significant Cost Reductions and Capital Discipline. To address the softness in advertising demand resulting from the global economic downturn, we have taken steps to reduce our fixed costs. In the fourth quarter of 2008, we commenced a restructuring plan to reduce our cost base through renegotiations of lease agreements, workforce reductions, the elimination of overlapping functions and other cost savings initiatives. In order to achieve these cost savings, we incurred a total of $17.4 million in costs in 2008 and 2009. We estimate the benefit of the restructuring program was an approximate $50.5 million aggregate reduction to fixed operating expenses in 2009 and that the benefit of these initiatives will be fully realized in 2010.

We plan to continue controlling costs to achieve operating efficiencies, sharing best practices across our markets and focusing our capital expenditures on opportunities that we expect to yield higher returns, leveraging our flexibility to make capital outlays based on the environment.

Continue to Deploy Digital Billboards. Digital outdoor advertising provides significant advantages over traditional outdoor media. Our electronic displays may be linked through centralized computer systems to instantaneously and simultaneously change advertising copy on a large number of displays. The ability to change copy by time-of-day and quickly change messaging based on advertisers’ needs creates additional flexibility for our customers. The advantages of digital allow us to penetrate new accounts and categories of advertisers as well as serve a broader set of needs for existing advertisers. We expect this to continue as we increase our quantity of digital inventory. We have deployed a total of approximately 485 digital displays in 34 markets as of March 31, 2010.

International Outdoor Advertising

Similar to our Americas outdoor advertising, we believe International outdoor advertising has attractive industry fundamentals, including a broad audience reach and is a highly cost-effective media for advertisers as measured by cost per thousand persons reached compared to other traditional media. Our International strategy focuses on our competitive strengths to position the Company through the following approaches:

Promote Overall Outdoor Media Spending. Our goal is to continue to drive growth in outdoor advertising’s share of total media spending and leverage such growth with our international scale and local reach. We are focusing on developing and implementing better and improved outdoor audience delivery measurement systems to provide advertisers with tools to determine how effectively their message is reaching the desired audience. As a result of the implementation strategies above, we believe advertisers will shift their budgets towards the outdoor advertising medium.

Significant Cost Reductions and Capital Discipline. To address the softness in advertising demand resulting from the global economic downturn, we have taken steps to reduce our fixed costs. In the fourth quarter of 2008, we commenced a restructuring plan to reduce our cost base through renegotiations of lease agreements, workforce reductions, elimination of overlapping functions, takedown of unprofitable advertising structures and other cost savings initiatives. In order to achieve these cost savings, we incurred a total of $65.0 million in costs in 2008 and 2009. We estimate the benefit of the restructuring program was an approximate $120.1 million aggregate reduction to our 2008 fixed operating expense base in 2009 and that the benefit of these initiatives will be fully realized by 2011.

We plan to continue controlling costs to achieve operating efficiencies, sharing best practices across our markets and focusing our capital expenditures on opportunities that we expect to yield higher returns, leveraging our flexibility to make capital outlays based on the environment.

Capitalize on Product and Geographic Opportunities. We are also focused on growing our business internationally through new product offerings, optimization of our current display portfolio and selective investments targeting promising growth markets. We have continued to innovate and introduce new products, such as our Smartbike programs, in international markets based on local demands.

Corporate Information

Clear Channel Outdoor Holdings was incorporated in Delaware in 1995. Clear Channel Worldwide Holdings was incorporated in Nevada in 2004. The principal executive offices of Clear Channel Outdoor Holdings and Clear Channel Worldwide Holdings are located at 200 East Basse Road, San Antonio, Texas 78209, telephone: (210) 832-3700. Clear Channel Outdoor Holdings’ web site is http://www.clearchanneloutdoor.com. The information contained in or connected to our web site is not part of this prospectus and is not incorporated into this prospectus by reference unless expressly provided otherwise herein.

Corporate Structure

The following chart summarizes our corporate structure and principal indebtedness as of March 31, 2010:

(1)	Secured indebtedness includes senior secured credit facilities of $13.9 billion and secured indebtedness of $6.2 million held at various subsidiaries.

(2)	The $69.9 million of other indebtedness includes (a) $42.3 million held at various subsidiaries within the International Outdoor Advertising Segment, (b) $27.6 million held at a subsidiary within the Americas Outdoor Advertising Segment and (c) $2 thousand held at a Radio Broadcasting subsidiary.

(3)	As part of the day-to-day cash management services provided by Clear Channel Communications, we maintain accounts that represent net amounts due to or from Clear Channel Communications, which is recorded as “Due from/to Clear Channel Communications” on the consolidated balance sheet. These amounts are represented by the CCU Cash Management Note and the CCOH Cash Management Note. The Cash Management Notes are scheduled to mature on December 15, 2017.

(4)	Includes substantially all of the operations of the Americas Outdoor Advertising segment. The remaining operations of the Americas Outdoor Advertising segment, including those in Mexico, Canada and Peru, are operated through various subsidiaries of CCOI.

(5)	Clear Channel Worldwide Holdings loaned an amount equal to the proceeds of the outstanding notes to CCOI pursuant to two intercompany notes that will be due and payable in the same amounts and at the same times as the aggregate payments under the notes.

Equity Sponsors

Bain Capital, LLC

Founded in 1984, Bain Capital, LLC is a leading global investment firm whose affiliates manage approximately $75 billion in assets across private equity, venture capital, high-yield debt and public equity asset classes, and has more than 300 investment professionals. Headquartered in Boston, Bain Capital, LLC has offices in Chicago, New York, London, Munich, Mumbai, Hong Kong, Shanghai and Tokyo and has one of the largest in-country private equity investment teams in Europe and Asia. Bain Capital, LLC has raised fourteen private equity funds, including ten in North America, which have made investments and add-on acquisitions in more than 300 companies. Bain Capital, LLC has deep experience in a variety of industries and its group of dedicated operating professionals provide its portfolio companies and management partners with significant strategic and operational support. Funds sponsored by Bain Capital, LLC have invested in a variety of media businesses including The Weather Channel, Warner Music Group, Cumulus Media Partners, Houghton Mifflin, ProSiebenSat.1, SuperPages Canada and DoubleClick.

Thomas H. Lee Partners, L.P.

Thomas H. Lee Partners, L.P. is one of the oldest and most successful private equity investment firms in the United States. Since its establishment in 1974, THL has become the preeminent growth buyout firm, raising approximately $22 billion of equity capital, investing in more than 100 businesses with an aggregate purchase price of more than $125 billion, completing over 200 add-on acquisitions for portfolio companies and generating superior returns for its investors. Notable recent transactions sponsored by the firm include Aramark, Ceridian, Dunkin’ Brands, Fidelity Information Services, Grupo ONO, Houghton Mifflin, Michael Foods, The Nielsen Company, Nortek, ProSiebenSat.1, Simmons, Univision, Warner Chilcott, Warner Music Group and West Corporation.

Summary of the Exchange Offers

The Initial Offerings of Outstanding Notes	We sold the outstanding notes on December 23, 2009 to Goldman, Sachs & Co, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Moelis & Company LLC, Banc of America Securities LLC and Barclays Capital Inc. We refer to these parties in this prospectus collectively as the “initial purchasers.” The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Registration Rights Agreements	Simultaneously with the initial sale of the outstanding notes, we entered into two registration rights agreements, one with respect to each of the outstanding A and B notes, pursuant to which we have agreed, among other things, to use commercially reasonable efforts to file with the SEC and cause to become effective a registration statement relating to offers to exchange the outstanding notes for an issue of SEC-registered notes with terms identical to the outstanding notes. The exchange offers are intended to satisfy your rights under the applicable registration rights agreement. After the exchange offers are complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

The Exchange Offers	We are offering to exchange the Series A and Series B exchange notes, which have been registered under the Securities Act, for your outstanding A and B notes, respectively, which were issued in the private offering. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue exchange notes promptly after the expiration of the exchange offers.

Resales	Based on interpretations by the staff of the SEC set forth in no-action letters issued to unrelated parties, we believe that the exchange notes issued in the exchange offers may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

•	the exchange notes are being acquired in the ordinary course of your business;

•

you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the applicable exchange offer; and

•	you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the applicable exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange notes in the applicable exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the applicable exchange offer.

Expiration Date	The exchange offers will expire at 11:59 p.m., New York City time, , 2010, unless we decide to extend the expiration date.

Conditions to the Exchange Offers	Neither exchange offer is subject to any condition, other than that the exchange offer does not violate applicable law or any applicable interpretation of the staff of the SEC.

Procedures for Tendering Outstanding Notes	If you wish to tender your outstanding notes for exchange in the applicable exchange offer, you must transmit to the exchange agent on or before the expiration date either:

•

an original or a facsimile of a properly completed and duly executed copy of the letter of transmittal, which accompanies this prospectus, together with your outstanding notes and any other documentation required by the letter of transmittal, at the address provided on the cover page of the letter of transmittal; or

•

if the outstanding notes you own are held of record by The Depository Trust Company, or “DTC,” in book-entry form and you are making delivery by book-entry transfer, a computer-generated message transmitted by means of the Automated Tender Offer Program System of DTC, or “ATOP,” in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer. As part of the book-entry transfer, DTC will facilitate the exchange of your notes and update your account to reflect the issuance of the exchange notes to you. ATOP allows you to electronically transmit your acceptance of the exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the notes exchange agent.

In addition, you must deliver to the exchange agent on or before the expiration date:

•	a timely confirmation of book-entry transfer of your outstanding notes into the account of the notes exchange agent at DTC if you are effecting delivery of book-entry transfer, or

•	if necessary, the documents required for compliance with the guaranteed delivery procedures.

Special Procedures for Beneficial Owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights	You may withdraw the tender of your outstanding notes from the applicable exchange offer at any time prior to 11:59 p.m., New York City time, on , 2010.

U.S. Federal Income Tax Consequences	We believe that the exchange of outstanding notes should not be a taxable event for United States federal income tax purposes.

Use of Proceeds; Fees and Expenses	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offers. We will pay all of our expenses incident to the exchange offers.

Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the exchange offers.

Summary of Terms of the Exchange Notes

The form and terms of the Series A and Series B exchange notes are the same as the form and terms of the outstanding A and B notes, respectively, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes.

Issuer	Clear Channel Worldwide Holdings, Inc., a Nevada corporation.

Notes Offered:

Series A Exchange Notes	$500,000,000 aggregate principal amount of 9.25% Series A senior notes due 2017.

Series B Exchange Notes	$2,000,000,000 aggregate principal amount of 9.25% Series B senior notes due 2017.

The indentures under which the outstanding notes were issued, as amended or supplemented, will govern the exchange notes, as applicable. Accordingly, they will be treated as separate obligations for all purposes, including with respect to any amendment, consent or waiver.

Maturity:

Series A Exchange Notes	December 15, 2017.

Series B Exchange Notes	December 15, 2017.

Interest:

Series A Exchange Notes	The Series A exchange notes will bear interest at 9.25% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2010.

Series B Exchange Notes	The Series B exchange notes will bear interest at 9.25% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2010.

Interest on the exchange notes will be payable by or on behalf of Clear Channel Worldwide Holdings on a daily basis into an account established by the Trustee for the benefit of holders of exchange notes.

Guarantees	The exchange notes will be guaranteed, jointly and severally, irrevocably and unconditionally, on an unsecured senior basis, by Clear Channel Outdoor Holdings, CCOI and certain of the existing and future domestic subsidiaries of Clear Channel Outdoor Holdings. See “Description of the Exchange Notes.” The guarantee of each guarantor:

•	will be a senior unsecured obligation of such guarantor;

•	will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of such guarantor, including under any credit facilities of such guarantor and, in the case of the

Company, the Company’s obligations under the CCOH Cash Management Note; and

•	will be effectively subordinated to all existing and future secured indebtedness of such guarantor to the extent of the value of such assets securing such indebtedness.

Ranking	The exchange notes will be:

•	the senior unsecured obligations of Clear Channel Worldwide Holdings;

•	pari passu in right of payment with all existing and future unsubordinated indebtedness of Clear Channel Worldwide Holdings, including under any credit facilities of Clear Channel Worldwide Holdings;

•	effectively subordinated to all existing and future secured indebtedness of Clear Channel Worldwide Holdings to the extent of the value of such assets securing such indebtedness;

•	senior in right of payment to all subordinated indebtedness of Clear Channel Worldwide Holdings; and

•	structurally subordinated to all existing and future obligations of any existing or future subsidiaries of Clear Channel Outdoor Holdings that do not guarantee the exchange notes.

Optional Redemption:

Series A Exchange Notes	Clear Channel Worldwide Holdings may redeem some or all of the Series A exchange notes at any time and from time to time on or after December 15, 2012, at the redemption prices described in this prospectus. Prior to December 15, 2012, the issuer may redeem some or all of the Series A exchange notes at a redemption price equal to 100% of the principal amount of the Series A exchange notes plus accrued and unpaid interest, if any, to the applicable redemption date plus the applicable “make-whole” premium described in this prospectus. In addition, at any time prior to December 15, 2012, Clear Channel Worldwide Holdings may redeem up to 35% of the aggregate principal amount of the Series A exchange notes with the proceeds of certain equity offerings at a redemption price of 109.250%, plus accrued and unpaid interest, if any, to the applicable redemption date. See “Description of the Exchange Notes—Description of the A Notes—Optional Redemption.”

Series B Exchange Notes

Clear Channel Worldwide Holdings may redeem some or all of the Series B exchange notes at any time and from time to time on or after December 15, 2012, at the redemption prices described in this prospectus. Prior to December 15, 2012, Clear Channel Worldwide Holdings may redeem some or all of the Series B exchange notes at a redemption price equal to 100% of the principal amount of the Series B exchange notes plus accrued and unpaid interest, if any, to the applicable redemption date plus the applicable “make-whole” premium described in this prospectus. In addition, at any time prior to

December 15, 2012, Clear Channel Worldwide Holdings may redeem up to 35% of the aggregate principal amount of the Series B exchange notes with the proceeds of certain equity offerings at a redemption price of 109.250%, plus accrued and unpaid interest, if any, to the applicable redemption date. See “Description of the Exchange Notes—Description of the B Notes—Optional Redemption.”

Change of Control	If a change of control occurs, we will be required to make an offer to purchase the exchange notes at a price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to the date of purchase. This term includes important limitations and exceptions. For more information, see, including the definition of “Change of Control”, see “Description of the Exchange Notes—Description of the A Notes—Repurchase at the Option of Holders—Change of Control” and “Description of the Exchange Notes—Description of the B Notes—Repurchase at the Option of Holders—Change of Control.”

Certain Covenants	The indenture governing the Series A exchange notes and the indenture governing the Series B exchange notes have different covenants and definitions of the same term may be different in each indenture.

Series A Exchange Notes	The indenture governing the Series A exchange notes contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur or guarantee additional debt to persons other than Clear Channel Communications and its subsidiaries (other than the Company) or issue certain preferred stock;

•	create liens on our or our restricted subsidiaries’ assets to secure debt;

•	create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of our assets; and

•	sell certain assets, including capital stock of our subsidiaries, to persons other than Clear Channel Communications and its subsidiaries (other than the Company).

The indenture governing the Series A exchange notes does not include limitations on dividends, distributions, investments or asset sales. In addition, the covenants in the indenture governing the Series A exchange notes are subject to important exceptions and qualifications, which are described under “Description of the Exchange Notes—Description of the A Notes—Certain Covenants in the A Note Indenture” and “—Certain Definitions.”

Series B Exchange Notes	The indenture governing the Series B exchange notes contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	redeem, repurchase or retire our subordinated debt;

•	make certain investments;

•	create liens on our or our restricted subsidiaries’ assets to secure debt;

•	create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of our assets;

•	sell certain assets, including capital stock of our subsidiaries;

•	designate our subsidiaries as unrestricted subsidiaries; and

•	pay dividends, redeem or repurchase capital stock or make other restricted payments.

The covenants in the indenture governing the Series B exchange notes are subject to important exceptions and qualifications, which are described under “Description of the Exchange Notes—Description of the B Notes—Certain Covenants in the B Note Indenture” and “—Certain Definitions.”

Repurchase Ratio	Clear Channel Outdoor Holdings and its subsidiaries are prohibited from making any purchase of, or otherwise effectively cancelling or retiring any B notes if, after giving effect thereto and, if applicable, any concurrent purchase of or other action with respect to any A notes, the ratio of (a) the outstanding aggregate principal amount of the B notes to (b) the outstanding aggregate principal amount of the A notes is less than 0.250, subject to certain exceptions. See “Description of the Exchange Notes—Description of the A Notes—Mandatory Redemption; Offers to Purchase; Open Market Purchases” and “Description of the Exchange Notes—Description of the B Notes—Mandatory Redemption; Offers to Purchase; Open Market Purchases.”

Liquidity Amount.

Each of (a) Clear Channel Worldwide Holdings and the guarantors and (b) the restricted subsidiaries that are not guarantors are required to maintain $50.0 million designated as a liquidity amount. The requirement may be satisfied with cash, other liquid assets and availability under certain credit facilities. The requirement for a liquidity amount is reduced during certain bankruptcy events at Clear Channel Communications. See “Description of the Exchange Notes—Description of the A Notes—Certain Covenants in the A Note

Indenture—Liquidity Amount” and “Description of the Exchange Notes—Description of the B Notes—Certain Covenants in the B Note Indenture—Liquidity Amount.”

Absence of a Public Market	There is currently no existing market for the exchange notes. Accordingly, there can be no assurances as to the development of an active trading market for the exchange notes. We do not intend to apply for listing of the exchange notes on any national exchange or quotation on an automated dealer quotation system.

Risk Factors.	In evaluating whether to participate in the applicable exchange offer, you should carefully consider, along with the other information set forth in or incorporated by reference in this prospectus, the specific factors set forth under “Risk Factors.”

RISK FACTORS

You should carefully consider the following risk factors as well as the other information and data included in, and incorporated by reference in, this prospectus prior to participating in the applicable exchange offer. Any of the following risks could materially and adversely affect our business, cash flows, financial condition or results of operations. In such case, you may lose all or part of your investment.

Risks Related to the Exchange Offers

Because there is no public market for the notes, you may not be able to resell your notes.

The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their exchange notes; or

•	the price at which the holders would be able to sell their exchange notes.

If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.

In addition, any holder of outstanding notes who tenders in the applicable exchange offer for the purpose of participating in a distribution of the applicable exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see “Exchange Offer.”

Your outstanding notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your outstanding notes will continue to be subject to existing transfer restrictions and you may not be able to sell your outstanding notes.

We will not accept your outstanding notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of the exchange offers only after a timely receipt of your outstanding notes and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your outstanding notes and other required documents by the expiration date of the exchange offers, we will not accept your outstanding notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of outstanding notes, we may not accept your outstanding notes for exchange. For more information, see “Exchange Offers.”

If you do not exchange your outstanding notes, your outstanding notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your outstanding notes.

We did not register the outstanding notes, nor do we intend to do so following the exchange offers. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding notes, you will lose your right to have your outstanding notes registered under the federal securities laws. As a result, if you hold outstanding notes after the applicable exchange offer, you may not be able to sell your outstanding notes.

Risks Related to the Exchange Notes

We have substantial indebtedness that could restrict our operations and impair our financial condition and your investment in the exchange notes.

At March 31, 2010, our total indebtedness for borrowed money was approximately $2.6 billion, of which $2.5 billion represented the outstanding notes. Our other debt consists primarily of loans with international banks. At March 31, 2010, approximately $72.1 million was outstanding as other debt. We may also incur additional substantial indebtedness in the future.

Our substantial level of indebtedness and other financial obligations increase the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due, in respect of our indebtedness, including the notes in the event we are required to make such payments on the notes pursuant to our guarantee.

Our substantial indebtedness could have other adverse consequences, including:

•	increasing our vulnerability to adverse economic, competitive, regulatory and industry conditions, including those currently present;

•	limiting our ability to compete and our flexibility in planning for, or reacting to, current changes in our business and the industry;

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requiring us to dedicate a substantial portion of our cash flow from operations to the payment of our indebtedness, thereby reducing the funds available to us for working capital, capital expenditures and any future business opportunities;

•	exposing us to the risk of increased interest rates as certain of our indebtedness is at variable rates of interest;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	limiting our planning flexibility for, or ability to react to, changes in our business and the industries in which we operate;

•	placing us at a competitive disadvantage with competitors who may have less indebtedness and other obligations or greater access to financing; and

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limiting our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes on satisfactory terms, or at all.

If our cash flow and capital resources are insufficient to service our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our indebtedness. However, given the current economic climate, these measures might be unsuccessful or inadequate in permitting us to meet scheduled debt service obligations. In light of the current credit crisis or any future crisis, we may be unable to restructure or refinance our obligations and obtain additional equity financing or sell assets on satisfactory terms or at all. As a result, the inability to meet our debt obligations could cause us to default on those obligations. A default under any debt instrument could, in turn, result in defaults under other debt instruments.

To service our debt obligations and to fund capital expenditures, we will require a significant amount of cash to meet our needs, which depend on many factors beyond our control.

Our ability to service our debt obligations and to fund capital expenditures for display construction or renovation will require a significant amount of cash, which depends on many factors beyond our control. This is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond our control, which may prevent us from securing sufficient cash to meet these needs. Our ability to make payments on and to refinance our indebtedness will also depend on our ability to generate cash in the future.

We cannot ensure that our business will generate sufficient cash flow or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. For the years ended December 31, 2009 and 2008, earnings were not sufficient to cover our fixed charges by $987.0 million and $3,140.4 million, respectively. For the three months ended March 31, 2010 and 2009, earnings were not sufficient to cover our fixed charges by $57.5 million and $68.1 million, respectively. If our future cash flow from operations, cash on hand and other capital resources are insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to reduce or delay our business activities and capital expenditures, sell assets, or attempt to obtain additional equity capital or restructure or refinance all or a portion of indebtedness debt on or before maturity. We cannot ensure that we will be able to refinance any of our debt on a timely basis or on satisfactory terms, if at all. In addition, the terms of our existing indebtedness and other future indebtedness may limit our ability to pursue these alternatives.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indentures governing the notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. For example, our subsidiaries that are not guarantors, which include all of our foreign subsidiaries, may be able to incur substantially more indebtedness under the indentures than our subsidiaries that are guarantors. Accordingly, any indebtedness incurred by our foreign subsidiaries would be structurally senior to the notes. Moreover, the indentures governing the notes do not impose any limitation on our incurrence of liabilities that are not considered “indebtedness” under the indentures, and do not impose any limitation on liabilities incurred by our subsidiaries that might be designated as “unrestricted subsidiaries.” If we incur additional debt above our current levels, the risks associated with our substantial leverage would increase.

Our ability to generate the significant amount of cash needed to pay interest and principal on the notes and service our other debt and financial obligations and our ability to refinance all or a portion of our indebtedness or obtain additional financing depends on many factors beyond our control.

Our ability to make payments on and refinance our debt, including the notes (in the event we are required to make such payments on the notes pursuant to our guarantee) and to fund our operations will depend on our ability to generate substantial operating cash flow. Our cash flow generation will depend on our future performance, which will be subject to prevailing economic conditions and to financial, business and other factors, many of which are beyond our control.

Our business may not generate sufficient cash flow from operations and future borrowings may not be available to us in amounts sufficient to enable us to service our indebtedness, including the notes (in the event we are required to make such payments on the notes pursuant to our guarantee), or to fund our other liquidity needs. If we cannot service our debt, we will have to take actions such as reducing or delaying capital investments, selling assets, restructuring or refinancing our debt, or seeking additional equity capital. Any of these remedies may not, if necessary, be effected on commercially reasonable terms, or at all. Also, the indentures governing the notes will restrict us from adopting certain of these alternatives. Because of these and other factors beyond our control, we may be unable to pay the principal, premium, if any, interest, or other amounts on the notes (in the event we are required to make such payments on the notes pursuant to our guarantee). In addition, our liquidity could be negatively impacted by the financial condition of Clear Channel Communications. See “—Risks Related to Our Relationship with Clear Channel Communications—Any deterioration in the financial condition of Clear Channel Communications could adversely affect our access to the credit markets and increase our borrowing costs.”

Clear Channel Worldwide Holdings is a holding company that has no revenue-generating operations and will depend on payments received under the proceeds loans to make payments on the notes.

Clear Channel Worldwide Holdings is a holding company which holds the stock of the first tier foreign subsidiaries representing all of the total assets and revenue of the International segment. Clear Channel Worldwide Holdings will not be permitted to engage in any activities other than the ownership of all the outstanding equity interests in its subsidiaries and activities incidental thereto. Upon receipt of the proceeds from the outstanding notes offered pursuant to the private offering, Clear Channel Worldwide Holdings loaned, on a senior unsecured basis, amounts equal to the proceeds of the outstanding notes to CCOI which will be due and payable at the same times and in the same amounts as payments under the notes and which we refer to as the “proceeds loans.” Clear Channel Worldwide Holdings’ ability to make payments on the notes is therefore dependent on the payments received under the proceeds loans and other funds that may be received from its subsidiaries. However, there is no obligation on the part of its subsidiaries to provide funds to Clear Channel Worldwide Holdings. If payments on the proceeds loans are not made by CCOI, for whatever reason, Clear Channel Worldwide Holdings may not have funds available to it that would permit it to make payments on the notes. In such circumstances, the holders of the notes would have to rely upon claims for payment under the guarantees, which claims would be subject to a number of risks described elsewhere under “Risk Factors.”

The notes are effectively subordinated to our total secured indebtedness.

The indentures governing the notes permit us to incur certain secured indebtedness. Accordingly, if we are involved in a bankruptcy, liquidation, dissolution, reorganization, or similar proceeding, or upon a default in payment on, or the acceleration of, any indebtedness under any secured credit facilities or our other secured indebtedness, our assets would be available to pay obligations on the notes only after all indebtedness under any secured credit facilities or other secured indebtedness have been paid in full from such assets. In addition, a default under the indentures governing the notes may cause an event of default under any secured credit facilities and the acceleration of debt under any secured credit facilities or the failure to pay such debt when due would, in certain circumstances, cause an event of default under the indentures governing the notes. See “Description of the Exchange Notes—Description of the A Notes—Events of Default and Remedies” and “Description of the Exchange Notes—Description of the B Notes—Events of Default and Remedies.” The lenders under any secured credit facilities would also be expected to have the right upon an event of default thereunder to terminate any commitments they have to provide further borrowings. If the debt under any secured credit facilities or the notes offered hereby were to be accelerated, our assets may not be sufficient to repay in full that debt, or any other debt that may become due as a result of that acceleration.

The notes are structurally subordinated to the liabilities of our subsidiaries that do not guarantee the notes. Your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries or non-wholly-owned subsidiaries declare bankruptcy, liquidate or reorganize.

Our non-wholly-owned (and certain wholly-owned) domestic subsidiaries and our foreign subsidiaries will not guarantee the notes. As a result, the notes will be structurally subordinated to all existing and future obligations, including indebtedness, of our subsidiaries that do not guarantee the notes, and the claims of creditors of these subsidiaries, including trade creditors, will have priority as to the assets of these subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade and other creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us and, in turn, to our creditors.

We may not have access to the cash flow and assets that may be needed to make payments on the notes in the event that we are required to make such payments pursuant to our guarantee.

In November 2005, we entered into a cash management arrangement with Clear Channel Communications whereby Clear Channel Communications provides us day-to-day cash management services. As part of this arrangement, substantially all of the cash generated from our domestic operations is transferred daily into Clear Channel Communications accounts and, in return, Clear Channel Communications funds certain of our operations. This arrangement is evidenced by the CCU Cash Management Note and the CCOH Cash Management Note. Each of the Cash Management Notes is a demand obligation; however, Clear Channel Communications is not under any contractual commitment to advance funds to us beyond the amounts outstanding under the note issued by Clear Channel Communications. Clear Channel Communications may continue to use the cash flows of our domestic operations for its own general corporate purposes pursuant to the terms of the existing cash management and intercompany arrangements between Clear Channel Communications and us.

In December 2009, Clear Channel Communications prepaid $500.0 million of the CCU Cash Management Note. If Clear Channel Communications becomes the subject of bankruptcy proceedings within one year after such repayment of the CCU Cash Management Note, all or a portion of such repayment could be recovered from us if a bankruptcy court determines that Clear Channel Communications was insolvent at the time of the repayment and that such repayment was a preferential transfer that allowed us to receive a greater recovery than we would have realized in a hypothetical liquidation.

In addition, we derive substantially all of our operating income from our subsidiaries. We are dependent on the earnings and cash flow of our subsidiaries to meet our obligations with respect to our guarantee of the notes. We cannot assure you that our subsidiaries will be able to, or be permitted to, pay to us the amounts necessary to service the notes (in the event we are required to make such payments on the notes pursuant to our guarantee). Provisions of law, such as those requiring that dividends be paid only out of surplus, will also limit the ability of our subsidiaries to make distributions, loans, or other payments to us. In the event we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes (in the event we are required to make such payments on the notes pursuant to our guarantee). For more information regarding our relationship with Clear Channel Communications, see “—Risks Related to Our Relationship with Clear Channel Communications.”

The indentures governing the notes, the indentures governing the Clear Channel Communications senior notes, Clear Channel Communications’ Bank Credit Facility (of which Clear Channel Outdoor Holdings is a Restricted Subsidiary) and the Master Agreement with Clear Channel Communications impose restrictions on our ability to finance operations and capital needs, make acquisitions or engage in other business activities.

The notes, the Clear Channel Communications senior notes, Clear Channel Communications’ Bank Credit Facility and the Master Agreement with Clear Channel Communications include restrictive covenants that, among other things, restrict our ability to:

•	issue any shares of capital stock or securities convertible into capital stock;

•	incur or guarantee additional debt;

•	redeem, repurchase or retire our subordinated debt or our stock;

•	make certain investments;

•	create liens on our or our restricted subsidiaries’ assets to secure debt;

•	create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the notes;

•	enter into transactions with affiliates;

•	enter into sale leaseback transactions;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of our assets;

•	sell certain assets, including capital stock of our subsidiaries;

•	alter the business that we conduct; and

•	designate our subsidiaries as unrestricted subsidiaries.

In addition, the indentures governing the notes require us to prepay the notes in full upon a change in control (as defined in the notes), and, upon asset sales, subject to certain exceptions, to prepay the notes in the amount of excess proceeds received from such asset sales. Our failure to comply with the terms and covenants in our indebtedness could lead to a default under the terms of those documents, which would entitle the holders to accelerate the indebtedness and declare all amounts owed due and payable.

The existence of these restrictions limits our ability to finance operations and capital needs, make acquisitions or engage in other business activities, including our ability to grow and increase our revenue or respond to competitive changes. The following is a discussion of our sources of capital:

•

Certain of our International subsidiaries may borrow against a $150.0 million sub-limit included in Clear Channel Communications’ $2.0 billion revolving credit facility, to the extent Clear Channel Communications has not already borrowed against this capacity and is in compliance with its covenants under the credit facility. As of March 31, 2010, the outstanding balance on the sub-limit was approximately $150.0 million, of which $5.0 million was drawn by us and the remaining amount was drawn by Clear Channel Communications.

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As part of the day-to-day cash management services provided by Clear Channel Communications, we maintain accounts that represent net amounts due to or from Clear Channel Communications, which is recorded as “Due from/to Clear Channel Communications” on the consolidated balance sheet. The accounts represent the net of the balances on our revolving promissory note issued by us to Clear Channel Communications and the revolving promissory note issued by Clear Channel Communications to us, each in the face amount of $1.0 billion, or if more or less than such amount, the aggregate unpaid principal amount of all advances. Clear Channel Communications is not required to provide us with funds to finance our working capital or other cash requirements. Our claim in relation to cash transferred from our concentration account is on an unsecured basis and is limited to the balance of the “Due from Clear Channel Communications” account. If Clear Channel Communications were to become insolvent, we would be an unsecured creditor of Clear Channel Communications with respect to the revolving promissory note issued by Clear Channel Communications to us. At March 31, 2010, the asset recorded in “Due from Clear Channel Communications” on the consolidated balance sheet was $160.5 million.

The calculation of Adjusted EBITDA pursuant to the indentures governing the notes permits certain estimates and assumptions that may differ materially from actual results but which would nonetheless permit us to incur indebtedness on the basis of those assumptions.

Although Adjusted EBITDA is derived from our financial statements (pro forma or historical, as the case may be), the calculation of “EBITDA” pursuant to the indentures governing the notes, permits certain estimates and assumptions that may differ materially from actual results. For example, the determination of the adjustment attributable to cost savings permits an estimate as to amount of cost savings which will be realized as a result of actions which either have been taken or are then expected to be taken. Although our management believes these estimates and assumptions are reasonable, investors should not place undue reliance upon the calculation of Adjusted EBITDA given how it is calculated and the possibility that the underlying estimates and assumptions may ultimately not reflect actual results. In addition, the indentures governing the notes permit us to adjust EBITDA for items that would not meet the standards for inclusion in pro forma financial statements under Regulation S-X and other SEC rules. Some of these adjustments may be too speculative to merit adjustment under Regulation S-X; however, the indentures governing the notes would permit such adjustments for purposes of determining Adjusted EBITDA. As a result of these adjustments, we may be able to incur more debt or pay dividends or make other restricted payments in greater amounts than would otherwise be permitted without such adjustments.

Adjusted EBITDA is not a presentation made in accordance with GAAP, is not a measure of financial condition, liquidity or profitability and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not take into account certain items such as interest and principal payments on our indebtedness, depreciation and amortization expense, working capital needs, tax payments, non-recurring expenses and capital expenditures.

Certain transactions that may result in a change of ownership of Clear Channel Worldwide Holdings may not constitute a change of control. In addition, in the event of a change of control, Clear Channel Worldwide Holdings may not be able to fulfill its repurchase obligations under the indentures governing the notes.

Under the indentures governing the notes, upon the occurrence of any change of control, Clear Channel Worldwide Holdings will be required to make a change of control offer to repurchase the notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The definition of change of control in the indentures governing the notes includes, among other things, (i) the issuer ceasing to be a wholly-owned subsidiary of Clear Channel Outdoor Holdings, Inc. or Clear Channel Outdoor Holdings, Inc. becoming a wholly-owned subsidiary of Clear Channel Communications, (ii) a sale of all or substantially all of Clear Channel Outdoor Holdings, Inc.’s assets to persons other than Permitted Holders (as defined under “Description of the Exchange Notes—Description of the A Notes—Certain Definitions” and “Description of the Exchange Notes—Description of the B Notes—Certain Definitions”), (iii) the acquisition of more than 50% of the voting power of the voting stock of Clear Channel Outdoor Holdings, Inc. or any of its parent companies by persons other than Permitted Holders and (iv) certain changes in the board of directors of Clear Channel Outdoor Holdings, Inc. However, a change of control under clause (iii) would not be triggered by (a) any restructuring of all or substantially all of any series, class, tranche or facility of indebtedness of any parent of Clear Channel Outdoor Holdings, Inc., (b) any debt workout and similar transactions involving all or substantially all of any series, class, tranche or facility of indebtedness of any parent of Clear Channel Outdoor Holdings, Inc., including any restructuring of indebtedness in connection with any consensual or negotiated arrangement or any court approved or ordered arrangement or plan, (c) any exchange or conversion of all or substantially all of any series, class, tranche or facility of indebtedness for or to any equity interests or any issuance of equity interests for cash or other consideration (other than any public offering of capital stock and any offering of capital stock that is underwritten for resale pursuant to Rule 144A or Regulation S of the Securities Act) as result of which all or substantially all of any series, class, tranche or facility of indebtedness of such parent is repaid, retired, exchanged for equity, cancelled, extinguished or otherwise discharged or (d) any other transactions that have substantially the effect of any of the foregoing; provided, however, that in each case, such restructuring, debt workout, exchange, conversion or other transaction does not involve the consensual sale for cash consideration of capital stock of any such parent of Clear Channel Outdoor Holdings, Inc. owned by the Investors (as defined under “Description of the Exchange Notes—Description of the A Notes—Certain Definitions” and “Description of the Exchange Notes—Description of the B Notes—Certain Definitions”).

Any change of control would be expected to constitute a default under any secured credit facilities. Therefore, upon the occurrence of a change of control, the lenders under any secured credit facilities would be expected to have the right to accelerate their loans, and if so accelerated, we would be required to repay all of our outstanding obligations under any secured credit facilities. Also, any secured credit facilities generally would be expected to prohibit us from purchasing any notes if we do not repay all borrowings under such facilities first or obtain the consent of the lenders under such facilities. Accordingly, unless we first repay all such borrowings or obtain the consent of such lenders, we would be expected to be prohibited from purchasing the notes upon a change of control.

In addition, if a change of control occurs, there can be no assurance that Clear Channel Worldwide Holdings will have available funds sufficient to pay the change of control purchase price for any of the notes that might be delivered by holders of the notes seeking to accept the change of control offer and, accordingly, none of the holders of the notes may receive the change of control purchase price for their notes. Clear Channel Worldwide

Holdings’ failure to make the change of control offer or to pay the change of control purchase price with respect to the notes when due would result in a default under the indentures governing the notes. See “Description of the Exchange Notes—Description of the A Notes—Events of Default and Remedies” and “Description of the Exchange Notes—Description of the B Notes—Events of Default and Remedies.”

Federal and state statutes may allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received.

Clear Channel Worldwide Holdings’ issuance of the notes and the issuance of the guarantees by the guarantors, as well as other components of the offering may be subject to review under state and Federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. Under the Federal bankruptcy laws and comparable provisions of state fraudulent transfer and fraudulent conveyance laws, a court may void or otherwise decline to enforce the notes and a guarantor’s guarantee, or a court may subordinate the notes and such guarantee to our or the applicable guarantor’s existing and future indebtedness.

While the relevant laws may vary from state to state, a court might void or otherwise decline to enforce the notes if it found that when Clear Channel Worldwide Holdings issued the notes, when the applicable guarantor entered into its guarantee or, in some states, when payments became due under the notes or such guarantee, Clear Channel Worldwide Holdings or the applicable guarantor received less than reasonably equivalent value or fair consideration and either:

•	Clear Channel Worldwide Holdings or the applicable guarantor was insolvent, or rendered insolvent by reason of such incurrence; or

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Clear Channel Worldwide Holdings or the applicable guarantor was engaged in a business or transaction for which Clear Channel Worldwide Holdings’ or the applicable guarantor’s remaining assets constituted unreasonably small capital; or

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Clear Channel Worldwide Holdings or the applicable guarantor intended to incur, or believed or reasonably should have believed that Clear Channel Worldwide Holdings or the applicable guarantor would incur, debts beyond Clear Channel Worldwide Holdings’ or such guarantor’s ability to pay such debts as they mature; or

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Clear Channel Worldwide Holdings or the applicable guarantor was, a defendant in an action for money damages, or had a judgment for money damages docketed against Clear Channel Worldwide Holdings or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

The court might also void the notes or a guarantee without regard to the above factors, if the court found that we issued the notes or the applicable guarantor entered into its guarantee with actual intent to hinder, delay or defraud our or its creditors.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a note or guarantee if, in exchange for the note or guarantee, property is transferred or an antecedent debt is satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor. For example, in a transaction such as this offering, there is increased risk of a determination that Clear Channel Worldwide Holdings incurred debt obligations for less than reasonably equivalent value or fair consideration as a court may find that the benefit of the transaction went to Clear Channel Communications, while neither Clear Channel Worldwide Holdings nor the guarantors benefited substantially or directly from the notes or the guarantees.

The measures of insolvency applied by courts will vary depending upon the particular fraudulent transfer law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including subordinated and contingent liabilities, was greater than the fair saleable value of its assets; or

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if the present fair saleable value of its assets were less than the amount that would be required to pay the probable liability on its existing debts, including subordinated and contingent liabilities, as they become absolute and mature; or

•	it cannot pay its debts as they become due.

In the event of a finding that a fraudulent conveyance or transfer has occurred, the court may void, or hold unenforceable, the notes or any of the guarantees, which could mean that you may not receive any payments on the notes and the court may direct you to repay any amounts that you have already received from Clear Channel Worldwide Holdings or any guarantor to Clear Channel Worldwide Holdings, such guarantor or a fund for the benefit of Clear Channel Worldwide Holdings’ or such guarantor’s creditors. Furthermore, the holders of voided notes would cease to have any direct claim against Clear Channel Worldwide Holdings or the applicable guarantor. Consequently, Clear Channel Worldwide Holdings’ or the applicable guarantor’s assets would be applied first to satisfy Clear Channel Worldwide Holdings’ or the applicable guarantor’s other liabilities, before any portion of its assets could be applied to the payment of the notes. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. Moreover, the voidance of the notes or a guarantee could result in an event of default with respect to Clear Channel Worldwide Holdings’ and its guarantors’ other debt that could result in acceleration of such debt (if not otherwise accelerated due to Clear Channel Worldwide Holdings’ or its guarantors’ insolvency or other proceeding).

Although each guarantee will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

In the event of a bankruptcy proceeding, the claims of noteholders may be reduced.

Because the terms of the proceeds loans mirror the terms of the notes and because the same obligations underlie CCOI’s guarantee and the proceeds loans, in the event of a bankruptcy proceeding, the claim of the noteholders with respect to CCOI’s guarantee and of Clear Channel Worldwide Holdings with respect to the proceeds loans might not be treated by the court administrating such bankruptcy proceeding as separate claims. In any event, the existence of the proceeds loans will not allow the noteholders to recover in excess of the amount they would otherwise be entitled to recover were the proceeds loans not to have been executed.

Risks Related to our Business

We may be adversely affected by a general deterioration in economic conditions.

The risks associated with our businesses become more acute in periods of a slowing economy or recession, which may be accompanied by a decrease in advertising. Expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. The global economic downturn resulted in a decline in advertising and marketing by our customers, resulting in a decline in advertising revenues across our businesses. This reduction in advertising revenues has had an adverse effect on our revenue, profit margins, cash flow and liquidity. The continuation of the global economic downturn may continue to adversely impact our revenue, profit margins, cash flow and liquidity.

Primarily as a result of the global economic downturn, revenue decreased by $591.3 million during 2009 as compared to 2008. Our Americas revenue declined $192.1 million during 2009 compared to 2008, attributable to decreases in poster and bulletin revenues associated with cancellations and non-renewals from major national advertisers. Our International outdoor revenue also declined $399.2 million primarily as a result of challenging advertising markets and the negative impact of foreign exchange. While revenue increased by $26.6 million during the first quarter of 2010 as compared to the first quarter of 2009, $27.0 million of this increase was due to movements in foreign exchange and therefore is not indicative of a change in advertising and marketing by our customers.

Additionally, we performed an interim impairment test in the fourth quarter of 2008, and again in the second quarter of 2009, primarily on our indefinite-lived assets and goodwill and recorded non-cash impairment charges of $3,217.6 million and $812.4 million, respectively. While we believe we have made reasonable estimates and utilized appropriate assumptions to calculate the fair value of our licenses, billboard permits and reporting units, it is possible a material change could occur. If future results are not consistent with our assumptions and estimates, we may be exposed to further impairment charges in the future.

Our restructuring program may not be entirely successful.

In the fourth quarter of 2008, we commenced a restructuring program (the “restructuring program”) targeting a reduction in fixed costs through renegotiations of lease agreements, workforce reductions, the elimination of overlapping functions and other cost savings initiatives. The program has resulted in restructuring and other expenses, and we may incur additional costs pursuant to the program in the future. No assurance can be given that the restructuring program will achieve the anticipated cost savings in the timeframe expected or at all, or for how long any cost savings will persist. In addition, the restructuring program may be modified or terminated in response to economic conditions or otherwise.

Our financial performance may be adversely affected by certain variables which are not in our control.

Certain variables that could adversely affect our financial performance by, among other things, leading to decreases in overall revenue, the numbers of advertising customers, advertising fees, or profit margins include:

•	unfavorable economic conditions, both general and relative to the outdoor advertising and all related industries, which may cause companies to reduce their expenditures on advertising;

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unfavorable shifts in population and other demographics which may cause us to lose advertising customers as people migrate to markets where we have a smaller presence, or which may cause advertisers to be willing to pay less in advertising fees if the general population shifts into a less desirable age, geographic or other demographic from an advertising perspective;

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an increased level of competition for advertising dollars, which may lead to lower advertising rates as we attempt to retain customers or which may cause us to lose customers to our competitors who offer lower rates that we are unable or unwilling to match;

•	unfavorable fluctuations in operating costs which we may be unwilling or unable to pass through to our customers;

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technological changes and innovations that we are unable to adopt or are late in adopting that offer more attractive advertising alternatives than what we currently offer, which may lead to a loss of advertising customers or to lower advertising rates; and

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unfavorable changes in labor conditions which may require us to spend more to retain and attract key employees; and changes in governmental regulations and policies and actions of regulatory bodies, including changes to restrictions on rebuilding non-conforming structures, which could restrict the advertising media which we employ, or changes that restrict some or all of our customers that operate in regulated areas from using certain advertising media, or from advertising at all.

We are dependent on our ability to attract, motivate and retain management and key employees.

Our business is dependent on our ability to attract, motivate and retain members of our senior management group and other key employees, including local market managers. Many members of our management team have been with the Company for a significant period of time. Certain members of our senior management have recently left the Company or changed their role within the Company. Most recently, on June 23, 2010, we announced that Mark P. Mays will transition from his role as our Chief Executive Officer to Chairman of Clear Channel Outdoor Holdings, effective upon the hiring of a new Chief Executive Officer for Clear Channel Outdoor Holdings. Although we have hired new executive officers, if we are unable to hire new employees to replace these senior managers or are not successful in attracting, motivating and retaining other key employees, our business could be adversely affected.

We face intense competition in the outdoor advertising industry.

We operate in a highly competitive industry, and we may not be able to maintain or increase our current advertising and sales revenues. Our advertising properties compete for audiences and advertising revenue with other outdoor advertising companies, as well as with other media, such as radio, newspapers, magazines, television, direct mail, satellite radio and Internet based media, within their respective markets. Market shares are subject to change, which could have the effect of reducing our revenue in that market. Our competitors may develop services or advertising media that are equal or superior to those we provide or that achieve greater market acceptance and brand recognition than we achieve. It is possible that new competitors may emerge and rapidly acquire significant market share in any of our business segments. An increased level of competition for advertising dollars may lead to lower advertising rates as we attempt to retain customers or may cause us to lose customers to our competitors who offer lower rates that we are unable or unwilling to match.

Environmental, health, safety and land use laws and regulations may limit or restrict some of our operations.

As the owner or operator of various real properties and facilities, we must comply with various foreign, Federal, state and local environmental, health, safety and land use laws and regulations. We and our properties are subject to such laws and regulations relating to the use, storage, disposal, emission and release of hazardous and non-hazardous substances and employee health and safety as well as zoning restrictions. Historically, we have not incurred significant expenditures to comply with these laws. However, additional laws which may be passed in the future, or a finding of a violation of or liability under existing laws, could require us to make significant expenditures and otherwise limit or restrict some of our operations.

Government regulation of outdoor advertising may restrict our outdoor advertising operations.

United States Federal, state and local regulations have a significant impact on the outdoor advertising industry and our business. One of the seminal laws is the HBA, which regulates outdoor advertising on the 306,000 miles of Federal-Aid Primary, Interstate and National Highway Systems. The HBA regulates the size and location of billboards, mandates a state compliance program, requires the development of state standards, promotes the expeditious removal of illegal signs, and requires just compensation for takings. Construction, repair, maintenance, lighting, upgrading, height, size, spacing, the location and permitting of billboards and the use of new technologies for changing displays, such as digital displays, are regulated by Federal, state and local governments. From time to time, states and municipalities have prohibited or significantly limited the construction of new outdoor advertising structures, and also permitted non-conforming structures to be rebuilt by third parties. Changes in laws and regulations affecting outdoor advertising at any level of government, including laws of the foreign jurisdictions in which we operate, could have a significant financial impact on us by requiring us to make significant expenditures or otherwise limiting or restricting some of our operations.

From time to time, certain state and local governments and third parties have attempted to force the removal of our displays under various state and local laws, including zoning ordinances, permit enforcement, condemnation and amortization. Amortization is the attempted forced removal after a period of years of legal but non-conforming billboards (billboards which conformed with applicable zoning regulations when built, but which do not conform to current zoning regulations) or the commercial advertising placed on such billboards. Pursuant to this concept, the governmental body asserts that just compensation is earned by continued operation of the billboard over time. Amortization is prohibited along all controlled roads and generally prohibited along non-controlled roads. Amortization has, however, been upheld along non-controlled roads in limited instances where provided by state and local law. Other regulations limit our ability to rebuild, replace, repair, maintain and upgrade non-conforming displays. In addition, from time to time third parties or local governments assert that we own or operate displays that either are not properly permitted or otherwise are not in strict compliance with applicable law. For example, recent court rulings have upheld regulations in the City of New York that may impact the number of displays we have in certain areas within the city. Although we believe that the number of our billboards that may be subject to removal based on alleged noncompliance is immaterial, from time to time we have been required to remove billboards for alleged noncompliance. Such regulations and allegations have not had a material impact on our results of operations to date, but if we are increasingly unable to resolve such allegations or obtain acceptable arrangements in circumstances in which our displays are subject to removal, modification, or amortization, or if there occurs an increase in such regulations or their enforcement, our operating results could suffer.

A number of state and local governments have implemented or initiated legislative billboard controls, including taxes, fees and registration requirements in an effort to decrease or restrict the number of outdoor signs and/or to raise revenue. In addition, a number of jurisdictions, including the City of Los Angeles, have implemented legislation or interpreted existing legislation to restrict or prohibit the installation of new digital billboards. While these controls have not had a material impact on our business and financial results to date, we expect states and local governments to continue these efforts. The increased imposition of these controls and our inability to overcome any such regulations could reduce our operating income if those outcomes require removal or restrictions on the use of preexisting displays. In addition, if we are unable to pass on the cost of these items to our clients, our operating income could be adversely affected.

International regulation of the outdoor advertising industry varies by region and country, but generally limits the size, placement, nature and density of out-of-home displays. Other regulations limit the subject matter and language of out-of-home displays. For instance, the United States and most European Union countries, among other nations, have banned outdoor advertisements for tobacco products. Our failure to comply with these or any future international regulations could have an adverse impact on the effectiveness of our displays or their attractiveness to clients as an advertising medium and may require us to make significant expenditures to ensure compliance. As a result, we may experience a significant impact on our operations, revenue, International client base and overall financial condition.

Capital requirements necessary to implement strategic initiatives could pose risks.

The purchase price of possible acquisitions, capital expenditures for deployment of digital billboards and/or other strategic initiatives could require additional indebtedness or equity financing on our part. Since the terms and availability of this financing depend to a large degree upon general economic conditions and third parties over which we have no control, we can give no assurance that we will obtain the needed financing or that we will obtain such financing on attractive terms. In addition, our ability to obtain financing depends on a number of other factors, many of which are also beyond our control, such as interest rates and national and local business conditions. If the cost of obtaining needed financing is too high or the terms of such financing are otherwise unacceptable in relation to the strategic opportunity we are presented with, we may decide to forego that opportunity. Additional indebtedness could increase our leverage and make us more vulnerable to economic downturns and may limit our ability to withstand competitive pressures.

Additional restrictions on outdoor advertising of tobacco, alcohol and other products may further restrict the categories of clients that can advertise using our products.

Out-of-court settlements between the major United States tobacco companies and all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and four other United States territories include a ban on the outdoor advertising of tobacco products. Other products and services may be targeted in the future, including alcohol products. Any significant reduction in alcohol-related advertising due to content-related restrictions could cause a reduction in our direct revenue from such advertisements and an increase in the available space on the existing inventory of billboards in the outdoor advertising industry.

Doing business in foreign countries creates certain risks not found in doing business in the United States.

Doing business in foreign countries carries with it certain risks that are not found in doing business in the United States. The risks of doing business in foreign countries that could result in losses against which we are not insured include:

•	exposure to local economic conditions;

•	potential adverse changes in the diplomatic relations of foreign countries with the United States;

•	hostility from local populations;

•	the adverse effect of currency exchange controls;

•	restrictions on the withdrawal of foreign investment and earnings;

•	government policies against businesses owned by foreigners;

•	investment restrictions or requirements;

•	expropriations of property;

•	the potential instability of foreign governments;

•	the risk of insurrections;

•	risks of renegotiation or modification of existing agreements with governmental authorities;

•	foreign exchange restrictions;

•	withholding and other taxes on remittances and other payments by subsidiaries;

•	changes in taxation structure; and

•	changes in laws or regulations or the interpretation or application of laws or regulations.

In addition, because we own assets overseas and derive revenue from our International operations, we may incur currency translation losses due to changes in the values of foreign currencies and in the value of the United States dollar. We cannot predict the effect of exchange rate fluctuations upon future operating results.

The success of our street furniture and transit products is dependent on our obtaining key municipal concessions, which we may not be able to obtain on favorable terms.

Our street furniture and transit products businesses require us to obtain and renew contracts with municipalities and other governmental entities. Many of these contracts, which require us to participate in competitive bidding processes at each renewal, typically have terms ranging from three to 20 years and have revenue share and/or fixed payment components. Our inability to successfully negotiate, renew or complete these contracts due to governmental demands and delay and the highly competitive bidding processes for these contracts could affect our ability to offer these products to our clients, or to offer them to our clients at rates that are competitive to other forms of advertising, without adversely affecting our financial results.

The lack of availability of potential acquisitions at reasonable prices could harm our growth strategy.

Our strategy is to pursue strategic opportunities and to optimize our portfolio of assets. We face competition from other outdoor advertising companies for acquisition opportunities. The purchase price of possible acquisitions could require the incurrence of additional debt or equity financing on our part. Since the terms and availability of this financing depend to a large degree upon general economic conditions and third parties over which we have no control, we can give no assurance that we will obtain the needed financing at all, or that we will obtain such financing on attractive terms. In addition, our ability to obtain financing depends on a number of other factors, many of which are also beyond our control, such as interest rates and national and local business conditions. If the cost of obtaining needed financing is too high or the terms of such financing are otherwise unacceptable in relation to the acquisition opportunity we are presented with, we may decide to forgo that opportunity. Additional indebtedness could increase our leverage and make us more vulnerable in economic downturns, including in the current downturn, and may limit our ability to withstand competitive pressures. Additional equity financing could result in dilution to our shareholders.

Future transactions could pose risks.

We frequently evaluate strategic opportunities both within and outside our existing lines of business. We expect from time to time to pursue additional acquisitions and may decide to dispose of certain businesses. These acquisitions or dispositions could be material. Our acquisition strategy involves numerous risks, including:

•	certain of our acquisitions may prove unprofitable and fail to generate anticipated cash flows;

•	to successfully manage our large portfolio of outdoor advertising and other properties, we may need to:

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recruit additional senior management as we cannot be assured that senior management of acquired companies will continue to work for us and we cannot be certain that any of our recruiting efforts will succeed, and

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expand corporate infrastructure to facilitate the integration of our operations with those of acquired properties, because failure to do so may cause us to lose the benefits of any expansion that we decide to undertake by leading to disruptions in our ongoing businesses or by distracting our management;

•	entry into markets and geographic areas where we have limited or no experience;

•	we may encounter difficulties in the integration of operations and systems;

•	our management’s attention may be diverted from other business concerns; and

•	we may lose key employees of acquired companies.

Additional acquisitions by us may require antitrust review by Federal antitrust agencies and may require review by foreign antitrust agencies under the antitrust laws of foreign jurisdictions. We can give no assurances the United States Department of Justice (“DOJ”), the Federal Trade Commission or foreign antitrust agencies will not seek to bar us from acquiring additional outdoor advertising properties in any market where we already have a significant position. The DOJ actively reviews proposed acquisitions of outdoor advertising properties. In addition, the antitrust laws of foreign jurisdictions will apply if we acquire international outdoor advertising properties.

We may be adversely affected by the occurrence of extraordinary events, such as terrorist attacks.

The occurrence of extraordinary events, such as terrorist attacks, intentional or unintentional mass casualty incidents, or similar events may substantially decrease the use of and demand for advertising, which may decrease our revenue or expose us to substantial liability. The September 11, 2001 terrorist attacks, for example, caused a nationwide disruption of commercial activities. The occurrence of future terrorist attacks, military actions by the United States, contagious disease outbreaks, or similar events cannot be predicted, and their occurrence can be expected to further negatively affect the economies of the United States and other foreign countries where we do business generally, specifically the market for advertising.

Risks Related to Our Relationship with Clear Channel Communications

Our historical financial information prior to our initial public offering in November 2005 (the “IPO”) is not necessarily representative of the results we would have achieved as an independent publicly traded company and may not be a reliable indicator of our future results.

The historical combined financial information prior to the IPO included in this prospectus does not reflect the financial condition, results of operations or cash flows we would have achieved as an independent publicly traded company during the periods presented or those results we will achieve in the future. This is primarily a result of the following factors:

•	Our historical combined financial results reflect allocations of corporate expenses from Clear Channel Communications.

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Our working capital requirements and capital for our general corporate purposes, including acquisitions and capital expenditures, historically have been satisfied as part of the corporate-wide cash management policies of Clear Channel Communications. Subsequent to the IPO, Clear Channel Communications is not required to provide us with funds to finance our working capital or other cash requirements. Without the opportunity to obtain financing from Clear Channel Communications, we may in the future need to obtain additional financing from banks, or through public offerings or private placements of debt or equity securities, strategic relationships or other arrangements. We may incur debt on terms and at interest rates that will not be as favorable as those generally enjoyed by Clear Channel Communications.

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We are obligated to continue to use the services of Clear Channel Communications under the Corporate Services Agreement until such time as Clear Channel Communications owns less than 50% of the total voting power of our common stock, or longer for certain information technology services, and, in the event our Corporate Services Agreement with Clear Channel Communications terminates, we may not be able to replace the services Clear Channel Communications provides us until such time or in a timely manner or on comparable terms.

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Pursuant to a cash management arrangement, substantially all of the cash generated from our domestic Americas operations is transferred daily into accounts of our parent company, Clear Channel Communications (after satisfying the funding requirements of the Trustee Account), where funds of ours and of Clear Channel Communications may be commingled. These amounts are evidenced by a revolving promissory note issued by Clear Channel Communications to us. We do not have a commitment from Clear Channel Communications to advance funds to us, and we have no access to the cash transferred from us to Clear Channel Communications. If Clear Channel Communications were to become insolvent, we would be an unsecured creditor of Clear Channel Communications. In such event, we would be treated the same as other unsecured creditors of Clear Channel Communications and, if we were not entitled to the cash previously transferred to Clear Channel Communications, or could not obtain such cash on a timely basis, we could experience a liquidity shortfall.

Because Clear Channel Communications controls substantially all of the total voting power of our common stock, investors will not be able to affect the outcome of any shareholder vote.

As of December 31, 2009, Clear Channel Communications indirectly owned all of our outstanding shares of Class B common stock, representing approximately 89% of the outstanding shares of our common stock. Each share of our Class B common stock entitles its holder to 20 votes and each share of our Class A common stock entitles its holder to 1 vote on all matters on which shareholders are entitled to vote. As a result, Clear Channel Communications controlled approximately 99% of the total voting power of our common stock.

For so long as Clear Channel Communications continues to own shares of our common stock representing more than 50% of the total voting power of our common stock, it will have the ability to direct the election of all members of our Board of Directors and to exercise a controlling influence over our business and affairs, including any determinations with respect to mergers or other business combinations, our acquisition or disposition of assets, our incurrence of indebtedness, our issuance of any additional common stock or other equity securities, our repurchase or redemption of common stock or preferred stock, if applicable, and our payment of dividends. Similarly, Clear Channel Communications will have the power to determine or significantly influence the outcome of matters submitted to a vote of our shareholders, including the power to prevent an acquisition or any other change in control. Because Clear Channel Communications’ interests as our controlling shareholder may differ from other shareholders’ interests, actions taken by Clear Channel Communications with respect to us may not be favorable to all shareholders.

We have entered into a Master Agreement, a Corporate Services Agreement, a Trademark License Agreement and a number of other agreements with Clear Channel Communications setting forth various matters governing our relationship with Clear Channel Communications while it remains a significant shareholder in us. These agreements govern our relationship with Clear Channel Communications and allow Clear Channel Communications to retain control over, among other things, our continued use of the trademark “Clear Channel,” the provision of corporate services to us, our cash management and our ability to make certain acquisitions or to merge or consolidate or to sell all or substantially all our assets. The rights of Clear Channel Communications under these agreements may allow Clear Channel Communications to delay or prevent an acquisition of us that our other shareholders may consider favorable. We are not able to terminate these agreements or amend them in a manner we deem more favorable so long as Clear Channel Communications continues to own shares of our common stock representing more than 50% of the total voting power of our common stock.

Conflicts of interest may arise between Clear Channel Communications and us that could be resolved in a manner unfavorable to us.

Questions relating to conflicts of interest may arise between Clear Channel Communications and us in a number of areas relating to our past and ongoing relationships. Clear Channel Communications is now owned indirectly by CC Media Holdings. Three of our directors serve as directors of CC Media Holdings. Three of our other directors are affiliated with CC Media Holdings and its shareholders. In addition, four of our executive officers serve as executive officers of CC Media Holdings. For as long as Clear Channel Communications continues to own shares of our common stock representing more than 50% of the total voting power of our common stock, it has the ability to direct the election of all the members of our Board of Directors and to exercise a controlling influence over our business and affairs.

Areas in which conflicts of interest between Clear Channel Communications and us could arise include, but are not limited to, the following:

•

Cross officerships, directorships and stock ownership. The ownership interests of our directors or executive officers in the common stock of CC Media Holdings or service as a director or officer of both CC Media Holdings and us could create, or appear to create, conflicts of interest when directors and executive officers are faced with decisions that could have different implications for the two companies. For example, these decisions could relate to (i) the nature, quality and cost of services rendered to us by Clear Channel Communications, (ii) disagreement over the desirability of a potential acquisition opportunity, (iii) employee retention or recruiting or (iv) our dividend policy.

•

Intercompany transactions. From time to time, Clear Channel Communications or its affiliates may enter into transactions with us or our subsidiaries or other affiliates. Although the terms of any such transactions will be established based upon negotiations between employees of Clear Channel Communications and us and, when appropriate, subject to the approval of the independent directors on our Board or a committee of disinterested directors, there can be no assurance the terms of any such transactions will be as favorable to us or our subsidiaries or affiliates as may otherwise be obtained in arm’s length negotiations.

•	Intercompany agreements. We have entered into certain agreements with Clear Channel Communications pursuant to which it provides us certain management, administrative, accounting, tax,

legal and other services, for which we reimburse Clear Channel Communications on a cost basis. In addition, we entered into a number of intercompany agreements covering matters such as tax sharing and our responsibility for certain liabilities previously undertaken by Clear Channel Communications for certain of our businesses. Pursuant to the Corporate Services Agreement between Clear Channel Communications and us, we are contractually obligated to utilize the services of the chief executive officer of Clear Channel Communications as our Chief Executive Officer and the chief financial officer of Clear Channel Communications as our Chief Financial Officer until Clear Channel Communications owns shares of our common stock representing less than 50% of the total voting power of our common stock, or we provide Clear Channel Communications with six months prior written notice of termination. The terms of these agreements were established while we were a wholly owned subsidiary of Clear Channel Communications and were not the result of arm’s length negotiations. In addition, conflicts could arise in the interpretation or any extension or renegotiation of these existing agreements.

If Clear Channel Communications engages in the same type of business we conduct or takes advantage of business opportunities that might be attractive to us, our ability to successfully operate and expand our business may be hampered.

Our amended and restated certificate of incorporation provides that, subject to any contractual provision to the contrary, Clear Channel Communications will have no obligation to refrain from:

•	engaging in the same or similar business activities or lines of business as us; or

•	doing business with any of our clients, customers or vendors.

In addition, the corporate opportunity policy set forth in our amended and restated certificate of incorporation addresses potential conflicts of interest between our company, on the one hand, and Clear Channel Communications or CC Media Holdings and its officers and directors who are officers or directors of our company, on the other hand. The policy provides that if Clear Channel Communications or CC Media Holdings acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Clear Channel Communications and us, we will have renounced our interest in the corporate opportunity. It also provides that if one of our directors or officers who is also a director or officer of Clear Channel Communications or CC Media Holdings learns of a potential transaction or matter that may be a corporate opportunity for both Clear Channel Communications and us, we will have renounced our interest in the corporate opportunity, unless that opportunity is expressly offered to that person in writing solely in his or her capacity as our director or officer.

If one of our officers or directors, who also serves as a director or officer of Clear Channel Communications or CC Media Holdings, learns of a potential transaction or matter that may be a corporate opportunity for both Clear Channel Communications and us, our amended and restated certificate of incorporation provides that the director or officer will have no duty to communicate or present that corporate opportunity to us and will not be liable to us or our shareholders for breach of fiduciary duty by reason of Clear Channel Communications’ actions with respect to that corporate opportunity.

This policy could result in Clear Channel Communications having rights to corporate opportunities in which both we and Clear Channel Communications have an interest.

We are a “controlled company” within the meaning of the New York Stock Exchange (“NYSE”) rules and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements that may not provide as many protections as those afforded to shareholders of other companies.

Clear Channel Communications owns shares of our common stock representing more than 50% of the total voting power of our common stock, and we are a “controlled company” under the NYSE corporate governance standards. As a controlled company, we may elect to utilize certain exemptions under the NYSE standards that free us from the obligation to comply with certain NYSE corporate governance requirements, including the requirements (i) that a majority of the Board of Directors consists of independent directors, (ii) that we have a Nominating and Governance Committee, and that such Committee be composed entirely of independent directors and governed by a written charter addressing the Committee’s purpose and responsibilities, (iii) that we have a Compensation Committee composed entirely of independent directors with a written charter addressing the Committee’s purpose and responsibilities and (iv) for an annual performance evaluation of the Compensation Committee. We intend to continue to utilize certain of these exemptions and, as a result, we may not create or maintain a Nominating and Governance Committee, and the Nominating and Governance Committee, if created, and the Compensation Committee may not consist entirely of independent directors, and our Board of Directors may not consist of a majority of independent directors. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements.

We do not have control over our tax decisions and could be liable for income taxes owed by Clear Channel Communications.

For so long as Clear Channel Communications continues to own shares of our common stock representing at least 80% of the total voting power and value of our common stock, we and certain of our subsidiaries will be included in Clear Channel Communications’ consolidated group for U.S. Federal income tax purposes for all pre-merger periods and CC Media Holdings’ consolidated group for post-merger periods. In addition, we or one or more of our subsidiaries may be included in the combined, consolidated or unitary tax returns of Clear Channel Communications for pre-merger periods and CC Media Holdings for post-merger periods or one or more of its subsidiaries for foreign, state and local income tax purposes. Under the Tax Matters Agreement, we pay to Clear Channel Communications the amount of Federal, foreign, state and local income taxes which we would be required to pay to the relevant taxing authorities if we and our subsidiaries filed combined, consolidated or unitary tax returns and were not included in the consolidated, combined or unitary tax returns of Clear Channel Communications or its subsidiaries. In addition, by virtue of its controlling ownership and the Tax Matters Agreement, Clear Channel Communications effectively controls all of our tax decisions. The Tax Matters Agreement provides that Clear Channel Communications has the sole authority to respond to and conduct all tax proceedings (including tax audits) relating to us, to file all income tax returns on our behalf and to determine the amount of our liability to (or entitlement to payment from) Clear Channel Communications under the Tax Matters Agreement. This arrangement may result in conflicts of interest between Clear Channel Communications and us. For example, under the Tax Matters Agreement, Clear Channel Communications is able to choose to contest, compromise, or settle any adjustment or deficiency proposed by the relevant taxing authority in a manner that may be beneficial to Clear Channel Communications and detrimental to us.

Moreover, notwithstanding the Tax Matters Agreement, Federal law provides that each member of a consolidated group is liable for the group’s entire tax obligation. Thus, to the extent Clear Channel Communications or other members of the group fail to make any United States Federal income tax payments required by law, we would be liable for the shortfall. Similar principles may apply for foreign, state and local income tax purposes where we file combined, consolidated or unitary returns with Clear Channel Communications or its subsidiaries for Federal, foreign, state and local income tax purposes.

If Clear Channel Communications spins off our Class B common stock to the CC Media Holdings stockholders, we have agreed in the Tax Matters Agreement to indemnify Clear Channel Communications for its tax-related liabilities in certain circumstances.

If Clear Channel Communications spins off our Class B common stock to the CC Media Holdings shareholders in a distribution intended to be tax-free under Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”), we have agreed in the Tax Matters Agreement to indemnify Clear Channel Communications and its affiliates against any and all tax-related liabilities if such a spin-off fails to qualify as a tax-free distribution (including as a result of Section 355(e) of the Code) due to actions, events or transactions relating to our stock, assets or business, or a breach of the relevant representations or covenants made by us in the

Tax Matters Agreement. If neither we nor Clear Channel Communications is responsible under the Tax Matters Agreement for any such spin-off not being tax-free under Section 355 of the Code, we and Clear Channel Communications have agreed to each be responsible for 50% of the tax-related liabilities arising from the failure of such a spin-off to so qualify.

Future sales or distributions of our shares by Clear Channel Communications could depress the market price for shares of our Class A common stock.

Clear Channel Communications may sell all or part of the shares of our common stock it owns or distribute those shares to the CC Media Holdings shareholders, including pursuant to demand registration rights described in a registration rights agreement between us and Clear Channel Communications. Sales or distributions by Clear Channel Communications of substantial amounts of our common stock in the public market or to the CC Media Holdings shareholders could adversely affect prevailing market prices for our Class A common stock. Clear Channel Communications has advised us it currently intends to continue to hold all of our common stock it owns. However, Clear Channel Communications is not subject to any contractual obligation that would prohibit it from selling, spinning off, splitting off or otherwise disposing of any shares of our common stock. Consequently, we cannot assure you Clear Channel Communications will maintain its ownership of our common stock

The terms of our arrangements with Clear Channel Communications may be more favorable than we will be able to obtain from an unaffiliated third party, and we may be unable to replace the services Clear Channel Communications provides us in a timely manner or on comparable terms.

We and Clear Channel Communications entered into a Corporate Services Agreement. Pursuant to the Corporate Services Agreement, Clear Channel Communications and its affiliates agree to provide us with corporate services, including treasury, payroll and other financial services, executive officer services, human resources and employee benefit services, legal services, information systems and network services and procurement and sourcing support.

We negotiated these arrangements with Clear Channel Communications in the context of a parent-subsidiary relationship. Although Clear Channel Communications is contractually obligated to provide us with services during the term of the Corporate Services Agreement, we cannot assure you these services will be sustained at the same level after the expiration of that agreement, or that we will be able to replace these services in a timely manner or on comparable terms. In addition, we cannot provide assurance that the amount we pay Clear Channel Communications for the services will be as favorable to us as that which may be available for comparable services provided by unrelated third parties. Other agreements with Clear Channel Communications also govern our relationship with Clear Channel Communications and provide for the allocation of employee benefit, tax and other liabilities and obligations attributable to our operations. The agreements also contain terms and provisions that may be more favorable than terms and provisions we might have obtained in arm’s length negotiations with unaffiliated third parties. If Clear Channel Communications ceases to provide services to us pursuant to those agreements, our costs of procuring those services from third parties may increase.

Any deterioration in the financial condition of Clear Channel Communications could adversely affect our access to the credit markets and increase our borrowing costs.

For so long as Clear Channel Communications maintains significant control over us, a deterioration in the financial condition of Clear Channel Communications, could have the effect of increasing our borrowing costs or impairing our access to the capital markets because of our reliance on Clear Channel Communications for availability under our “Due from Clear Channel Communications” account and its revolving credit facility. To the extent we do not pass on our increased borrowing costs to our clients, our profitability, and potentially our ability to raise capital, could be materially affected. Also, until the first date Clear Channel Communications owns shares of our common stock representing less than 50% of the total voting power of our common stock, pursuant to the Master Agreement between us and Clear Channel Communications, Clear Channel Communications will have the ability to limit our ability to incur debt or issue equity securities, among other limitations, which could adversely affect our ability to meet our liquidity needs or to grow our business.

USE OF PROCEEDS

Each of the A and B note exchange offers is intended to satisfy certain of our obligations under the applicable registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expenses of the exchange offers.

RATIO TO EARNINGS TO FIXED CHARGES

Year Ended December 31,					Three Months Ended March 31,
2009 Post-Merger	2008 Combined	2007 Pre-Merger	2006 Pre-Merger	2005 Pre-Merger	2010 Post-Merger	2009 Post-Merger
—	—	1.76x	1.57x	1.22x	—	—

For the purposes of computing the ratio of earnings to fixed charges, earnings represent income from continuing operations before income taxes less equity in undistributed net income (loss) of unconsolidated affiliates plus fixed charges. Fixed charges represent interest, amortization of debt discount and expense and the estimated interest portion of rental charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor. For the years ended December 31, 2009 and 2008, respectively, earnings were not sufficient to cover our fixed charges by $987.0 million and $3,140.4 million, respectively. For the three months ended March 31, 2010 and 2009, earnings were not sufficient to cover our fixed charges by $57.5 million and $68.1 million, respectively.

SELECTED FINANCIAL DATA

We have prepared our consolidated and combined financial statements as if Clear Channel Outdoor Holdings, Inc. had been in existence as a separate company throughout all relevant periods. The historical financial and other data prior to the IPO, which occurred on November 11, 2005, have been prepared on a combined basis from Clear Channel Communications’ consolidated financial statements using the historical results of operations and bases of the assets and liabilities of Clear Channel Communications’ Americas outdoor and International outdoor advertising businesses and give effect to allocations of expenses from Clear Channel Communications. Our historical financial data prior to the IPO may not necessarily be indicative of our future performance nor will such data reflect what our financial position and results of operations would have been had we operated as an independent publicly traded company during the periods shown.

The following tables set forth our summary historical consolidated financial and other data as of the dates and for the periods indicated. The summary historical financial data are derived from our audited consolidated financial statements. Historical results are not necessarily indicative of the results to be expected for future periods. Acquisitions and dispositions impact the comparability of the historical consolidated financial data reflected in this schedule of Selected Financial Data.

We adopted Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51, codified in ASC 810-10-45 on January 1, 2009. Adoption of this standard requires retrospective application in the financial statements of earlier periods on January 1, 2009. In connection with Clear Channel Worldwide Holdings’ offering of $500.0 million aggregate principal amount of the outstanding A notes and $2.0 billion aggregate principal amount of the outstanding B notes, we filed a Form 8-K on December 11, 2009 to retrospectively recast the historical financial statements and certain disclosures included in our Annual Report on Form 10-K for the year ended December 31, 2008 for the adoption of ASC 810-10-45.

The summary historical consolidated financial and other data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements contained in the Annual Report on Form 10-K of Clear Channel Outdoor Holdings for the year ended December 31, 2009 and the Quarterly Report on Form 10-Q of Clear Channel Outdoor Holdings for the three months ended March 31, 2010, each of which is incorporated by reference in this prospectus, as well as the financial statements and accompanying notes included elsewhere in this prospectus. The statement of operations for the year ended December 31, 2008 is comprised of two periods: post-merger and pre-merger. We applied purchase accounting adjustments to the opening balance sheet on July 31, 2008 as the merger occurred at the close of business on July 30, 2008. The merger resulted in a new basis of accounting beginning on July 31, 2008. For additional discussion regarding the pre-merger and post-merger periods, please refer to the consolidated financial statements contained in the Annual Report on Form 10-K of Clear Channel Outdoor Holdings for the year ended December 31, 2009, incorporated by reference in this prospectus, as well as the financial statements and accompanying notes included elsewhere in this prospectus.

(In thousands, except per share data)	Year Ended December 31,					Three Months Ended March 31,
	2009 Post-Merger	2008 (1) Combined	2007 (2) Pre-Merger	2006 (3) Pre-Merger	2005 Pre-Merger	2010 Post-Merger	2009 Post-Merger
						(unaudited)
Results of Operations Data:
Revenue	$2,698,024	$3,289,287	$3,281,836	$2,897,721	$2,666,078	$608,768	$582,216
Operating expenses:
Direct operating expenses	1,625,083	1,882,136	1,734,845	1,514,842	1,405,758	378,886	379,608
Selling, general and administrative expenses	484,404	606,370	537,994	486,994	478,343	111,357	117,764
Depreciation and amortization	439,647	472,350	399,483	407,730	400,639	101,709	101,908
Corporate expenses	65,247	71,045	66,080	65,542	61,096	20,772	14,246
Impairment charges (4)	890,737	3,217,649	—	—	—	—	—
Other operating income (expense) — net	(8,231)	15,848	11,824	22,846	3,488	1,018	4,612

Operating income (loss)	(815,325)	(2,944,415)	555,258	445,459	323,730	(2,938)	(26,698)
Interest expense — net (including interest on debt with Clear Channel Communications)	154,195	161,650	157,881	162,583	198,354	54,905	38,773
Loss on marketable securities	11,315	59,842	—	—	—	—	—
Equity in earnings (loss) of nonconsolidated affiliates	(31,442)	68,733	4,402	7,460	9,844	(803)	(2,293)
Other income (expense) — net	(9,368)	25,479	10,113	331	(12,291)	(837)	(3,168)

Income (loss) before income taxes	(1,021,645)	(3,071,695)	411,892	290,667	122,929	(59,483)	(70,932)
Income tax benefit (expense)	149,110	220,319	(146,641)	(122,080)	(45,484)	10,704	(20,423)

Consolidated net income (loss)	(872,535)	(2,851,376)	265,251	168,587	77,445	(48,779)	(91,355)
Amount attributable to noncontrolling interest	(4,346)	(293)	19,261	15,515	15,872	(997)	(3,475)

Net income (loss) attributable to the Company	$(868,189)	$(2,851,083)	$245,990	$153,072	$61,573	$(47,782)	$(87,880)

Net income (loss) per common share:
Basic:
Net income (loss) attributable to the Company	$(2.46)	$(8.03)	$0.69	$0.43	$0.19	$(.14)	$(.25)

Weighted average common shares	355,377	355,233	354,838	352,155	319,890	355,461	355,331

Diluted:
Net income (loss) attributable to the Company	$(2.46)	$(8.03)	$0.69	$0.43	$0.19	$(.14)	$(.25)

Weighted average common shares	355,377	355,233	355,806	352,262	319,921	355,461	355,331

	As of December 31,					As of March 31,
(In thousands)	2009 Post-Merger	2008 Post-Merger	2007 (2) Pre-Merger	2006 (3) Pre-Merger	2005 Pre-Merger	2010 Post-Merger	2009 Post-Merger
						(unaudited)
Balance Sheet Data:
Current assets	$1,640,545	$1,554,652	$1,607,109	$1,189,915	$1,050,180	$1,554,330	$1,069,696
Property, plant and equipment — net	2,440,638	2,586,720	2,244,108	2,191,839	2,153,428	2,384,957	2,516,887
Total assets	7,192,422	8,050,761	5,935,604	5,421,891	4,918,345	7,051,710	7,825,374
Current liabilities	771,093	791,865	921,292	841,509	793,812	766,175	745,074
Long-term debt, including current maturities	2,608,878	2,601,854	2,682,021	2,684,176	2,727,786	2,577,134	2,598,888
Shareholders’ equity	2,761,377	3,543,823	2,198,594	1,768,279	1,376,714	2,673,246	3,394,021

(1)	The accompanying consolidated financial statements are presented for two periods: post-merger and pre-merger, which relate to the period succeeding Clear Channel Communications’ merger and the period preceding the merger, respectively. The post-merger and pre-merger results of operations are presented as follows:

	Post-Merger	Pre-Merger	Combined
(In thousands)	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year Ended December 31, 2008
Revenue	$1,327,224	$1,962,063	$3,289,287
Operating expenses:
Direct operating expenses	762,704	1,119,432	1,882,136
Selling, general and administrative expenses	261,524	344,846	606,370
Depreciation and amortization	224,713	247,637	472,350
Corporate expenses	31,681	39,364	71,045
Impairment charges	3,217,649	—	3,217,649
Other operating income — net	4,870	10,978	15,848

Operating income (loss)	(3,166,177)	221,762	(2,944,415)
Interest expense (including interest on debt with Clear Channel Communications)	72,863	88,787	161,650
Loss on marketable securities	59,842	—	59,842
Equity in earnings (loss) of nonconsolidated affiliates	(2,109)	70,842	68,733
Other income — net	12,114	13,365	25,479

Income (loss) before income taxes	(3,288,877)	217,182	(3,071,695)
Income tax (expense) benefit	271,895	(51,576)	220,319

Consolidated net income (loss)	(3,016,982)	165,606	(2,851,376)
Amount attributable to noncontrolling interest	1,655	(1,948)	(293)

Net income (loss) attributable to the Company	$(3,018,637)	$167,554	$(2,851,083)

(2)	Effective January 1, 2007, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, codified in ASC 740-10. In accordance with the provisions of ASC 740-10, the effects of adoption were accounted for as a cumulative-effect adjustment recorded to the balance of retained earnings on the date of adoption.

(3)	Effective January 1, 2006, the Company adopted FASB Statement No. 123(R), Share-Based Payment, codified in ASC 718-10. In accordance with the provisions of ASC 718-10, the Company elected to adopt the standard using the modified prospective method.

(4)	We recorded non-cash impairment charges of $890.7 million in 2009 and $3,217.6 million in 2008 as a result of the global economic downturn which adversely affected advertising revenues across our businesses.

EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

Simultaneously with the initial sale of the outstanding notes, we entered into two registration rights agreements, one with respect to each of the outstanding A and B notes, pursuant to which we have agreed that we will use commercially reasonable efforts to take the following actions, at our expense, for the benefit of the holders of the outstanding notes:

•

no later than 210 days after the closing date of the offering of the outstanding notes, file exchange offer registration statement with the SEC with respect to registered offers to exchange each series of outstanding notes for the same series of exchange notes, which will have terms identical in all material respects to the outstanding notes, except that additional interest, as liquidated damages, will not be payable in respect of the exchange notes and the exchange notes will not be entitled to registration rights under the registration rights agreements and will not be subject to the transfer restrictions,

•	cause the exchange offer registration statement to be declared effective by the SEC no later than 270 days after the closing date of the outstanding notes offering (the “effectiveness deadline”),

•	commence the exchange offers promptly (but no later than 10 business days) after the registration statement is declared effective, and

•	keep the exchange offers open for at least 20 business days after the date Clear Channel Worldwide Holdings mails notice of such exchange offers to holders.

For each outstanding note surrendered to us pursuant to the applicable exchange offer, the holder of such outstanding note will receive an exchange note of the same series, having a principal amount at maturity equal to that of the surrendered note.

Under existing SEC interpretations set forth in no-action letters to third parties, the exchange notes would in general be freely transferable after the applicable exchange offer without further registration under the Securities Act; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act is delivered as required. We have agreed for a period of 180 days after consummation of the exchange offers to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such exchange notes acquired as described below. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the registration rights agreements, including certain indemnification rights and obligations.

If you wish to participate in the applicable exchange offer, you will be required to represent to us, among other things, that, at the time of the consummation of the applicable exchange offer:

•	any exchange notes received by you will be acquired in the ordinary course of business,

•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act,

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act,

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the exchange notes within the meaning of the Securities Act, and

•

if you are a broker-dealer, you will receive exchange notes in exchange for outstanding notes that were acquired for your own account as a result of market-making activities or other trading activities and that you will be required to acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes.

Any holder that is not able to make these representations or certain similar representations will not be entitled to participate in the applicable exchange offer or to exchange their outstanding notes for applicable exchange notes.

If (i) applicable law or the interpretations of the staff of the SEC do not permit us to effect an exchange offer with respect to a particular series of outstanding notes, (ii) an exchange offer with respect to a particular series of outstanding notes for any other reason is not completed within the time frame described above or (iii) any holder notifies Clear Channel Worldwide Holdings within 20 business days following the applicable exchange offer that, for certain reasons, it was unable to participate in such exchange offer, Clear Channel Worldwide Holdings will, no later than 30 days after such event (but in no event less than 210 days after the closing date of the outstanding notes), file a shelf registration statement relating to resales of the applicable series of outstanding notes and use commercially reasonable efforts to cause it to become effective within 90 days after filing (but in no event less than 270 days after the closing date of the outstanding notes) and keep that shelf registration statement effective until the expiration of two years from the closing date of the outstanding notes, or such shorter time period that will terminate when all notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. Clear Channel Worldwide Holdings will, in the event of such a shelf registration, provide to each holder of the applicable notes copies of a prospectus, notify each such holder of notes when the shelf registration statement has become effective and take certain other actions to permit resales of the notes. A holder of notes that sells notes under a shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the applicable registration rights agreement that are applicable to such a holder (including certain indemnification obligations).

If we fail to comply in a timely fashion with the requirements outlined above regarding the completion of the exchange offers (or, if required, a shelf registration statement), and in certain other limited circumstances, the annual interest rate borne by the applicable notes will be increased by 0.25% per annum and an additional 0.25% per annum every 90 days thereafter, up to a maximum additional cash interest of 0.50% per annum, until the exchange offers are completed, the shelf registration statement is declared effective or, with respect to any particular note, such note ceases to be outstanding or is actually sold by the holder thereof pursuant to Rule 144 under circumstances in which any legend borne by such note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by Clear Channel Worldwide Holdings or pursuant to the indenture.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 11:59 p.m., New York City time, on the expiration date of the exchange offers. You may tender all or any portion of your outstanding notes; however, exchange notes will only be issued in denominations of $2,000 and integral multiples of $1,000.

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes of the same series, except that:

(1)	the exchange notes each bear a different CUSIP Number from the outstanding notes;

(2)	the exchange notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

(3)	the holders of the exchange notes will not be entitled to certain rights under the registration rights agreements, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the applicable exchange offer is terminated.

As of the date of this prospectus, $500,000,000 aggregate principal amount of the outstanding A notes were outstanding and $2,000,000,000 aggregate principal amount of the outstanding B notes were outstanding. The Series A exchange notes will evidence the same debt as the outstanding A notes and will be entitled to the benefits of the A note indenture. The Series B exchange notes will evidence the same debt as the outstanding B notes and will be entitled to the benefits of the B Note Indenture.

We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offers.

Holders who tender outstanding notes in the applicable exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the applicable exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offers. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “expiration date” will mean 11:59 p.m., New York City time, on                     , 2010, unless we, in our sole discretion, extend the exchange offers, in which case the term “expiration date” will mean the latest date and time to which the exchange offers are extended.

In order to extend the exchange offers, we will make a press release or other public announcement, notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offers or to terminate the exchange offers if any of the conditions set forth below under “—Conditions” have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offers in any manner. Such decision will also be communicated in a press release or other public announcement prior to 9:00 a.m., New York City time on the next business day following such decision. Any announcement of delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the Exchange Notes

Each exchange note will bear interest from its issuance date. The holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest on those outstanding notes through, but not including, the issuance date of the exchange notes. This interest will be paid with the first interest payment on the exchange notes. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

Interest on the exchange notes is payable semi-annually in cash in arrears on June 15 and December 15 of each year.

Procedures for Tendering

Only a holder of outstanding notes may tender outstanding notes in the applicable exchange offer. To tender in the applicable exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 11:59 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent’s message and other required documents must be completed and received by the exchange agent at the address set forth below under “Exchange Agent” prior to 11:59 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgement from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

By executing the letter of transmittal, each holder will make to us the representations set forth above in the fourth paragraph under the heading “—Purpose and Effect of the Exchange Offers.”

The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent’s message.

The method of delivery of outstanding notes and the letter of transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. See “Instructions to Letter of Transmittal” included with the letter of transmittal.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the outstanding notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled “Special Issuance Instructions” on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.

If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account with respect to the outstanding notes in accordance with DTC’s procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

All questions as to the validity, form and eligibility, including time of receipt, of the acceptance of tendered outstanding notes and the withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding on all parties. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

(A)	the tender is made through a member firm of the Medallion System;

(B)	prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

(C)	the properly completed and executed letter of transmittal or facsimile thereof, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 11:59 p.m., New York City time, on the expiration date.

To withdraw a tender of outstanding notes in the applicable exchange offer, a letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 11:59 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

(1)	specify the name of the person having deposited the outstanding notes to be withdrawn;

(2)	identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(3)	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

(4)	specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us in our sole discretion, which determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the applicable exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Conditions

We intend to conduct the exchange offers in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder. Notwithstanding any other term of the exchange offers, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may, prior to the expiration of the exchange offers, terminate or amend the exchange offers as provided in this prospectus before the acceptance of the outstanding notes, if:

(1)	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to an exchange offer which we reasonably believe might materially impair our ability to proceed with an exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

(2)	any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which we reasonably believe might materially impair our ability to proceed with an exchange offer or materially impair the contemplated benefits of such exchange offer to us; or

(3)	any governmental approval has not been obtained, which approval we reasonably believe to be necessary for the consummation of an exchange offer as contemplated by this prospectus.

If we determine in our sole discretion that any of the conditions are not satisfied with respect to either exchange offer, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see “—Withdrawal of Tenders”), or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the exchange offers. Questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery should be directed to the exchange agent addressed as follows:

By Overnight Courier or Registered/Certified Mail:	Facsimile Transmission:
U.S. Bank National Association	(651) 495-8138
Corporate Trust Services
Specialized Finance Department	For Information or to Confirm Receipt of Facsimile by Telephone:
60 Livingston Avenue
St. Paul, Minnesota 55107	(651) 495-4738
Attention: Brandi Steward

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made through DTC by U.S. Bank National Association; however, additional solicitation may be made by electronic mail, facsimile, telephone or in person by our and our affiliates’ officers and regular employees.

We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

We will pay the cash expenses to be incurred in connection with the exchange offers. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offers. The expenses of the exchange offers will be expensed as incurred.

Consequences of Failure to Exchange

The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offers will remain restricted securities. Accordingly, the outstanding notes may be resold only:

(1)	to us upon redemption thereof or otherwise;

(2)	so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3)	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4)	pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

With respect to resales of exchange notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder, other than a person that is our “affiliate” within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution” for more information.

DESCRIPTION OF THE EXCHANGE NOTES

The outstanding A notes were issued under an indenture dated as of December 23, 2009, among the Issuer, the Guarantors and U.S. Bank National Association, as trustee, paying agent and registrar and transfer agent (the “Trustee”), as subsequently amended or supplemented (the “A Note Indenture”). The Series A exchange notes will also be issued under the A Note Indenture. The outstanding B notes were issued under an indenture dated as of December 23, 2009, among the Issuer, the Guarantors and the Trustee, as subsequently amended or supplemented (the “B Note Indenture”). The Series B exchange notes will also be issued under the B Note Indenture. Any outstanding A note that remains outstanding after completion of the A Note exchange offer, together with the Series A exchange notes issued in connection with the A Note exchange offer, will be treated as a single class of securities under the A Note Indenture. Any outstanding B note that remains outstanding after completion of the B Note exchange offer, together with the Series B exchange notes issued in connection with the B Note exchange offer, will be treated as a single class of securities under the B Note Indenture.

The following is a summary of certain provisions of the A Note Indenture, the B Note Indenture and the notes. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each applicable Indenture, including the definitions of certain terms therein and those terms to be made a part thereof by the Trust Indenture Act of 1939, as amended. The terms of the exchange notes are identical in all material respects to the outstanding notes except that, upon completion of the exchange offers, the exchange notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights.

Description of the A Notes

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” For purposes of this description only, (i) the term “Issuer” refers to Clear Channel Worldwide Holdings, Inc., and not to any of its Subsidiaries, (ii) the term “Company” refers to Clear Channel Outdoor Holdings, Inc., and not to any of its Subsidiaries, (iii) the terms “we,” “our” and “us” each refer to the Company and its consolidated Subsidiaries, (iv) the term “CCO” refers to Clear Channel Outdoor, Inc., and not to any of its Subsidiaries, (v) the term “A Notes” refers to the notes issued under the A Note Indenture and (vi) the term “A Note Registration Rights Agreement” refers to the registration rights agreement with the initial purchasers regarding registration of the outstanding A Notes. The Issuer is a Wholly-Owned Subsidiary of the Company. The Company, as a Guarantor of the A Notes, and any Restricted Subsidiary of the Company that Guarantees the A Notes are each referred to as a “Restricted Guarantor.”

The following description is only a summary of the material provisions of the A Note Indenture and does not purport to be complete and is qualified in its entirety by reference to the provisions of that agreement, including the definitions therein of certain terms used in this “Description of the A Notes.” We urge you to read the A Note Indenture, the A Notes and the A Note Registration Rights Agreement because those agreements, not this description, define your rights as Holders of the A Notes. Copies of the A Note Indenture and the A Note Registration Rights Agreement have been filed with the SEC as exhibits to the Registration Statement on Form S-4 of which this prospectus is a part.

Brief Description of the A Notes

The A Notes:

•	are senior unsecured obligations of the Issuer;

•	are pari passu in right of payment with all existing and future unsubordinated Indebtedness of the Issuer, including the B Notes (as defined below) and under any Credit Facilities of the Issuer;

•	are effectively subordinated to all existing and future Secured Indebtedness of the Issuer to the extent of the value of such assets securing such Indebtedness;

•	are senior in right of payment to all Subordinated Indebtedness of the Issuer;

•	are guaranteed by each of the Company, CCO and substantially all of the Company’s other domestic Restricted Subsidiaries other than the Excluded Subsidiaries; and

•	are structurally subordinated to all existing and future obligations of any existing or future Subsidiaries of the Company that do not guarantee the A Notes.

The Guarantee of each Guarantor of the A Notes:

•	is a senior unsecured obligation of such Guarantor;

•

ranks pari passu in right of payment with all existing and future unsubordinated Indebtedness of such Guarantor, including such Guarantor’s guarantee of the B Notes and under any Credit Facilities of such Guarantor and, in the case of the Company, the Company’s obligations under the CCOH Mirror Note; and

•	is effectively subordinated to all existing and future Secured Indebtedness of such Guarantor to the extent of the value of such assets securing such Indebtedness.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee, on an unsecured senior basis, in each case, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the A Note Indenture and the A Notes, whether for payment of principal of or interest on the A Notes, expenses, indemnification or otherwise, on the terms set forth in the A Note Indenture by executing the A Note Indenture or a supplemental indenture.

Each Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Company (other than Excluded Subsidiaries) guarantee the A Notes, subject to release as provided below. The A Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Company that do not guarantee the A Notes.

Not all of the Company’s Subsidiaries guarantee the A Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute or contribute, as the case may be, any of their assets to a Guarantor. None of the Company’s Excluded Subsidiaries guarantee the A Notes. As of the Issue Date, our Excluded Subsidiaries included all Foreign Subsidiaries of the Company and non-Wholly-Owned Subsidiaries of the Company.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

Any Guarantor that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the A Note Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment (such net assets determined in accordance with GAAP).

If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero.

Each Guarantee by a Restricted Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) (a)	any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Restricted Guarantor (including any sale, exchange or transfer), after which the applicable Restricted Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Restricted Guarantor which sale, exchange or transfer is made in a manner in compliance with the applicable provisions of the A Note Indenture;

(b)	the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary;

(c)	the Issuer exercising its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the A Note Indenture being discharged in a manner not in violation of the terms of the A Note Indenture; or

(d)	such Restricted Guarantor ceasing to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder; provided, however, if such Restricted Guarantor, immediately prior thereto, was a guarantor of other capital markets debt securities of the Issuer or a Guarantor and continues to be a guarantor of such other capital markets debt securities of the Issuer or a Guarantor, no such release shall be permitted; and

(2)	such Restricted Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the A Note Indenture relating to such transaction have been complied with.

The Guarantee by the Company provides by its terms that it shall be automatically and unconditionally released and discharged upon the Issuer exercising its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the A Note Indenture being discharged in a manner in accordance with the terms of the A Note Indenture.

Ranking

The payment of the principal of, premium, if any, and interest on the A Notes by the Issuer will rank pari passu in right of payment to all unsubordinated Indebtedness of the Issuer, including the B Notes.

The payment of any Guarantee of the A Notes will rank pari passu in right of payment to all unsubordinated indebtedness of the relevant Guarantor, including, the guarantee by such Guarantor of the B Notes and, in the case of the Company, the Company’s Obligations under the CCOH Mirror Note.

Each Guarantor’s obligations under its Guarantee of the A Notes is effectively subordinated to the obligations of the Guarantor under its Secured Indebtedness to the extent of the value of the assets securing such Indebtedness.

The A Notes are effectively subordinated to all of the existing and future Secured Indebtedness of the Issuer and each Guarantor to the extent of the value of the assets securing such Indebtedness.

Although the A Note Indenture limits the incurrence of Indebtedness by the Company and its Restricted Subsidiaries and the issuance of Disqualified Stock and Preferred Stock by the Restricted Subsidiaries, such limitations are subject to a number of significant qualifications and exceptions. Under certain circumstances, the Company and its Subsidiaries is able to incur substantial amounts of Indebtedness and such Indebtedness may be Secured Indebtedness. See “Certain Covenants in the A Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants in the A Note Indenture—Liens.”

Substantially all of the operations of the Issuer are conducted through its Subsidiaries, most of which are Foreign Subsidiaries of the Issuer who do not Guarantee the A Notes. In addition, substantially all of the operations of the Company are conducted through its Subsidiaries. Unless a Subsidiary is a Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuer, including Holders. The A Notes, therefore, are effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Company that are not Guarantors.

See “Risk Factors—Risks Related to the Exchange Offers” and “Risk Factors—Risks Related to the Exchange Notes.”

Paying Agent and Registrar for the A Notes

The Issuer will maintain one or more Paying Agents for the A Notes. The initial Paying Agent for the A Notes is U.S. Bank National Association.

The Issuer will also maintain a registrar in respect of the A Notes, initially U.S. Bank National Association. If the Issuer fails to appoint a registrar, the Trustee will act as such. The registrar for the A Notes will maintain a register reflecting ownership of the A Notes outstanding from time to time and will make payments on and facilitate transfer of the A Notes on behalf of the Issuer.

The Issuer may change the Paying Agents or the registrars without prior notice to the Holders. The Company, the Issuer, any Restricted Subsidiary or any Subsidiaries of a Restricted Subsidiary may not act as a Paying Agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange A Notes in accordance with the terms set forth in the A Note Indenture pursuant to which such A Notes have been issued. Any registrar or the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of A Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any A Note selected for redemption.

Principal, Maturity and Interest

The Issuer issued $500,000,000 aggregate principal amount of outstanding A Notes on the Issue Date and will issue the same amount of Series A Exchange Notes pursuant to the A Note exchange offer. The A Notes will mature on December 15, 2017. Subject to compliance with the covenant described below under the caption “Certain Covenants in the A Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional A Notes from time to time after this offering (such additional A Notes, the “Additional A Notes”). The A Notes offered by the Issuer and any Additional A Notes subsequently issued under the A Note Indenture will be treated as a single class for all purposes under the A Note Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, for all purposes of the A Note Indenture and this “Description of the A Notes”, references to “A Notes” include any Additional A Notes that are actually issued and references to “B Notes” include any Additional B Notes that are actually issued.

Interest will accrue and be payable daily by the Issuer on the A Notes from the Issue Date, or from the most recent date to which interest has been paid or provided for. Interest is payable by the Trustee semiannually using a 360-day year comprised of twelve 30-day months to Holders of record at the close of business on the June 1 or

December 1 immediately preceding the interest payment date, on June 15 and December 15 of each year, commencing June 15, 2010. If a payment date is not on a Business Day at the place of payment, payment may be made at the place on the next succeeding Business Day and no interest will accrue for the intervening period.

The Issuer will pay interest on overdue principal at 1% per annum in excess of the interest otherwise payable by the Issuer and will pay interest on overdue installments due from the Issuer at such higher rate to the extent lawful.

The Issuer has caused the Trustee to establish an account (the “Trustee Account”) to be maintained by the Trustee for the benefit of the Holders with respect to payments of interest on the A Notes, over which the Trustee shall have sole control and dominion. Interest on the A Notes will accrue, and be payable by or on behalf of the Issuer to the Trustee, daily; provided that the failure by the Issuer to make or have made any such daily payment to the Trustee on any day will not constitute a Default so long as (a) (x) no payment or other transfer by the Company or any of its Restricted Subsidiaries shall have been made on such day under the Cash Management Arrangements or (y) the amount of funds on deposit in the Trustee Account on such day is equal to the amount of interest which has accrued up to and including such day and (b) on each semiannual interest payment date the aggregate amount of funds deposited in the Trustee Account is sufficient to pay the aggregate amount of interest on the A Notes that is payable by the Trustee to the Noteholders on such semiannual interest payment date; provided further, however, that payments of interest shall only be deemed to be overdue to the extent that the aggregate amount of funds deposited in the Trustee Account is not sufficient to pay the aggregate amount of interest on the A Notes that is payable by the Trustee to Holders on the applicable semiannual interest payment data. The Issuer or any Guarantor will not be the legal owners of the funds on deposit in the Trustee Account. Such amounts may be in cash in U.S. dollars, in Government Securities or in a combination thereof. Any interest earned on Government Securities held in the Trustee Account will be applied to pay fees and expenses of the Trustee and, to the extent of any excess, returned to the Company. Upon the making by or on behalf of the Issuer of any payment into the Trustee Account, the Issuer’s obligation to pay accrued interest shall be discharged to the extent of the amount so paid. If the Trustee fails to make an interest payment on the A Notes but the Issuer has deposited the funds with the Trustee, it will not be a Default.

Special Interest may accrue on the A Notes in certain circumstances pursuant to the A Note Registration Rights Agreement. All references in the A Note Indenture and this “Description of the A Notes”, in any context, to any interest or other amount payable on or with respect to the A Notes shall be deemed to include any Special Interest pursuant to the A Note Registration Rights Agreement for the A Notes. References to “accrued and unpaid interest” refer to interest that may be payable by the Issuer or the Trustee, as applicable.

Principal of, premium, if any, and interest on the A Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, may be made by check mailed to the Holders of the A Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the A Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. The Issuer’s office or agency will be the office of the Paying Agent maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We are not required to make any sinking fund payments with respect to the A Notes. Under certain circumstances, we may be required to offer to purchase A Notes as described under the caption “Repurchase at the Option of Holders” and “Offer to Purchase A Notes In Certain Circumstances”. We and our affiliates may at any time and from time to time purchase A Notes in the open market or otherwise. Notwithstanding the foregoing, none of the Company or any of its Subsidiaries shall make any purchase of, or otherwise effectively cancel or retire any A Notes (whether through open market purchases, tender offers, defeasance, offers to purchase required by the A Notes or otherwise) if, after giving effect thereto and, if applicable, any concurrent purchase of or other action with respect to any B Notes, the ratio of (a) the outstanding aggregate principal amount of the A Notes to (b) the outstanding aggregate principal amount of the B Notes shall be greater than 0.250; provided, however, that the foregoing restriction shall not be applicable in the case of any Change of Control Offer, an A Notes Purchase Offer or offer to purchase the B Notes required to be made under the B Note Indenture at the price specified with respect thereto to all holders of the B Notes, where a violation of the foregoing restriction would occur solely as a result of different offer acceptance rates by the holders of the B Notes and the A Notes. References to the B Notes and the A Notes in this paragraph do not include any Additional B Notes or any Additional A Notes, as applicable.

Optional Redemption

Except as set forth below, the Issuer shall not be permitted to redeem the A Notes. The A Notes will be payable at par at maturity.

At any time prior to December 15, 2012, the A Notes may be redeemed or purchased (by the Issuer or any other Person), in whole or in part, upon notice as described under “Selection and Notice,” at a redemption price equal to 100% of the principal amount of A Notes redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”), and, without duplication, accrued and unpaid interest to the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person.

On and after December 15, 2012, the A Notes may be redeemed or purchased (by the Issuer or any other Person), at the Issuer’s option, in whole or in part, upon notice as described under “Selection and Notice,” at any time and from time to time at the redemption prices set forth below. The Issuer may provide in such notice that the payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. The A Notes will be redeemable at the redemption prices (expressed as percentages of principal amount of the A Notes to be redeemed) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record of A Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on December 15 of each of the years indicated below:

Year	Percentage
2012	106.93750%
2013	104.62500%
2014	102.31250%
2015 and thereafter	100.00000%

In addition, until December 15, 2012, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the then outstanding aggregate principal amount of A Notes at a redemption price equal to 109.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 65% of the sum of the aggregate principal amount of A Notes originally issued under the A Note Indenture and any Additional A Notes issued under the A Note Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect thereto may be performed by another Person. Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The Trustee or the Paying Agent shall select the A Notes to be purchased in the manner described under “Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The A Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding A Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the A Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the A Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of A Notes to the address of such Holder appearing in the security register with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, with the following information:

(1)	that a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders—Change of Control,” and that all A Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2)	the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)	that any A Note not properly tendered will remain outstanding and continue to accrue interest;

(4)	that unless the Issuer defaults in the payment of the Change of Control Payment, all A Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)	that Holders electing to have any A Notes purchased pursuant to a Change of Control Offer will be required to surrender such A Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such A Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)	that Holders will be entitled to withdraw their tendered A Notes and their election to require the Issuer to purchase such A Notes, provided that the Paying Agent receives, not later than the close of business on the fifth Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder of the A Notes, the principal amount of A Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered A Notes and its election to have such A Notes purchased;

(7)	that the Holders whose A Notes are being repurchased only in part will be issued new A Notes equal in principal amount to the unpurchased portion of the A Notes surrendered. The unpurchased portion of the A Notes must be equal to a minimum of $2,000 or an integral multiple of $1,000 in principal amount;

(8)	if such notice is mailed prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9)	the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of A Notes by the Issuer pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the A Note Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the A Note Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1)	accept for payment all A Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)	deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all A Notes or portions thereof so tendered, and

(3)	deliver, or cause to be delivered, to the Trustee for cancellation (and delivery to the Paying Agent) the A Notes so accepted together with an Officer’s Certificate to the Trustee stating that such A Notes or portions thereof have been tendered to and purchased by the Issuer.

Future credit agreements or other agreements to which the Company or the Issuer become a party may provide that certain change of control events with respect to the Company would constitute a default thereunder (including a Change of Control under the A Note Indenture). If we experience a change of control that triggers a default under any Credit Facilities, we could seek a waiver of such default or seek to refinance our Credit Facilities. In the event we do not obtain such a waiver or refinance the Credit Facilities, such default could result in amounts outstanding under our Credit Facilities being declared due and payable.

Our ability to pay cash to the Holders of A Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Exchange Notes—Certain transactions that may result in a change of ownership of Clear Channel Worldwide Holdings may not constitute a change of control. In addition, in the event of a change of control, Clear Channel Worldwide Holdings may not be able to fulfill its repurchase obligations under the indentures governing the notes.”

The Change of Control purchase feature of the A Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. As of the Issue Date, we had no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, dispositions, refinancings or other recapitalizations, that would not constitute a Change of Control under the A Note Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness (including Secured Indebtedness) are contained in the covenants described under “Certain Covenants in the A Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants in the A Note Indenture—Liens.” In addition, a Change of Control could be triggered by changes in ownership resulting from an insolvency of CCU or a restructuring of its Indebtedness. Accordingly, events relating to CCU and over which we and they do not have control could trigger a Change of Control. Such restrictions in the A Note Indenture can be waived only with the consent of the Holders of a majority in principal amount of the A Notes then outstanding. Except for the limitations contained in such covenants, however, the A Note Indenture does not contain any covenants or provisions that may afford Holders of the A Notes protection in the event of a highly leveraged transaction. Such limitations are subject to a number of important exceptions, baskets and qualifications.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the A Note Indenture applicable to a Change of Control Offer made by us and purchases all A Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company and its Restricted Subsidiaries. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of A Notes may require the Issuer to make an offer to repurchase the A Notes as described above. In addition, Holders may not be entitled to require us to purchase their A Notes in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not endorse a dissident slate of directors but approves them as “Continuing Directors.”

Except as described in clause (11) of the second paragraph under “Amendment, Supplement and Waiver,” the provisions in the A Note Indenture relative to the Issuer’s obligation to make an offer to repurchase the A Notes as a result of a Change of Control may be waived or modified at any time with the written consent of the Holders of a majority in principal amount of the then outstanding A Notes under the A Note Indenture.

Asset Sales

The A Notes does not contain any limitation on (1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any of its Restricted Subsidiaries or (2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (each, an “Asset Sale”).

Offer to Purchase A Notes In Certain Circumstances

If the Issuer makes (1) any optional redemption of the B Notes, purchase of B Notes through open-market purchases at or above 100% of the principal amount thereof or offer to purchase the B Notes at 100% of the principal amount thereof, plus accrued but unpaid interest pursuant to clause (2) of the second paragraph of the covenant described under “Asset Sales” in the “Description of the B Notes”, the Issuer shall, substantially concurrently therewith, apply a pro rata amount to make an optional redemption of the A Notes, purchase A Notes through open-market purchases at or above 100% of the principal amount thereof or offer to purchase the A Notes (in accordance with procedures similar to those applicable to the B Notes) to all Holders of A Notes, in each case, to purchase a pro rata amount of A Notes at 100% of the principal amount thereof, plus accrued but unpaid interest (an “A Notes Purchase Offer”), or (2) any B Notes Asset Sale Offer under the B Notes Indenture, the Issuer shall, substantially concurrently therewith, apply a pro rata amount to make an A Notes Purchase Offer to purchase a pro rata amount of A Notes at 100% of the principal amount thereof, plus accrued but unpaid interest. For purposes of this paragraph, “pro rata amount” with respect to the A Notes shall be calculated taking into account all B Notes and other Pari Passu Indebtedness subject to the applicable redemption, purchase or offer. Any purchase or redemption of the B Notes pursuant to clause (2) of the second paragraph under “Description of the Exchange Notes—Description of the B Notes—Certain Covenants in the B Note Indenture— Merger, Consolidation or Sale of All or Substantially All Assets” shall be deemed to be a purchase of B Notes covered by clause (1) of this paragraph.

Selection and Notice

If the Issuer is redeeming less than all of the A Notes at any time, the Trustee or the Paying Agent will select the A Notes to be redeemed (a) if such A Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such A Notes are listed or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee or the Paying Agent shall deem appropriate.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to (x) each Holder of A Notes to be redeemed at such Holder’s registered address, (y) to the Trustee to forward to each Holder of A Notes to be redeemed at such Holder’s registered address, or (z) otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the A Notes or a satisfaction and discharge of the A Note Indenture. If any A Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such A Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new A Note in a principal amount equal to the unredeemed portion of the original A Note in the name of the Holder upon cancellation of the original A Note. A Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on A Notes or portions of them called for redemption.

Certain Covenants in the A Note Indenture

Set forth below are summaries of the principal covenants that are contained in the A Note Indenture

Limitation on Restricted Payments

The A Note Indenture does not contain any limit on the Company’s or any Restricted Subsidiary’s ability to, directly or indirectly:

(1)	declare or pay any dividend or make any distribution or any payment having the effect thereof on account of the Company’s or any Restricted Subsidiary’s Equity Interests (in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation including:

(a)	dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company; or

(b)	dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary of the Company, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)	purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger, amalgamation or consolidation;

(3)	make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness including:

(a)	Indebtedness permitted under clause (8) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b)	the payment of principal on or the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or any Restricted Subsidiary in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment of principal or such purchase, redemption, defeasance, repurchase or acquisition; or

(4)	make any Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”).

As of the Issue Date, all of the Subsidiaries of the Company were Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary unless it is also an Unrestricted Subsidiary for purposes of the B Notes and the Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary unless it is also a Restricted Subsidiary for purposes of the B Notes. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the A Note Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer and the Guarantors will not issue any shares of Disqualified Stock and the Company will not permit the Issuer to, and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that (1) the Issuer and the Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock (other than Disqualified Stock of the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary), and (2) any Restricted Subsidiary that is not a Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if in each case (a) the Consolidated Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 6.5 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available and (b) the Senior Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 3.25 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available; provided further, however, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $30.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors is outstanding pursuant to this paragraph at such time; provided further, however, that the Issuer and the Guarantors may incur Subordinated Indebtedness (including Acquired Indebtedness that is Subordinated Indebtedness) if, in each case, the Consolidated Leverage Ratio at the time such additional Subordinated Indebtedness is incurred would have been no greater than 6.5 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Subordinated Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available.

The foregoing limitations will not apply to:

(1)	[Reserved]

(2)	the incurrence by (a) the Issuer and any Guarantor of Indebtedness represented by (i) the B Notes (including any Guarantee, but excluding any Additional B Notes) and (ii) the A Notes (including any guarantee of the A Notes, but excluding any Additional A Notes), and (b) CCO of Indebtedness represented by the Proceeds Loans;

(3)

the incurrence by the Issuer and any Guarantor of Indebtedness represented by (i) the Series B Exchange Notes and related guarantees of the Series B Exchange Notes to be issued in exchange for the outstanding B Notes (excluding any Additional B Notes) and guarantees of the Series B Exchange Notes pursuant to the B Note Registration Rights Agreement and (ii) the Series A Exchange Notes and

related guarantees of the Series A Exchange Notes to be issued in exchange for the outstanding A Notes (excluding any Additional A Notes) and Guarantees pursuant to the A Note Registration Rights Agreement;

(4)	Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date, including $150.0 million under the Senior Credit Facilities (other than Indebtedness described in clause (2)), and Indebtedness incurred by the Company and its Restricted Subsidiaries pursuant to any revolving or other line of credit pursuant to which there is an unfunded commitment in effect as of the Issue Date;

(5)	Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock and Preferred Stock issued by the Company or any of its Restricted Subsidiaries (other than Disqualified Stock or Preferred Stock of the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary), to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness incurred and Disqualified Stock and/or Preferred Stock issued and outstanding under this clause (5), not to exceed $25.0 million at any time outstanding; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(6)	Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(7)	Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of ASC 460-10 or in respect of acquired contingencies and contingent consideration recorded under ASC 805-10) of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (7));

(8)	Indebtedness of the Company to a Restricted Subsidiary or a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that any such Indebtedness owing by the Issuer or a Guarantor to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes or the Guarantee of the Notes, as applicable; provided further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company, the Issuer or another Restricted Subsidiary that is a Guarantor or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9)	shares of Preferred Stock of a Restricted Subsidiary (other than the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary) issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or a Restricted Subsidiary or pursuant to any pledge of such Preferred Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10)	Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this covenant, exchange rate risk or commodity pricing risk;

(11)	obligations in respect of self-insurance, customs, stay, performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(12)	(a) Indebtedness or Disqualified Stock of the Company owed or issued to CCU or any of its Subsidiaries that is a direct or indirect parent company in connection with the Cash Management Arrangements and (b) Indebtedness or Disqualified Stock of the Company or a Restricted Guarantor (other than Disqualified Stock of a parent company of the Issuer that is also a Restricted Subsidiary) and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor (in the case of Disqualified Stock or Preferred Stock, other than the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary) in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $65.0 million (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b), with such automatic reclassification subject to the $30.0 million limitation in the first paragraph of this covenant that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom) the availability as of such date of determination under the $30.0 million sublimit would be exceeded);

(13)	the incurrence by (1) the Issuer and the Guarantors of Indebtedness or the issuance of shares of Disqualified Stock by the Guarantors (other than Disqualified Stock of any parent company of the Issuer that is also a Restricted Subsidiary), and (2) any Restricted Subsidiary that is not a Guarantor of Indebtedness or the issuance of shares of Disqualified Stock or shares of Preferred Stock, in each case, that serves to extend, replace, refund, refinance, renew or defease:

(a)	any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4), (5) and (12)(a) above and clause (14) below (including with respect to (x) the first paragraph of this covenant, any unfunded commitment for which an Officer’s Certificate has been delivered to the Trustee as provided in the definition of Consolidated Leverage Ratio or Senior Leverage Ratio, and (y) clause (4) above, any revolving or other line of credit pursuant to which there is an unfunded commitment in effect as of the Issue Date), or

(b)	any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease the Indebtedness, Disqualified Stock or Preferred Stock described in clause (a) above (including unfunded commitments that serve to extend, replace, refund, refinance, renew or defease any unfunded commitments under Indebtedness described in such clause (a)); provided, however, that in the case of clauses (a) and (b), any unfunded commitment shall continue to be treated as outstanding for purposes of the definition of Consolidated Leverage Ratio and Senior Leverage Ratio, as applicable, to the extent such unfunded commitment was outstanding for purposes thereof prior to such extension, replacement, refunding, refinancing, renewal or defeasance under this clause (13), including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith or incurred as a result of original issue discount, accreted value in excess of the proceeds thereof or the stated principal amount thereof being in excess of the fair value thereof at issuance, in each case, as determined in good faith by the Company (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A)	has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (except by virtue of prepayment of such Indebtedness),

(B)	to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment or pari passu to the A Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment or pari passu to the A Notes or the Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively,

(C)	in the case of any Refinancing Indebtedness incurred to refinance Indebtedness, Disqualified Stock or Preferred Stock outstanding under clause (5) above, such Refinancing Indebtedness shall be deemed to have been incurred and to be outstanding under such clause (5), and not this clause (13) for purposes of determining amounts outstanding under such clauses; and

(D)	shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or

(ii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further, however, that subclauses (A) and (B) of this clause (13) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Indebtedness under any Credit Facilities;

(14)	Indebtedness, Disqualified Stock or Preferred Stock of (x) the Company or a Restricted Subsidiary (in the case of Disqualified Stock or Preferred Stock, other than the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary) incurred or issued to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the A Note Indenture; provided, however, that after giving effect to such acquisition or merger, either:

(i)	(A) with respect to Subordinated Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (14), the Company would be permitted to incur at least $1.00 of additional Subordinated Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of this covenant, and (B) with respect to any other Indebtedness, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to each of the ratio tests set forth in the first paragraph of this covenant, or

(ii)	(A) the Consolidated Leverage Ratio is less than the Consolidated Leverage Ratio immediately prior to such acquisition or merger, and (B) other than with respect to the incurrence of Subordinated Indebtedness pursuant to this clause (14), the Senior Leverage Ratio is less than the Senior Leverage Ratio immediately prior to such acquisition or merger;

provided, however, that in each case, such determination is made on a pro forma basis taking into account such acquisition or merger;

(15)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16)	[Reserved]

(17) (a)	any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Guarantor so long as the incurrence of such Indebtedness incurred by such Guarantor is permitted under the terms of the A Note Indenture;

(b)	any guarantee by a Restricted Subsidiary of Indebtedness of the Company; or

(c)	any guarantee by a Restricted Subsidiary (other than the Issuer or a Restricted Guarantor), the Company or CCO of obligations of any other Restricted Subsidiary (other than the Issuer or a Guarantor);

provided that, in each case, such Restricted Subsidiary shall comply with the covenant described below under “Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18)	Indebtedness of Foreign Subsidiaries of the Company in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) $30.0 million (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18), with such automatic reclassification subject to the $30.0 million limitation in the first paragraph of this covenant that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the availability as of such date of determination under the $30.0 million sublimit would be exceeded;

(19)	Indebtedness consisting of Indebtedness issued by the Company or any of its Restricted Subsidiaries to future, current or former officers, directors, employees and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the repurchase, retirement or other acquisition for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director, officer or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including any principal and interest payable on any notes issued by the Company or any direct or indirect parent company of the Company in connection with any such repurchase, retirement or acquisition), or any stock subscription or shareholder agreement;

(20)	cash management obligations and Indebtedness in respect of netting services, employee credit card programs and similar arrangements in connection with cash management and deposit accounts; and

(21)	customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business.

For purposes of determining compliance with this covenant:

(1)

in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided that (x) all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (4) of the preceding paragraph, (y) any Secured Indebtedness being reclassified shall only be reclassified to the extent that the Lien is also permitted with respect to such Secured Indebtedness as so reclassified and (z) Indebtedness incurred or Disqualified Stock or Preferred Stock issued by Restricted Subsidiaries that are not Guarantors may be reclassified only to the extent that, after giving effect to such reclassification (including a pro forma application of the net proceeds therefrom), such Restricted Subsidiary that is not a Guarantor would be permitted to incur the Indebtedness or issue the Disqualified Stock or Preferred Stock as so reclassified on the date; and

(2)	at the time of incurrence or any reclassification thereafter, the Company will be entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in the first and second paragraphs above; provided, however, that (x) with respect to Secured Indebtedness, such Secured Indebtedness may only be classified or reclassified as a type of Indebtedness to the extent such Indebtedness may also be secured by a Lien under the A Note Indenture and (y) with respect to such Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Guarantors, such Indebtedness, Disqualified Stock and Preferred Stock may only be classified or reclassified as a type of Indebtedness, Disqualified Stock or Preferred Stock to the extent such Restricted Subsidiary that is not a Guarantor may so incur such Indebtedness, Disqualified Stock or Preferred Stock under the A Note Indenture on the date of classification or reclassification.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not (i) exceed the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP. The Company will not, and will not permit the Issuer or any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the A Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated in right of payment to other Indebtedness of the Issuer or such Guarantor, as the case may be. Subordination shall refer to contractual payment subordination and not to structural subordination. The A Note Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured,

(2) unsubordinated Indebtedness as subordinated or junior to any other unsubordinated Indebtedness merely because it has a junior priority with respect to the same collateral or (3) Indebtedness as subordinated or junior Indebtedness merely because it is structurally subordinated to other Indebtedness.

Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless:

(1)	in the case of Liens securing Subordinated Indebtedness, the A Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)	in all other cases, the A Notes or the Guarantees are equally and ratably secured.

The foregoing shall not apply to Liens securing the outstanding A Notes and the related Guarantees thereof or the Series A Exchange Notes and the related guarantees thereof. Any Lien created for the benefit of the Holders of the A Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable Lien described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

Neither the Company nor the Issuer may consolidate or merge with or into or wind up into (whether or not the Company or the Issuer, as the case may be, is the surviving corporation), nor may the Company or the Issuer sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or the Issuer, as the case may be, and its Subsidiaries which are Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person (other than CCU or its Restricted Subsidiaries (as defined in the indenture described in clause (b) of the definition of the Existing Senior Notes Indentures)) unless:

(1)	the Company or the Issuer, as the case may be, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company or the Issuer, as the case may be) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company, the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the A Notes is a corporation;

(2)	the Successor Company, if other than the Company or the Issuer, as the case may be, expressly assumes all the obligations of the Company or the Issuer, as the case may be, under the Company’s Guarantee or the A Notes, as applicable, pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)	immediately after such transaction, no Default exists;

(4)	immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, (a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to each of the ratio tests set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (b) (x) the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or less than such Consolidated Leverage Ratio immediately prior to such acquisition or merger, and (y) the Senior Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or less than such Senior Leverage Ratio immediately prior to such acquisition or merger;

(5)	each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the A Note Indenture and the A Notes; and

(6)	the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the A Note Indenture.

The Successor Company will succeed to, and be substituted for the Company or the Issuer, as the case may be, under the A Note Indenture and the A Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1)	the Company or any Restricted Subsidiary (other than the Issuer) may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer or a Guarantor; and

(2)	the Company or the Issuer may merge with an Affiliate of the Company or the Issuer, as the case may be, solely for the purpose of reorganizing the Company or the Issuer, as the case may be, in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Company, the Issuer and its Restricted Subsidiaries is not increased thereby.

Notwithstanding the preceding two paragraphs, other than clause (3) above which shall be applicable, any Restricted Subsidiaries of the Issuer that are not Guarantors may consolidate or merge with or into or wind up into, and the Issuer or any of its Restricted Subsidiaries that are not Guarantors may sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of, or Equity Interests in, its Restricted Subsidiaries that are not Guarantors, taken as a whole, in one or more related transactions to any Person (such disposition, a “Foreign Disposition”); provided, however, that (1) such Foreign Disposition is a Qualified Asset Sale and (2) if, on a pro forma basis, the Consolidated Leverage Ratio would be equal to or greater than 6.0 to 1.0 or the Senior Leverage Ratio would be equal to or greater than 3.0 to 1.0, then the Issuer shall make an offer to purchase all the outstanding A Notes at 100% of the principal amount thereof in a manner and timeframe as would be required if such offer were a Change of Control Offer. If a Foreign Disposition does not constitute a disposition of all or substantially all of the properties or assets of the Issuer, this paragraph shall not be applicable.

Subject to certain limitations described in the A Note Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Guarantor will, and the Company will not permit any Restricted Guarantor to, consolidate or merge with or into or wind up into (whether or not the Company or such Restricted Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person (other than CCU or its Restricted Subsidiaries (as defined in the indenture described in clause (b) of the definition of the Existing Senior Notes Indentures)) unless:

(1) (a)	such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b)	the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the A Note Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c)	immediately after such transaction, no Default exists; and

(d)	the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the A Note Indenture; or

(2)	the transaction is a Qualified Asset Sale.

In the case of clause (1) of the immediately preceding paragraph, the Successor Person will succeed to, and be substituted for, such Guarantor under the A Note Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor (other than the Company, which is covered by the third preceding paragraph) may (1) merge or consolidate with or into or wind up into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (2) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (3) convert into (which may be effected by merger with a Restricted Subsidiary that has substantially no assets and liabilities) a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor (which may be effected by merger so long as the survivor thereof is a Guarantor).

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(1)	such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2)	the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $20.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1)	(a) transactions between or among the Company or any of its Restricted Subsidiaries and (b) any Affiliate Transaction, directly or indirectly, (i) constituting the payment of dividends or making any other distributions to CCU or any of its Restricted Subsidiaries (as defined in the indenture described in clause (b) of the definition of the Existing Senior Notes Indentures) or payment of any Indebtedness owed to CCU or any of its Restricted Subsidiaries (as defined in the indenture described in clause (b) of the definition of the Existing Senior Notes Indentures), (ii) making loans or advances to CCU or any of its Restricted Subsidiaries (as defined in the indenture described in clause (b) of the definition of the Senior Notes Indentures), or (iii) selling, leasing or transferring any of properties or assets to CCU or any of its Restricted Subsidiaries (as defined in the indenture described in clause (b) of the definition of the Existing Senior Notes Indentures);

(2)	Restricted Payments permitted by the provisions of the B Note Indenture described under the covenant “Description of the B Notes—Certain Covenants in the B Note Indenture— Limitation on Restricted Payments” and Investments constituting Permitted Investments;

(3)

for so long as the Company is a member of a group filing a consolidated, combined, unitary, or similar group tax return with any direct or indirect parent company of the Company (regardless of whether the Company is a Wholly-Owned Subsidiary of such parent company), payments in respect of the hypothetical consolidated, combined, unitary, or similar group tax liabilities of the Company and its

Subsidiaries, determined as if the Company were the common parent of a group of a separate affiliated group of corporations filing a consolidated federal income tax return (or the common parent of the applicable comparable group filing a consolidated, combined, unitary, or similar group tax return under state, local, or foreign law);

(4)	the payment of reasonable and customary fees and compensation consistent with past practice or industry practices paid to, and indemnities provided on behalf of, employees, officers, directors or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5)	transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6)	any agreement and the transactions contemplated thereby with an affiliate as in effect as of the Issue Date and any extension, amendment, restatement, modification or other supplement to, or replacement of, any of the foregoing and so long as any such extension, amendment, restatement, modification or other supplement is not materially adverse in the good faith judgment of the Board of Directors to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date;

(7)	the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise materially adverse in the good faith judgment of the Board of Directors to the Holders when taken as a whole;

(8)	the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses;

(9)	transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the A Note Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

(10)	the issuance of Equity Interests (other than Disqualified Stock) by the Company or a Restricted Subsidiary;

(11)	agreements and transactions between the Company and its Restricted Subsidiaries, on the one hand, and CCU or any of its Restricted Subsidiaries (as defined in the indenture described in clause (b) of the definition of the Existing Senior Notes Indentures), on the other hand;

(12)	payments by the Company or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors in good faith or as otherwise permitted by the A Note Indenture;

(13)	payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, severance arrangements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the Board of Directors in good faith; and

(14)	(a) Investments by the Investors in debt securities of the Company or any of its Restricted Subsidiaries and any payments in respect thereof so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities, and (b) payments in respect of any Public Debt or Notes held by Affiliates.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)	pay (a) dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (b) any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a)	contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Existing Senior Notes and the Existing Senior Notes Indentures;

(b)	(x) the Senior Credit Facilities and the related documentation and (y) the Indentures, the Notes, the Exchange Notes and the Guarantees and the guarantees of the B Notes;

(c)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d)	applicable law or any applicable rule, regulation or order;

(e)	any agreement or other instrument of a Person acquired by or merged, consolidated or amalgamated with or into the Company or any Restricted Subsidiary thereof in existence at the time of such acquisition, merger, consolidation or amalgamation (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so assumed;

(f)	contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of (i) the Company or (ii) a Restricted Subsidiary, pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

(g)	Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i)	other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries of the Company permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j)	customary provisions in any joint venture agreement or other similar agreement relating solely to such joint venture;

(k)	customary provisions contained in any lease, sublease, license, sublicense or similar agreement, including with respect to intellectual property, and other agreements, in each case, entered into in the ordinary course of business;

(l)	customary provisions contained in any Indebtedness incurred pursuant to any Credit Facilities as permitted pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” and an Officer reasonably and in good faith determines at the time such Indebtedness is incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially adversely affect the Issuer’s or any Guarantor’s ability to make any payments, when due, with respect to the A Notes or its Guarantee thereof and any other Indebtedness that is an obligation of the Issuer or such Guarantor and such determination is set forth in an Officer’s Certificate delivered to the Trustee; and

(m)	any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Company will not permit any Restricted Subsidiary of the Company, other than a Guarantor or an Immaterial Subsidiary, to guarantee the payment of any Indebtedness in excess of $10.0 million of the Issuer or any Guarantor unless:

(1)	such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the A Note Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the A Notes or a related Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the A Notes or such Guarantor’s related Guarantee; and

(2)	such Restricted Subsidiary shall within 30 days deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee;

provided, that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30 day periods described above.

Reports and Other Information

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the A Note Indenture will require the Company to file with the SEC from and after the Issue Date no later than 15 days after the periods set forth below,

(1)

within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2)	within 45 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3)	promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4)	any other information, documents and other reports which the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to prospective purchasers of A Notes, in addition to providing such information to the Trustee and the Holders of the A Notes, in each case within 5 days after the time the Company would have been required to file such information with the SEC as required pursuant to the first sentence of this paragraph. To the extent any such information is not furnished within the time periods specified above and such information is subsequently furnished (including upon becoming publicly available, by filing such information with the SEC), the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided, that such cure shall not otherwise affect the rights of the Holders under “Events of Default and Remedies” if Holders of at least 25% in principal amount of the then total outstanding A Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding A Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Company will agree that, for so long as any A Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Company becomes a guarantor of the A Notes, the A Note Indenture permits the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

In connection with the filings with the SEC required pursuant to clauses (1) and (2) above, in connection therewith, the Company shall provide notice of, and host, a conference call open to the public to discuss the results for the applicable period.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement or shelf registration statement in accordance with the terms of the A Note Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Liquidity Amount

On the Issue Date, (1) the Issuer and the Guarantors shall have $50.0 million in any combination of cash, other liquid assets under their sole dominion and control on an unrestricted basis and not subject to any Lien (such cash and liquid assets, the “Guarantor Liquidity Assets”) and cash available to be borrowed by the Issuer or the Guarantors in U.S. dollars under any Credit Facility to which the Company is a party (but to which none of its Affiliates (other than the Issuer and Restricted Guarantors) is a party) (the “Guarantor Liquidity Facility”) for which all conditions to borrowing have been and remain satisfied (such $50.0 million amount, the “Guarantor Liquidity Amount”) and the Company shall maintain such Liquidity Amount at all times and (2) the Restricted Subsidiaries that are not Guarantors shall have, and the Company shall cause the Restricted Subsidiaries that are not Guarantors to have, $50.0 million (or an equivalent amount in other currencies) in any combination of cash, other liquid assets under their sole dominion and control on an unrestricted basis and not subject to any Lien (such cash and liquid assets, the “Non-Guarantor Liquidity Assets”) and cash available to be borrowed by any one or more of the Restricted Subsidiaries that are not Guarantors under any Credit Facility to which none of the Company’s Affiliates (other than the Company and any Restricted Subsidiaries) is a party (the “Non-Guarantor Liquidity Facility” and, together with the Guarantor Liquidity Facility, the “Liquidity Facilities”) for which all conditions to borrowing have been and remain satisfied (such $50.0 million amount (or an equivalent amount in other currencies), the “Non-Guarantor Liquidity Amount”) and the Company shall cause the Non-Guarantor Liquidity Amount to be maintained at all times. The Liquidity Facilities shall only constitute Liquidity Facilities to the extent all conditions to borrowing thereunder are satisfied (other than any notice of borrowing that may be required) and the amount available under any Liquidity Facility shall be part of the Guarantor Liquidity Amount or the Non-Guarantor Liquidity Amount without duplication. Assets that constitute Guarantor Liquidity Assets shall not also constitute Non-Guarantor Liquidity Assets and vice versa. Notwithstanding the foregoing, the Guarantor Liquidity Assets and the Non-Guarantor Liquidity Assets may be subject to Permitted Liquidity Liens.

Events of Default and Remedies

The A Note Indenture provides that each of the following is an Event of Default with respect to the A Notes:

(1)	default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the A Notes;

(2)	default for 30 days or more in the payment when due of interest on or with respect to the A Notes;

(3)	failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the then outstanding A Notes (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above and clause (9) below) contained in the A Note Indenture or the A Notes;

(4)	default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the A Notes, if both:

(a)	such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(b)	the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $35.0 million or more at any one time outstanding, in each case, other than as a result of an Excluded Event

(5)	failure by the Company, the Issuer or any other Significant Party to pay final non-appealable judgments aggregating in excess of $35.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 90 days after such judgments become final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)	certain events of bankruptcy or insolvency with respect to the Company, the Issuer or any other Significant Party;

(7)	failure of any Person required by the terms of the A Note Indenture to be a Guarantor as of the Issue Date to execute a supplemental indenture to the A Note Indenture within five Business Days following the Issue Date;

(8)	the Guarantee of any Significant Party shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Party, as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the A Note Indenture or the release of any such Guarantee in accordance with the A Note Indenture; and

(9)	failure to maintain the Guarantor Liquidity Amount or the Non-Guarantor Liquidity Amount which failure continues for more than fifteen (15) consecutive business days; provided, however, that upon the event of a CCU Credit Event and during the continuance thereof, for the period that is the shorter of the continuance of the CCU Credit Event and 60 days after the occurrence of such CCU Credit Event, it shall not be an Event of Default if the Guarantor Liquidity Amount and the Non-Guarantor Liquidity Amount shall each be at least $25.0 million during such period.

If any Event of Default (other than of a type specified in clause (6) above with respect to the Company or the Issuer) occurs and is continuing under the A Note Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding A Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding A Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section with respect to the Company or the Issuer, all outstanding A Notes will become due and payable without further action or notice. The A Note Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the A Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the A Notes.

The A Note Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding A Notes under the A Note Indenture by notice to the Trustee may on behalf of the Holders of all such A Notes waive any existing Default and its consequences under such Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any A Note held by a non-consenting Holder) and rescind any acceleration with respect to such A Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the A Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1)	the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)	holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)	the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the A Note Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the A Note Indenture at the request or direction of any of the Holders of the A Notes outstanding thereunder unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of an A Note may pursue any remedy with respect to the A Note Indenture or the A Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in principal amount of the total outstanding A Notes have requested the Trustee to pursue the remedy;

(3)	Holders of the A Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	Holders of a majority in principal amount of the total outstanding A Notes thereunder have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the A Note Indenture the Holders of a majority in principal amount of the then total outstanding A Notes thereunder are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the A Note Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of an A Note or that would involve the Trustee in personal liability. The Company is required to deliver to the Trustee annually a statement regarding compliance with the A Note Indenture, and the Company is required, within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their direct or indirect parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the A Notes, the Guarantees or the A Note Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting A Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the A Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the A Note Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the A Notes issued thereunder. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the A Notes and have each Guarantor’s obligations discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1)	the rights of Holders of A Notes to receive payments in respect of the principal of, premium, if any, and interest on the A Notes when such payments are due solely out of the trust created pursuant to the A Note Indenture for those A Notes;

(2)	the Issuer’s obligations with respect to A Notes concerning issuing temporary A Notes, registration of such A Notes, mutilated, destroyed, lost or stolen A Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the A Note Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the A Note Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the A Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company or the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to those A Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the A Notes:

(1)	the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the A Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on the A Notes on the stated maturity date or on the redemption date, as the case may be, of such principal amount, premium, if any, or interest on such A Notes, and the Issuer must specify whether such A Notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a)	the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b)	since the issuance of the A Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the A Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to such other Indebtedness, and in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than the A Note Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6)	the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The A Note Indenture will be discharged and will cease to be of further effect as to all A Notes issued thereunder, when either:

(1)	all A Notes theretofore authenticated and delivered, except lost, stolen or destroyed A Notes which have been replaced or paid and A Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a)	all A Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the A Notes cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the A Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption thereof, as the case may be;

(b)	no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and in each case, the granting of Liens in connection therewith) with respect to the A Note Indenture or the A Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than the A Note Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c)	the Issuer has paid or caused to be paid all sums payable by it under the A Note Indenture; and

(d)	the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the A Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the A Note Indenture, any Guarantee and the A Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes issued thereunder then outstanding, other than A Notes issued thereunder beneficially owned by the Company or any of its Affiliates, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, A Notes issued thereunder, and any existing Default or Event of Default or compliance with any provision of the A Note Indenture or the A Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding A Notes issued thereunder, other than A Notes issued thereunder beneficially owned by the Company or any of its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for such A Notes).

The A Note Indenture provides that, without the consent of each affected Holder of A Notes issued thereunder, an amendment or waiver may not, with respect to any A Notes issued thereunder held by a non-consenting Holder:

(1)	reduce the principal amount of such A Notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal amount of or change the fixed final maturity of any such A Note or alter or waive the provisions with respect to the redemption of such A Notes (other than provisions relating to the covenants described above under “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest on any A Note;

(4)	waive a Default in the payment of principal of or premium, if any, or interest on the A Notes (except a rescission of acceleration of the A Notes by the Holders of at least a majority in aggregate principal amount of the A Notes and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in the A Note Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5)	make any A Note payable in money other than that stated therein;

(6)	make any change in the provisions of the A Note Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the A Notes;

(7)	make any change in these amendment and waiver provisions;

(8)	impair the right of any Holder to receive payment of principal of, or interest on such Holder’s A Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s A Notes;

(9)	make any change to the ranking of the A Notes that would adversely affect the Holders;

(10)	except as expressly permitted by the A Note Indenture, modify the Guarantees of any Significant Party in any manner adverse to the Holders of the A Notes; or

(11)	after the Issuer’s obligation to purchase A Notes arises thereunder, amend, change or modify in any respect materially adverse to the Holders of the A Notes the obligations of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an A Notes Purchase Offer required to be made or, after such Change or Control has occurred or such requirement has arisen, modify any of the provisions or definitions with respect thereto in a manner that is materially adverse to the Holders of the A Notes.

Notwithstanding the foregoing, the Issuer and the Trustee may amend or supplement the A Note Indenture and the A Notes and the Issuer, the Trustee and the Guarantors may amend or supplement any Guarantee issued under the A Note Indenture, in each case, without the consent of any Holder:

(1)	to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)	to provide for uncertificated A Notes in addition to or in place of certificated A Notes;

(3)	to comply with the covenant relating to mergers, consolidations and sales of assets;

(4)	to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5)	to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the A Note Indenture of any such Holder;

(6)	to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7)	to comply with requirements of the SEC in order to effect or maintain the qualification of the A Note Indenture under the Trust Indenture Act;

(8)	to evidence and provide for the acceptance and appointment under the A Note Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9)	to add a Guarantor under the A Note Indenture;

(10)	to conform the text of the A Note Indenture or the Guarantees or the A Notes issued thereunder to any provision of this “Description of the A Notes” to the extent that such provision in this “Description of the A Notes” was intended to be a verbatim recitation of a provision of the A Note Indenture, Guarantee or A Notes;

(11)	to provide for the issuance of Series A Exchange Notes or private exchange notes, which are identical to Series A Exchange Notes except that they are not freely transferable; or

(12)	to make any amendment to the provisions of the A Note Indenture relating to the transfer and legending of A Notes as permitted by the A Note Indenture, including to facilitate the issuance and administration of the A Notes; provided, however, that (i) compliance with the A Note Indenture as so amended would not result in A Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer A Notes.

However, no amendment or supplement to the A Note Indenture or the A Notes that modifies or waives the specific rights or obligations of the Paying Agent, registrar or transfer agent may be made without the consent of such agent (it being understood that the Trustee’s execution of any such amendment or supplement will constitute such consent if the Trustee is then also acting as such agent).

The consent of the Holders is not necessary under the A Note Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The A Note Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The A Note Indenture provides that the Holders of a majority in principal amount of the outstanding A Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The A Note Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the

Trustee will be under no obligation to exercise any of its rights or powers under the A Note Indenture at the request of any Holder of A Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The A Note Indenture, the A Notes and any Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used for purposes of the A Note Indenture. For purposes of the A Note Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)	Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional B Notes” means additional B Notes from time to time issued by the Issuer after this offering under the B Note Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any A Note on any Redemption Date, the greater of:

(a)	1.0% of the principal amount of such A Note on such Redemption Date; and

(b)	the excess, if any, of (i) the present value at such Redemption Date of (A) the redemption price of such Note at December 15, 2012 (such redemption price being set forth in the table appearing above under “Optional Redemption”), plus (B) all required remaining interest payments (calculated based on the cash interest rate) due on such A Note through December 15, 2012 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (ii) the principal amount of such A Note on such Redemption Date.

“B Notes Asset Sale Offer” means an Asset Sale Offer (as defined in the B Note Indenture).

“B Note Indenture” means the Indenture dated as of the Issue Date by and among the Issuer, the Guarantors and the Trustee, with respect to the B Notes.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1)	United States dollars;

(2) (a)	Canadian dollars, pounds sterling, euro, or any national currency of any participating member state of the EMU; or

(b)	in the case of the Company or a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3)	securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4)	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5)	repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7)	marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8)	readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9)	Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(10)	Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(11)	investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (10) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Arrangements” means the treasury and cash management services pursuant to the Corporate Services Agreement, including any amounts advanced and repaid under the CCOH Mirror Note and the CCU Mirror Note, in each case, solely with respect to the Company’s and its Subsidiaries’ cash from operations.

“CCO” has the meaning set forth in the first paragraph under “General.”

“CCOH Mirror Note” means the Revolving Promissory Note dated as of November 10, 2005 between the Company, as maker, and CCU, as payee, as amended by the first amendment dated as of December 23, 2009, as may be further amended, supplemented, restated or otherwise modified from time to time.

“CCU” means Clear Channel Communications, Inc., a Texas corporation, together with its successors.

“CCU Credit Event” means (a) pursuant to or within the meaning of any Bankruptcy Law, CCU (i) commences proceedings to be adjudicated bankrupt or insolvent, (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law, (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors or (v) generally is not paying its debts as they become due or (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against CCU in a proceeding in which CCU is to be adjudicated bankrupt or insolvent, (ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of CCU, or for all or substantially all of the property of CCU or (iii) orders the liquidation of CCU and the order or decree remains unstayed and in effect for 60 consecutive days.

“CCU Intercompany Note” means the Senior Unsecured Term Promissory Note dated August 2, 2005, between CCO, as maker, and CCU, as payee, as amended through the Issue Date.

“CCU Mirror Note” means the Revolving Promissory Note dated as of November 10, 2005 between CCU, as maker, and the Company, as payee, as amended by the first amendment dated December 23, 2009, as may be further amended, supplemented, restated or otherwise modified from time to time.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)	the sale, lease or transfer, in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(2)	the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holder) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies (other than as a result of a Permitted Debt Restructuring);

(3)	at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(4)	the Company becoming at any time a Wholly-Owned Subsidiary of CCU or merging with and into CCU whether or not it is the surviving entity; or

(5)	the Issuer ceasing to be at any time a Wholly-Owned Subsidiary of the Company, including because of having merged with and into CCU, the Company or CCO.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Company” has the meaning set forth in the first paragraph under “General.”

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of the Company and its Restricted Subsidiaries set forth on the Company’s consolidated balance sheet (excluding any letters of credit except to the extent of unreimbursed amounts drawn thereunder), plus (2) the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Stock of the Company and the Restricted Guarantors and all Preferred Stock of its Restricted Subsidiaries that are not Guarantors, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)

consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting, as the case may be, in connection with the Transactions or any acquisition, (v) penalties and interest relating to taxes, (w) any Special Interest with respect to other securities and any liquidated damages for failure to timely comply with registration rights obligations, (x) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) any accretion of accrued interest on discounted liabilities); plus

(2)	consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)	interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Company and its Restricted Subsidiaries on such date, to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Company or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Ratio Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee not later than 30 days after entering into any commitment providing for the incurrence of Consolidated Indebtedness, that all or any portion of the Consolidated Indebtedness that could be incurred under such commitment at the time such commitment is entered into shall be treated as incurred and outstanding in such amount for all purposes of this calculation (whether or not such Consolidated Indebtedness is outstanding at the time such commitment is entered into) and any subsequent incurrence of such Consolidated Indebtedness under such commitment (including upon repayment and reborrowing) shall not be deemed, for purposes of this calculation, to be the incurrence of Consolidated Indebtedness at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date, and other operational changes that the Company or any of its Restricted Subsidiaries has determined to make or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated

Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings, synergies and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation; provided, that no cost savings, synergies or operating expense reductions shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period. For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1)	any net after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses related thereto) or expenses and Transaction Expenses incurred within 180 days of the Issue Date shall be excluded,

(2)	the cumulative effect of a change in accounting principles during such period shall be excluded,

(3)	any net after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4)	any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(5)	the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to such Person or a Subsidiary thereof that is the Company or a Restricted Subsidiary in respect of such period,

(6)	[Reserved]

(7)	effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8)	any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments shall be excluded;

(9)	any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, shall be excluded;

(10)	any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11)	accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded; and

(12)	to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence with a deduction for any amount so added back to the extent not so reimbursed within 365 days, expenses with respect to liability or casualty events or business interruption shall be excluded.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)	to advance or supply funds

(a)	for the purchase or payment of any such primary obligation, or

(b)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Services Agreement” means the Corporate Services Agreement, dated as of November 10, 2005, by and between Clear Channel Management Services, L.P., and the Company, as the same may have been amended or supplemented as of the Issue Date and as may be further amended, supplemented, restated or otherwise modified from time to time; provided, that such amendments, supplements, restatements or other modifications are, in the good faith judgment of the Company, not materially adverse to the Holders.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt or credit facilities, including the Senior Credit Facilities, or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any notes, indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants in the A Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means (1) the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less (2) the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company, a Restricted Subsidiary or any direct or indirect parent corporation of the Company (in each case other than Disqualified Stock) that is issued for cash (other than to the Company or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Company, on the issuance date thereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the A Notes or the date the A Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations; provided further that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Immediate Family Members), of the Company, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Company or a Restricted Subsidiary has an Investment, in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement or any distributor equity plan or agreement, shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries.

“Domestic Subsidiary” means any Subsidiary of the Company that is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period

(1)	increased (without duplication) by:

(a)	provision for taxes based on income or profits or capital, including federal, state, franchise and similar taxes, foreign withholding taxes and foreign unreimbursed value added taxes of such Person and such Subsidiaries paid or accrued during such period, including penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (and not added back) in computing Consolidated Net Income; provided that the aggregate amount of unreimbursed value added taxes to be added back for any four consecutive quarter period shall not exceed $2.0 million; plus

(b)	Fixed Charges of such Person and such Subsidiaries for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) fees payable in respect of letters of credit and (z) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c)	Consolidated Depreciation and Amortization Expense of such Person and such Subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d)	any fees, expenses or charges related to any Equity Offering, Investment, acquisition, asset sale, disposition, recapitalization, the incurrence, repayment or refinancing of Indebtedness permitted to be incurred by the A Note Indenture (including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including the effects of expensing all transaction related expenses in accordance with ASC 805-10 and gains or losses associated with ASC 460-10)), or the offering, amendment or modification of any debt instrument, including the offering, any amendment or other modification of the A Notes, the B Notes, the Exchange Notes or the Senior Credit Facilities; plus

(e)	(w) Transaction Expenses to the extent deducted (and not added back) in computing Consolidated Net Income, (x) the amount of any severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans, (y) any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions after the Issue Date, and (z) to the extent deducted (and not added back) in computing Consolidated Net Income, costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs, conversion costs and excess pension charges and consulting fees incurred in connection with any of the foregoing; provided, that the aggregate amount added back pursuant to subclause (z) of this clause (e) shall not exceed 10% of the LTM Cost Base in any four consecutive four quarter period; plus

(f)	any other non-cash charges, including any (i) write-offs or write-downs, (ii) equity-based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write-off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g)	[Reserved]

(h)	[Reserved]

(i)

solely for purposes of determining the amount of EBITDA in connection with calculating the Consolidated Leverage Ratio and the Senior Leverage Ratio, the amount of cost savings projected by the Company in good faith to be realized as a result of specified actions identified and taken on or prior to June 30, 2011; provided, that (A) such actions and amounts are reasonably identifiable and factually supportable, (B) such actions have an ongoing (and other than temporary) impact on the Company’s direct operating expenses, selling, general and administrative expenses or corporate expenses, as determined in good faith by the Company, (C) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges that are otherwise added back in computing EBITDA with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed in any four-quarter period ended after September 30, 2009, an amount equal to $58,800,000; plus

(j)	to the extent no Default or Event of Default has occurred and is continuing, the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid or accrued in such period to the Investors to the extent otherwise permitted under “Transactions with Affiliates” deducted (and not added back) in computing Consolidated Net Income; plus

(k)	any costs or expense deducted (and not added back) in computing Consolidated Net Income by such Person or any such Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or a Restricted Guarantor or net cash proceeds of an issuance of Equity Interest of a Guarantor (other than Disqualified Stock);

(2)	decreased by (without duplication) any non-cash gains increasing Consolidated Net Income of such Person and such Subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(3)	increased or decreased by (without duplication):

(a)	any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable, and

(b)	any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or of a direct or indirect parent of the Company (excluding Disqualified Stock), other than: (1) public offerings with respect to any such Person’s common stock registered on Form S-8; (2) issuances to the Company or any Subsidiary of the Company; and (3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means both the Series A Exchange Notes and the Series B Exchange Notes.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to the Company from, (1) contributions to its common equity capital, and (2) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be.

“Excluded Event” means any default or acceleration under the Credit Agreement described in the definition of Senior Credit Facilities as in effect on the Issue Date pursuant to which the Company or any Restricted Subsidiary is a borrower or guarantor thereunder subject to a $150.0 million sublimit thereunder (and any amendments, extensions, modifications, refinancings, refundings, renewals, restatements or supplements thereof so long as the Company or any Restricted Subsidiary is a borrower or guarantor thereunder and is subject to the $150.0 million sublimit thereunder), if such default or acceleration results from, or is attributable to, any event, condition or circumstance (including a CCU Credit Event) attributable to CCU and its Subsidiaries other than the Company and its Subsidiaries so long as, to the extent legally permitted to do so (including pursuant to any suit or other legal proceeding in a court of competent jurisdiction related to a CCU Credit Event), the Company and its Subsidiaries have repaid (or reserved or set aside cash for repayment in a restricted account) the principal amount equal to the Indebtedness and other Obligations owed by the Company and its Subsidiaries under such Credit Agreement.

“Excluded Subsidiary” means (a) any Immaterial Subsidiary, (b) any Foreign Subsidiary of the Company and (c) any Domestic Subsidiary (i) that is a Subsidiary of a Foreign Subsidiary of the Company that is a controlled foreign corporation within the meaning of Section 957 of the Code or (ii) that is treated as a disregarded entity for U.S. federal income tax purposes if substantially all of its assets consist of the stock of one or more Foreign Subsidiaries of the Company that is a controlled foreign corporation within the meaning of Section 957 of the Code.

“Existing Senior Notes” means CCU’s 4.5% Senior Notes Due 2010, 6.25% Senior Notes Due 2011, 4.4% Senior Notes Due 2011, 5.0% Senior Notes Due 2012, 5.75% Senior Notes Due 2013, 5.5% Senior Notes Due 2014, 4.9% Senior Notes Due 2015, 5.5% Senior Notes Due 2016, 10.75% Senior Cash Pay Notes due 2016, 11.00%/11.75% Senior Toggle Notes due 2016, 6.875% Senior Debentures Due 2018 and 7.25% Debentures Due 2027.

“Existing Senior Notes Indentures” means (a) the Senior Indenture dated as of October 1, 1997 between CCU and The Bank of New York, as trustee, as the same may have been amended or supplemented as of the Issue Date and (b) the Indenture dated as of July 30, 2008 between among CCU, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, as the same may have been amended or supplemented as of the Issue Date.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus

(2)	all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of the Company or a Restricted Subsidiary during such period; plus

(3)	all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Company or a Restricted Subsidiary during such period.

“Foreign Subsidiary” means any Subsidiary that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, and any Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“Government Securities” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)

obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the A Note Indenture and the A Notes (including Series A Exchange Notes).

“Guarantor” means, each Person that Guarantees the A Notes (including Series A Exchange Notes) in accordance with the terms of the A Note Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Immaterial Subsidiary” means, at any date of determination, any Subsidiary of the Company (other than a Foreign Subsidiary or a Subsidiary that meets the criteria of clause (c) of the definition of Excluded Subsidiary) that is a Restricted Subsidiary and not a Restricted Guarantor, whose total assets, together with the total assets of all such Restricted Subsidiaries that are not Restricted Guarantors, at the last day of the end of the most recently ended fiscal quarter of the Company for which financial statements are publicly available did not exceed 3.5% of Total Assets at such date or (b) whose gross revenues, together with the gross revenues of all such other Restricted Subsidiaries that are not Restricted Guarantors (other than a Foreign Subsidiary of the Company or a Subsidiary of the Company that meets the criteria of clause (c) of the definition of Excluded Subsidiary), for the most recently ended period of four consecutive fiscal quarters of the Company for which financial statements are publicly available did not exceed 3.5% of the consolidated gross revenues of the Company and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1)	any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)	in respect of borrowed money;

(b)	evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)	representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) liabilities accrued in the ordinary course of business and (iii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d)	representing any Hedging Obligations; if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)	to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)	to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business.

“Indentures” means the A Note Indenture and the B Note Indenture.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Goldman, Sachs & Co, Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Moelis & Company LLC and Morgan Stanley & Co. Incorporated.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)	debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and the Subsidiaries of the Company;

(3)	investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)	corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and commission, travel and similar advances to directors, officers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Investors” means Thomas H. Lee Partners L.P. and Bain Capital LLC, each of their respective Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means December 23, 2009.

“Issuer” has the meaning set forth in the first paragraph under “General.”

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“LTM Cost Base” means, for any consecutive four quarter period, the sum of (a) direct operating expenses, (b) selling, general and administrative expenses and (c) corporate expenses, in each case excluding depreciation and amortization, of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries that are Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Notes” means both the B Notes and the A Notes.

“Obligations” means any principal (including any accretion), interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or the Issuer, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of the Company or the Issuer, as the case may be, by an Officer of the Company or the Issuer, as the case may be, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the A Note Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Issuer, as the case may be, or the Trustee.

“Pari Passu Indebtedness” means: (1) with respect to the Issuer, the B Notes, the A Notes and any other Indebtedness which ranks pari passu in right of payment to the A Notes; and (2) with respect to any Guarantor, its Guarantee, its guarantee of the B Notes and any other Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person.

“Permitted Debt Restructuring” means

(1)	any restructuring of all or substantially all of any series, class, tranche or facility of Indebtedness of any direct or indirect parent companies of the Company,

(2)	any debt workout and similar transactions involving all or substantially all of any series, class, tranche or facility of Indebtedness of any direct or indirect parent companies of the Company, including in connection with any consensual or negotiated arrangement or any court approved or ordered arrangement or plan,

(3)	any exchange or conversion of all or substantially all of any series, class, tranche or facility of Indebtedness for or to any Equity Interests or any issuance of Equity Interests for cash or other consideration (other than any public offering of Capital Stock and any offering of Capital Stock that is underwritten for resale pursuant to Rule 144A or Regulation S of the Act) as result of which all or substantially all of any series, class, tranche or facility of Indebtedness of such direct or indirect parent companies of the Company is repaid, retired, exchanged for equity, cancelled, extinguished or otherwise discharged, or

(4)	any other transactions that have substantially the effect of any of the foregoing; provided, however, that in each case, such restructuring, debt workout, exchange, conversion or other transaction does not involve the consensual sale for cash consideration of Capital Stock of any such direct or indirect parent company of the Company owned by the Investors.

“Permitted Holder” means any of the Investors and members of management of the Company (or any of its direct or indirect parent companies) or CCU or CC Media Holdings, Inc. who are holders of Equity Interests of the Company (or any of its direct or indirect parent companies) or CCU or CC Media Holdings, Inc. on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that (x) in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies and (y) for purposes of this definition, the amount of Equity Interests held by members of management who qualify as “Permitted Holders” shall never exceed the amount of Equity Interests held by such members of management on the Issue Date. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under “Repurchase at the Option of Holders—Change of Control” (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the covenant described under “Repurchase at the Option of Holders—Change of Control”) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Liens” means, with respect to any Person:

(1)	pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, appeal bonds or letters of credit to which such Person is a party or account party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)	Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)	Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently pursued, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Company or any Subsidiary thereof has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4)	Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5)	minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6)	Liens securing obligations under Indebtedness permitted to be incurred (and so incurred and so classified) pursuant to clause (5) or (18) of the second paragraph of the covenant described under “Certain Covenants in the A Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, however, that any such Indebtedness that is incurred pursuant to such clause (5) or (18) remains classified as incurred thereunder; and provided further, however, that Liens securing obligations under Indebtedness permitted to be incurred (and so incurred and so classified) pursuant to clause (18) extend only to the assets or Equity Interests of Foreign Subsidiaries of the Company;

(7)	Liens existing on the Issue Date;

(8)	Liens existing on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property or other assets owned by the Company or any of its Restricted Subsidiaries;

(9)	Liens existing on property or other assets at the time the Company or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of an amalgamation, merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided further that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(10)	Liens securing obligations under Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Issuer or a Guarantor permitted to be incurred in accordance with the covenant described under “Certain Covenants in the A Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)	Liens securing Hedging Obligations permitted to be incurred under the A Note Indenture;

(12)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)	leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14)	Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(15)	Liens in favor of the Issuer or any Guarantor;

(16)	Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17)	[Reserved]

(18)	Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), and (9) or in clauses (20) and (33) below; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the obligations under Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (20) and (33) at the time the original Lien became a Permitted Lien under the A Note Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension, renewal or replacement of Indebtedness secured by a Lien referred to in clause (20) or clause (33), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension, renewal or replacement shall be deemed secured by a Lien under clause (20) or clause (33), as applicable, and not this clause (18) for purposes of determining the principal amount of Indebtedness outstanding under clause (20) or clause (33), as applicable;

(19)	deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20)	other Liens securing Indebtedness or other obligations which do not exceed $25.0 million in the aggregate at any one time outstanding;

(21)	Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23)	Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24)	Liens deemed to exist in connection with Investments in repurchase agreements permitted under the A Note Indenture; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25)	Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26)	Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(27)	[Reserved]

(28)	Liens securing obligations owed by the Company or any Restricted Subsidiary to any lender under any Credit Facilities or any Affiliate of such a lender, in each case, in the ordinary course of business in respect of any overdraft and related liabilities arising from treasury, depository and cash management services provided by, or any automated clearing house transfers of funds with, lenders under such Credit Facilities or any Affiliate of such a lender;

(29)	the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any Restricted Subsidiary thereof or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(31)	Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted;

(32)	security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business; and

(33)	Liens securing Indebtedness or other obligations under any Credit Facilities which do not exceed $250.0 million in the aggregate at any one time outstanding.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness.

“Permitted Liquidity Liens” means, with respect to any Person:

(1)	Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently pursued, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(2)	Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(3)	Liens deemed to exist in connection with Investments in repurchase agreements permitted under the A Note Indenture; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement; and

(4)	Liens that are contractual rights of set-off relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Proceeds Loans” means (a) the $500.0 million loan from the Issuer to CCO made on the Issue Date from the proceeds of the issuance of the outstanding A Notes, and (b) the $2.0 billion loan from the Issuer to CCO made on the Issue Date from the proceeds of the Issuance of the outstanding B Notes.

“Proceeds Loan Agreements” means each of the Proceeds Loan Agreements dated as of the Issue Date between the Issuer and CCO pursuant to which the Proceeds Loans were made.

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S of such Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term “Public Debt” (i) shall not include the B Notes (or any Additional B Notes) or the A Notes (or any Additional A Notes) and (ii) shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any commercial bank or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering.”

“Qualified Asset Sale” means any Asset Sale:

(1)	pursuant to which the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

(2)	except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a)	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the A Notes (or Guarantees) or that are owed to the Company or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Company and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b)	any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c)	any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $75.0 million at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value shall be deemed to be cash for purposes of this definition and for no other purpose.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the A Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Registration Rights Agreements” means (a) the Registration Rights Agreement with respect to the A Notes, dated the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers (the “A Note Registration Rights Agreement”), (b) the Registration Rights Agreement with respect to the B Notes, dated the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers (the “B Note Registration Rights Agreement”) and (c) any similar registration rights agreements with respect to any Additional A Notes or Additional B Notes, as applicable.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Guarantor” means a Guarantor that is a Restricted Subsidiary.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary of the Company) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the term and revolving credit facilities under the Credit Agreement, dated as of May 13, 2008, as amended as of July 9, 2008 and July 28, 2008, by and among CCU, the subsidiary guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as

Administrative Agent, including any agreements, collateral documents, guarantees, instruments, mortgages and notes executed in connection therewith, and any amendments, extensions, modifications, refinancings, refundings, renewals, restatements, or supplements thereof and any one or more notes, indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, refinance, refund, renew, replace or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such refinancing, refunding or replacement facility or indenture that increases the amount that may be borrowed thereunder or alters the maturity of the loans thereunder or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or other agent, lender or group of lenders or investors.

“Senior Leverage Ratio” means, as of the date of determination, the ratio of (a) the Pari Passu Indebtedness of the Company and its Restricted Subsidiaries on such date, to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Company or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Pari Passu Indebtedness (other than Pari Passu Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Senior Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Senior Leverage Ratio is made (the “Senior Leverage Ratio Calculation Date”), then the Senior Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee not later than 30 days after entering into any commitment providing for the incurrence of any Pari Passu Indebtedness, that all or any portion of the Pari Passu Indebtedness that could be incurred under such commitment at the time such commitment is entered into shall be treated as incurred and outstanding in such amount for all purposes of this calculation (whether or not such Pari Passu Indebtedness is outstanding at the time such commitment is entered into) and any subsequent incurrence of such Pari Passu Indebtedness under such commitment (including upon repayment and reborrowing) shall not be deemed, for purposes of this calculation, to be the incurrence of Pari Passu Indebtedness at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Senior Leverage Ratio Calculation Date, and other operational changes that the Company or any of its Restricted Subsidiaries has determined to make or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Senior Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Senior Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings, synergies and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation; provided, that no cost savings, synergies or operating expense reductions shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period. For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.

“Series A Exchange Notes” means new notes of the Issuer issued in exchange for the outstanding A Notes pursuant to, or as contemplated by, the A Note Registration Rights Agreement.

“Series B Exchange Notes” means new notes of the Issuer issued in exchange for the outstanding B Notes pursuant to, or as contemplated by, the B Note Registration Rights Agreement.

“Significant Party” means any Guarantor or Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Special Interest” means all additional interest then owing pursuant to any Registration Rights Agreement.

“Subordinated Indebtedness” means: (1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the A Notes; and (2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the A Notes.

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity (excluding charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Total Assets” means total assets of the Company and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Company and its Restricted Subsidiaries as may be expressly stated.

“Transaction Expenses” means any fees or expenses incurred or paid by the Company or any of its Subsidiaries in connection with the Transactions.

“Transactions” means the offering and issuance of the Notes for cash on the Issue Date, the making of the Proceeds Loans, the refinancing of the CCU Intercompany Note and the amendments to the CCOH Mirror Note and the CCU Mirror Note and transactions related to any of the foregoing on or prior to the Issue Date and the payment of fees and expenses related to any of the foregoing.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the

Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 15, 2012; provided, however, that if the period from the Redemption Date to December 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa- 77bbbb).

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Company as an Unrestricted Subsidiary under the B Notes; provided that the Company may not designate any Subsidiary to be an Unrestricted Subsidiary under the A Notes unless such Subsidiary is also designated as an “Unrestricted Subsidiary” under the B Notes; provided further that the Company that may designate any Unrestricted Subsidiary to be a Restricted Subsidiary to the extent such designation is made under the B Notes. Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)	the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)	the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

Description of the B Notes

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” For purposes of this description only, (i) the term “Issuer” refers to Clear Channel Worldwide Holdings, Inc., and not to any of its Subsidiaries, (ii) the term “Company” refers to Clear Channel Outdoor Holdings, Inc., and not to any of its Subsidiaries, (iii) the terms “we,” “our” and “us” each refer to the Company and its consolidated Subsidiaries, (iv) the term “CCO” refers to Clear Channel Outdoor, Inc., and not to any of its Subsidiaries, (v) the term “B Notes refers to notes issued under the B Note Indenture and (vi) the term “B Note Registration Rights Agreement” refers to the registration rights agreement with the initial purchasers regarding registration of the outstanding B Notes. The Issuer is a Wholly-Owned Subsidiary of the Company. The Company, as a Guarantor of the B Notes, and any Restricted Subsidiary of the Company that Guarantees the B Notes are each referred to as a “Restricted Guarantor.”

The following description is only a summary of the material provisions of the B Note Indenture and does not purport to be complete and is qualified in its entirety by reference to the provisions of that agreement, including the definitions therein of certain terms used in this “Description of the B Notes.” We urge you to read the B Note Indenture, the B Notes and the B Note Registration Rights Agreement because those agreements, not this description, define your rights as Holders of the B Notes. Copies of the B Note Indenture and the B Note Registration Rights Agreement have been filed with the SEC as exhibits to the Registration Statement on Form S-4 of which this prospectus is a part.

Brief Description of B Notes

The B Notes:

•	are senior unsecured obligations of the Issuer;

•	are pari passu in right of payment with all existing and future unsubordinated Indebtedness of the Issuer, including the A Notes and under any Credit Facilities of the Issuer;

•	are effectively subordinated to all existing and future Secured Indebtedness of the Issuer to the extent of the value of such assets securing such Indebtedness;

•	are senior in right of payment to all Subordinated Indebtedness of the Issuer;

•	are guaranteed by each of the Company, CCO and substantially all of the Company’s other domestic Restricted Subsidiaries other than the Excluded Subsidiaries; and

•	are structurally subordinated to all existing and future obligations of any existing or future Subsidiaries of the Company that do not guarantee the B Notes.

The Guarantee of each Guarantor of the B Notes:

•	are a senior unsecured obligation of such Guarantor;

•

rank pari passu in right of payment with all existing and future unsubordinated Indebtedness of such Guarantor, including such Guarantor’s guarantee of the A Notes and under any Credit Facilities of such Guarantor and, in the case of the Company, the Company’s obligations under the CCOH Mirror Note; and

•	are effectively subordinated to all existing and future Secured Indebtedness of such Guarantor to the extent of the value of such assets securing such Indebtedness.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee, on an unsecured senior basis, in each case, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the B Note Indenture and the B Notes, whether for payment of principal of or interest on the B Notes, expenses, indemnification or otherwise, on the terms set forth in the B Note Indenture by executing the B Note Indenture or a supplemental indenture.

Each Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Company (other than Excluded Subsidiaries) guarantee the B Notes, subject to release as provided below. The B Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Company that do not guarantee the B Notes.

Not all of the Company’s Subsidiaries guarantee the B Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute or contribute, as the case may be, any of their assets to a Guarantor. None of the Company’s Excluded Subsidiaries will guarantee the B Notes. As of the Issue Date, our Excluded Subsidiaries include all Foreign Subsidiaries of the Company and non-Wholly-Owned Subsidiaries of the Company.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the B Note Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment (such net assets determined in accordance with GAAP).

If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero.

Each Guarantee by a Restricted Guarantor provides by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) (a)	any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Restricted Guarantor (including any sale, exchange or transfer), after which the applicable Restricted Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Restricted Guarantor which sale, exchange or transfer is made in a manner in compliance with the applicable provisions of the B Note Indenture;

(b)	the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary;

(c)	the Issuer exercising its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the B Note Indenture being discharged in a manner not in violation of the terms of the B Note Indenture; or

(d)	such Restricted Guarantor ceasing to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder; provided, however, if such Restricted Guarantor, immediately prior thereto, was a guarantor of other capital markets debt securities of the Issuer or a Guarantor and continues to be a guarantor of such other capital markets debt securities of the Issuer or a Guarantor, no such release shall be permitted; and

(2)

such Restricted Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the B Note Indenture relating to such transaction have been complied with. The Guarantee by the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the Issuer exercising its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the B Note Indenture being discharged in a manner in accordance with the terms of the B Note Indenture.

Ranking

The payment of the principal of, premium, if any, and interest on the B Notes by the Issuer will rank pari passu in right of payment to all unsubordinated Indebtedness of the Issuer, including the A Notes.

The payment of any Guarantee of the B Notes will rank pari passu in right of payment to all unsubordinated indebtedness of the relevant Guarantor, including, the guarantee by such Guarantor of the A Notes and, in the case of the Company, the Company’s Obligations under the CCOH Mirror Note.

Each Guarantor’s obligations under its Guarantee of the B Notes will be effectively subordinated to the obligations of the Guarantor under its Secured Indebtedness to the extent of the value of the assets securing such Indebtedness.

The B Notes are effectively subordinated to all of the existing and future Secured Indebtedness of the Issuer and each Guarantor to the extent of the value of the assets securing such Indebtedness.

Although the B Note Indenture limits the incurrence of Indebtedness by the Company and its Restricted Subsidiaries and the issuance of Disqualified Stock and Preferred Stock by the Restricted Subsidiaries, such limitations are subject to a number of significant qualifications and exceptions. Under certain circumstances, the Company and its Subsidiaries may be able to incur substantial amounts of Indebtedness and such Indebtedness may be Secured Indebtedness. See “Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants in the B Note Indenture—Liens.”

Substantially all of the operations of the Issuer are conducted through its Subsidiaries, most of which are Foreign Subsidiaries of the Issuer who do not Guarantee the B Notes. In addition, substantially all of the operations of the Company are conducted through its Subsidiaries. Unless a Subsidiary is a Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuer, including Holders. The B Notes, therefore, are effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Company that are not Guarantors.

See “Risk Factors—Risks Related to the Exchange Offers” and “Risk Factors—Risks Related to the Exchange Notes.”

Paying Agent and Registrar for the B Notes

The Issuer will maintain one or more Paying Agents for the B Notes. The initial Paying Agent for the B Notes is U.S. Bank National Association.

The Issuer will also maintain a registrar in respect of the B Notes, initially U.S. Bank National Association. If the Issuer fails to appoint a registrar, the Trustee will act as such. The registrar for the B Notes will maintain a register reflecting ownership of the B Notes outstanding from time to time and will make payments on and facilitate transfer of the B Notes on behalf of the Issuer.

The Issuer may change the Paying Agents or the registrars without prior notice to the Holders. The Company, the Issuer, any Restricted Subsidiary or any Subsidiaries of a Restricted Subsidiary may not act as a Paying Agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange B Notes in accordance with the terms set forth in the B Note Indenture pursuant to which such B Notes have been issued. Any registrar or the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of B Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any B Note selected for redemption.

Principal, Maturity and Interest

The Issuer issued $2,000,000,000 aggregate principal amount of the outstanding B Notes on the Issue Date and will issue the same amount of Series B Exchange Notes pursuant to the B Note exchange offer. The B Notes will mature on December 15, 2017. Subject to compliance with the covenant described below under the caption “Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional B Notes from time to time after this offering (such additional B Notes, the “Additional B Notes”). The B Notes offered by the Issuer and any Additional B Notes subsequently issued under the B Note Indenture will be treated as a single class for all purposes under the B Note Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, for all purposes of the B Note Indenture and this “Description of the B Notes”, references to “B Notes” include any Additional B Notes that are actually issued and references to “A Notes” include any Additional A Notes that are actually issued.

Interest will accrue and be payable daily by the Issuer on the B Notes from the Issue Date, or from the most recent date to which interest has been paid or provided for. Interest will be payable by the Trustee semiannually using a 360-day year comprised of twelve 30-day months to Holders of record at the close of business on the June 1 or December 1 immediately preceding the interest payment date, on June 15 and December 15 of each year, commencing June 15, 2010. If a payment date is not on a Business Day at the place of payment, payment may be made at the place on the next succeeding Business Day and no interest will accrue for the intervening period.

The Issuer will pay interest on overdue principal at 1% per annum in excess of the interest otherwise payable by the Issuer and will pay interest on overdue installments due from the Issuer at such higher rate to the extent lawful.

The Issuer has caused the Trustee to establish an account (the “Trustee Account”) to be maintained by the Trustee for the benefit of the Holders with respect to payments of interest on the B Notes, over which the Trustee shall have sole control and dominion. Interest on the B Notes will accrue, and be payable by or on behalf of the Issuer to the Trustee, daily; provided that the failure by the Issuer to make or have made any such daily payment to the Trustee on any day will not constitute a Default so long as (a) (x) no payment or other transfer by the Company or any of its Restricted Subsidiaries shall have been made on such day under the Cash Management Arrangements or (y) the amount of funds on deposit in the Trustee Account on such day is equal to the amount of interest which has accrued up to and including such day and (b) on each semiannual interest payment date the aggregate amount of funds deposited in the Trustee Account is sufficient to pay the aggregate amount of interest on the B Notes that is payable by the Trustee to the Noteholders on such semiannual interest payment date; provided further, however, that payments of interest shall only be deemed to be overdue to the extent that the aggregate amount of funds deposited in the Trustee Account is not sufficient to pay the aggregate amount of interest on the B Notes that is payable by the Trustee to Holders on the applicable semiannual interest payment date. The Issuer or any Guarantor will not be the legal owners of the funds on deposit in the Trustee Account. Such amounts may be in cash in U.S. dollars, in Government Securities or in a combination thereof. Any interest earned on Government Securities held in the Trustee Account will be applied to pay fees and expenses of the Trustee and, to the extent of any excess, returned to the Company. Upon the making by or on behalf of the Issuer of any payment into the Trustee Account, the Issuer’s obligation to pay accrued interest shall be discharged to the extent of the amount so paid. If the Trustee fails to make an interest payment on the B Notes but the Issuer has deposited the funds with the Trustee, it will not be a Default.

Special Interest may accrue on the B Notes in certain circumstances pursuant to the B Note Registration Rights Agreement. All references in the B Note Indenture and this “Description of the B Notes”, in any context, to any interest or other amount payable on or with respect to the B Notes shall be deemed to include any Special Interest pursuant to the B Note Registration Rights Agreement for the B Notes. References to “accrued and unpaid interest” refer to interest that may be payable by the Issuer or the Trustee, as applicable.

Principal of, premium, if any, and interest on the B Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, may be made by check mailed to the Holders of the B Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the B Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. The Issuer’s office or agency will be the office of the Paying Agent maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We are not required to make any sinking fund payments with respect to the B Notes. Under certain circumstances, we may be required to offer to purchase B Notes as described under the caption “Repurchase at the Option of Holders.” We and our affiliates may at any time and from time to time purchase B Notes in the open market, negotiated transactions or otherwise. Notwithstanding the foregoing, none of the Company or any of its Subsidiaries shall make any purchase of, or otherwise effectively cancel or retire any B Notes (whether through open market purchases, tender offers, defeasance, offers to purchase required by the B Notes or otherwise) if, after giving effect thereto and, if applicable, any concurrent purchase of or other action with respect to any A Notes, the ratio of (a) the outstanding aggregate principal amount of the A Notes to (b) the outstanding aggregate principal amount of the B Notes shall be greater than 0.250; provided, however, that the foregoing restriction shall not be applicable in the case of any Change of Control Offer, Asset Sale Offer or offer to purchase the A Notes required to be made under the A Note Indenture at the price specified with respect thereto to all holders of the A Notes, where a violation of the foregoing restriction would occur solely as a result of different offer acceptance rates by the holders of the B Notes and the A Notes. References to the B Notes and the A Notes in this paragraph do not include any Additional B Notes or any Additional A Notes, as applicable.

Optional Redemption

Except as set forth below, the Issuer shall not be permitted to redeem the B Notes. The B Notes will be payable at par at maturity.

At any time prior to December 15, 2012, the B Notes may be redeemed or purchased (by the Issuer or any other Person), in whole or in part, upon notice as described under “Selection and Notice,” at a redemption price equal to 100% of the principal amount of B Notes redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”), and, without duplication, accrued and unpaid interest to the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person.

On and after December 15, 2012, the B Notes may be redeemed or purchased (by the Issuer or any other Person), at the Issuer’s option, in whole or in part, upon notice as described under “Selection and Notice,” at any time and from time to time at the redemption prices set forth below. The Issuer may provide in such notice that the payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. The B Notes will be redeemable at the redemption prices (expressed as percentages of principal amount of the B Notes to be redeemed) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record of B Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on December 15 of each of the years indicated below:

Year	Percentage
2012	106.93750%
2013	104.62500%
2014	102.31250%
2015 and thereafter	100.00000%

In addition, until December 15, 2012, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the then outstanding aggregate principal amount of B Notes at a redemption price equal to 109.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 65% of the sum of the aggregate principal amount of B Notes originally issued under the B Note Indenture and any Additional B Notes issued under the B Note Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect thereto may be performed by another Person. Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The Trustee or the Paying Agent shall select the B Notes to be purchased in the manner described under “Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The B Notes provides that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding B Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the B Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the B Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of B Notes to the address of such Holder appearing in the security register with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, with the following information:

(1)	that a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders—Change of Control,” and that all B Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2)	the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)	that any B Note not properly tendered will remain outstanding and continue to accrue interest;

(4)	that unless the Issuer defaults in the payment of the Change of Control Payment, all B Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)	that Holders electing to have any B Notes purchased pursuant to a Change of Control Offer will be required to surrender such B Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such B Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)	that Holders will be entitled to withdraw their tendered B Notes and their election to require the Issuer to purchase such B Notes, provided that the Paying Agent receives, not later than the close of business on the fifth Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder of the B Notes, the principal amount of B Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered B Notes and its election to have such B Notes purchased;

(7)	that the Holders whose B Notes are being repurchased only in part will be issued new B Notes equal in principal amount to the unpurchased portion of the B Notes surrendered. The unpurchased portion of the B Notes must be equal to a minimum of $2,000 or an integral multiple of $1,000 in principal amount;

(8)	if such notice is mailed prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9)	the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of B Notes by the Issuer pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the B Note Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the B Note Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1)	accept for payment all B Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)	deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all B Notes or portions thereof so tendered, and

(3)	deliver, or cause to be delivered, to the Trustee for cancellation (and delivery to the Paying Agent) the B Notes so accepted together with an Officer’s Certificate to the Trustee stating that such B Notes or portions thereof have been tendered to and purchased by the Issuer.

Future credit agreements or other agreements to which the Company or the Issuer become a party may provide that certain change of control events with respect to the Company would constitute a default thereunder (including a Change of Control under the B Note Indenture). If we experience a change of control that triggers a default under any Credit Facilities, we could seek a waiver of such default or seek to refinance our Credit Facilities. In the event we do not obtain such a waiver or refinance the Credit Facilities, such default could result in amounts outstanding under our Credit Facilities being declared due and payable.

Our ability to pay cash to the Holders of B Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Exchange Notes— Certain transactions that may result in a change of ownership of Clear Channel Worldwide Holdings may not constitute a change of control. In addition, in the event of a change of control, Clear Channel Worldwide Holdings may not be able to fulfill its repurchase obligations under the indentures governing the notes.”

The Change of Control purchase feature of the B Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. As of the Issue Date, we had no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, dispositions, refinancings or other recapitalizations, that would not constitute a Change of Control under the B Note Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness (including Secured Indebtedness) are contained in the covenants described under “Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants in the B Note Indenture— Liens.” In addition, a Change of Control could be triggered by changes in ownership resulting from an insolvency of CCU or a restructuring of its Indebtedness. Accordingly, events relating to CCU and over which we and they do not have control could trigger a Change of Control. Such restrictions in the B Note Indenture can be waived only with the consent of the Holders of a majority in principal amount of the B Notes then outstanding. Except for the limitations contained in such covenants, however, the B Note Indenture does not contain any covenants or provisions that may afford Holders of the B Notes protection in the event of a highly leveraged transaction. Such limitations are subject to a number of important exceptions, baskets and qualifications.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the B Note Indenture applicable to a Change of Control Offer made by us and purchases all B Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company and its Restricted Subsidiaries. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of B Notes may require the Issuer to make an offer to repurchase the B Notes as described above. In addition, Holders may not be entitled to require us to purchase their B Notes in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not endorse a dissident slate of directors but approves them as “Continuing Directors”.

Except as described in clause (11) of the second paragraph under “Amendment, Supplement and Waiver,” the provisions in the B Note Indenture relative to the Issuer’s obligation to make an offer to repurchase the B Notes as a result of a Change of Control may be waived or modified at any time with the written consent of the Holders of a majority in principal amount of the then outstanding B Notes under the B Note Indenture.

Asset Sales

The B Note Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1)	the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

(2)	except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a)	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes (or Guarantees) or that are owed to the Company or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Company and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b)	any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c)	any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $75.0 million at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value shall be deemed to be cash for purposes of this provision and for no other purpose.
Within 18 months after the receipt of any Net Proceeds of any Asset Sale:

(1)	by the Company or any Restricted Subsidiary, then the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale to permanently reduce Obligations under Pari Passu Indebtedness of the Issuer or the Guarantors (other than any Indebtedness under the Senior Credit Facilities) that is secured by a Lien, which Lien is permitted by the B Note Indenture, and to correspondingly reduce commitments with respect thereto;

(2)	by the Company or any Restricted Subsidiary, then the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale to permanently reduce Obligations under (i) the B Notes (to the extent such purchases are at or above 100% of the principal amount thereof) or (ii) any other Pari Passu Indebtedness of the Issuer or a Guarantor (and to correspondingly reduce commitments with respect thereto); provided, however, that the Issuer shall equally and ratably reduce (or offer to reduce) Obligations under the B Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Series B Holders of Notes to purchase a pro rata amount of B Notes at 100% of the principal amount thereof, plus accrued but unpaid interest;

(3)	[Reserved]

(4)	[Reserved]

(5)	by any Restricted Subsidiary that is not the Issuer or a Guarantor, then such Restricted Subsidiary that is not the Issuer or a Guarantor, at its option, may apply the Net Proceeds of such Asset Sale to permanently reduce Obligations under Indebtedness of Restricted Subsidiaries that are not the Issuer or not Guarantors, and to correspondingly reduce commitments with respect thereto; or

(6)

by the Company or any Restricted Subsidiary, then the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale to (a) make an Investment in any one or more businesses, provided, however, that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) acquire properties, (c) make capital expenditures or (d) acquire other assets that, in the case of each of clauses (a), (b), (c) and (d) either (x) are used or useful in a Similar Business or (y) replace the businesses, properties or assets that are the subject of such Asset Sale;

provided, however, that, in the case of clause (6) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within the later of 18 months after receipt of such Net Proceeds and 180 days following such commitment; provided further, however, that if such commitment is cancelled or terminated after the later of such 18 month or 180 day period for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from any Asset Sale described in the preceding paragraph that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds”, except the amount of Excess Proceeds will be reduced by the sum of the amount of the B Notes offered to be purchased in an offer pursuant to clause (2) above and the amount of A Notes offered to be purchased in an A Notes Purchase Offer by reason of clause (2) above. When the aggregate amount of Excess Proceeds with respect to the B Notes exceeds $50.0 million, the Issuer shall make an offer to all Holders of the B Notes and, if required by the terms of any Pari Passu Indebtedness, to the holder of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of such B Notes and the maximum aggregate principal amount (or accreted value, if less) of such Pari Passu Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 thereof (in aggregate principal amount) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the B Note Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $50.0 million by mailing the notice required pursuant to the terms of the B Note Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC. The Issuer, in its sole discretion, may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 18 month period (or such longer period provided above) or with respect to Excess Proceeds of $50.0 million or less.

To the extent that the aggregate principal amount of B Notes and the aggregate principal amount (or accreted value, if applicable) of such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds with respect to the B Notes, the Issuer may use any remaining Excess Proceeds for general corporate purposes, including to make Restricted Payments, subject to the other covenants contained in the B Note Indenture. If the aggregate principal amount of B Notes and the aggregate principal amount (or accreted value, if applicable) of the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds with respect to the B Notes, the Trustee or the Paying Agent shall select the B Notes and the Issuer or the agent for such Pari Passu Indebtedness will select such other Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of the B Notes and the aggregate principal amount (or accreted value, if applicable) of such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under any Credit Facilities, or otherwise invest or apply such Net Proceeds in any manner not prohibited by the B Note Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the B Note Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the B Note Indenture by virtue thereof.

Except as described in clause (11) of the second paragraph under “Amendment, Supplement and Waiver,” the provisions under the B Note Indenture relative to the Issuer’s obligation to make an offer to repurchase the B Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the then outstanding B Notes.

The Issuer will be obligated to make an offer to purchase with respect to the A Notes at the same time as it makes an Asset Sale Offer as described under “Description of the A Notes—Offer to Purchase A Notes In Certain Circumstances.”

Selection and Notice

If the Issuer is redeeming less than all of the B Notes at any time, the Trustee or the Paying Agent will select the B Notes to be redeemed (a) if such B Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such B Notes are listed or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee or the Paying Agent shall deem appropriate.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to (x) each Holder of B Notes to be redeemed at such Holder’s registered address, (y) to the Trustee to forward to each Holder of B Notes to be redeemed at such Holder’s registered address, or (z) otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the B Notes or a satisfaction and discharge of the B Note Indenture. If any B Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such B Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new B Note in a principal amount equal to the unredeemed portion of the original B Note in the name of the Holder upon cancellation of the original B Note. B Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on B Notes or portions of them called for redemption.

Certain Covenants in the B Note Indenture

Set forth below are summaries of the principal covenants that are contained in the B Note Indenture.

Limitation on Restricted Payments

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)	declare or pay any dividend or make any distribution or any payment having the effect thereof on account of the Company’s or any Restricted Subsidiary’s Equity Interests (in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than:

(a)	dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company; or

(b)	dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary of the Company, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)	purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger, amalgamation or consolidation;

(3)	make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness other than:

(a)	Indebtedness permitted under clause (8) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b)	the payment of principal on or the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or any Restricted Subsidiary in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment of principal or such purchase, redemption, defeasance, repurchase or acquisition; or

(4)	make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”).

The foregoing provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the B Note Indenture;

(2)	(a) the purchase, redemption, defeasance, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to the Company or any of its Subsidiaries or to an employee stock ownership plan, management equity plan, other management or employment benefit plan or agreement or any trust established by the Company or any of its Subsidiaries) of, Equity Interests of the Company, or any direct or indirect parent company of the Company, to the extent of the cash proceedings actually contributed to the capital of the Company or any Restricted Subsidiary (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Issuer or any of its Subsidiaries or to an employee stock ownership plan, management equity plan, other management or employment benefit plan or agreement or any trust established by the Company or any of its Subsidiaries) of the Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6)(a) or (b) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to purchase, redeem, defease, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3)	the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company or a Restricted Subsidiary, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a)

the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired and any fees and expenses incurred in connection with such purchase, redemption, defeasance, repurchase, exchange, acquisition or retirement and the issuance of such new Indebtedness;

(b)	such new Indebtedness is subordinated to the B Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired for value;

(c)	such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired; and

(d)	such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired;

(4)	a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director, officer or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including any principal and interest payable on any notes issued by the Company or any direct or indirect parent company of the Company in connection with any such repurchase, retirement or acquisition), or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $7.5 million with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $15.0 million in any calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)	the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the capital of the Company, Equity Interests of any of the direct or indirect parent companies of the Company, in each case to employees, directors, officers or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies, that occurs after the Issue Date; plus

(b)	the cash proceeds of key man life insurance policies received by the Company (or by any direct or indirect parent company to the extent actually contributed in cash to the Company) or any of its Restricted Subsidiaries after the Issue Date; less

(c)	the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from employees, directors, officers or consultants of the Company, any of its Subsidiaries or its direct or indirect parent companies in connection with a repurchase of Equity Interests of the Company or any of the Company’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the B Note Indenture;

(5)	the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6)

(a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company or any of its Restricted Subsidiaries after the Issue Date; provided that the amount of dividends paid pursuant to this clause (a) shall not exceed the aggregate amount of cash actually received by the Company or a Restricted Subsidiary from the issuance of such Designated Preferred Stock;

(b)	a Restricted Payment to a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date; provided that the amount of Restricted Payments paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the capital of the Company from the sale of such Designated Preferred Stock; or

(c)	the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, that, in the case of each of (a), (b) and (c) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company could incur $1.00 of additional Indebtedness pursuant to each of the ratio tests set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(7)	repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8)	[Reserved]

(9)	Restricted Payments that are made with Excluded Contributions;

(10)	other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed $25.0 million;

(11)	the declaration and payment of dividends or distributions in an aggregate amount taken together with all other dividends or distributions made pursuant to this clause (11) not to exceed $500.0 million;

(12)	any Restricted Payment used to fund or effect the Transactions and the fees and expenses related thereto or owed to Affiliates paid substantially concurrently with the completion of the Transactions, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(13)	the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided, however, that all B Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(14)	(a) the declaration and payment of dividends, distributions or other amounts or the making of loans or advances by the Company, if applicable, in amounts required for any direct or indirect parent of the Company to pay federal, state, local, or foreign income taxes (as the case may be) imposed directly on or paid by such parent to the extent such income taxes are paid by such parent and are attributable to the income of the Company and its Restricted Subsidiaries (including by virtue of such parent being the common parent of a consolidated, combined, unitary, or similar tax group of which the Company or its Restricted Subsidiaries are members) and (b) the declaration and payment of dividends, other distributions or other amounts or the making of loans or advances by the Company, if applicable, in amounts required for any direct or indirect parent of the Company, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Company, if applicable, and general corporate overhead expenses of any direct or indirect parent of the Company, if applicable, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Company, if applicable, and its Subsidiaries;

(15)	the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(16)	payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “—Merger, Consolidation or Sale of All or Substantially All Assets”; provided, however, that as a result of such consolidation, merger or transfer of assets, the Issuer shall make a Change of Control Offer and that all B Notes tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed, acquired or retired for value;

(17)	(a) any transaction constituting an Investment in connection with the Cash Management Arrangements, in each case, out of cash flow from operations of the Company and its consolidated Subsidiaries, (b) any transaction constituting a Restricted Payment made with (x) cash flow from operations of the Company and its consolidated Subsidiaries in lieu of any Investment that would have been permitted by clause (17)(a) and (y) amounts repaid under the CCU Mirror Note, and (c) if the Cash Management Arrangements are no longer in effect, Restricted Payments made with (x) cash flow from operations of the Company and its consolidated Subsidiaries in an amount that could have been used to make Investments and Restricted Payments if such Cash Management Arrangements referred to in clause (17)(a) were in effect as of the date such Restricted Payment is made pursuant to this clause (17)(c) and (y) amounts repaid under the CCU Mirror Note;

(18)	after December 15, 2010, the declaration and payment of dividends or distributions by the Company made with the proceeds of any Indebtedness; provided, however, that after giving pro forma effect thereto (a) in the case of dividends or distributions made with the proceeds of Subordinated Indebtedness, the Consolidated Leverage Ratio would be less than 6.0 to 1.0 and (b) in the case of dividends or distributions made with the proceeds of any Indebtedness (other than Subordinated Indebtedness), the Senior Leverage Ratio would be less than 3.0 to 1.0; and

(19)	distributions, by dividend or otherwise, of Net Proceeds of any Asset Sale by the Company or any Restricted Subsidiary that do not, or no longer, constitute Excess Proceeds or the Net Proceeds of any Foreign Disposition applied in accordance with clauses (2) or (3) of the proviso to the first sentence of the third paragraph under the caption “—Merger, Consolidation or Sale of All or Substantially All Assets”, in each case, because they were used to make an Asset Sale Offer or offer to purchase the B Notes as contemplated by such clauses (2) and (3); provided, however, that all B Notes validly tendered by Holders of B Notes in the Asset Sale Offer have been purchased and all A Notes validly tendered by Holders of A Notes in the A Notes Purchase Offer have been purchased and, if after giving pro forma effect to such distribution (and any other application of Net Proceeds), the Consolidated Leverage Ratio would be less than 6.0 to 1.0 and the Senior Leverage Ratio would be less than 3.0 to 1.0;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10) and (15) no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Subsidiaries of the Company were Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time pursuant to this covenant or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the B Note Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer and the Guarantors will not issue any shares of Disqualified Stock and the Company will not permit the Issuer to, and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that (1) the Issuer and the Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock (other than Disqualified Stock of the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary), and (2) any Restricted Subsidiary that is not a Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if in each case (a) the Consolidated Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 6.5 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available and (b) the Senior Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 3.25 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available; provided further, however, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $30.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors is outstanding pursuant to this paragraph at such time; provided further, however, that the Issuer and the Guarantors may incur Subordinated Indebtedness (including Acquired Indebtedness that is Subordinated Indebtedness) if, in each case, the Consolidated Leverage Ratio at the time such additional Subordinated Indebtedness is incurred would have been no greater than 6.5 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Subordinated Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available.

The foregoing limitations will not apply to:

(1)	[Reserved]

(2)	the incurrence by (a) the Issuer and any Guarantor of Indebtedness represented by (i) the B Notes (including any Guarantee, but excluding any Additional B Notes) and (ii) the A Notes (including any guarantee of the A Notes, but excluding any Additional A Notes) and (b) CCO of Indebtedness represented by the Proceeds Loans;

(3)	the incurrence by the Issuer and any Guarantor of Indebtedness represented by (i) the Series B Exchange Notes and related guarantees of the Series B Exchange Notes to be issued in exchange for the outstanding B Notes (excluding any Additional B Notes) and Guarantees pursuant to the B Note Registration Rights Agreement and (ii) the Series A Exchange Notes and related guarantees of the Series A Exchange Notes to be issued in exchange for the outstanding A Notes (excluding any Additional A Notes) and guarantees of the Series A Exchange Notes pursuant to the A Note Registration Rights Agreement;

(4)	Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date, including $150.0 million under the Senior Credit Facilities (other than Indebtedness described in clause (2)), and Indebtedness incurred by the Company and its Restricted Subsidiaries pursuant to any revolving or other line of credit pursuant to which there is an unfunded commitment in effect as of the Issue Date;

(5)	Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock and Preferred Stock issued by the Company or any of its Restricted Subsidiaries (other than Disqualified Stock or Preferred Stock of the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary), to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness incurred and Disqualified Stock and/or Preferred Stock issued and outstanding under this clause (5), not to exceed $25.0 million at any time outstanding; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(6)	Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(7)	Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of ASC 460-10 or in respect of acquired contingencies and contingent consideration recorded under ASC 805-10) of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (7));

(8)	Indebtedness of the Company to a Restricted Subsidiary or a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that any such Indebtedness owing by the Issuer or a Guarantor to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the B Notes or the Guarantee of the B Notes, as applicable; provided further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company, the Issuer or another Restricted Subsidiary that is a Guarantor or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9)	shares of Preferred Stock of a Restricted Subsidiary (other than the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary) issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or a Restricted Subsidiary or pursuant to any pledge of such Preferred Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10)	Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this covenant, exchange rate risk or commodity pricing risk;

(11)	obligations in respect of self-insurance, customs, stay, performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(12)	(a) Indebtedness or Disqualified Stock of the Company owed or issued to CCU or any of its Subsidiaries that is a direct or indirect parent company in connection with the Cash Management

Arrangements and (b) Indebtedness or Disqualified Stock of the Company or a Restricted Guarantor (other than Disqualified Stock of a parent company of the Issuer that is also a Restricted Subsidiary) and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor (in the case of Disqualified Stock or Preferred Stock, other than the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary) in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $65.0 million (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b), with such automatic reclassification subject to the $30.0 million limitation in the first paragraph of this covenant that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the availability as of such date of determination under the $30.0 million sublimit would be exceeded);

(13)	the incurrence by (1) the Issuer and the Guarantors of Indebtedness or the issuance of shares of Disqualified Stock by the Guarantors (other than Disqualified Stock of any parent company of the Issuer that is also a Restricted Subsidiary), and (2) any Restricted Subsidiary that is not a Guarantor of Indebtedness or the issuance of shares of Disqualified Stock or shares of Preferred Stock, in each case, that serves to extend, replace, refund, refinance, renew or defease:

(a)	any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4), (5) and (12)(a) above and clause (14) below (including with respect to (x) the first paragraph of this covenant, any unfunded commitment for which an Officer’s Certificate has been delivered to the Trustee as provided in the definition of Consolidated Leverage Ratio or Senior Leverage Ratio, and (y) clause (4) above, any revolving or other line of credit pursuant to which there is an unfunded commitment in effect as of the Issue Date), or

(b)	any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease the Indebtedness, Disqualified Stock or Preferred Stock described in clause (a) above (including unfunded commitments that serve to extend, replace, refund, refinance, renew or defease any unfunded commitments under Indebtedness described in such clause (a)); provided, however, that in the case of clauses (a) and (b), any unfunded commitment shall continue to be treated as outstanding for purposes of the definition of Consolidated Leverage Ratio and Senior Leverage Ratio, as applicable, to the extent such unfunded commitment was outstanding for purposes thereof prior to such extension, replacement, refunding, refinancing, renewal or defeasance under this clause (13), including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith or incurred as a result of original issue discount, accreted value in excess of the proceeds thereof or the stated principal amount thereof being in excess of the fair value thereof at issuance, in each case, as determined in good faith by the Company (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A)	has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (except by virtue of prepayment of such Indebtedness),

(B)	to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment or pari passu to the B Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment or pari passu to the B Notes or the Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively,

(C)	in the case of any Refinancing Indebtedness incurred to refinance Indebtedness, Disqualified Stock or Preferred Stock outstanding under clause (5) above, such Refinancing Indebtedness shall be deemed to have been incurred and to be outstanding under such clause (5), and not this clause (13) for purposes of determining amounts outstanding under such clauses; and

(D)	shall not include:

(i)	Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or

(ii)	Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further, however, that subclauses (A) and (B) of this clause (13) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Indebtedness under any Credit Facilities;

(14)	Indebtedness, Disqualified Stock or Preferred Stock of (x) the Company or a Restricted Subsidiary (in the case of Disqualified Stock or Preferred Stock, other than the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary) incurred or issued to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the B Note Indenture; provided, however, that after giving effect to such acquisition or merger, either:

(i)	(A) with respect to Subordinated Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (14), the Company would be permitted to incur at least $1.00 of additional Subordinated Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of this covenant, and (B) with respect to any other Indebtedness, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to each of the ratio tests set forth in the first paragraph of this covenant, or

(ii)	(A) the Consolidated Leverage Ratio is less than the Consolidated Leverage Ratio immediately prior to such acquisition or merger, and (B) other than with respect to the incurrence of Subordinated Indebtedness pursuant to this clause (14), the Senior Leverage Ratio is less than the Senior Leverage Ratio immediately prior to such acquisition or merger;

provided, however, that in each case, such determination is made on a pro forma basis taking into account such acquisition or merger;

(15)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16)	[Reserved]

(17)	(a) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Guarantor so long as the incurrence of such Indebtedness incurred by such Guarantor is permitted under the terms of the B Note Indenture;

(b)	any guarantee by a Restricted Subsidiary of Indebtedness of the Company; or

(c)	any guarantee by a Restricted Subsidiary (other than the Issuer or a Restricted Guarantor), the Company or CCO of obligations of any other Restricted Subsidiary (other than the Issuer or a Guarantor);

provided that, in each case, such Restricted Subsidiary shall comply with the covenant described below under “Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18)	Indebtedness of Foreign Subsidiaries of the Company in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) $30.0 million (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18), with such automatic reclassification subject to the $30.0 million limitation in the first paragraph of this covenant that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the availability as of such date of determination under the $30.0 million sublimit would be exceeded;

(19)	Indebtedness consisting of Indebtedness issued by the Company or any of its Restricted Subsidiaries to future, current or former officers, directors, employees and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company, a Restricted Subsidiary or any of their respective direct or indirect parent companies to the extent described in clause (4) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(20)	cash management obligations and Indebtedness in respect of netting services, employee credit card programs and similar arrangements in connection with cash management and deposit accounts; and

(21)	customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business.

For purposes of determining compliance with this covenant:

(1)	in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided that (x) all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (4) of the preceding paragraph, (y) any Secured Indebtedness being reclassified shall only be reclassified to the extent that the Lien is also permitted with respect to such Secured Indebtedness as so reclassified and (z) Indebtedness incurred or Disqualified Stock or Preferred Stock issued by Restricted Subsidiaries that are not Guarantors may be reclassified only to the extent that, after giving effect to such reclassification (including a pro forma application of the net proceeds therefrom), such Restricted Subsidiary that is not a Guarantor would be permitted to incur the Indebtedness or issue the Disqualified Stock or Preferred Stock as so reclassified on the date; and

(2)

at the time of incurrence or any reclassification thereafter, the Company will be entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in the first and second paragraphs above; provided, however, that (x) with respect to Secured Indebtedness, such Secured Indebtedness may only be classified or reclassified as a type of Indebtedness to the extent such Indebtedness may also be secured by a Lien under the B Note Indenture and (y) with respect to such Indebtedness, Disqualified

Stock and Preferred Stock of Restricted Subsidiaries that are not Guarantors, such Indebtedness, Disqualified Stock and Preferred Stock may only be classified or reclassified as a type of Indebtedness, Disqualified Stock or Preferred Stock to the extent such Restricted Subsidiary that is not a Guarantor may so incur such Indebtedness, Disqualified Stock or Preferred Stock under the B Note Indenture on the date of classification or reclassification.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not (i) exceed the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP.

The Company will not, and will not permit the Issuer or any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the B Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated in right of payment to other Indebtedness of the Issuer or such Guarantor, as the case may be. Subordination shall refer to contractual payment subordination and not to structural subordination. The B Note Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured, (2) unsubordinated Indebtedness as subordinated or junior to any other unsubordinated Indebtedness merely because it has a junior priority with respect to the same collateral or (3) Indebtedness as subordinated or junior Indebtedness merely because it is structurally subordinated to other Indebtedness.

Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless:

(1)	in the case of Liens securing Subordinated Indebtedness, the B Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)	in all other cases, the B Notes or the Guarantees are equally and ratably secured.

The foregoing shall not apply to Liens securing the B Notes and the related Guarantees thereof or the Series B Exchange Notes and the related guarantees thereof. Any Lien created for the benefit of the Holders of the B Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable Lien described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

Neither the Company nor the Issuer may consolidate or merge with or into or wind up into (whether or not the Company or the Issuer, as the case may be, is the surviving corporation), nor may the Company or the Issuer sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or the Issuer, as the case may be, and its Subsidiaries which are Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1)	the Company or the Issuer, as the case may be, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company or the Issuer, as the case may be) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company, the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the B Notes is a corporation;

(2)	the Successor Company, if other than the Company or the Issuer, as the case may be, expressly assumes all the obligations of the Company or the Issuer, as the case may be, under the Company’s Guarantee or the B Notes, as applicable, pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)	immediately after such transaction, no Default exists;

(4)	immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, (a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to each of the ratio tests set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (b) (x) the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or less than such Consolidated Leverage Ratio immediately prior to such acquisition or merger, and (y) the Senior Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or less than such Senior Leverage Ratio immediately prior to such acquisition or merger;

(5)	each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the B Note Indenture and the B Notes; and

(6)	the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the B Note Indenture.

The Successor Company will succeed to, and be substituted for, the Company or the Issuer, as the case may be, under the B Note Indenture and the B Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1)	the Company or any Restricted Subsidiary (other than the Issuer) may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer or a Guarantor; and

(2)

the Company or the Issuer may merge with an Affiliate of the Company or the Issuer, as the case may be, solely for the purpose of reorganizing the Company or the Issuer, as the case may be, in the United

States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Company, the Issuer and its Restricted Subsidiaries is not increased thereby.

Notwithstanding the preceding two paragraphs, other than clause (3) above which shall be applicable, any Restricted Subsidiaries of the Issuer that are not Guarantors may consolidate or merge with or into or wind up into, and the Issuer or any of its Restricted Subsidiaries that are not Guarantors may sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of, or Equity Interests in, its Restricted Subsidiaries that are not Guarantors, taken as a whole, in one or more related transactions to any Person (such disposition, a “Foreign Disposition”); provided, however, that (1) such Foreign Disposition is made in compliance with clauses (1) and (2) of the first paragraph of the covenant described under “Repurchase at the Option of Holders—Asset Sales”, (2) if, on a pro forma basis, the Consolidated Leverage Ratio would be less than 6.0 to 1.0 and the Senior Leverage Ratio would be less than 3.0 to 1.0, then the Issuer shall apply the Net Proceeds of such Foreign Disposition in accordance with the second paragraph of the covenant described under “Repurchase at the Option of Holders—Asset Sales” (including clause (3) thereof) or to make an Asset Sale Offer or otherwise in accordance with the B Note Indenture, and (3) if, on a pro forma basis, the Consolidated Leverage Ratio would be equal to or greater than 6.0 to 1.0 or the Senior Leverage Ratio would be equal to or greater than 3.0 to 1.0, then the Issuer shall make an offer to purchase all the outstanding B Notes at 100% of the principal amount thereof in a manner and timeframe as would be required if such offer were a Change of Control Offer. If a Foreign Disposition does not constitute a disposition of all or substantially all of the properties or assets of the Issuer, this paragraph shall not be applicable.

Subject to certain limitations described in the B Note Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Guarantor will, and the Company will not permit any Restricted Guarantor to, consolidate or merge with or into or wind up into (whether or not the Company or such Restricted Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a)	such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b)	the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the B Note Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c)	immediately after such transaction, no Default exists; and

(d)	the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the B Note Indenture; or

(2)	the transaction complies with clauses (1) and (2) of the first paragraph of the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

In the case of clause (1) of the immediately preceding paragraph, the Successor Person will succeed to, and be substituted for, such Guarantor under the B Note Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor (other than the Company, which is covered by the third preceding paragraph) may (1) merge or consolidate with or into or wind up into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (2) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (3) convert into (which may be effected by merger with a Restricted Subsidiary that has substantially no assets and liabilities) a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor (which may be effected by merger so long as the survivor thereof is a Guarantor).

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(1)	such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2)	the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $20.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1)	transactions between or among the Company or any of its Restricted Subsidiaries;

(2)	Restricted Payments permitted by the provisions of the B Note Indenture described above under the covenant “—Limitation on Restricted Payments” and Investments constituting Permitted Investments;

(3)	for so long as the Company is a member of a group filing a consolidated, combined, unitary, or similar group tax return with any direct or indirect parent company of the Company (regardless of whether the Company is a Wholly-Owned Subsidiary of such parent company), payments in respect of the hypothetical consolidated, combined, unitary, or similar group tax liabilities of the Company and its Subsidiaries, determined as if the Company were the common parent of a group of a separate affiliated group of corporations filing a consolidated federal income tax return (or the common parent of the applicable comparable group filing a consolidated, combined, unitary, or similar group tax return under state, local, or foreign law);

(4)	the payment of reasonable and customary fees and compensation consistent with past practice or industry practices paid to, and indemnities provided on behalf of, employees, officers, directors or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5)	transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6)

any agreement and the transactions contemplated thereby with an affiliate as in effect as of the Issue Date, including the CCU Mirror Note and the CCOH Mirror Note, and any extension, amendment, restatement, modification or other supplement to, or replacement of, any of the foregoing otherwise permitted by the B Note Indenture and so long as any such extension, amendment, restatement, modification or other supplement is not materially adverse in the good faith judgment of the Board of Directors to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date; (7) the existence of, or the performance by the Company or any of its Restricted

Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause

(7)	to the extent that the terms of any such amendment or new agreement are not otherwise materially adverse in the good faith judgment of the Board of Directors to the Holders when taken as a whole;

(8)	the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses;

(9)	transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the B Note Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

(10)	the issuance of Equity Interests (other than Disqualified Stock) by the Company or a Restricted Subsidiary;

(11)	[Reserved]

(12)	payments by the Company or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors in good faith or as otherwise permitted by the B Note Indenture;

(13)	payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, severance arrangements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the Board of Directors in good faith; and

(14)	(a) Investments by the Investors in debt securities of the Company or any of its Restricted Subsidiaries and any payments in respect thereof so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities, and (b) payments in respect of any Public Debt or Notes held by Affiliates.

This covenant is subject to important qualifications and limitations. Notwithstanding any of the foregoing provisions of this covenant, for all purposes of this covenant under the B Note Indenture, the Company will be permitted to engage in any Affiliate Transaction (i) constituting set-off or other payments under the CCU Mirror Note and (ii) involving Net Proceeds of Asset Sales (or Excess Proceeds related thereto) or Foreign Dispositions applied in a manner that complies with the covenant described under “Repurchase at the Option of Holders—Asset Sales” or “—Merger, Consolidation or Sale of All or Substantially All Assets.”

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)	pay (a) dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (b) any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a)	contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Existing Senior Notes and the Existing Senior Notes Indentures;

(b)	(x) the Senior Credit Facilities and the related documentation and (y) the Indentures, the Notes, the Exchange Notes and the Guarantees and the guarantees of the A Notes;

(c)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d)	applicable law or any applicable rule, regulation or order;

(e)	any agreement or other instrument of a Person acquired by or merged, consolidated or amalgamated with or into the Company or any Restricted Subsidiary thereof in existence at the time of such acquisition, merger, consolidation or amalgamation (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so assumed;

(f)	contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of (i) the Company or (ii) a Restricted Subsidiary, pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

(g)	Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i)	other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries of the Company permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j)	customary provisions in any joint venture agreement or other similar agreement relating solely to such joint venture;

(k)	customary provisions contained in any lease, sublease, license, sublicense or similar agreement, including with respect to intellectual property, and other agreements, in each case, entered into in the ordinary course of business;

(l)	customary provisions contained in any Indebtedness incurred pursuant to any Credit Facilities as permitted pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” and an Officer reasonably and in good faith determines at the time such Indebtedness is incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially adversely affect the Issuer’s or any Guarantor’s ability to make any payments, when due, with respect to the B Notes or its Guarantee thereof and any other Indebtedness that is an obligation of the Issuer or such Guarantor and such determination is set forth in an Officer’s Certificate delivered to the Trustee; and

(m)	any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Company will not permit any Restricted Subsidiary of the Company, other than a Guarantor or an Immaterial Subsidiary, to guarantee the payment of any Indebtedness in excess of $10.0 million of the Issuer or any Guarantor unless:

(1)	such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the B Note Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the B Notes or a related Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the B Notes or such Guarantor’s related Guarantee; and

(2)	such Restricted Subsidiary shall within 30 days deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee;

provided, that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30 day periods described above.

Reports and Other Information

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the B Note Indenture will require the Company to file with the SEC from and after the Issue Date no later than 15 days after the periods set forth below,

(1)	within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2)	within 45 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3)	promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4)	any other information, documents and other reports which the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to prospective purchasers of B Notes, in addition to providing such information to the Trustee and the Holders of the B Notes, in each case within 5 days after the time the Company would have been required to file such information with the SEC as required pursuant to the first sentence of this paragraph. To the extent any such information is not furnished within the time periods specified above and such information is subsequently furnished (including upon becoming publicly available, by filing such information with the SEC), the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided, that such cure shall not otherwise affect the rights of the Holders under “Events of Default and Remedies” if Holders of at least 25% in principal amount of the then total outstanding B Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding B Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Company will agree that, for so long as any B Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Company becomes a guarantor of the B Notes, the B Note Indenture permits the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

In connection with the filings with the SEC required pursuant to clauses (1) and (2) above, in connection therewith, the Company shall provide notice of, and host, a conference call open to the public to discuss the results for the applicable period.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement or shelf registration statement in accordance with the terms of the B Note Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Liquidity Amount

On the Issue Date, (1) the Issuer and the Guarantors shall have $50.0 million in any combination of cash, other liquid assets under their sole dominion and control on an unrestricted basis and not subject to any Lien (such cash and liquid assets, the “Guarantor Liquidity Assets”) and cash available to be borrowed by the Issuer or the Guarantors in U.S. dollars under any Credit Facility to which the Company is a party (but to which none of its Affiliates (other than the Issuer and Restricted Guarantors) is a party) (the “Guarantor Liquidity Facility”) for which all conditions to borrowing have been and remain satisfied (such $50.0 million amount, the “Guarantor Liquidity Amount”) and the Company shall maintain such Liquidity Amount at all times and (2) the Restricted Subsidiaries that are not Guarantors shall have, and the Company shall cause the Restricted Subsidiaries that are not Guarantors to have, $50.0 million (or an equivalent amount in other currencies) in any combination of cash, other liquid assets under their sole dominion and control on an unrestricted basis and not subject to any Lien (such cash and liquid assets, the “Non-Guarantor Liquidity Assets”) and cash available to be borrowed by any one or more of the Restricted Subsidiaries that are not Guarantors under any Credit Facility to which none of the Company’s Affiliates (other than the Company and any Restricted Subsidiaries) is a party (the “Non-Guarantor Liquidity Facility” and, together with the Guarantor Liquidity Facility, the “Liquidity Facilities”) for which all conditions to borrowing have been and remain satisfied (such $50.0 million amount (or an equivalent amount in other currencies), the “Non-Guarantor Liquidity Amount”) and the Company shall cause the Non-Guarantor Liquidity Amount to be maintained at all times. The Liquidity Facilities shall only constitute Liquidity Facilities to the extent all conditions to borrowing thereunder are satisfied (other than any notice of borrowing that may be required) and the amount available under any Liquidity Facility shall be part of the Guarantor Liquidity Amount or the Non-Guarantor Liquidity Amount without duplication. Assets that constitute Guarantor Liquidity Assets shall not also constitute Non-Guarantor Liquidity Assets and vice versa. Notwithstanding the foregoing, the Guarantor Liquidity Assets and the Non-Guarantor Liquidity Assets may be subject to Permitted Liquidity Liens.

Events of Default and Remedies

The B Note Indenture provides that each of the following is an Event of Default with respect to the B Notes:

(1)	default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the B Notes;

(2)	default for 30 days or more in the payment when due of interest on or with respect to the B Notes;

(3)	failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the then outstanding B Notes (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above and clause (9) below) contained in the B Note Indenture or the B Notes;

(4)	default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the B Notes, if both:

(a)	such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(b)	the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $35.0 million or more at any one time outstanding, in each case, other than as a result of an Excluded Event;

(5)	failure by the Company, the Issuer or any other Significant Party to pay final non-appealable judgments aggregating in excess of $35.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 90 days after such judgments become final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)	certain events of bankruptcy or insolvency with respect to the Company, the Issuer or any other Significant Party;

(7)	failure of any Person required by the terms of the B Note Indenture to be a Guarantor as of the Issue Date to execute a supplemental indenture to the B Note Indenture within five Business Days following the Issue Date;

(8)	the Guarantee of any Significant Party shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Party, as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the B Note Indenture or the release of any such Guarantee in accordance with the B Note Indenture; and

(9)	failure to maintain the Guarantor Liquidity Amount or the Non-Guarantor Liquidity Amount which failure continues for more than fifteen (15) consecutive business days; provided, however, that upon the event of a CCU Credit Event and during the continuance thereof, for the period that is the shorter of the continuance of the CCU Credit Event and 60 days after the occurrence of such CCU Credit Event, it shall not be an Event of Default if the Guarantor Liquidity Amount and the Non-Guarantor Liquidity Amount shall each be at least $25.0 million during such period.

If any Event of Default (other than of a type specified in clause (6) above with respect to the Company or the Issuer) occurs and is continuing under the B Note Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding B Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding B Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section with respect to the Company or the Issuer, all outstanding B Notes will become due and payable without further action or notice. The B Note Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the B Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the B Notes.

The B Note Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding B Notes under the B Note Indenture by notice to the Trustee may on behalf of the Holders of all such B Notes waive any existing Default and its consequences under such Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any B Note held by a non-consenting Holder) and rescind any acceleration with respect to such B Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the B Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1)	the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)	holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)	the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the B Note Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the B Note Indenture at the request or direction of any of the Holders of the B Notes outstanding thereunder unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a B Note may pursue any remedy with respect to the B Note Indenture or the B Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in principal amount of the total outstanding B Notes have requested the Trustee to pursue the remedy;

(3)	Holders of the B Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	Holders of a majority in principal amount of the total outstanding B Notes thereunder have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the B Note Indenture the Holders of a majority in principal amount of the then total outstanding B Notes thereunder are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the B Note Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a B Note or that would involve the Trustee in personal liability.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the B Note Indenture, and the Company is required, within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their direct or indirect parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the B Notes, the Guarantees or the B Note Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting B Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the B Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the B Note Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the B Notes issued thereunder. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the B Notes and have each Guarantor’s obligations discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1)	the rights of Holders of B Notes to receive payments in respect of the principal of, premium, if any, and interest on the B Notes when such payments are due solely out of the trust created pursuant to the B Note Indenture for those B Notes;

(2)	the Issuer’s obligations with respect to B Notes concerning issuing temporary B Notes, registration of such B Notes, mutilated, destroyed, lost or stolen B Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the B Note Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the B Note Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the B Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company or the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to those B Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the B Notes:

(1)	the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the B Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on the B Notes on the stated maturity date or on the redemption date, as the case may be, of such principal amount, premium, if any, or interest on such B Notes, and the Issuer must specify whether such B Notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a)	the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b)	since the issuance of the B Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the B Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to such other Indebtedness, and in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than the B Note Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6)	the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The B Note Indenture will be discharged and will cease to be of further effect as to all B Notes issued thereunder, when either:

(1)	all B Notes theretofore authenticated and delivered, except lost, stolen or destroyed B Notes which have been replaced or paid and B Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a)	all B Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the B Notes cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the B Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption thereof, as the case may be;

(b)	no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and in each case, the granting of Liens in connection therewith) with respect to the B Note Indenture or the B Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than the B Note Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c)	the Issuer has paid or caused to be paid all sums payable by it under the B Note Indenture; and

(d)	the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the B Notes at maturity or the redemption date, as the case may be. In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the B Note Indenture, any Guarantee and the B Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes issued thereunder then outstanding, other than B Notes issued thereunder beneficially owned by the Company or any of its Affiliates, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, B Notes issued thereunder, and any existing Default or Event of Default or compliance with any provision of the B Note Indenture or the B Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding B Notes issued thereunder, other than B Notes issued thereunder beneficially owned by the Company or any of its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for such B Notes).

The B Note Indenture provides that, without the consent of each affected Holder of B Notes issued thereunder, an amendment or waiver may not, with respect to any B Notes issued thereunder held by a non-consenting Holder:

(1)	reduce the principal amount of such B Notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal amount of or change the fixed final maturity of any such B Note or alter or waive the provisions with respect to the redemption of such B Notes (other than provisions relating to the covenants described above under “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest on any B Note;

(4)	waive a Default in the payment of principal of or premium, if any, or interest on the B Notes (except a rescission of acceleration of the B Notes by the Holders of at least a majority in aggregate principal amount of the B Notes and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in the B Note Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5)	make any B Note payable in money other than that stated therein;

(6)	make any change in the provisions of the B Note Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the B Notes;

(7)	make any change in these amendment and waiver provisions;

(8)	impair the right of any Holder to receive payment of principal of, or interest on such Holder’s B Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s B Notes;

(9)	make any change to the ranking of the B Notes that would adversely affect the Holders;

(10)	except as expressly permitted by the B Note Indenture, modify the Guarantees of any Significant Party in any manner adverse to the Holders of the B Notes; or

(11)	after the Issuer’s obligation to purchase B Notes arises thereunder, amend, change or modify in any respect materially adverse to the Holders of the B Notes the obligations of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or, after such Change or Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto in a manner that is materially adverse to the Holders of the B Notes.

Notwithstanding the foregoing, the Issuer and the Trustee may amend or supplement the B Note Indenture and the B Notes and the Issuer, the Trustee and the Guarantors may amend or supplement any Guarantee issued under the B Note Indenture, in each case, without the consent of any Holder:

(1)	to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)	to provide for uncertificated B Notes in addition to or in place of certificated B Notes;

(3)	to comply with the covenant relating to mergers, consolidations and sales of assets;

(4)	to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5)	to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the B Note Indenture of any such Holder;

(6)	to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7)	to comply with requirements of the SEC in order to effect or maintain the qualification of the B Note Indenture under the Trust Indenture Act;

(8)	to evidence and provide for the acceptance and appointment under the B Note Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9)	to add a Guarantor under the B Note Indenture;

(10)	to conform the text of the B Note Indenture or the Guarantees or the B Notes issued thereunder to any provision of this “Description of the B Notes” to the extent that such provision in this “Description of the B Notes” was intended to be a verbatim recitation of a provision of the B Note Indenture, Guarantee or B Notes;

(11)	to provide for the issuance of Series B Exchange Notes or private exchange notes, which are identical to Series B Exchange Notes except that they are not freely transferable; or

(12)	to make any amendment to the provisions of the B Note Indenture relating to the transfer and legending of B Notes as permitted by the B Note Indenture, including to facilitate the issuance and administration of the B Notes; provided, however, that (i) compliance with the B Note Indenture as so amended would not result in B Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer B Notes.

However, no amendment or supplement to the B Note Indenture or the B Notes that modifies or waives the specific rights or obligations of the Paying Agent, registrar or transfer agent may be made without the consent of such agent (it being understood that the Trustee’s execution of any such amendment or supplement will constitute such consent if the Trustee is then also acting as such agent).

The consent of the Holders is not necessary under the B Note Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The B Note Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The B Note Indenture provides that the Holders of a majority in principal amount of the outstanding B Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The B Note Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the B Note Indenture at the request of any Holder of B Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The B Note Indenture, the B Notes and any Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used for purposes of the B Note Indenture. For purposes of the B Note Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“A Note Indenture” means the Indenture dated as of the Issue Date by and among the Issuer, the Guarantors and the Trustee, with respect to the A Notes.

“A Notes Purchase Offer” has the meaning given to such term in the A Note Indenture.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)	Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional A Notes” means additional A Notes from time to time issued by the Issuer after this offering under the A Note Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any B Note on any Redemption Date, the greater of:

(a)	1.0% of the principal amount of such B Note on such Redemption Date; and

(b)	the excess, if any, of (i) the present value at such Redemption Date of (A) the redemption price of such Note at December 15, 2012 (such redemption price being set forth in the table appearing above under “Optional Redemption”), plus (B) all required remaining interest payments (calculated based on the cash interest rate) due on such B Note through December 15, 2012 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (ii) the principal amount of such B Note on such Redemption Date.

“Asset Sale” means:

(1)	the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2)	the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions; in each case, other than:

(a)	any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or assets in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(b)	(i) the disposition of all or substantially all of the assets of the Company or the Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants in the B Note Indenture—Merger, Consolidation or Sale of All or Substantially All Assets” or (ii) any disposition that constitutes a Change of Control pursuant to the B Note Indenture;

(c)	the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants in the B Note Indenture—Limitation on Restricted Payments” or the making of any Permitted Investment;

(d)	any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $50.0 million;

(e)	any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

(f)	to the extent allowable under Section 1031 of the Code, any exchange of like property or assets (excluding any boot thereon) for use in a Similar Business;

(g)	the sale, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h)	any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)	foreclosures, condemnation, expropriation or any similar action with respect to assets or the granting of Liens not prohibited by the B Note Indenture;

(j)	any disposition of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties as set forth in binding joint venture or similar agreements;

(k)	any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the B Note Indenture;

(l)	sales of accounts receivable in connection with the collection or compromise thereof;

(m)	the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Company are not material to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

(n)	voluntary terminations of Hedging Obligations;

(o)	the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(p)	any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(q)	the unwinding of any Hedging Obligations;

(r)	the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law; or

(s)	any disposition in connection with the Transactions.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1)	United States dollars;

(2) (a)	Canadian dollars, pounds sterling, euro, or any national currency of any participating member state of the EMU; or

(b)	in the case of the Company or a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3)	securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4)	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5)	repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7)	marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8)	readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9)	Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(10)	Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(11)	investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (10) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Arrangements” means the treasury and cash management services pursuant to the Corporate Services Agreement, including any amounts advanced and repaid under the CCOH Mirror Note and the CCU Mirror Note, in each case, solely with respect to the Company’s and its Subsidiaries’ cash from operations.

“CCO” has the meaning set forth in the first paragraph under “General.”

“CCOH Mirror Note” means the Revolving Promissory Note dated as of November 10, 2005 between the Company, as maker, and CCU, as payee, as amended by the first amendment dated as of December 23, 2009, as may be further amended, supplemented, restated or otherwise modified from time to time not in violation of the B Note Indenture.

“CCU” means Clear Channel Communications, Inc., a Texas corporation, together with its successors.

“CCU Credit Event” means (a) pursuant to or within the meaning of any Bankruptcy Law, CCU (i) commences proceedings to be adjudicated bankrupt or insolvent, (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law, (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors or (v) generally is not paying its debts as they become due or (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against CCU in a proceeding in which CCU is to be adjudicated bankrupt or insolvent, (ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of CCU, or for all or substantially all of the property of CCU or (iii) orders the liquidation of CCU and the order or decree remains unstayed and in effect for 60 consecutive days.

“CCU Intercompany Note” means the Senior Unsecured Term Promissory Note dated August 2, 2005 between CCO, as maker, and CCU, as payee, as amended through the Issue Date.

“CCU Mirror Note” means the Revolving Promissory Note dated as of November 10, 2005 between CCU, as maker, and the Company, as payee, as amended by the first amendment dated December 23, 2009, as may be further amended, supplemented, restated or otherwise modified from time to time not in violation of the B Note Indenture.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)	the sale, lease or transfer, in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(2)

the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holder) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies (other than as a result of a Permitted Debt Restructuring);

(3)	at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(4)	the Company becoming at any time a Wholly-Owned Subsidiary of CCU or merging with and into CCU whether or not it is the surviving entity; or

(5)	the Issuer ceasing to be at any time a Wholly-Owned Subsidiary of the Company, including because of having merged with and into CCU, the Company or CCO.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Company” has the meaning set forth in the first paragraph under “General.”

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of the Company and its Restricted Subsidiaries set forth on the Company’s consolidated balance sheet (excluding any letters of credit except to the extent of unreimbursed amounts drawn thereunder), plus (2) the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Stock of the Company and the Restricted Guarantors and all Preferred Stock of its Restricted Subsidiaries that are not Guarantors, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)

consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting, as the case may be, in connection with the Transactions or any acquisition, (v) penalties and interest relating to taxes, (w) Special Interest with respect to other securities and any liquidated damages for failure to timely comply with registration rights obligations,

(x) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) any accretion of accrued interest on discounted liabilities); plus

(2)	consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)	interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Company and its Restricted Subsidiaries on such date, to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Company or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Ratio Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee not later than 30 days after entering into any commitment providing for the incurrence of Consolidated Indebtedness, that all or any portion of the Consolidated Indebtedness that could be incurred under such commitment at the time such commitment is entered into shall be treated as incurred and outstanding in such amount for all purposes of this calculation (whether or not such Consolidated Indebtedness is outstanding at the time such commitment is entered into) and any subsequent incurrence of such Consolidated Indebtedness under such commitment (including upon repayment and reborrowing) shall not be deemed, for purposes of this calculation, to be the incurrence of Consolidated Indebtedness at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date, and other operational changes that the Company or any of its Restricted Subsidiaries has determined to make or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings, synergies and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation; provided, that no cost savings, synergies or operating expense reductions shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period.

For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1)	any net after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses related thereto) or expenses and Transaction Expenses incurred within 180 days of the Issue Date shall be excluded,

(2)	the cumulative effect of a change in accounting principles during such period shall be excluded,

(3)	any net after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4)	any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(5)	the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to such Person or a Subsidiary thereof that is the Company or a Restricted Subsidiary in respect of such period,

(6)	[Reserved]

(7)	effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8)	any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments shall be excluded;

(9)	any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, shall be excluded;

(10)

any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11)	accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded; and

(12)	to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence with a deduction for any amount so added back to the extent not so reimbursed within 365 days, expenses with respect to liability or casualty events or business interruption shall be excluded.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)	to advance or supply funds

(a)	for the purchase or payment of any such primary obligation, or

(b)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Services Agreement” means the Corporate Services Agreement, dated as of November 10, 2005, by and between Clear Channel Management Services, L.P., and the Company, as the same may have been amended or supplemented as of the Issue Date and as may be further amended, supplemented, restated or otherwise modified from time to time; provided, that such amendments, supplements, restatements or other modifications are, in the good faith judgment of the Company, not materially adverse to the Holders.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt or credit facilities, including the Senior Credit Facilities, or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any notes, indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means (1) the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less (2) the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company, a Restricted Subsidiary or any direct or indirect parent corporation of the Company (in each case other than Disqualified Stock) that is issued for cash (other than to the Company or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Company, on the issuance date thereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the B Notes or the date the B Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations; provided further that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Immediate Family Members), of the Company, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Company or a Restricted Subsidiary has an Investment, in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement or any distributor equity plan or agreement, shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries.

“Domestic Subsidiary” means any Subsidiary of the Company that is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period

(1)	increased (without duplication) by:

(a)	provision for taxes based on income or profits or capital, including federal, state, franchise and similar taxes, foreign withholding taxes and foreign unreimbursed value added taxes of such Person and such Subsidiaries paid or accrued during such period, including penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (and not added back) in computing Consolidated Net Income; provided that the aggregate amount of unreimbursed value added taxes to be added back for any four consecutive quarter period shall not exceed $2.0 million; plus

(b)	Fixed Charges of such Person and such Subsidiaries for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) fees payable in respect of letters of credit and (z) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus (c) Consolidated Depreciation and Amortization Expense of such Person and such Subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d)	any fees, expenses or charges related to any Equity Offering, Investment, acquisition, asset sale, disposition, recapitalization, the incurrence, repayment or refinancing of Indebtedness permitted to be incurred by the B Note Indenture (including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including the effects of expensing all transaction related expenses in accordance with ASC 805-10 and gains or losses associated with ASC 460-10)), or the offering, amendment or modification of any debt instrument, including the offering, any amendment or other modification of the B Notes, the A Notes, the Exchange Notes or the Senior Credit Facilities; plus

(e)	(w) Transaction Expenses to the extent deducted (and not added back) in computing Consolidated Net Income, (x) the amount of any severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans, (y) any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions after the Issue Date, and (z) to the extent deducted (and not added back) in computing Consolidated Net Income, costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs, conversion costs and excess pension charges and consulting fees incurred in connection with any of the foregoing; provided that the aggregate amount added back pursuant to subclause (z) of this clause (e) shall not exceed 10% of the LTM Cost Base in any four consecutive four quarter period; plus

(f)	any other non-cash charges, including any (i) write-offs or write-downs, (ii) equity-based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write-off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g)	[Reserved]

(h)	[Reserved]

(i)	solely for purposes of determining the amount of EBITDA in connection with calculating the Consolidated Leverage Ratio and the Senior Leverage Ratio, the amount of cost savings projected by the Company in good faith to be realized as a result of specified actions identified and taken on or prior to June 30, 2011; provided, that (A) such actions and amounts are reasonably identifiable and factually supportable, (B) such actions have an ongoing (and other than temporary) impact on the Company’s direct operating expenses, selling, general and administrative expenses or corporate expenses, as determined in good faith by the Company, (C) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges that are otherwise added back in computing EBITDA with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed in any four-quarter period ended after September 30, 2009, an amount equal to $58,800,000; plus

(j)	to the extent no Default or Event of Default has occurred and is continuing, the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid or accrued in such period to the Investors to the extent otherwise permitted under “Certain Covenants in the B Note Indenture—Transactions with Affiliates” deducted (and not added back) in computing Consolidated Net Income; plus

(k)	any costs or expense deducted (and not added back) in computing Consolidated Net Income by such Person or any such Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or a Restricted Guarantor or net cash proceeds of an issuance of Equity Interest of a Guarantor (other than Disqualified Stock);

(2)	decreased by (without duplication) any non-cash gains increasing Consolidated Net Income of such Person and such Subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(3)	increased or decreased by (without duplication):

(a)	any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable, and

(b)	any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or of a direct or indirect parent of the Company (excluding Disqualified Stock), other than: (1) public offerings with respect to any such Person’s common stock registered on Form S-8; (2) issuances to the Company or any Subsidiary of the Company; and (3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means both the Series B Exchange Notes and the Series A Exchange Notes.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to the Company from,

(1)	contributions to its common equity capital, and

(2)	the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be.

“Excluded Event” means any default or acceleration under the Credit Agreement described in the definition of Senior Credit Facilities as in effect on the Issue Date pursuant to which the Company or any Restricted Subsidiary is a borrower or guarantor thereunder subject to a $150.0 million sublimit thereunder (and any amendments, extensions, modifications, refinancings, refundings, renewals, restatements or supplements thereof so long as the Company or any Restricted Subsidiary is a borrower or guarantor thereunder and is subject to the

$150.0 million sublimit thereunder), if such default or acceleration results from, or is attributable to, any event, condition or circumstance (including a CCU Credit Event) attributable to CCU and its Subsidiaries other than the Company and its Subsidiaries so long as, to the extent legally permitted to do so (including pursuant to any suit or other legal proceeding in a court of competent jurisdiction related to a CCU Credit Event), the Company and its Subsidiaries have repaid (or reserved or set aside cash for repayment in a restricted account) the principal amount equal to the Indebtedness and other Obligations owed by the Company and its Subsidiaries under such Credit Agreement. 253

“Excluded Subsidiary” means (a) any Immaterial Subsidiary, (b) any Foreign Subsidiary of the Company and (c) any Domestic Subsidiary (i) that is a Subsidiary of a Foreign Subsidiary of the Company that is a controlled foreign corporation within the meaning of Section 957 of the Code or (ii) that is treated as a disregarded entity for U.S. federal income tax purposes if substantially all of its assets consist of the stock of one or more Foreign Subsidiaries of the Company that is a controlled foreign corporation within the meaning of Section 957 of the Code.

“Existing Senior Notes” means CCU’s 4.5% Senior Notes Due 2010, 6.25% Senior Notes Due 2011, 4.4% Senior Notes Due 2011, 5.0% Senior Notes Due 2012, 5.75% Senior Notes Due 2013, 5.5% Senior Notes Due 2014, 4.9% Senior Notes Due 2015, 5.5% Senior Notes Due 2016, 10.75% Senior Cash Pay Notes due 2016, 11.00%/11.75% Senior Toggle Notes due 2016, 6.875% Senior Debentures Due 2018 and 7.25% Debentures Due 2027.

“Existing Senior Notes Indentures” means (a) the Senior Indenture dated as of October 1, 1997 between CCU and The Bank of New York, as trustee, as the same may have been amended or supplemented as of the Issue Date and (b) the Indenture dated as of July 30, 2008 between among CCU, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, as the same may have been amended or supplemented as of the Issue Date.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus

(2)	all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of the Company or a Restricted Subsidiary during such period; plus

(3)	all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Company or a Restricted Subsidiary during such period.

“Foreign Subsidiary” means any Subsidiary that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, and any Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“Government Securities” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the B Note Indenture and the B Notes (including Series B Exchange Notes).

“Guarantor” means, each Person that Guarantees the B Notes (including Series B Exchange Notes) in accordance with the terms of the B Note Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Immaterial Subsidiary” means, at any date of determination, any Subsidiary of the Company (other than a Foreign Subsidiary or a Subsidiary that meets the criteria of clause (c) of the definition of Excluded Subsidiary) that is a Restricted Subsidiary and not a Restricted Guarantor, whose total assets, together with the total assets of all such Restricted Subsidiaries that are not Restricted Guarantors, at the last day of the end of the most recently ended fiscal quarter of the Company for which financial statements are publicly available did not exceed 3.5% of Total Assets at such date or (b) whose gross revenues, together with the gross revenues of all such other Restricted Subsidiaries that are not Restricted Guarantors (other than a Foreign Subsidiary of the Company or a Subsidiary of the Company that meets the criteria of clause (c) of the definition of Excluded Subsidiary), for the most recently ended period of four consecutive fiscal quarters of the Company for which financial statements are publicly available did not exceed 3.5% of the consolidated gross revenues of the Company and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1)	any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)	in respect of borrowed money;

(b)	evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)	representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) liabilities accrued in the ordinary course of business and (iii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d)	representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)	to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)	to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business.

“Indentures” means both the A Note Indenture and the B Note Indenture.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Goldman, Sachs & Co, Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Moelis & Company LLC and Morgan Stanley & Co. Incorporated.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means: (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and the Subsidiaries of the Company; (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and (4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and commission, travel and similar advances to directors, officers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants in the B Note Indenture—Limitation on Restricted Payments”: (1) “Investments” shall include the portion (proportionate to the Company’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to: (a) the Company’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less (b) the portion (proportionate to the Company’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

“Investors” means Thomas H. Lee Partners L.P. and Bain Capital LLC, each of their respective Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means December 23, 2009.

“Issuer” has the meaning set forth in the first paragraph under “General.”

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“LTM Cost Base” means, for any consecutive four quarter period, the sum of (a) direct operating expenses, (b) selling, general and administrative expenses and (c) corporate expenses, in each case excluding depreciation and amortization, of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries that are Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on unsubordinated Indebtedness required (other than required by clause (1), (2), (3), (4) or (5) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and in the case of any Asset Sale by a Restricted Subsidiary that is not a Wholly-Owned Subsidiary of the Company, a portion of the aggregate cash proceeds equal to the portion of the outstanding Equity Interests of such non-Wholly-Owned Subsidiary owned by Persons other than the Company and any other Restricted Subsidiary (to the extent such proceeds are committed to be distributed to such Persons). For purposes of this definition only, the term “Asset Sale” shall be deemed to include any Foreign Disposition.

“Notes” means both the B Notes and the A Notes.

“Obligations” means any principal (including any accretion), interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or the Issuer, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of the Company or the Issuer, as the case may be, by an Officer of the Company or the Issuer, as the case may be, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the B Note Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Issuer, as the case may be, or the Trustee. 258

“Pari Passu Indebtedness” means: (1) with respect to the Issuer, the B Notes, the A Notes and any other Indebtedness which ranks pari passu in right of payment to the B Notes; and (2) with respect to any Guarantor, its Guarantee, its guarantee of the A Notes and any other Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person.

“Permitted Debt Restructuring” means (1) any restructuring of all or substantially all of any series, class, tranche or facility of Indebtedness of any direct or indirect parent companies of the Company, (2) any debt workout and similar transactions involving all or substantially all of any series, class, tranche or facility of Indebtedness of any direct or indirect parent companies of the Company, including in connection with any consensual or negotiated arrangement or any court approved or ordered arrangement or plan, (3) any exchange or conversion of all or substantially all of any series, class, tranche or facility of Indebtedness for or to any Equity Interests or any issuance of Equity Interests for cash or other consideration (other than any public offering of Capital Stock and any offering of Capital Stock that is underwritten for resale pursuant to Rule 144A or Regulation S of the Act) as result of which all or substantially all of any series, class, tranche or facility of Indebtedness of such direct or indirect parent companies of the Company is repaid, retired, exchanged for equity, cancelled, extinguished or otherwise discharged, or (4) any other transactions that have substantially the effect of any of the foregoing; provided, however, that in each case, such restructuring, debt workout, exchange, conversion or other transaction does not involve the consensual sale for cash consideration of Capital Stock of any such direct or indirect parent company of the Company owned by the Investors.

“Permitted Holder” means any of the Investors and members of management of the Company (or any of its direct or indirect parent companies) or CCU or CC Media Holdings, Inc. who are holders of Equity Interests of the Company (or any of its direct or indirect parent companies) or CCU or CC Media Holdings, Inc. on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that (x) in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies and (y) for purposes of this definition, the amount of Equity Interests held by members of management who qualify as “Permitted Holders” shall never exceed the amount of Equity Interests held by such members of management on the Issue Date. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under “Repurchase at the Option of Holders—Change of Control” (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the covenant described under “Repurchase at the Option of Holders—Change of Control”) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)	any Investment in the Company or any of its Restricted Subsidiaries;

(2)	any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3)	any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary; or

(b)	such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4)	any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph of the covenant described under “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)	any Investment existing on the Issue Date or made pursuant to a binding commitment in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (y) as otherwise permitted under the B Note Indenture;

(6)	any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a)	in exchange for any other Investment, accounts receivable or notes receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment, accounts receivable or notes receivable; or

(b)	as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)	Hedging Obligations permitted under clause (10) of the covenant described in “Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8)	any Investment the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Company or any of its direct or indirect parent companies;

(9)	Indebtedness (including any guarantee thereof) permitted under the covenant described in “Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(10)	any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants in the B Note Indenture—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(11)	any Investment consisting of a purchase or other acquisition of inventory, supplies, material or equipment;

(12)	Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $250.0 million and (y) 3.75% of Total Assets 260 (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if such Investment is in Capital Stock of a Person that is engaged in a Similar Business that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (3) above and shall not be included as having been made pursuant to this clause (12);

(13)	Investments in any Indebtedness of CCU or any of its Subsidiaries; provided that substantially concurrently with such Investment, such Indebtedness is cancelled or assigned to CCU or an Affiliate thereof (other than the Company or any of its Subsidiaries) in consideration for a reduction of the amount then owing by the Company under the CCOH Mirror Note, in each case by an amount equal to the fair market value of such Indebtedness;

(14)	advances to, or guarantees of Indebtedness of, employees, directors, officers and consultants not in excess of $500,000 outstanding at any one time, in the aggregate;

(15)	loans and advances to officers, directors and employees consistent with industry practice or past practice, as well as for moving expenses and other similar expenses incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent company thereof;

(16)	Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(17)	Investments by the Company or any of its Restricted Subsidiaries in any other Person pursuant to a “local marketing agreement” or similar arrangement relating to a station owned or licensed by such Person;

(18)	any performance guarantee and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of the Company or any Restricted Subsidiary in compliance with the covenant described under “Certain Covenants in the B Note Indenture—Liens”;

(19)	any purchase or repurchase of the B Notes; and (20) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause

(20)	that are at that time outstanding, that does not exceed the greater of (x) $500.0 million and (y) 7.5% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (3) above and shall not be included as having been made pursuant to this clause (20).

“Permitted Liens” means, with respect to any Person:

(1)	pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, appeal bonds or letters of credit to which such Person is a party or account party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)	Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards 261 against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)	Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently pursued, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Company or any Subsidiary thereof has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4)	Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5)	minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6)	Liens securing obligations under Indebtedness permitted to be incurred (and so incurred and so classified) pursuant to clause (5) or (18) of the second paragraph of the covenant described under “Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, however, that any such Indebtedness that is incurred pursuant to such clause (5) or (18) remains classified as incurred thereunder; and provided further, however, that Liens securing obligations under Indebtedness permitted to be incurred (and so incurred and so classified) pursuant to clause (18) extend only to the assets or Equity Interests of Foreign Subsidiaries of the Company;

(7)	Liens existing on the Issue Date;

(8)	Liens existing on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property or other assets owned by the Company or any of its Restricted Subsidiaries;

(9)	Liens existing on property or other assets at the time the Company or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of an amalgamation, merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided further that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(10)	Liens securing obligations under Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Issuer or a Guarantor permitted to be incurred in accordance with the covenant described under “Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)	Liens securing Hedging Obligations permitted to be incurred under the B Note Indenture;

(12)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)	leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14)	Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(15)	Liens in favor of the Issuer or any Guarantor;

(16)	Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17)	[Reserved]

(18)	Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), and (9) or in clauses (20) and (33) below; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the obligations under Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (20) and (33) at the time the original Lien became a Permitted Lien under the B Note Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension, renewal or replacement of Indebtedness secured by a Lien referred to in clause (20) or clause (33), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension, renewal or replacement shall be deemed secured by a Lien under clause (20) or clause (33), as applicable, and not this clause (18) for purposes of determining the principal amount of Indebtedness outstanding under clause (20) or clause (33), as applicable;

(19)	deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20)	other Liens securing Indebtedness or other obligations which do not exceed $25.0 million in the aggregate at any one time outstanding;

(21)	Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23)	Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24)	Liens deemed to exist in connection with Investments in repurchase agreements permitted under the B Note Indenture; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25)	Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26)	Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(27)	[Reserved]

(28)	Liens securing obligations owed by the Company or any Restricted Subsidiary to any lender under any Credit Facilities or any Affiliate of such a lender, in each case, in the ordinary course of business in respect of any overdraft and related liabilities arising from treasury, depository and cash management services provided by, or any automated clearing house transfers of funds with, lenders under such Credit Facilities or any Affiliate of such a lender;

(29)	the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any Restricted Subsidiary thereof or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(31)	Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted;

(32)	security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business; and

(33)	Liens securing Indebtedness or other obligations under any Credit Facilities which do not exceed $250.0 million in the aggregate at any one time outstanding. For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness.

“Permitted Liquidity Liens” means, with respect to any Person:

(1)	Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently pursued, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(2)	Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; 264

(3)	Liens deemed to exist in connection with Investments in repurchase agreements permitted under the B Note Indenture; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement; and

(4)	Liens that are contractual rights of set-off relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Proceeds Loans” means (a) the $500.0 million loan from the Issuer to CCO made on the Issue Date from the proceeds of the issuance of the outstanding A Notes, and (b) the $2.0 billion loan from the Issuer to CCO made on the Issue Date from the proceeds of the Issuance of the outstanding B Notes.

“Proceeds Loan Agreements” means each of the Proceeds Loan Agreements dated as of the Issue Date between the Issuer and CCO pursuant to which the Proceeds Loans were made.

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S of such Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term “Public Debt” (i) shall not include the B Notes (or any Additional B Notes) or the A Notes (or any Additional A Notes) and (ii) shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any commercial bank or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering.”

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the B Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Registration Rights Agreements” means (a) the Registration Rights Agreement with respect to the A Notes, dated the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers (the “A Note Registration Rights Agreement”), (b) the Registration Rights Agreement with respect to the B Notes, dated the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers (the “B Note Registration Rights Agreement”) and (c) any similar registration rights agreements with respect to any Additional A Notes or Additional B Notes, as applicable. 265

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Guarantor” means a Guarantor that is a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary of the Company) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the term and revolving credit facilities under the Credit Agreement, dated as of May 13, 2008, as amended as of July 9, 2008 and July 28, 2008, by and among CCU, the subsidiary guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any agreements, collateral documents, guarantees, instruments, mortgages and notes executed in connection therewith, and any amendments, extensions, modifications, refinancings, refundings, renewals, restatements, or supplements thereof and any one or more notes, indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, refinance, refund, renew, replace or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such refinancing, refunding or replacement facility or indenture that increases the amount that may be borrowed thereunder or alters the maturity of the loans thereunder or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or other agent, lender or group of lenders or investors.

“Senior Leverage Ratio” means, as of the date of determination, the ratio of (a) the Pari Passu Indebtedness of the Company and its Restricted Subsidiaries on such date, to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Company or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Pari Passu Indebtedness (other than Pari Passu Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Senior Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Senior Leverage Ratio is made (the “Senior Leverage Ratio Calculation Date”), then the Senior Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee not later than 30 days after entering into any commitment providing for the incurrence of any Pari Passu Indebtedness, that all or any portion of the Pari Passu Indebtedness that could be incurred under such commitment at the time such commitment is entered into shall be treated as incurred and outstanding in such amount for all purposes of this calculation (whether or not such Pari Passu Indebtedness is outstanding at the time such commitment is entered into) and any subsequent incurrence of such Pari Passu Indebtedness under such commitment (including upon repayment and reborrowing) shall not be deemed, for purposes of this calculation, to be the incurrence of Pari Passu Indebtedness at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Senior Leverage Ratio Calculation Date, and other operational changes that the Company or any of its Restricted Subsidiaries has determined to make or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Senior Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Senior Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings, synergies and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation; provided, that no cost savings, synergies or operating expense reductions shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period.

For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.

“Series A Exchange Notes” means new notes of the Issuer issued in exchange for the A Notes pursuant to, or as contemplated by, the A Note Registration Rights Agreement.

“Series B Exchange Notes” means new notes of the Issuer issued in exchange for the B Notes pursuant to, or as contemplated by, the B Note Registration Rights Agreement.

“Significant Party” means any Guarantor or Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Special Interest” means all additional interest then owing pursuant to any Registration Rights Agreement.

“Subordinated Indebtedness” means: (1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the B Notes; and (2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the B Notes.

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity (excluding charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Total Assets” means total assets of the Company and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Company and its Restricted Subsidiaries as may be expressly stated.

“Transaction Expenses” means any fees or expenses incurred or paid by the Company or any of its Subsidiaries in connection with the Transactions.

“Transactions” means the offering and issuance of the Notes for cash on the Issue Date, the making of the Proceeds Loans, the refinancing of the CCU Intercompany Note and the amendments to the CCOH Mirror Note and the CCU Mirror Note and transactions related to any of the foregoing on or prior to the Issue Date and the payment of fees and expenses related to any of the foregoing.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 15, 2012; provided, however, that if the period from the Redemption Date to December 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa- 77bbbb).

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary, in each case other than the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Restricted Subsidiary of the Company (other than solely any Unrestricted Subsidiary of the Subsidiary to be so designated); provided that:

(1)	any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Company;

(2)	such designation complies with the covenants described under “Certain Covenants in the B Note Indenture—Limitation on Restricted Payments”; and

(3)	each of:

(a)	the Subsidiary to be so designated; and

(b)	its Subsidiaries

has not at the time of designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1)	the Company could incur at least $1.00 of additional Indebtedness pursuant to each of the ratio tests set forth in the first paragraph of the covenant described under “Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2)	(A) the Consolidated Leverage Ratio for the Company and its Restricted Subsidiaries would be equal to or less than such ratio immediately prior to such designation and (B) the Senior Leverage Ratio for the Company and its Restricted Subsidiaries would be equal to or less than such ratio immediately prior to such designation; provided, however, that in the case of each of clause (A) and (B), such determination is made on a pro forma basis taking into account such designation.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)	the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)	the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations relating to the exchange of outstanding notes for exchange notes in the exchange offers. It does not contain a complete analysis of all the potential tax considerations relating to each exchange. This summary is limited to holders of outstanding notes who hold the outstanding notes as “capital assets” (in general, assets held for investment). Special situations, such as the following, are not addressed:

•

tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid United States federal income tax;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders whose “functional currency” is not the United States dollar;

•	tax consequences to persons who hold notes through a partnership or similar pass-through entity;

•	United States federal gift tax, estate tax or alternative minimum tax consequences, if any; or

•	any state, local or non-United States tax consequences.

The discussion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

Consequences of Tendering Outstanding Notes

The exchange of your outstanding notes for exchange notes in the applicable exchange offer should not constitute an exchange for United States federal income tax purposes because the exchange notes should not be considered to differ materially in kind or extent from the outstanding notes. Accordingly, the applicable exchange offer should have no United States federal income tax consequences to you if you exchange your outstanding notes for exchange notes. For example, there should be no change in your tax basis and your holding period should carry over to the exchange notes. In addition, the United States federal income tax consequences of holding and disposing of your exchange notes should be the same as those applicable to your outstanding notes.

The preceding discussion of certain United States federal income tax considerations of the exchange offers is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging outstanding notes for exchange notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received by it in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

LEGAL MATTERS

Certain matters relating to the validity of the exchange notes will be passed upon on our behalf by Kirkland & Ellis LLP, a limited liability partnership that includes professional corporations, Chicago, Illinois. Kirkland & Ellis LLP has from time to time represented, and may continue to represent, Bain Capital, LLC, Thomas H. Lee Partners, L.P., and some of their respective affiliates in connection with various legal matters.

EXPERTS

The consolidated balance sheets of Clear Channel Outdoor Holdings, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2009, the period from July 31, 2008 through December 31, 2008, the period from January 1, 2008 through July 30, 2008, and for the year ended December 31, 2007 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC. You can inspect and copy these reports, and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of these materials from the Public Reference Section of the SEC at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to you on the SEC’s web site at http://www.sec.gov.

In addition, we make available, free of charge, on or through our web site, copies of such reports and other information. We maintain a web site at http://www.clearchanneloutdoor.com. The information contained in or connected to our web site is not part of this prospectus and is not incorporated into this prospectus by reference unless expressly provided otherwise herein.

This prospectus summarizes documents that are not delivered herewith. Copies of such documents are available upon your request, without charge, by writing or telephoning us at:

Clear Channel Outdoor Holdings, Inc.

200 East Basse Road

San Antonio, Texas 78209

(210) 832-3700

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2010 (Unaudited)	December 31, 2009
CURRENT ASSETS
Cash and cash equivalents	$588,595	$609,436
Accounts receivable, net	679,782	730,306
Other current assets	285,953	300,803

Total Current Assets	1,554,330	1,640,545

PROPERTY, PLANT AND EQUIPMENT
Structures, net	2,090,317	2,143,972
Other property, plant and equipment, net	294,640	296,666

INTANGIBLE ASSETS
Definite-lived intangibles, net	766,280	799,144
Indefinite-lived intangibles	1,132,688	1,132,218
Goodwill	853,055	861,592

OTHER ASSETS
Due from Clear Channel Communications	160,473	123,308
Other assets	199,927	194,977

Total Assets	$7,051,710	$7,192,422

CURRENT LIABILITIES
Accounts payable and accrued expenses	$575,524	$614,442
Deferred income	147,636	109,578
Current portion of long-term debt	43,015	47,073

Total Current Liabilities	766,175	771,093
Long-term debt	2,534,119	2,561,805
Deferred tax liability	820,711	841,911
Other long-term liabilities	257,459	256,236
Commitments and contingent liabilities (Note 6)

SHAREHOLDERS’ EQUITY
Noncontrolling interest	193,705	193,730
Class A common stock	413	407
Class B common stock	3,150	3,150
Additional paid-in capital	6,670,975	6,669,247
Retained deficit	(3,934,608)	(3,886,826)
Accumulated other comprehensive loss	(260,233)	(218,177)
Cost of shares held in treasury	(156)	(154)

Total Shareholders’ Equity	2,673,246	2,761,377

Total Liabilities and Shareholders’ Equity	$7,051,710	$7,192,422

See Notes to Consolidated Financial Statements

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Revenue	$608,768	$582,216
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	378,886	379,608
Selling, general and administrative expenses (excludes depreciation and amortization)	111,357	117,764
Depreciation and amortization	101,709	101,908
Corporate expenses (excludes depreciation and amortization)	20,772	14,246
Other operating income — net	1,018	4,612

Operating loss	(2,938)	(26,698)
Interest expense on debt with Clear Channel Communications	—	36,975
Interest expense	58,318	1,912
Interest income on Due from Clear Channel Communications	3,413	114
Equity in loss of nonconsolidated affiliates	(803)	(2,293)
Other expense — net	(837)	(3,168)

Loss before income taxes	(59,483)	(70,932)
Income tax benefit (expense)	10,704	(20,423)

Consolidated net loss	(48,779)	(91,355)
Amount attributable to noncontrolling interest	(997)	(3,475)

Net loss attributable to the Company	$(47,782)	$(87,880)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(39,502)	(45,489)
Foreign currency reclassification adjustment	224	—
Unrealized loss on marketable securities	(2,620)	(15,731)

Comprehensive loss	(89,680)	(149,100)

Amount attributable to noncontrolling interest	158	(2,450)

Comprehensive loss attributable to the Company	$(89,838)	$(146,650)

Net loss attributable to the Company:
Basic	$(.14)	$(.25)
Weighted average common shares outstanding — Basic	355,461	355,331

Diluted	$(.14)	$(.25)
Weighted average common shares outstanding — Diluted	355,461	355,331

See Notes to Consolidated Financial Statements

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Consolidated net loss	$(48,779)	$(91,355)

Reconciling items:
Depreciation and amortization	101,709	101,908
Deferred taxes	(18,854)	17,752
Provision for doubtful accounts	468	2,071
Other reconciling items, net	2,926	1,289
Changes in operating assets and liabilities:
Decrease in accounts receivable	32,123	56,317
Increase in deferred income	41,682	42,983
Decrease in accounts payable, accrued expenses and other liabilities	(8,895)	(59,546)
Changes in other operating assets and liabilities, net of effects of acquisitions and dispositions	8,724	(22,485)

Net cash provided by operating activities	111,104	48,934

Cash flows from investing activities:
Purchases of property, plant and equipment	(49,323)	(37,204)
Acquisition of operating assets, net of cash acquired	—	(4,792)
Change in other — net	(8,651)	(8,347)

Net cash used for investing activities	(57,974)	(50,343)

Cash flows from financing activities:
Draws on credit facilities	304	—
Payments on credit facilities	(29,706)	(2,396)
Proceeds from long-term debt	—	1,342
Payments on long-term debt	(4,132)	—
Net transfers (to) from Clear Channel Communications	(37,165)	580
Change in other — net	233	—

Net cash used for financing activities	(70,466)	(474)

Effect of exchange rate changes on cash	(3,505)	354

Net decrease in cash and cash equivalents	(20,841)	(1,529)

Cash and cash equivalents at beginning of period	609,436	94,812

Cash and cash equivalents at end of period	$588,595	$93,283

See Notes to Consolidated Financial Statements

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1: BASIS OF PRESENTATION AND NEW ACCOUNTING STANDARDS

Preparation of Interim Financial Statements

The accompanying consolidated financial statements were prepared by Clear Channel Outdoor Holdings, Inc. (the “Company”) pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and, in the opinion of management, include all adjustments (consisting of normal recurring accruals and adjustments necessary for adoption of new accounting standards) necessary to present fairly the results of the interim periods shown. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States have been condensed or omitted pursuant to such SEC rules and regulations. Management believes that the disclosures made are adequate to make the information presented not misleading. Due to seasonality and other factors, the results for the interim periods are not necessarily indicative of results for the full year. The financial statements contained herein should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s 2009 Annual Report on Form 10-K.

The consolidated financial statements include the accounts of the Company and its subsidiaries and give effect to allocations of expenses from Clear Channel Communications, Inc. (“Clear Channel Communications”). These allocations were made on a specifically identifiable basis or using relative percentages of headcount or other methods management considered to be a reasonable reflection of the utilization of services provided. Investments in companies in which the Company owns 20 percent to 50 percent of the voting common stock or otherwise exercises significant influence over operating and financial policies of the company are accounted for under the equity method. All significant intercompany transactions are eliminated in the consolidation process.

Certain prior-period amounts have been reclassified to conform to the 2010 presentation.

New Accounting Pronouncements

In February 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2010-09, Subsequent Events (“ASU 2010-09”). ASU 2010-09 updates ASC Topic 855, Subsequent Events. ASU 2010-09 removes the requirement to disclose the date through which an entity has evaluated subsequent events. The Company adopted the provisions of ASU 2010-09 upon issuance with no material impact to its financial position or results of operations.

In January 2010, the FASB issued ASU No. 2010-06, Improving Disclosures about Fair Value Measurements. This update amends ASC Topic 820, Fair Value Measurements and Disclosures, to require new disclosures for significant transfers in and out of Level 1 and Level 2 fair value measurements, disaggregation regarding classes of assets and liabilities, valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for Level 2 or Level 3. These disclosures are effective for the interim and annual reporting periods beginning after December 15, 2009. Additional new disclosures regarding the purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements are effective for fiscal years beginning after December 15, 2010 beginning with the first interim period. The Company adopted the relevant disclosure provisions of ASU 2010-06 on January 1, 2010 and will adopt the latter provisions on January 1, 2011 as appropriate.

Note 2: PROPERTY, PLANT AND EQUIPMENT, INTANGIBLE ASSETS AND GOODWILL

Property, Plant and Equipment

The Company’s property, plant and equipment consisted of the following classes of assets at March 31, 2010 and December 31, 2009, respectively:

(In thousands)	March 31, 2010	December 31, 2009
Land, buildings and improvements	$203,275	$207,939
Structures	2,515,746	2,514,602
Furniture and other equipment	71,459	71,567
Construction in progress	58,650	51,598

	2,849,130	2,845,706
Less accumulated depreciation	464,173	405,068

Property, plant and equipment, net	$2,384,957	$2,440,638

Definite-lived Intangible Assets

The Company has definite-lived intangible assets which consist primarily of transit and street furniture contracts, permanent easements that provide the Company access to certain of its outdoor displays and other contractual rights. Definite-lived intangible assets are amortized over the shorter of either the respective lives of the agreements or over the period of time the assets are expected to contribute directly or indirectly to the Company’s future cash flows.

The following table presents the gross carrying amount and accumulated amortization for each major class of definite-lived intangible assets at March 31, 2010 and December 31, 2009:

	March 31, 2010		December 31, 2009
(In thousands)	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Transit, street furniture and other contractual rights	$788,260	$183,310	$803,297	$166,803
Other	172,657	11,327	172,394	9,744

Total	$960,917	$194,637	$975,691	$176,547

Total amortization expense related to definite-lived intangible assets for the three months ended March 31, 2010 and 2009 was $23.6 million and $18.9 million, respectively.

The following table presents the Company’s estimate of amortization expense for each of the five succeeding fiscal years for definite-lived intangible assets. As acquisitions and dispositions occur in the future, amortization expense may vary.

(In thousands)
2011	$86,979
2012	78,413
2013	71,703
2014	66,104
2015	50,833

Indefinite-lived Intangible Assets

The Company’s indefinite-lived intangibles consist of billboard permits. The Company’s billboard permits are effectively issued in perpetuity by state and local governments and are transferable at little or no cost.

Goodwill

The following table presents the changes in the carrying amount of goodwill in each of the Company’s reportable segments.

(In thousands)	Americas	International	Total
Balance as of December 31, 2008	892,598	287,543	1,180,141
Acquisitions	2,250	110	2,360
Foreign currency translation	16,293	17,412	33,705
Purchase accounting adjustments — net	68,896	45,042	113,938
Impairment	(390,374)	(73,764)	(464,138)
Other	(4,414)	—	(4,414)

Balance as of December 31, 2009	$585,249	$276,343	$861,592

Foreign currency	283	(8,820)	(8,537)

Balance as of March 31, 2010	$585,532	$267,523	$853,055

The balance at December 31, 2008 is net of cumulative impairments of $2.3 billion and $173.4 million in the Americas and International segments, respectively.

Note 3: LONG-TERM DEBT

Long-term debt at March 31, 2010 and December 31, 2009 consisted of the following:

(In thousands)	March 31, 2010	December 31, 2009
Clear Channel Worldwide Holdings Senior Notes:
9.25% Series A Senior Notes Due 2017	$500,000	$500,000
9.25% Series B Senior Notes Due 2017	2,000,000	2,000,000
Credit facility ($150.0 million sub-limit within Clear Channel Communications’ $2.0 billion revolving credit facility)	5,000	30,000
Other debt	72,134	78,878

Total debt	2,577,134	2,608,878
Less: Current portion	43,015	47,073

Total long-term debt	$2,534,119	$2,561,805

The aggregate market value of the Company’s debt based on market prices for which quotes were available was approximately $2.7 billion at March 31, 2010 and December 31, 2009.

In December 2009, the Company’s wholly-owned subsidiary, Clear Channel Worldwide Holdings, Inc., issued $500.0 million aggregate principal amount of 9.25% Series A Senior Notes due 2017 and $2.0 billion aggregate principal amount of 9.25% Series B Notes due 2017 (collectively, the “Notes”). The Notes are guaranteed by the Company, Clear Channel Outdoor, Inc., the Company’s wholly-owned subsidiary, and certain other domestic subsidiaries of the Company. The Notes will mature on December 15, 2017.

Note 4: OTHER DEVELOPMENTS

Restructuring Program

In the fourth quarter of 2008, the Company initiated a company-wide strategic review of its costs and organizational structure to identify opportunities to maximize efficiency and realign expenses with the Company’s current and long-term business outlook (the “restructuring program”). As of March 31, 2010, the Company had incurred a total of $92.7 million of costs in conjunction with this restructuring program.

No assurance can be given that the restructuring program will achieve all of the anticipated cost savings in the timeframe expected or at all, or that the cost savings will be sustainable. In addition, the Company may modify or terminate the restructuring program in response to economic conditions or otherwise.

Share-based Compensation Expense

Share-based compensation expense is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the vesting period. The following table presents the amount of share-based compensation expense recorded during the three months ended March 31, 2010 and 2009:

	Three Months Ended March 31,
(In thousands)	2010	2009
Direct operating expenses	$1,929	$2,069
Selling, general and administrative expenses	704	755
Corporate expenses	84	222

Total share-based compensation expense	$2,717	$3,046

As of March 31, 2010, there was $22.9 million of total unrecognized compensation cost, net of estimated forfeitures, related to unvested share-based compensation arrangements. This cost is expected to be recognized over a weighted average period of approximately three years.

Supplemental Disclosures

During the quarter ended March 31, 2010, cash paid for interest and income taxes, net of income tax refunds of $1.2 million, was as follows:

(In thousands)	Three Months Ended March 31, 2010
Interest	$58,664
Income taxes	$7,503

Income tax benefit (expense)

The Company’s income tax benefit (expense) for the three months ended March 31, 2010 and 2009, respectively, consisted of the following components:

	Three Months Ended March 31,
(In thousands)	2010	2009
Current tax expense	$(8,150)	$(2,671)
Deferred tax benefit (expense)	18,854	(17,752)

Income tax benefit (expense)	$10,704	$(20,423)

The Company’s effective tax rate for the three months ended March 31, 2010 was 18.0%. The 2010 effective rate was impacted primarily as a result of the Company’s inability to benefit tax losses in certain foreign jurisdictions due to the uncertainty of the ability to utilize those losses in future years. The change in the effective rate compared to the same period of the prior year was impacted primarily as a result of a deferred tax valuation allowance recorded in 2009 due the uncertainty of the Company’s ability to utilize Federal tax losses at that time. For the three months ended March 31, 2009, the effective tax rate was a negative 28.8%, driven by the Company’s inability to record tax benefits on Federal and foreign net losses generated during the period.

Note 5: FAIR VALUE MEASUREMENTS

The Company holds marketable equity securities classified in accordance with the provisions of ASC 320-10. These marketable equity securities are measured at fair value on each reporting date using quoted prices in active markets. Due to the fact that the inputs used to measure the marketable equity securities at fair value are observable, the Company has categorized the fair value measurements of the securities as Level 1. The Company records its investments in these marketable equity securities on the balance sheet as “Other Assets.”

The cost, unrealized holding gains or losses, and fair value of the Company’s investments at March 31, 2010 and December 31, 2009 are as follows:

(In thousands)	March 31, 2010				December 31, 2009
Investments	Fair Value	Gross Unrealized Losses	Gross Unrealized Gains	Cost	Fair Value	Gross Unrealized Losses	Gross Unrealized Gains	Cost
Available-for-sale	$13,287	$(1,297)	$78	$14,506	$15,911	$—	$1,405	$14,506

Note 6: COMMITMENTS AND CONTINGENCIES

The Company is currently involved in certain legal proceedings arising in the ordinary course of business and, as required, has accrued its estimate of the probable costs for claims for which the occurrence of loss is probable and the amount can be reasonably estimated. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in the Company’s assumptions or the effectiveness of its strategies related to these proceedings.

As of March 31, 2010, Clear Channel Communications had outstanding commercial standby letters of credit and surety bonds of $49.2 million and $44.7 million, respectively, held on behalf of the Company. These letters of credit and surety bonds relate to various operational matters, including insurance, bid and performance bonds, as well as other items.

Note 7: RELATED PARTY TRANSACTIONS

The Company records net amounts due to or from Clear Channel Communications as “Due from/to Clear Channel Communications” on the condensed consolidated balance sheets. The accounts represent the revolving promissory note issued by the Company to Clear Channel Communications and the revolving promissory note issued by Clear Channel Communications to the Company, in the face amount of $1.0 billion, or if more or less than such amount, the aggregate unpaid principal amount of all advances. The accounts accrue interest pursuant to the terms of the promissory notes and are generally payable on demand.

Included in the accounts are the net activities resulting from day-to-day cash management services provided by Clear Channel Communications. As a part of these services, the Company maintains collection bank accounts swept daily into accounts of Clear Channel Communications. In return, Clear Channel Communications funds the Company’s controlled disbursement accounts as checks or electronic payments are presented for payment. The Company’s claim in relation to cash transferred from its concentration account is on an unsecured basis and is limited to the balance of the “Due from Clear Channel Communications” account. At March 31, 2010 and December 31, 2009, the asset recorded in “Due from Clear Channel Communications” on the condensed consolidated balance sheets was $160.5 million and $123.3 million, respectively.

The net interest income for the three months ended March 31, 2010 and 2009 was $3.4 million and $0.1 million, respectively. At March 31, 2009, the interest rate on the “Due from Clear Channel Communications” account was 0.08%, which represents the average one-month generic treasury bill rate. At March 31, 2010, the interest rate on the “Due from Clear Channel Communications” account was 9.25%, which represents the interest rate on the Notes as described above.

Clear Channel Communications has a $2.0 billion multi-currency revolving credit facility with a maturity in July 2014 which includes a $150.0 million sub-limit that certain of the Company’s International subsidiaries may borrow against to the extent Clear Channel Communications has not already borrowed against this capacity and is compliant with its covenants under the revolving credit facility. On February 6, 2009, Clear Channel Communications borrowed the remaining availability under its $2.0 billion revolving credit facility, including the remaining availability under the $150.0 million sub-limit.

The Company provides advertising space on its billboards for radio stations owned by Clear Channel Communications. For the three months ended March 31, 2010 and 2009, the Company recorded $1.1 million and $0.1 million, respectively, in revenue for these advertisements.

Under the Corporate Services Agreement between Clear Channel Communications and the Company, Clear Channel Communications provides management services to the Company, which include, among other things: (i) treasury, payroll and other financial related services; (ii) executive officer services; (iii) human resources and employee benefits services; (iv) legal and related services; (v) information systems, network and related services; (vi) investment services; (vii) procurement and sourcing support services; and (viii) other general corporate services. These services are charged to the Company based on actual direct costs incurred or allocated by Clear Channel Communications based on headcount, revenue or other factors on a pro rata basis. For the three months ended March 31, 2010 and 2009, the Company recorded $8.9 million and $6.3 million, respectively, as a component of corporate expenses for these services.

Pursuant to the Tax Matters Agreement between Clear Channel Communications and the Company, the operations of the Company are included in a consolidated federal income tax return filed by Clear Channel Communications. The Company’s provision for income taxes has been computed on the basis that the Company files separate consolidated federal income tax returns with its subsidiaries. Tax payments are made to Clear Channel Communications on the basis of the Company’s separate taxable income. Tax benefits recognized on the Company’s employee stock option exercises are retained by the Company.

The Company computes its deferred income tax provision using the liability method in accordance with the provisions of ASC 740-10, as if the Company was a separate taxpayer. Deferred tax assets and liabilities are determined based on differences between financial reporting bases and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled. Deferred tax assets are reduced by valuation allowances if the Company believes it is more likely than not some portion or all of the asset will not be realized.

Pursuant to the Employee Matters Agreement, the Company’s employees participate in Clear Channel Communications’ employee benefit plans, including employee medical insurance and a 401(k) retirement benefit plan. These costs are recorded as a component of selling, general and administrative expenses and were approximately $2.6 million and $2.7 million for the three months ended March 31, 2010 and 2009, respectively.

Note 8: EQUITY AND COMPREHENSIVE INCOME (LOSS)

The Company reports its noncontrolling interests in consolidated subsidiaries as a component of equity separate from the Company’s equity. The following table shows the changes in equity attributable to the Company and the noncontrolling interests of subsidiaries in which the Company has a majority, but not total ownership interest:

(In thousands)	The Company	Noncontrolling Interests	Consolidated
Balances at January 1, 2010	$2,567,647	$193,730	$2,761,377
Net loss	(47,782)	(997)	(48,779)
Foreign currency translation adjustments	(39,660)	158	(39,502)
Unrealized holding loss on marketable securities	(2,620)	—	(2,620)
Reclassification adjustment	224	—	224
Other — net	1,732	814	2,546

Balances at March 31, 2010	$2,479,541	$193,705	$2,673,246

(In thousands)	The Company	Noncontrolling Interests	Consolidated
Balances at January 1, 2009	$3,332,010	$211,813	$3,543,823
Net loss	(87,880)	(3,475)	(91,355)
Foreign currency translation adjustments	(43,172)	(2,317)	(45,489)
Unrealized holding loss on marketable securities	(15,731)	—	(15,731)
Other — net	3,178	(405)	2,773

Balances at March 31, 2009	$3,188,405	$205,616	$3,394,021

Note 9: SEGMENT DATA

The Company has two reportable segments, which it believes best reflects how the Company is currently managed—Americas and International. The Americas segment primarily includes operations in the United States, Canada and Latin America, and the International segment includes operations primarily in Europe, Asia and Australia. Share-based payments are recorded by each segment in direct operating expenses and selling, general and administrative expenses.

The following table presents the Company’s operating segment results for the three months ended March 31, 2010 and 2009:

(In thousands)	Americas	International	Corporate, and other reconciling items	Consolidated
Three months ended March 31, 2010
Revenue	$270,977	$337,791	$—	$608,768
Direct operating expenses	139,308	239,578	—	378,886
Selling, general and administrative expenses	44,477	66,880	—	111,357
Depreciation and amortization	49,451	52,258	—	101,709
Corporate expenses	—	—	20,772	20,772
Other operating income — net	—	—	1,018	1,018

Operating income (loss)	$37,741	$(20,925)	$(19,754)	$(2,938)

Identifiable assets	$4,680,437	$2,102,303	$268,970	$7,051,710
Capital expenditures	$24,705	$24,618	$—	$49,323
Share-based compensation expense	$2,030	$603	$84	$2,717

Three months ended March 31, 2009
Revenue	$270,187	$312,029	$—	$582,216
Direct operating expenses	144,880	234,728	—	379,608
Selling, general and administrative expenses	48,839	68,925	—	117,764
Depreciation and amortization	46,650	55,258	—	101,908
Corporate expenses	—	—	14,246	14,246
Other operating income — net	—	—	4,612	4,612

Operating income (loss)	$29,818	$(46,882)	$(9,634)	$(26,698)

Identifiable assets	$5,108,561	$2,255,883	$460,930	$7,825,374
Capital expenditures	$19,965	$17,239	$—	$37,204
Share-based compensation expense	$2,168	$656	$222	$3,046

Identifiable assets of $2.3 billion and $2.5 billion derived from the Company’s non-U.S. operations are included in the data above as of March 31, 2010 and 2009, respectively. Revenue of $370.3 million and $335.6 million derived from the Company’s non-U.S. operations is included in the data above for the three months ended March 31, 2010 and 2009.

Note 10: GUARANTOR SUBSIDIARIES

The Company and certain of the Company’s direct and indirect wholly-owned domestic subsidiaries (the “Guarantor Subsidiaries”) fully and unconditionally guarantee on a joint and several basis certain of the outstanding indebtedness of Clear Channel Worldwide Holdings, Inc. (the “Subsidiary Issuer”). The following consolidating schedules present financial information on a combined basis in conformity with the SEC’s Regulation S-X Rule 3-10(d):

	March 31, 2010
(In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash and cash equivalents	$—	$—	$435,776	$152,819	$—	$588,595
Accounts receivable, net	—	—	222,054	457,728	—	679,782
Intercompany receivables	—	5,078	618,713	20,499	(644,290)	—
Other current assets	3,505	(305)	113,127	169,626	—	285,953

Total Current Assets	3,505	4,773	1,389,670	800,672	(644,290)	1,554,330
Property, plant and equipment, net	—	—	1,546,775	838,182	—	2,384,957
Definite-lived intangibles, net	—	—	418,315	347,965	—	766,280
Indefinite-lived intangibles	—	—	1,117,485	15,203	—	1,132,688
Goodwill	—	—	571,932	281,123	—	853,055
Due from Clear Channel Communications	160,473	—	—	—	—	160,473
Intercompany notes receivable	182,026	2,700,000	9,243	18,235	(2,909,504)	—
Other assets	2,760,134	1,005,636	1,450,810	86,220	(5,102,873)	199,927

Total Assets	$3,106,138	$3,710,409	$6,504,230	$2,387,600	$(8,656,667)	$7,051,710

Accounts payable and accrued expenses	$—	$425	$113,019	$462,080	$—	$575,524
Intercompany payable	618,713	—	25,577	—	(644,290)	—
Deferred income	—	—	50,295	97,341	—	147,636
Current portion of long-term debt	—	—	75	42,940	—	43,015

Total Current Liabilities	618,713	425	188,966	602,361	(644,290)	766,175
Long-term debt	—	2,500,000	—	34,119	—	2,534,119
Intercompany notes payable	7,622	—	2,692,639	209,243	(2,909,504)	—
Deferred income taxes	262	—	767,576	52,873	—	820,711
Other long-term liabilities	—	1,243	94,915	161,301	—	257,459
Total shareholders’ equity	2,479,541	1,208,741	2,760,134	1,327,703	(5,102,873)	2,673,246

Total Liabilities and Shareholders’ Equity	$3,106,138	$3,710,409	$6,504,230	$2,387,600	$(8,656,667)	$7,051,710

	December 31, 2009
(In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash and cash equivalents	$—	$—	$431,105	$178,331	$—	$609,436
Accounts receivable, net	—	—	249,325	480,981	—	730,306
Intercompany receivables	—	4,689	582,554	20,606	(607,849)	—
Other current assets	2,796	(1,935)	122,636	177,306	—	300,803

Total Current Assets	2,796	2,754	1,385,620	857,224	(607,849)	1,640,545
Property, plant and equipment, net	—	—	1,562,256	878,382	—	2,440,638
Definite-lived intangibles, net	—	—	423,935	375,209	—	799,144
Indefinite-lived intangibles	—	—	1,117,568	14,650	—	1,132,218
Goodwill	—	—	571,932	289,660	—	861,592
Intercompany notes receivable	182,026	2,700,000	9,243	18,235	(2,909,504)	—
Due from Clear Channel Communications	123,308	—	—	—	—	123,308
Other assets	2,849,918	1,075,719	1,517,111	80,019	(5,327,790)	194,977

Total Assets	$3,158,048	$3,778,473	$6,587,665	$2,513,379	$(8,845,143)	$7,192,422

Accounts payable and accrued expenses	$—	$—	$112,492	$501,950	$—	$614,442
Intercompany notes payable	582,554	—	25,295	—	(607,849)	—
Deferred income	—	—	38,579	70,999	—	109,578
Current portion of long-term debt	—	—	77	46,996	—	47,073

Total Current Liabilities	582,554	—	176,443	619,945	(607,849)	771,093
Long-term debt	—	2,500,000	—	61,805	—	2,561,805
Intercompany notes payable	7,622	—	2,692,639	209,243	(2,909,504)	—
Deferred tax liability	225	—	780,846	60,840	—	841,911
Other long-term liabilities	—	1,225	87,819	167,192	—	256,236
Total shareholders’ equity	2,567,647	1,277,248	2,849,918	1,394,354	(5,327,790)	2,761,377

Total Liabilities and Shareholders’ Equity	$3,158,048	$3,778,473	$6,587,665	$2,513,379	$(8,845,143)	$7,192,422

	Three Months Ended March 31, 2010
(In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$—	$233,526	$375,242	$—	$608,768
Operating expenses:
Direct operating expenses	—	—	119,618	259,268	—	378,886
Selling, general and administrative expenses	—	—	37,102	74,255	—	111,357
Depreciation and amortization	—	—	45,842	55,867	—	101,709
Corporate expenses	3,370	—	12,469	4,933	—	20,772
Other operating income (expense) — net	—	—	1,497	(479)	—	1,018

Operating income (loss)	(3,370)	—	19,992	(19,560)	—	(2,938)
Interest income on debt with Clear Channel Communications	—	—	3,413	—	—	3,413
Interest expense	108	57,249	(370)	1,331	—	58,318
Intercompany interest income	3,512	57,139	—	244	(60,895)	—
Intercompany interest expense	121	—	60,186	588	(60,895)	—
Equity in earnings (loss) of nonconsolidated affiliates	(47,728)	(25,982)	(22,188)	(637)	95,732	(803)
Other income (expense) — net	—	—	(88)	(749)	—	(837)

Income (loss) before income taxes	(47,815)	(26,092)	(58,687)	(22,621)	95,732	(59,483)
Income tax benefit (expense)	33	(305)	10,959	17	—	10,704

Consolidated net income (loss)	(47,782)	(26,397)	(47,728)	(22,604)	95,732	(48,779)
Amount attributable to noncontrolling interest	—	—	—	(997)	—	(997)

Net income (loss) attributable to the Company	$(47,782)	$(26,397)	$(47,728)	$(21,607)	$95,732	$(47,782)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	—	1,991	—	(41,493)	—	(39,502)
Foreign currency reclassification adjustment	—	—	—	224	—	224
Unrealized loss on marketable securities	—	—	—	(2,620)	—	(2,620)
Equity in subsidiary comprehensive income	(42,056)	(44,101)	(42,056)	—	128,213	—

Comprehensive income (loss)	(89,838)	(68,507)	(89,784)	(65,496)	223,945	(89,680)
Amount attributable to noncontrolling interest	—	—	—	158	—	158

Comprehensive income (loss) attributable to the Company	$(89,838)	$(68,507)	$(89,784)	$(65,654)	$223,945	$(89,838)

	Three Months Ended March 31, 2009
(In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$—	$241,265	$340,951	$—	$582,216
Operating expenses:
Direct operating expenses	—	—	128,669	250,939	—	379,608
Selling, general and administrative expenses	—	—	42,791	74,973	—	117,764
Depreciation and amortization	—	—	43,079	58,829	—	101,908
Corporate expenses	2,543	—	8,518	3,185	—	14,246
Other operating income (expense) — net	—	—	1,495	3,117	—	4,612

Operating income (loss)	(2,543)	—	19,703	(43,858)	—	(26,698)
Interest expense on debt with Clear Channel Communications	—	—	36,861	—	—	36,861
Interest expense	159	—	69	1,684	—	1,912
Intercompany interest income	2,692	354	260	194	(3,500)	—
Intercompany interest expense	136	—	2,750	614	(3,500)	—
Equity in earnings (loss) of nonconsolidated affiliates	(87,789)	(51,677)	(49,929)	(2,279)	189,381	(2,293)
Other income (expense) — net	—	—	(177)	(2,991)	—	(3,168)

Income (loss) before income taxes	(87,935)	(51,323)	(69,823)	(51,232)	189,381	(70,932)
Income tax benefit (expense)	55	(42)	(17,966)	(2,470)	—	(20,423)

Consolidated net income (loss)	(87,880)	(51,365)	(87,789)	(53,702)	189,381	(91,355)
Amount attributable to noncontrolling interest	—	—	—	(3,475)	—	(3,475)

Net income (loss) attributable to the Company	$(87,880)	$(51,365)	$(87,789)	$(50,227)	$189,381	$(87,880)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	—	—	—	(45,489)	—	(45,489)
Unrealized loss on marketable securities	—	—	—	(15,731)	—	(15,731)
Equity in subsidiary comprehensive income	(58,770)	(57,733)	(58,770)	—	175,273	—

Comprehensive income (loss)	(146,650)	(109,098)	(146,559)	(111,447)	364,654	(149,100)
Amount attributable to noncontrolling interest	—	—	—	(2,450)	—	(2,450)

Comprehensive income (loss) attributable to the Company	$(146,650)	$(109,098)	$(146,559)	$(108,997)	$364,654	$(146,650)

	Three Months Ended March 31, 2010
(In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Consolidated net income (loss)	$(47,782)	$(26,397)	$(47,728)	$(22,604)	$95,732	$(48,779)

Reconciling items:
Depreciation and amortization	—	—	45,842	55,867	—	101,709
Deferred tax expense (benefit)	37	—	(12,072)	(6,819)	—	(18,854)
Provision for doubtful accounts	—	—	349	119	—	468
Other reconciling items — net	47,728	27,973	22,372	585	(95,732)	2,926
Changes in operating assets and liabilities:
Decrease in accounts receivable	—	—	26,920	5,203	—	32,123
Increase in deferred income	—	—	12,415	29,267	—	41,682
Increase (decrease) in accounts payable, accrued expenses and other liabilities	—	18	6,460	(15,373)	—	(8,895)
Changes in other operating assets and liabilities, net of effects of acquisitions and dispositions	(708)	(1,205)	8,103	2,534	—	8,724

Net cash provided by (used for) operating activities	(725)	389	62,661	48,779	—	111,104
Cash flows from investing activities:
Purchases of property, plant and equipment	—	—	(23,205)	(26,118)	—	(49,323)
Equity contributions to subsidiaries	—	—	(178)	—	178	—
Dividends from subsidiaries	—	—	107	—	(107)	—
Change in other — net	—	—	1,799	(10,450)	—	(8,651)

Net cash provided by (used for) investing activities	—	—	(21,477)	(36,568)	71	(57,974)
Cash flows from financing activities:
Draws on credit facilities	—	—	—	304	—	304
Payments on credit facilities	—	—	(2)	(29,704)	—	(29,706)
Payments on long-term debt	—	—	—	(4,132)	—	(4,132)
Net transfers to Clear Channel Communications	(37,165)	—	—	—	—	(37,165)
Intercompany funding	37,657	(389)	(36,767)	(501)	—	—
Dividends declared and paid	—	—	—	(107)	107	—
Equity contributions from parent	—	—	—	178	(178)	—
Change in other — net	233	—	—	—	—	233

Net cash provided by (used for) financing activities	725	(389)	(36,769)	(33,962)	(71)	(70,466)

Effect of exchange rate changes on cash	—	—	256	(3,761)	—	(3,505)

Net increase (decrease) in cash and cash equivalents	—	—	4,671	(25,512)	—	(20,841)

Cash and cash equivalents at beginning of period	—	—	431,105	178,331	—	609,436

Cash and cash equivalents at end of period	$—	$—	$435,776	$152,819	$—	$588,595

	Three Months Ended March 31, 2009
(In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Consolidated net income (loss)	$(87,880)	$(51,365)	$(87,789)	$(53,702)	$189,381	$(91,355)

Reconciling items:
Depreciation and amortization	—	—	43,079	58,829	—	101,908
Deferred tax expense (benefit)	42	—	16,416	1,294	—	17,752
Provision for doubtful accounts	—	—	35	2,036	—	2,071
Other reconciling items — net	87,789	51,677	50,824	380	(189,381)	1,289
Changes in operating assets and liabilities:
Decrease in accounts receivable	—	—	17,866	38,451	—	56,317
Increase in deferred income	—	—	13,838	29,145	—	42,983
Increase (decrease) in accounts payable, accrued expenses and other liabilities	—	18	(4,103)	(55,461)	—	(59,546)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions	(2,565)	(901)	(5,448)	(13,571)	—	(22,485)

Net cash provided by (used for) operating activities	(2,614)	(571)	44,718	7,401	—	48,934
Cash flows from investing activities:
Purchases of property, plant and equipment	—	—	(19,011)	(18,193)	—	(37,204)
Acquisition of operating assets, net of cash acquired	—	—	(4,686)	(106)	—	(4,792)
Equity contributions to subsidiaries	—	—	2,008	—	(2,008)	—
Change in other — net	(27)	—	97	(8,417)	—	(8,347)

Net cash provided by (used for) investing activities	(27)	—	(21,592)	(26,716)	(2,008)	(50,343)
Cash flows from financing activities:
Payments on credit facilities	—	—	(533)	(1,863)	—	(2,396)
Proceeds on long-term debt	—	—	—	1,342	—	1,342
Net transfers from Clear Channel Communications	580	—	—	—	—	580
Intercompany funding	2,061	571	(13,915)	11,283	—	—
Dividends declared and paid	—	—	—	(2,008)	2,008	—

Net cash provided by (used for) financing activities	2,641	571	(14,448)	8,754	2,008	(474)
Effect of exchange rate changes on cash	—	—	—	354	—	354

Net increase (decrease) in cash and cash equivalents	—	—	8,678	(10,207)	—	(1,529)
Cash and cash equivalents at beginning of period	—	—	(14,800)	109,612	—	94,812

Cash and cash equivalents at end of period	$—	$—	$(6,122)	$99,405	$—	$93,283

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Clear Channel Outdoor Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Clear Channel Outdoor Holdings, Inc. (Holdings) as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2009, the period from July 31, 2008 through December 31, 2008, the period from January 1, 2008 through July 30, 2008, and for the year ended December 31, 2007. Our audits also included the financial statement schedule listed in the index as Item 15(a)2. These financial statements and schedule are the responsibility of Holdings’ management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Holdings at December 31, 2009 and 2008, the consolidated results of its operations and cash flows for the year ended December 31, 2009, the period from July 31, 2008 through December 31, 2008, the period from January 1, 2008 through July 30, 2008, and the year ended December 31, 2007, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Holdings’ internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 16, 2010, except for internal control over financial reporting related to Note O of the 2009 consolidated financial statements as to which the date is June 29, 2010, expressed an unqualified opinion thereon.

San Antonio, Texas	/s/Ernst & Young

March 16, 2010

except for Note O, as to which the date is

June 29, 2010

CONSOLIDATED BALANCE SHEETS

ASSETS
	As of December 31,
(In thousands)	2009	2008

CURRENT ASSETS
Cash and cash equivalents	$609,436	$94,812
Accounts receivable, less allowance of $51,070 in 2009 and $48,600 in 2008	730,306	806,553
Due from Clear Channel Communications	—	431,641
Prepaid expenses	67,355	69,817
Other current assets	167,806	144,700
Income taxes receivable	65,642	7,129

Total Current Assets	1,640,545	1,554,652

PROPERTY, PLANT AND EQUIPMENT
Land, buildings and improvements	207,939	201,210
Structures	2,514,602	2,355,776
Furniture and other equipment	71,567	60,476
Construction in progress	51,598	85,791

	2,845,706	2,703,253
Less accumulated depreciation	405,068	116,533

	2,440,638	2,586,720

INTANGIBLE ASSETS
Definite-lived intangibles, net	799,144	1,000,485
Indefinite-lived intangibles — permits	1,132,218	1,529,068
Goodwill	861,592	1,180,141

OTHER ASSETS
Due from Clear Channel Communications	123,308	—
Notes receivable	596	3,140
Investments in, and advances to, nonconsolidated affiliates	23,354	51,812
Other assets	154,029	122,231
Other investments	16,998	22,512

Total Assets	$7,192,422	$8,050,761

See Notes to Consolidated Financial Statements

LIABILITIES AND SHAREHOLDERS’ EQUITY

	As of December 31,
(In thousands, except share data)	2009	2008
CURRENT LIABILITIES
Accounts payable	$109,322	$118,290
Accrued expenses	504,196	494,250
Accrued interest	924	292
Deferred income	109,578	109,511
Current portion of long-term debt	47,073	69,522

Total Current Liabilities	771,093	791,865

Long-term debt	2,561,805	32,332
Debt with Clear Channel Communications	—	2,500,000
Other long-term liabilities	256,236	178,875
Deferred tax liability	841,911	1,003,866

Commitments and contingent liabilities (Note G)

SHAREHOLDERS’ EQUITY
Noncontrolling interest	193,730	211,813
Preferred stock, $.01 par value, 150,000,000 shares authorized, no shares issued and outstanding	—	—
Class A common stock, $.01 par value, 750,000,000 shares authorized, 40,841,551 and 40,705,638 shares issued in 2009 and 2008, respectively	407	407
Class B common stock, $.01 par value, 600,000,000 shares authorized, 315,000,000 shares issued and outstanding	3,150	3,150
Additional paid-in capital	6,669,247	6,676,714
Retained deficit	(3,886,826)	(3,018,637)
Accumulated other comprehensive loss	(218,177)	(329,580)
Cost of shares (43,459 in 2009 and 24,478 in 2008) held in treasury	(154)	(44)

Total Shareholders’ Equity	2,761,377	3,543,823

Total Liabilities and Shareholders’ Equity	$7,192,422	$8,050,761

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2009	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year Ended December 31, 2007
(In thousands, except per share data)	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger
Revenue	$2,698,024	$1,327,224	$1,962,063	$3,281,836
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	1,625,083	762,704	1,119,432	1,734,845
Selling, general and administrative expenses (excludes depreciation and amortization)	484,404	261,524	344,846	537,994
Depreciation and amortization	439,647	224,713	247,637	399,483
Corporate expenses (excludes depreciation and amortization)	65,247	31,681	39,364	66,080
Impairment charges	890,737	3,217,649	—	—
Other operating income (expense) — net	(8,231)	4,870	10,978	11,824

Operating income (loss)	(815,325)	(3,166,177)	221,762	555,258
Interest expense on debt with Clear Channel Communications	142,911	70,940	87,464	155,036
Interest expense	12,008	2,785	3,913	6,518
Interest income on Due from Clear Channel Communications	724	862	2,590	3,673
Loss on marketable securities	11,315	59,842	—	—
Equity in earnings (loss) of nonconsolidated affiliates	(31,442)	(2,109)	70,842	4,402
Other income (expense) — net	(9,368)	12,114	13,365	10,113

Income (loss) before income taxes	(1,021,645)	(3,288,877)	217,182	411,892
Income tax (expense) benefit:
Current	16,769	3,045	(30,171)	(111,726)
Deferred	132,341	268,850	(21,405)	(34,915)

Income tax (expense) benefit	149,110	271,895	(51,576)	(146,641)

Consolidated net income (loss)	(872,535)	(3,016,982)	165,606	265,251
Amount attributable to noncontrolling interest	(4,346)	1,655	(1,948)	19,261

Net income (loss) attributable to the Company	(868,189)	(3,018,637)	167,554	245,990
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	118,632	(341,113)	84,603	133,754
Foreign currency reclassification adjustment for sale of foreign subsidiary	(523)	—	2,588	—
Unrealized loss on marketable securities	(9,971)	(59,825)	(27,496)	—
Reclassification adjustment for realized loss on marketable securities included in net income (loss)	11,315	59,842	—	—

Comprehensive income (loss)	$(748,736)	$(3,359,733)	$227,249	$379,744
Amount attributable to noncontrolling interest	8,050	(11,516)	14,019	16,752

Comprehensive income (loss) attributable to the Company	$(756,786)	$(3,348,217)	$213,230	$362,992

Net income (loss) per common share:
Basic	$(2.46)	$(8.50)	$.47	$.69

Weighted average common shares outstanding — Basic	355,377	355,308	355,178	354,838
Diluted	$(2.46)	$(8.50)	$.47	$.69

Weighted average common shares outstanding — Diluted	355,377	355,308	355,741	355,806

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(In thousands, except share data)	Class A Common Shares Issued	Class B Common Shares Issued	Noncontrolling Interest	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Pre-Merger
Balances at December 31, 2006	39,565,191	315,000,000	$181,901	$3,546	$1,279,079	$173,277	$130,476	$—	$1,768,279
Cumulative effect of FIN 48 adoption						8,124			8,124
Common stock issued for a business acquisition	191,287			2	5,084				5,086
Net income			19,261			245,990			265,251
Exercise of stock options and other	738,395			7	10,826			(53)	10,780
Acquisitions (minority buy-back)			(101)						(101)
Payments (to)/from noncontrolling interests			(2,442)						(2,442)
Share-based payments					9,370				9,370
Other			493						493
Comprehensive income:
Currency translation adjustment and other			16,752				117,002		133,754

Balances at December 31, 2007	40,494,873	315,000,000	215,864	3,555	1,304,359	427,391	247,478	(53)	2,198,594
Net income (loss)			(1,948)			167,554			165,606
Exercise of stock options and other	218,164			2	4,259			(265)	3,996
Acquisitions (minority buy-back)			(5,292)						(5,292)
Payments (to)/from noncontrolling interests			(616)						(616)
Share-based payments					6,506				6,506
Other			(260)						(260)
Comprehensive income:
Currency translation adjustment and other			14,019				70,584		84,603
Foreign currency reclassification adjustment							2,588		2,588
Unrealized loss on marketable securities							(27,496)		(27,496)

Balances at July 30, 2008	40,713,037	315,000,000	221,767	3,557	1,315,124	594,945	293,154	(318)	2,428,229
Post-Merger
Push-down accounting effects of Clear Channel Communications’ merger					5,357,409	(594,945)	(293,154)	318	4,469,628
Net loss			1,655			(3,018,637)			(3,016,982)
Exercise of stock options and other	(7,399)							(44)	(44)
Acquisitions (minority buy-back)			(1,773)						(1,773)
Payments (to)/from noncontrolling interests			1,262						1,262
Share-based payments					4,181				4,181
Other			418						418
Comprehensive income:
Currency translation adjustment and other			(11,516)				(329,597)		(341,113)
Reclassification adjustments							59,842		59,842
Unrealized loss on marketable securities							(59,825)		(59,825)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY—(Continued)

(In thousands, except share data)	Class A Common Shares Issued	Class B Common Shares Issued	Noncontrolling Interest	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balances at December 31, 2008	40,705,638	315,000,000	211,813	3,557	6,676,714	(3,018,637)	(329,580)	(44)	3,543,823
Net loss			(4,346)			(868,189)			(872,535)
Exercise of stock options and other	135,913							(110)	(110)
Acquisitions			(3,380)		(9,720)				(13,100)
Share-based payments					12,104				12,104
Other			(18,407)		(9,851)				(28,258)
Comprehensive income:
Currency translation adjustment and other			8,050				110,582		118,632
Reclassification adjustments							10,792		10,792
Unrealized loss on marketable securities							(9,971)		(9,971)

Balances at December 31, 2009	40,841,551	315,000,000	$193,730	$3,557	$6,669,247	$(3,886,826)	$(218,177)	$(154)	$2,761,377

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2009	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year Ended December 31, 2007
(In thousands)	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Consolidated net income (loss)	$(872,535)	$(3,016,982)	$165,606	$265,251

Reconciling Items:

Impairment charges	890,737	3,217,649	—	—
Depreciation	338,456	161,009	216,994	346,298
Amortization	101,191	63,704	30,643	53,185
Deferred tax expense (benefit)	(132,341)	(268,850)	21,405	34,915
Share-based compensation	12,104	4,181	6,506	9,370
Provision for doubtful accounts	17,580	24,268	8,588	10,525
(Gain) loss on sale of operating and fixed assets	8,231	(4,870)	(10,978)	(11,824)
Loss on marketable securities	11,315	59,842	—	—
Equity in (earnings) loss of nonconsolidated affiliates	31,442	2,109	(70,842)	(4,402)
Other, net	5,657	—	—	2,314

Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:

Decrease (increase) in accounts receivable	68,002	87,251	7,108	(137,341)
Decrease (increase) in prepaid expenses	(881)	25,644	(8,549)	5,737
Decrease (increase) in other current assets	1,957	52,125	(10,570)	1,247
Increase (decrease) in accounts payable, accrued expenses and other liabilities	11,757	(78,613)	(26,106)	93,383
Increase (decrease) in accrued interest	621	(1,012)	207	(2,535)
Increase (decrease) in deferred income	(1,987)	(48,435)	33,218	25,840
Increase (decrease) in accrued income taxes	(50,042)	(6,718)	(31,908)	2,467

Net cash provided by operating activities	441,264	272,302	331,322	694,430

See Notes to Consolidated Financial Statements

	Year Ended December 31, 2009	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year Ended December 31, 2007
	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger
CASH FLOWS USED IN INVESTING ACTIVITIES:
Decrease (increase) in notes receivable, net	371	169	239	(234)
Decrease (increase) in investments in, and advances to nonconsolidated affiliates — net	(3,811)	(5,712)	7,646	962
Purchase of other investments	(2,998)	(26)	—	(659)
Purchases of property, plant and equipment	(175,953)	(159,213)	(199,122)	(275,690)
Proceeds from disposal of assets	18,144	2,917	38,630	17,321
Acquisition of operating assets, net of cash acquired	(4,933)	(11,677)	(84,821)	(69,059)
Decrease (increase) in other — net	6,316	(19,170)	4,296	(29,009)

Net cash used in investing activities	(162,864)	(192,712)	(233,132)	(356,368)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Draws on credit facilities	7,125	30,000	72,150	106,772
Payments on credit facilities	(3,364)	(660)	(157,774)	(76,614)
Proceeds from long-term debt	2,500,000	25,020	5,476	22,483
Payments on long-term debt	(2,505,913)	(37,145)	(4,662)	(66,290)
Net transfers (to) from Clear Channel Communications	319,401	(85,611)	(83,585)	(302,882)
Deferred financing charges	(60,330)	—	—	—
Purchases of noncontrolling interests	(25,263)	—	—	—
Proceeds from exercise of stock options	—	—	4,261	10,780
Other, net	—	(46)	(264)	—

Net cash provided by (used in) financing activities	231,656	(68,442)	(164,398)	(305,751)
Effect of exchange rate changes on cash	4,568	10,539	4,436	(2,809)
Net increase (decrease) in cash and cash equivalents	514,624	21,687	(61,772)	29,502
Cash and cash equivalents at beginning of year	94,812	73,125	134,897	105,395

Cash and cash equivalents at end of year	$609,436	$94,812	$73,125	$134,897

SUPPLEMENTAL DISCLOSURE:
Cash paid during the year for interest	$154,027	$75,616	$92,326	$165,730
Cash paid during the year for income taxes	$26,543	$19,651	$31,046	$43,003

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Clear Channel Outdoor Holdings, Inc. (the “Company”) is an outdoor advertising company which owns or operates advertising display faces domestically and internationally. On November 11, 2005, the Company became a publicly traded company through an initial public offering (“IPO”), in which 10%, or 35.0 million shares, of the Company’s Class A common stock was sold. Prior to the IPO, the Company was an indirect wholly-owned subsidiary of Clear Channel Communications, Inc. (“Clear Channel Communications”), a diversified media company with operations in radio broadcasting and outdoor advertising. Clear Channel Communications indirectly holds all of the 315.0 million Class B shares of common stock outstanding, representing approximately 89% of the shares outstanding and approximately 99% of the voting power. The holders of Class A common stock and Class B common stock have identical rights, except holders of Class A common stock are entitled to 1 vote per share while holders of Class B common stock are entitled to 20 votes per share. The Class B shares of common stock are convertible, at the option of the holder at any time or upon any transfer, into shares of Class A common stock on a one-for-one basis, subject to certain limited exceptions.

The Company has evaluated subsequent events through the date that these financial statements were issued.

Clear Channel Communications’ Merger

On July 30, 2008, Clear Channel Communications completed its merger with a subsidiary of CC Media Holdings, Inc. (“CC Media Holdings”), a company formed by a group of private equity funds sponsored by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. (together, the “Sponsors”). Clear Channel Communications is now owned indirectly by CC Media Holdings. The purchase price was approximately $23.0 billion, including $94.0 million in capitalized transaction costs. The merger was accounted for as a purchase business combination in conformity with Statement of Financial Accounting Standards No. 141, Business Combinations (“Statement 141”), and Emerging Issues Task Force (“EITF”) Issue 88-16, Basis in Leveraged Buyout Transactions (“EITF 88-16”). ASC 805-50-S99-1 requires the application of push down accounting in situations where the ownership of an entity has changed. As a result, the post-merger financial statements of the Company reflect the new basis of accounting.

The purchase price allocation was complete as of July 30, 2009 in accordance with ASC 805-10-25, which requires that the allocation period not exceed one year from the date of acquisition.

Liquidity

The Company’s primary source of liquidity is cash on hand, as well as cash flow from operations, which has been adversely affected by the global economic downturn. The risks associated with the Company’s businesses become more acute in periods of a slowing economy or recession, which may be accompanied by a decrease in advertising. Expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. The global economic downturn has resulted in a decline in advertising and marketing services among the Company’s customers, resulting in a decline in its advertising revenues across its businesses. This reduction in advertising revenues has had an adverse effect on the Company’s revenue, profit margins, cash flow and liquidity. The continuation of the global economic downturn may continue to adversely impact the Company’s revenue, profit margins, cash flow and liquidity.

During the fourth quarter 2008, the Company commenced a restructuring program targeting a reduction of fixed costs. The Company recognized approximately $53.2 million and $35.5 million for the years ended December 31, 2009 and 2008, respectively, of expenses related to its restructuring program.

In December 2009, the Company made a demand for and received repayment of $500.0 million on the “Due from Clear Channel Communications” account. Following such repayment, the Company contributed $500.0 million to the capital of its direct, wholly-owned subsidiary, Clear Channel Outdoor, Inc., which used the proceeds received by it to prepay $500.0 million of the “Debt with Clear Channel Communications” account, resulting in an outstanding balance of the “Debt with Clear Channel Communications” account of $2.0 billion.

Subsequent to this repayment, the Company’s indirect, wholly-owned subsidiary Clear Channel Worldwide Holdings, Inc. (“CCWH”), issued $500.0 million aggregate principal amount of Series A Senior Notes due 2017 and $2.0 billion aggregate principal amount of Series B Senior Notes due 2017 (collectively, the “Notes”). The proceeds of the Notes were used to (i) pay the fees and expenses of the offering, (ii) pay the initial purchasers an underwriting discount, (iii) fund $50.0 million required under the Notes’ indentures of a liquidity amount (the $50.0 million liquidity amount of the non-guarantor subsidiaries was satisfied) and (iv) make a voluntary prepayment of the remaining $2.0 billion outstanding balance (which is equal to the aggregate principal amount of the Series B Notes) under the note due to Clear Channel Communications and subsequently retire the “Debt with Clear Channel Communications”, with the balance of the proceeds available to the Company for general corporate purposes.

Based on the Company’s current and anticipated levels of operations and conditions in its markets, it believes that cash on hand, cash flows from operations and borrowing under the revolving promissory note with Clear Channel Communications will enable it to meet its working capital, capital expenditure, debt service and other funding requirements for at least the next 12 months. In addition, the Company expects to be in compliance with the covenants governing its indebtedness in 2010. Furthermore, in its Annual Report on Form 10-K filed with the SEC on March 16, 2010, CC Media Holdings stated that it expects to be in compliance with its covenants governing its indebtedness in 2010. However, the Company’s and CC Media Holdings’ anticipated results are subject to significant uncertainty and there can be no assurance that actual results will be in compliance with the covenants. See further discussion in Note F regarding debt covenants.

CC Media Holdings and Clear Channel Communications’ current corporate ratings are “CCC+” and “Caa2” by Standard & Poor’s Ratings Services and Moody’s Investors Service, respectively, which are speculative grade ratings. These ratings have been downgraded and then upgraded at various times during the two years ended December 31, 2009. The adjustments had no impact on the Company’s borrowing costs under the credit agreements.

Format of Presentation

The accompanying consolidated financial statements are presented for two periods: post-merger and pre-merger. The merger resulted in a new basis of accounting beginning on July 31, 2008 and the financial reporting periods are presented as follows:

•

The year ended December 31, 2009 and the period from July 31 through December 31, 2008 includes the post-merger period of the Company, reflecting the preliminary purchase accounting adjustments related to the merger that were pushed down to the Company.

•

The period from January 1 through July 30, 2008 and the year ended December 31, 2007 includes the pre-merger period of the Company. The consolidated financial statements for all pre-merger periods were prepared using the historical basis of accounting for the Company. As a result of the merger and the associated preliminary purchase accounting, the consolidated financial statements of the post-merger periods are not comparable to periods preceding the merger.

Summary of Purchase Accounting Adjustments

Following is a summary of the fair value adjustments pushed down to the Company:

(In millions)	Preliminary Allocation	2008 Adjustments	2009 Adjustments	Final Allocation
Other current assets	$—	$—	$1	$1
Property, plant and equipment	615	(4)	(1)	610
Definite-lived intangibles, net	377	300	(63)	614
Indefinite-lived intangibles — permits	2,938	(942)	(47)	1,949
Goodwill	2,207	362	126	2,695
Investments in, and advances to, nonconsolidated affiliates	—	4	—	4
Other assets	35	(11)	—	24
Current liabilities	—	—	9	9
Deferred tax liability	(1,683)	258	20	(1,405)
Other long-term liabilities	15	(1)	(45)	(31)

Total	$4,504	$(34)	$—	$4,470

Agreements with Clear Channel Communications

There are several agreements which govern the Company’s relationship with Clear Channel Communications including the Master Agreement, Corporate Services Agreement, Employee Matters Agreement and Tax Matters Agreement. Clear Channel Communications has the right to terminate these agreements in various circumstances. As of the date of the filing of this report, no notice of termination of any of these agreements has been received from Clear Channel Communications.

Clear Channel Communications’ Revolving Credit Facility

In conjunction with the merger, Clear Channel Communications’ $1.75 billion revolving credit facility, including the $150.0 million sub-limit, was terminated. The facility was replaced with a $2.0 billion revolving credit facility with a maturity in July 2014, which includes a $150.0 million sub-limit that certain of the Company’s International subsidiaries may borrow against to the extent Clear Channel Communications has not already borrowed against this capacity and is in compliance with its covenants under the credit facility. On February 6, 2009, Clear Channel Communications borrowed the remaining availability under its $2.0 billion revolving credit facility, including the remaining availability under the $150.0 million sub-limit. The obligations of these International subsidiaries that are borrowers under the revolving credit facility are guaranteed by certain of the Company’s material wholly-owned subsidiaries, and secured by substantially all assets of such borrowers and guarantors, subject to permitted liens and other exceptions.

Nature of Business

The Company operates in the outdoor advertising industry by selling advertising on billboards, street furniture displays, transit displays and other advertising displays. The Company has two reportable business segments: Americas and International. The Americas segment primarily includes operations in the United States, Canada and Latin America; the International segment includes operations in the U.K., France, Asia and Australia.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany accounts have been eliminated in consolidation. Investments in nonconsolidated affiliates are accounted for using the equity method of accounting.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.

Allowance for Doubtful Accounts

The Company evaluates the collectability of its accounts receivable based on a combination of factors. In circumstances where it is aware of a specific customer’s inability to meet its financial obligations, it records a specific reserve to reduce the amounts recorded to what it believes will be collected. For all other customers, it recognizes reserves for bad debt based on historical experience of bad debts as a percent of revenue for each business unit, adjusted for relative improvements or deteriorations in the agings and changes in current economic conditions. The Company believes the credit risk with respect to trade receivables is limited due to the large number and the geographic diversification of its customers.

Land Leases and Other Structure Licenses

Most of the Company’s advertising structures are located on leased land. Americas land rents are typically paid in advance for periods ranging from 1 to 12 months. International land rents are paid both in advance and in arrears, for periods ranging from 1 to 12 months. Most International street furniture display faces are operated through contracts with the municipalities for up to 20 years. The street furniture contracts often include a percent of revenue to be paid along with a base rent payment. Prepaid land leases are recorded as an asset and expensed ratably over the related rental term and license and rent payments in arrears are recorded as an accrued liability.

Purchase Accounting

The Company accounts for its business combinations under the acquisition method of accounting. The total cost of an acquisition is allocated to the underlying identifiable net assets based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives and market multiples, among other items. Various acquisition agreements may include contingent purchase consideration based on performance requirements of the investee. The Company accounts for these payments in accordance with the provisions of ASC 805-20-30, which establish the requirements related to recognition of certain assets and liabilities arising from contingencies.

Asset Retirement Obligation

ASC 410-20 requires the Company to estimate its obligation upon the termination or non-renewal of a lease to dismantle and remove its advertising structures from the leased land and to reclaim the site to its original condition. The Company’s asset retirement obligation is reported in “Other long-term liabilities.” The Company records the present value of obligations associated with the retirement of its advertising structures in the period in which the obligation is incurred. When the liability is recorded, the cost is capitalized as part of the related advertising structures carrying amount. Over time, accretion of the liability is recognized as an operating expense and the capitalized cost is depreciated over the expected useful life of the related asset.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method at rates that, in the opinion of management, are adequate to allocate the cost of such assets over their estimated useful lives, which are as follows:

Buildings and improvements—10 to 39 years

Structures—5 to 40 years

Furniture and other equipment—3 to 20 years

Leasehold improvements—shorter of economic life or lease term assuming renewal periods, if appropriate

For assets associated with a lease or contract, the assets are depreciated at the shorter of the economic life or the lease or contract term, assuming renewal periods, if appropriate. Expenditures for maintenance and repairs are charged to operations as incurred, whereas expenditures for renewal and betterments are capitalized.

The Company tests for possible impairment of property, plant, and equipment in accordance with ASC 360-10 whenever events or changes in circumstances, such as a reduction in operating cash flow or a dramatic change in the manner the asset is intended to be used indicate the carrying amount of the asset may not be recoverable. If indicators exist, the Company compares the estimated undiscounted future cash flows related to the asset to the carrying value of the asset. If the carrying value is greater than the estimated undiscounted future cash flow amount, an impairment charge is recorded in depreciation and amortization expense in the statement of operations for amounts necessary to reduce the carrying value of the asset to fair value. The impairment loss calculations require management to apply judgment in estimating future cash flows and the discount rates that reflect the risk inherent in future cash flows.

In the second quarter of 2009, the Company recorded an $8.7 million impairment related to street furniture tangible assets in its International segment. Additionally, during the fourth quarter of 2009, the Company recorded an additional $12.3 million impairment primarily related to street furniture tangible assets in its International segment.

Intangible Assets

The Company classifies intangible assets as definite-lived, indefinite-lived, or goodwill. Definite-lived intangibles include primarily transit and street furniture contracts, site leases and other contractual rights, all of which are amortized over the shorter or either the respective lives of the agreements or over the period of time the assets are expected to contribute to the Company’s future cash flows. The Company periodically reviews the appropriateness of the amortization periods related to its definite-lived assets. These assets are stated at cost. The Company’s indefinite-lived intangibles include billboard permits in its Americas segment. The excess cost over fair value of net assets acquired is classified as goodwill. The Company’s indefinite-lived intangibles and goodwill are not subject to amortization, but are tested for impairment at least annually.

The Company tests for possible impairment of definite-lived intangible assets whenever events or changes in circumstances, such as a reduction in operating cash flow or a dramatic change in the manner the asset is intended to be used indicate the carrying amount of the asset may not be recoverable. If indicators exist, the Company compares the estimated undiscounted future cash flows related to the asset to the carrying value of the asset. If the carrying value is greater than the estimated undiscounted future cash flow amount, an impairment charge is recorded in depreciation and amortization expense in the statement of operations for amounts necessary to reduce the carrying value of the asset to fair value.

The Company impaired definite-lived intangible assets related to certain street furniture and billboard contracts in its Americas outdoor and International outdoor segments by $38.8 million as of June 30, 2009. During the fourth quarter of 2009, the Company recorded a $16.5 million impairment related to billboard contract intangible assets in its International segment.

The Company performs its annual impairment test for its permits using a direct valuation technique as prescribed in ASC 805-20-S99. The key assumptions used in the direct valuation method include market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up cost and losses incurred during the build-up period, the risk-adjusted discount rate and terminal values. The Company engages Mesirow Financial Consulting, LLC (“Mesirow Financial”), a third party valuation firm, to assist the Company in the development of these assumptions and the Company’s determination of the fair value of its permits.

The Company performed an interim impairment test as of December 31, 2008 and June 30, 2009, which resulted in non-cash impairment charges of $722.6 million and $345.4 million, respectively, on its indefinite-lived permits.

At least annually, the Company performs its impairment test for each reporting unit’s goodwill using a discounted cash flow model to determine if the carrying value of the reporting unit, including goodwill, is less than the fair value of the reporting unit. The Company identified its reporting units in accordance with ASC 350-20-55. The Company’s reporting unit for Americas is the reportable segment. The Company determined that each country in its International segment constitutes a reporting unit.

Each of the Company’s reporting units is valued using a discounted cash flow model which requires estimating future cash flows expected to be generated from the reporting unit, discounted to their present value using a risk-adjusted discount rate. Terminal values were also estimated and discounted to their present value. Assessing the recoverability of goodwill requires the Company to make estimates and assumptions about sales, operating margins, growth rates and discount rates based on its budgets, business plans, economic projections, anticipated future cash flows and marketplace data. There are inherent uncertainties related to these factors and management’s judgment in applying these factors. The Company engages Mesirow Financial to assist the Company in the development of these assumptions and the Company’s determination of the fair value of its reporting units.

The Company performed an interim impairment test as of December 31, 2008 and June 30, 2009, and recognized a non-cash impairment charge of $2.5 billion and $419.5 million, respectively, to reduce its goodwill.

Nonconsolidated Affiliates

In general, investments in which the Company owns 20 percent to 50 percent of the common stock or otherwise exercises significant influence over the investee are accounted for under the equity method. The Company does not recognize gains or losses upon the issuance of securities by any of its equity method investees. The Company reviews the value of equity method investments and records impairment charges in the statement of operations as a component of “Equity in earnings (loss) of nonconsolidated affiliates” for any decline in value determined to be other-than-temporary.

Other Investments

Other investments are composed of available-for-sale equity securities carried at fair value based on quoted market prices. The net unrealized gains or losses on the available-for-sale securities, net of tax, are reported in “Accumulated other comprehensive income (loss)” as a component of shareholders’ equity. The Company periodically reviews the value of available-for-sale securities and records impairment charges in the statement of operations for any decline in value that is determined to be other-than-temporary. The average cost method is used to compute the realized gains and losses on sales of equity securities.

The Company periodically assesses the value of its available-for-sale securities. Based on these assessments, the Company concluded that an other-than-temporary impairment existed at December 31, 2008 and September 30, 2009, and recorded non-cash impairment charges of $59.8 million and $11.3 million, respectively, on the statement of operations in “Loss on marketable securities”. The Company assessed the value of these available-for-sale securities through December 31, 2009 and concluded that no other-than-temporary impairment existed.

Financial Instruments

Due to their short maturity, the carrying amounts of accounts and notes receivable, accounts payable, accrued liabilities and short-term borrowings approximated their fair values at December 31, 2009 and 2008. See Note F for discussion of fair value of the Company’s long-term debt.

Income Taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting bases and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled. Deferred tax assets are reduced by valuation allowances if the Company believes it is more likely than not some portion or the entire asset will not be realized. As all earnings from the Company’s foreign operations are permanently reinvested and not distributed, the Company’s income tax provision does not include additional U.S. taxes on foreign operations. It is not practical to determine the amount of Federal income taxes, if any, that might become due in the event the earnings were distributed.

The operations of the Company are included in a consolidated Federal income tax return filed by Clear Channel Communications, Inc. for the pre-merger periods and CC Media Holdings, Inc. for the post-merger periods. However, for financial reporting purposes, the Company’s provision for income taxes has been computed on the basis that the Company files separate consolidated Federal income tax returns with its subsidiaries.

Revenue Recognition

The Company’s advertising contracts typically are short-term, but can cover periods of up to three years, and are generally billed monthly. Revenue for advertising space rental is recognized ratably over the term of the contract. Advertising revenue is reported net of agency commissions. Agency commissions are calculated based on a stated percentage applied to gross billing revenue for the Company’s operations. Payments received in advance of being earned are recorded as deferred income.

Stock Based Compensation

Under the fair value recognition provisions of ASC 718-10, stock based compensation cost is measured at the grant date based on the value of the award and is recognized as expense on a straight-line basis over the vesting period. Determining the fair value of share-based awards at the grant date requires assumptions and judgments about expected volatility and forfeiture rates, among other factors. If actual results differ significantly from these estimates, our results of operations could be materially impacted.

Foreign Currency

Results of operations for foreign subsidiaries and foreign equity investees are translated into U.S. dollars using the average exchange rates during the year. The assets and liabilities of those subsidiaries and investees, other than those of operations in highly inflationary countries, are translated into U.S. dollars using the exchange rates at the balance sheet date. The related translation adjustments are recorded in a separate component of shareholders’ equity, “Accumulated other comprehensive income (loss).” Foreign currency transaction gains and losses, as well as gains and losses from translation of financial statements of subsidiaries and investees in highly inflationary countries, are included in operations.

Advertising Expense

The Company records advertising expense as it is incurred. Advertising expenses from continuing operations were:

(In millions)	Year ended December 31, 2009	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year ended December 31, 2007
	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger
Advertising expenses	$11.2	$6.7	$9.2	$14.8

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates, judgments, and assumptions that affect the amounts reported in the financial statements and accompanying notes including, but not limited to, legal, tax and insurance accruals. The Company bases its estimates on historical experience and on various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates.

New Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-02, Accounting and Reporting for Decreases in Ownership of a Subsidiary—a Scope Clarification. The update is to ASC Topic 810, Consolidation. The ASU clarifies that the decrease-in-ownership provisions of ASC 810-10 and related guidance apply to (1) a subsidiary or group of assets that is a business or nonprofit activity, (2) a subsidiary or group of assets that is a business or nonprofit activity that is transferred to an equity method investee or joint venture, and (3) an exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture). In addition, the ASU expands the information an entity is required to disclose upon deconsolidation of a subsidiary. This standard is effective for fiscal years ending on or after December 15, 2009 with retrospective application required for the first period in which the entity adopted Statement of Financial Accounting Standards No. 160. The Company adopted the amendment upon issuance with no material impact to its financial position or results of operations.

In December 2009, the FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. The update is to ASC Topic 810, Consolidation. This standard amends ASC 810-10-25 by requiring consolidation of certain special purpose entities that were previously exempted from consolidation. The revised criteria will define a controlling financial interest for requiring consolidation as: the power to direct the activities that most significantly affect the entity’s performance, and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. This standard is effective for fiscal years beginning after November 15, 2009. The Company adopted the amendment on January 1, 2010 with no material impact to its financial position or results of operations.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value. The update is to ASC Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of liabilities. The purpose of this update is to reduce ambiguity in financial reporting when measuring the fair value of liabilities. The guidance provided in this update is effective for the first reporting period beginning after the date of issuance. We adopted the amendment on October 1, 2009 with no material impact to our financial position or results of operations.

Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles, codified in ASC 105-10, was issued in June 2009. ASC 105-10 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP in the United States. ASC 105-10 establishes the ASC as the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Following this statement, the FASB will issue new standards in the form of ASUs. ASC 105-10 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company adopted the provisions of ASC 105-10 on July 1, 2009.

Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) (“Statement No. 167”), which is not yet codified, was issued in June 2009. Statement No. 167 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. Statement No. 167 amends Financial Accounting Standards Board

Interpretation No. 46(R), Consolidation of Variable Interest Entities, codified in ASC 810-10-25, to replace the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which enterprise has a controlling financial interest in a variable interest entity. Statement No. 167 requires an additional reconsideration event when determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that the holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance. It also requires ongoing assessments of whether an enterprise is the primary beneficiary of a variable interest entity. These requirements will provide more relevant and timely information to users of financial statements. Statement No. 167 amends ASC 810-10-25 to require additional disclosures about an enterprise’s involvement in variable interest entities, which will enhance the information provided to users of financial statements. The Company adopted Statement No. 167 on January 1, 2010 with no material impact to its financial position or results of operations.

Statement of Financial Accounting Standards No. 165, Subsequent Events, codified in ASC 855-10, was issued in May 2009. The provisions of ASC 855-10 are effective for interim and annual periods ending after June 15, 2009 and are intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855-10 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date—that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. In accordance with the provisions of ASC 855-10, the Company currently evaluates subsequent events through the date the financial statements are issued.

FASB Staff Position Emerging Issues Task Force 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, codified in ASC 260-10-45, was issued in June 2008. ASC 260-10-45 clarifies that unvested share-based payment awards with a right to receive nonforfeitable dividends are participating securities. Guidance is also provided on how to allocate earnings to participating securities and compute basic earnings per share using the two-class method. All prior-period earnings per share data presented shall be adjusted retrospectively (including interim financial statements, summaries of earnings, and selected financial data) to conform with the provisions of ASC 260-10-45. The Company retrospectively adopted the provisions of ASC 260-10-45 on January 1, 2009. The adoption did not have an effect on previously reported basic earnings per share.

Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51, codified in ASC 810-10-45, was issued in December 2007. ASC 810-10-45 clarifies the classification of noncontrolling interests in consolidated statements of financial position and the accounting for and reporting of transactions between the reporting entity and holders of such noncontrolling interests. Under this guidance, noncontrolling interests are considered equity and should be reported as an element of consolidated equity, net income will encompass the total income of all consolidated subsidiaries and there will be separate disclosure on the face of the income statement of the attribution of that income between the controlling and noncontrolling interests, and increases and decreases in the noncontrolling ownership interest amount will be accounted for as equity transactions. The provisions of ASC 810-10-45 are effective for the first annual reporting period beginning on or after December 15, 2008, and earlier application is prohibited. Guidance is required to be adopted prospectively, except for reclassifying noncontrolling interests to equity, separate from the parent’s shareholders’ equity, in the consolidated statement of financial position and recasting consolidated net income (loss) to include net income (loss) attributable to both the controlling and noncontrolling interests, both of which are required to be adopted retrospectively. The Company adopted the provisions of ASC 810-10-45 on January 1, 2009, which resulted in a reclassification of approximately

$211.8 million of noncontrolling interests to shareholders’ equity. Adoption of this standard requires retrospective application in the financial statements of earlier periods on January 1, 2009. In connection with the offering of $500.0 million aggregate principal Series A Senior Notes and $2.0 billion aggregate principal Series B Senior Notes by the Company’s subsidiary, the Company filed a Form 8-K on December 11, 2009 to retrospectively recast the historical financial statements and certain disclosures included in its Annual Report on Form 10-K for the year ended December 31, 2008 for the adoption of ASC 810-10-45.

FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157, codified in ASC 820-10, was issued in February 2008. ASC 820-10 delays the effective date of FASB Statement No. 157, Fair Value Measurements, for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008. The Company adopted the provisions of ASC 820-10 on January 1, 2009 with no material impact to its financial position or results of operations.

FASB Staff Position No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly, codified in ASC 820-10-35, was issued in April 2009. ASC 820-10-35 provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased. ASC 820-10-35 also includes guidance on identifying circumstances that indicate a transaction is not orderly. This guidance is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. Early adoption is permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009 is not permitted. The Company adopted the provisions of ASC 820-10-35 on April 1, 2009 with no material impact to its financial position or results of operations.

FASB Staff Position No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments, codified in ASC 320-10, was issued in April 2009. It amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. ASC 320-10 does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. This guidance is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009 is not permitted. The Company adopted the provisions of ASC 320-10 on April 1, 2009 with no material impact to its financial position or results of operations.

FASB Staff Position No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments, codified in ASC 825-10, was issued in April 2009. ASC 825-10 amends prior authoritative guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The provisions of ASC 825-10 are effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company adopted the disclosure requirements of ASC 825-10 on April 1, 2009.

NOTE B — INTANGIBLE ASSETS AND GOODWILL

Definite-lived Intangible Assets

The Company has definite-lived intangible assets which consist primarily of transit and street furniture contracts, permanent easements that provide the Company access to certain of its outdoor displays, and other contractual rights. Definite-lived intangible assets are amortized on a straight-line basis over the shorter of either the respective lives of the agreements or over the period of time the assets are expected to contribute to the Company’s future cash flows.

The following table presents the gross carrying amount and accumulated amortization for each major class of definite-lived intangible assets at December 31, 2009 and 2008:

(in thousands)	Post-Merger		Post-Merger
	2009		2008
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Transit, street furniture, and other contractual rights	$803,297	$166,803	$883,130	$49,818
Other	172,394	9,744	169,007	1,834

Total	$975,691	$176,547	$1,052,137	$51,652

The following table present amortization expense related to definite-lived intangible assets for each of the following periods:

(In millions)	Year ended December 31, 2009	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year ended December 31, 2007
	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger
Amortization expense	$101.2	$63.7	$30.6	$53.2

During the first seven months of 2009, the Company decreased the initial fair value estimate of its permits, contracts, site leases, and other assets and liabilities by $125.3 million based on additional information received.

As acquisitions and dispositions occur in the future and as purchase price allocations are finalized, amortization expense may vary. The following table presents the Company’s estimate of amortization expense for each of the five succeeding fiscal years for definite-lived intangible assets:

(In thousands)
2010	$99,813
2011	84,985
2012	80,287
2013	75,452
2014	67,605

Indefinite-lived Intangible Assets

The Company’s indefinite-lived intangibles consist primarily of billboard permits in its Americas segment. Due to significant differences in both business practices and regulations, billboards in the International segment are subject to long-term, finite contracts unlike permits in the United States and Canada. Accordingly, there are no indefinite-lived intangible assets in the International segment. The Company’s billboard permits are effectively issued in perpetuity by state and local governments and are transferable or renewable at little or no cost. Permits typically specify the location which allows the Company the right to operate an advertising structure at the specified location. The Company’s permits are located on owned land, leased land or land for which we have acquired permanent easements. In cases where the Company’s permits are located on leased land, the leases typically have initial terms of between one and 20 years and renew indefinitely, with rental payments generally escalating at an inflation-based index. If the Company loses its lease, the Company will typically obtain permission to relocate the permit or bank it with the municipality for future use.

The indefinite-lived intangibles and goodwill are not subject to amortization, but are tested for impairment at least annually. The Company tests for possible impairment of indefinite-lived intangible assets whenever events or changes in circumstances, such as a reduction in operating cash flow or a dramatic change in the manner for which the asset is intended to be used, indicate that the carrying amount of the asset may not be recoverable. If indicators exist, the Company compares the undiscounted cash flows related to the asset to the carrying value of the asset. If the carrying value is greater than the undiscounted cash flow amount, an impairment charge is recorded in amortization expense in the statement of operations for amounts necessary to reduce the carrying value of the asset to fair value.

Interim Impairments to Billboard Permits

The United States and global economies have undergone a period of economic uncertainty, which caused, among other things, a general tightening in the credit markets, limited access to the credit markets, lower levels of liquidity and lower consumer and business spending. These disruptions in the credit and financial markets and the impact of adverse economic, financial and industry conditions on the demand for advertising negatively impacted the key assumptions that were used in the discounted cash flow models used to value the Company’s billboard permits as of the merger date. Therefore, the Company performed an interim impairment test on its billboard permits as of December 31, 2008, which resulted in a non-cash impairment charge of $722.6 million.

The Company’s cash flows during the first six months of 2009 were below those in the discounted cash flow model used to calculate the impairment at December 31, 2008. As a result, the Company performed an interim impairment test as of June 30, 2009 on its billboard permits resulting in a non-cash impairment charge of $345.4 million.

The impairment test consisted of a comparison of the fair value of the billboard permits at the market level with their carrying amount. If the carrying amount of the billboard permits exceeded their fair value, an impairment loss was recognized equal to that excess. After an impairment loss is recognized, the adjusted carrying amount of the billboard permit is its new accounting basis.

The fair value of the billboard permits was determined using the direct valuation method as prescribed in ASC 805-20-S99. Under the direct valuation method, the fair value of the billboard permits was calculated at the market level as prescribed by ASC 350-30-35. The Company engaged Mesirow Financial to assist it in the development of the assumptions and the Company’s determination of the fair value of the billboard permits.

The Company’s application of the direct valuation method attempts to isolate the income that is properly attributable to the permit alone (that is, apart from other tangible and identified intangible assets and goodwill). It is based upon modeling a hypothetical “greenfield” build up to a “normalized” enterprise that, by design, lacks inherent goodwill and whose only other assets have essentially been paid for (or added) as part of the build-up process. We forecasted revenue, expenses and cash flows over a ten-year period for each of our markets in our application of the direct valuation method. We also calculated a “normalized” residual year which represents the perpetual cash flows of each market. The residual year cash flow was capitalized to arrive at the terminal value of the permits in each market.

Under the direct valuation method, it is assumed that rather than acquiring indefinite-lived intangible assets as part of a going concern business, the buyer hypothetically develops indefinite-lived intangible assets and builds a new operation with similar attributes from scratch. Thus, the buyer incurs start-up costs during the build-up phase which are normally associated with going concern value. Initial capital costs are deducted from the discounted cash flow model which results in value that is directly attributable to the indefinite-lived intangible assets.

Management uses its internal forecasts to estimate industry normalized information as it believes these forecasts are similar to what a market participant would expect to generate. This is due to the pricing structure and demand for outdoor signage in a market being relatively constant regardless of the owner of the operation. Management also relied on its internal forecasts because there is little public data available for each of its markets.

The build-up period represents the time it takes for the hypothetical start-up operation to reach normalized operations in terms of achieving a mature market revenue share and profit margin. Management believes that a one-year build-up period is required for a start-up operation to erect the necessary structures and obtain advertisers in order to achieve mature market revenue share. It is estimated that a start-up operation would be able to obtain 10% of the potential revenues in the first year of operations and 100% in the second year. Management assumed industry revenue growth of negative 9% and negative 16%, respectively, during the build-up period used in the December 31, 2008 and June 30, 2009 interim impairment tests. However, the cost structure is expected to reach the normalized level over three years due to the time required to recognize the synergies and cost savings associated with the ownership of the permits within the market.

For the normalized operating margin in the third year, management assumed a hypothetical business would operate at the lower of the operating margin for the specific market or the industry average margin of approximately 46% and 45% based on an analysis of comparable companies in the December 31, 2008 and June 30, 2009 impairment models, respectively. For the first and second-year of operations, the operating margin was assumed to be 50% of the “normalized” operating margin for both the December 31, 2008 and June 30, 2009 impairment models. The first and second-year expenses include the non-recurring start-up costs necessary to build the operation (i.e. development of customers, workforce, etc.).

In addition to cash flows during the projection period, a “normalized” residual cash flow was calculated based upon industry-average growth of 3% beyond the discrete build-up projection period in both the December 31, 2008 and June 30, 2009 impairment models. The residual cash flow was then capitalized to arrive at the terminal value.

The present value of the cash flows is calculated using an estimated required rate of return based upon industry-average market conditions. In determining the estimated required rate of return, management calculated a discount rate using both current and historical trends in the industry.

The Company calculated the discount rate as of the valuation date and also one-year, two-year, and three-year historical quarterly averages. The discount rate was calculated by weighting the required returns on interest-bearing debt and common equity capital in proportion to their estimated percentages in an expected capital structure. The capital structure was estimated based on the quarterly average of data for publicly traded companies in the outdoor advertising industry.

The calculation of the discount rate required the rate of return on debt, which was based on a review of the credit ratings for comparable companies (i.e., market participants). Management used the yield on a Standard & Poor’s “B” rated corporate bond for the pre-tax rate of return on debt and tax-effected such yield based on applicable tax rates.

The rate of return on equity capital was estimated using a modified Capital Asset Pricing Model (“CAPM”). Inputs to this model included the yield on long-term U.S. Treasury Bonds, forecast betas for comparable companies, calculation of a market risk premium based on research and empirical evidence and calculation of a size premium derived from historical differences in returns between small companies and large companies using data published by Ibbotson Associates.

The concluded discount rate used in the discounted cash flow models to determine the fair value of the permits was 9.5% at December 31, 2008 and 10% at June 30, 2009. Applying the discount rate, the present value of cash flows during the discrete projection period and terminal value were added to estimate the fair value of the hypothetical start-up operation. The initial capital investment was subtracted to arrive at the value of the permits. The initial capital investment represents the fixed assets needed to erect the necessary advertising structures.

The discount rate used in the December 31, 2008 impairment model increased approximately 100 basis points over the discount rate used to value the permits in the preliminary purchase price allocation as of July 30, 2008.

Industry revenue forecasts declined 10% through 2013 compared to the forecasts used in the preliminary purchase price allocation as of July 30, 2008. These market driven changes were primarily responsible for the decline in fair value of the billboard permits below their carrying value. As a result, the Company recognized a non-cash impairment charge which totaled $722.6 million. The fair value of the permits was $1.5 billion at December 31, 2008.

The discount rate used in the June 30, 2009 impairment model increased approximately 50 basis points over the discount rate used to value the permits at December 31, 2008. Industry revenue forecasts declined 8% through 2013 compared to the forecasts used in the 2008 impairment test. These market driven changes were primarily responsible for the decline in fair value of the billboard permits below their carrying value. As a result, the Company recognized a non-cash impairment charge in all but five of its markets in the United States and Canada, which totaled $345.4 million. The fair value of the permits was $1.1 billion at June 30, 2009.

Annual Impairment Test to Billboard Permits

The Company performs its annual impairment test on October 1 of each year. The Company engaged Mesirow Financial to assist it in the development of the assumptions and the Company’s determination of the fair value of the billboard permits. The aggregate fair value of the permits on October 1, 2009 increased approximately 8% from the fair value at June 30, 2009. The increase in fair value was primarily from an increase of $57.7 million related to increased industry revenue forecasts. The discount rate was unchanged from the June 30, 2009 interim impairment analysis. We calculated the discount rate as of the valuation date and also one-year, two-year and three-year quarterly averages. The discount rate as of the valuation date was calculated by weighting the required returns on interest-bearing debt and common equity capital in proportion to their estimated percentages in an expected capital structure. The capital structure was estimated based on the quarterly average of data for publicly traded companies in the outdoor advertising industry. The fair value of the Company’s permits at October 1, 2009 was approximately $1.2 billion.

Goodwill

Interim Impairments to Goodwill

The Company tests goodwill at interim dates if events or changes in circumstances indicate that goodwill might be impaired. The key assumptions used in the discounted cash flow models used to value the Company’s reporting units as of December 31, 2008 were negatively impacted by the same factors contributing to the decline in fair value of its billboard permits. Therefore, the Company performed an interim impairment test and recognized a non-cash charge of $2.5 billion as of December 31, 2008 to reduce its goodwill.

The Company’s cash flows during the first six months of 2009 were below those used in the discounted cash flow model used to calculate the impairment at December 31, 2008. Additionally, the fair value of the Company’s debt and equity at June 30, 2009 was below the carrying amount of its reporting units as of June 30, 2009. As a result of these indicators, the Company performed an interim goodwill impairment test as of June 30, 2009 resulting in a non-cash impairment charge of $419.5 million.

The goodwill impairment test is a two-step process. The first step, used to screen for potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. If applicable, the second step, used to measure the amount of the impairment loss, compares the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill.

Each of the Company’s reporting units is valued using a discounted cash flow model which requires estimating future cash flows expected to be generated from the reporting unit, discounted to their present value using a risk-adjusted discount rate. Terminal values were also estimated and discounted to their present value. Assessing the recoverability of goodwill requires the Company to make estimates and assumptions about sales, operating margins, growth rates and discount rates based on its budgets, business plans, economic projections, anticipated future cash flows and marketplace data. There are inherent uncertainties related to these factors and management’s judgment in applying these factors. The Company engaged Mesirow Financial to assist the Company in the development of these assumptions and the Company’s determination of the fair value of its reporting units.

The following table presents the changes in the carrying amount of goodwill in each of the Company’s reportable segments for the years ended December 31, 2009 and 2008. The provisions of ASC 350-20-50-1 require the disclosure of cumulative impairment. As a result of the merger, a new basis in goodwill was recorded in accordance with ASC 805-10. All impairments shown in the table below have been recorded subsequent to the merger and, therefore, do not include any pre-merger impairment.

(In thousands)	Americas	International	Total
Pre-Merger
Balance as of December 31, 2007	$688,336	$474,253	$1,162,589
Acquisitions	—	12,341	12,341
Foreign currency translation	(293)	28,596	28,303
Adjustments	(970)	—	(970)

Balance as of July 30,2008	687,073	515,190	1,202,263

Post-Merger
Preliminary fair value adjustment resulting from push-down accounting	2,118,707	88,522	2,207,229
Net adjustments to push-down accounting	438,025	(76,116)	361,909
Dispositions	—	(542)	(542)
Foreign currency translation	(29,605)	(63,519)	(93,124)
Impairment	(2,321,602)	(173,435)	(2,495,037)
Adjustments	—	(2,557)	(2,557)

Balance as of December 31, 2008	892,598	287,543	1,180,141
Net adjustments to push down accounting	68,896	45,042	113,938
Acquisitions	2,250	110	2,360
Foreign currency translation	16,293	17,412	33,705
Impairment	(390,374)	(73,764)	(464,138)
Adjustments	(4,414)	—	(4,414)

Balance as of December 31, 2009	$585,249	$276,343	$861,592

The U.S. outdoor advertising markets are aggregated into a single reporting unit for purposes of the goodwill impairment test using the guidance in ASC 350-20-55. The Company also determined that within its Americas outdoor segment, Canada, Mexico, Peru, and Brazil constitute separate reporting units and each country in its International outdoor segment constitutes a separate reporting unit.

The discounted cash flow model indicated that the Company failed the first step of the impairment test for certain of its reporting units, which required it to compare the implied fair value of each reporting unit’s goodwill with its carrying value.

The discounted cash flow approach the Company uses for valuing goodwill involves estimating future cash flows expected to be generated from the related assets, discounted to their present value using a risk-adjusted discount rate. Terminal values are also estimated and discounted to their present value.

The Company forecasted revenue, expenses, and cash flows over a ten-year period for each of its reporting units. In projecting future cash flows, the Company considers a variety of factors including its historical growth rates, macroeconomic conditions, advertising sector and industry trends as well as Company-specific information.

Historically, revenues in its industries have been highly correlated to economic cycles. Based on these considerations, the assumed 2008 and 2009 revenue growth rates used in the December 31, 2008 and June 30, 2009 impairment models were negative followed by assumed revenue growth with an anticipated economic recovery in 2009 and 2010, respectively. To arrive at the projected cash flows and resulting growth rates, the Company evaluated its historical operating results, current management initiatives and both historical and anticipated industry results to assess the reasonableness of the operating margin assumptions. The Company also calculated a “normalized” residual year which represents the perpetual cash flows of each reporting unit. The residual year cash flow was capitalized to arrive at the terminal value of the reporting unit.

The Company calculated the weighted average cost of capital (“WACC”) as of December 31, 2008 and June 30, 2009 and also one-year, two-year, and three-year historical quarterly averages for each of its reporting units. WACC is an overall rate based upon the individual rates of return for invested capital (equity and interest-bearing debt). The WACC is calculated by weighting the required returns on interest-bearing debt and common equity capital in proportion to their estimated percentages in an expected capital structure. The capital structure was estimated based on the quarterly average data for publicly traded companies in the outdoor advertising industry. The calculation of the WACCs considered both current industry WACCs and historical trends in the industry.

The calculation of the WACC requires the rate of return on debt, which was based on a review of the credit ratings for comparable companies (i.e., market participants) and the indicated yield on similarly rated bonds.

The rate of return on equity capital was estimated using a modified CAPM. Inputs to this model included the yield on long-term U.S. Treasury Bonds, forecast betas for comparable companies, calculation of a market risk premium based on research and empirical evidence and calculation of a size premium derived from historical differences in returns between small companies and large companies using data published by Ibbotson Associates.

In line with advertising industry trends, the Company’s operations and expected cash flow are subject to significant uncertainties about future developments, including timing and severity of the recessionary trends and customers’ behaviors. To address these risks, the Company included company-specific risk premiums for each of the reporting units in the estimated WACC. Based on this analysis, as of December 31, 2008, company-specific risk premiums of 300 basis points were included for both the Americas outdoor and International outdoor segments, resulting in WACCs of 12.5% for each of the reporting units in the Americas outdoor and International outdoor segments. As of June 30, 2009, company-specific risk premiums of 250 basis points and 350 basis points were included for the Americas outdoor and International outdoor segments, respectively, resulting in WACCs of 12.5% and 13.5% for each of the reporting units in the Americas outdoor and International outdoor segments, respectively. Applying these WACCs, the present value of cash flows during the discrete projection period and terminal value were added to estimate the fair value of the reporting units.

The discount rate utilized in the valuation of the permits as of December 31, 2008 and June 30, 2009 excludes the company-specific risk premiums that were added to the industry WACCs used in the valuation of the reporting units. Management believes the exclusion of this premium is appropriate given the difference between the nature of the billboard permits and reporting unit cash flow projections. The cash flow projections utilized under the direct valuation method for the permits are derived from utilizing industry “normalized” information for the existing portfolio of permits. Given that the underlying cash flow projections are based on industry normalized information, application of an industry average discount rate is appropriate. Conversely, the cash flow projections for the overall reporting unit are based on its internal forecasts for each business and incorporate future growth and initiatives unrelated to the existing permit portfolio. Additionally, the projections for the reporting unit include cash flows related to non-permit based assets. In the valuation of the reporting unit, the company-specific risk premiums were added to the industry WACCs due to the risks inherent in achieving the projected cash flows of the reporting unit.

The Company also utilized the market approach to provide a test of reasonableness to the results of the discounted cash flow model. The market approach indicates the fair value of the invested capital of a business based on a company’s market capitalization (if publicly traded) and a comparison of the business to comparable publicly traded companies and transactions in its industry. This approach can be estimated through the quoted market price method, the market comparable method, and the market transaction method.

One indication of the fair value of a business is the quoted market price in active markets for the debt and equity of the business. The quoted market price of equity multiplied by the number of shares outstanding yields the fair value of the equity of a business on a marketable, noncontrolling basis. A premium for control is then applied and added to the estimated fair value of interest-bearing debt to indicate the fair value of the invested capital of the business on a marketable, controlling basis.

The market comparable method provides an indication of the fair value of the invested capital of a business by comparing it to publicly traded companies in similar lines of business. The conditions and prospects of companies in similar lines of business depend on common factors such as overall demand for their products and services. An analysis of the market multiples of companies engaged in similar lines of business yields insight into investor perceptions and, therefore, the value of the subject business. These multiples are then applied to the operating results of the subject business to estimate the fair value of the invested capital on a marketable, noncontrolling basis. The Company then applies a premium for control to indicate the fair value of the business on a marketable, controlling basis.

The market transaction method estimates the fair value of the invested capital of a business based on exchange prices in actual transactions and on asking prices for controlling interests in similar companies recently offered for sale. This process involves comparison and correlation of the subject business with other similar companies that have recently been purchased. Considerations such as location, time of sale, physical characteristics, and conditions of sale are analyzed for comparable businesses.

The three variations of the market approach indicated that the fair value determined by its discounted cash flow model was within a reasonable range of outcomes.

The revenue forecasts for 2009 declined 21% and 29% for Americas outdoor and International outdoor, respectively, compared to the forecasts used in the July 30, 2008 preliminary purchase price allocation primarily as a result of the revenues realized for the year ended December 31, 2008. These market driven changes were primarily responsible for the decline in fair value of the reporting units below their carrying value. As a result, the Company recognized a non-cash impairment charge to reduce its goodwill of $2.5 billion at December 31, 2008.

The revenue forecasts for 2009 declined 7% and 9% for Americas outdoor and International outdoor, respectively, compared to the forecasts used in the 2008 impairment test primarily as a result of the revenues realized during the first six months of 2009. These market driven changes were primarily responsible for the decline in fair value of the reporting units below their carrying value. As a result, the Company recognized a non-cash impairment charge to reduce its goodwill of $419.5 million at June 30, 2009.

Annual Impairments to Goodwill

The Company performs its annual impairment test on October 1 of each year. The Company engaged Mesirow Financial to assist the Company in the development of these assumptions and the Company’s determination of the fair value of its reporting units. The fair value of the Company’s reporting units on October 1, 2009 increased from the fair value at June 30, 2009. The increase in fair value of the Americas reporting unit was primarily the result of a 150 basis point decline in the WACC. Application of the market approach described above supported lowering the company-specific risk premium used in the discounted cash flow model to fair value the Americas reporting unit. The increase in the aggregate fair value of the reporting units in the International outdoor segment was primarily the result of an increase in the long-term revenue forecasts.

During the third quarter of 2009, the Company recorded a $45.0 million increase to goodwill in the International outdoor segment related to the fair value of certain noncontrolling interests, which existed at the merger date with no related tax effect. This noncontrolling interest was recorded pursuant to ASC 480-10-S99 which determines the classification of redeemable noncontrolling interests. The Company subsequently determined that the increase in goodwill related to these noncontrolling interests should have been included in the impairment charges resulting from the interim goodwill impairment tests. As a result, during the fourth quarter of 2009, the Company impaired this entire goodwill amount, which after consideration of foreign exchange movements, was $41.4 million.

NOTE C — BUSINESS ACQUISITIONS

2009 Purchases of Additional Equity Interests

During 2009, the Company’s Americas outdoor segment purchased the remaining 15% interest in its consolidated subsidiary, Paneles Napsa S.A., for $13.0 million and the Company’s International outdoor segment acquired an additional 5% interest in its consolidated subsidiary, Clear Channel Jolly Pubblicita SPA, for $12.1 million.

2008 Acquisitions

During the year ended December 31, 2008, the Company’s Americas segment paid $55.1 million for the acquisition of advertising structures and the final earnout payments for Interspace Airport Advertising, which the Company acquired in July 2006. The Company’s International segment paid $41.4 million primarily related to the acquisition of additional equity interests in outdoor companies and the acquisition of advertising structures.

Acquisition Summary

The following is a summary of the assets and liabilities acquired and the consideration given for all acquisitions made during 2008.

(In thousands)	2008
Cash	$112
Accounts receivable	104
Property, plant and equipment	17,468
Permits	8,065
Definite-lived intangibles	42,941
Goodwill	8,814
Other assets	8,585

86,089
Other liabilities	(9,101)
Noncontrolling interests	7,865
Deferred tax	(6,696)

(7,932)
Plus accrued earnout paid	25,053
Less fair value of assets exchanged	(6,600)

Total cash consideration	96,610
Less cash received	(112)

Net cash paid for acquisitions	$96,498

NOTE D — INVESTMENTS

The Company’s most significant investments in nonconsolidated affiliates are listed below:

Clear Channel Independent

The Company owned a 50% interest in Clear Channel Independent (“CCI”), formerly known as Corp Comm, a South African outdoor advertising company. In the first quarter of 2008, the Company sold its 50% interest in CCI and recognized a gain of $75.6 million in “Equity in earnings of nonconsolidated affiliates” based on the fair value of the equity securities received in the pre-merger period ended July 30, 2008. The equity securities received are classified as available-for-sale and recorded as “Other investments” on the consolidated balance sheet.

Alessi

The Company owns a 36.75% interest in Alessi, an Italian outdoor advertising company.

Summarized Financial Information

The following table summarizes the Company’s investments in nonconsolidated affiliates:

(In thousands)	CCI		Alessi	All Others	Total
Pre-Merger
Balance as of December 31, 2007		$54,211	$27,479	$26,317	$108,007
Acquisition (disposition) of investments		(116,789)	—	(788)	(117,577)
Equity in net earnings (loss)		77,615	(8,853)	2,080	70,842
Other, net		(9,286)	4,506	(5,281)	(10,061)
Foreign currency translation adjustments		(5,751)	1,921	538	(3,292)

Balance as of July 30, 2008		—	25,053	22,866	47,919

Post-Merger
Fair value adjustment resulting from preliminary push-down accounting		—	—	3,797	3,797
Acquisition (disposition) of investments		—	—	500	500
Equity in net earnings (loss)		—	(333)	(1,776)	(2,109)
Other, net		—	—	6,475	6,475
Foreign currency translation adjustments		—	(2,733)	(2,037)	(4,770)

Balance as of December 31, 2008		—	21,987	29,825	51,812
Acquisition (disposition) of investments		—	—	—	—
Equity in net earnings (loss)		—	(12,161)	(19,281)	(31,442)
Other, net		—	(698)	2,863	2,165
Foreign currency translation adjustments		—	(87)	906	819

Balance as of December 31, 2009	$		$9,041	$14,313	$23,354

The investments in the table above are not consolidated, but are accounted for under the equity method of accounting, whereby the Company records its investments in these entities in the balance sheet as “Investments in, and advances to, nonconsolidated affiliates.” The Company’s interests in their operations are recorded in the statement of operations as “Equity in earnings (loss) of nonconsolidated affiliates.” There were no accumulated undistributed earnings included in retained deficit for these investments as of December 31, 2009 and 2008. The accumulated undistributed earnings included in retained earnings for these investments was $10.1 million as of December 31, 2007.

Other Investments

Other investments of $17.0 million at December 31, 2009 primarily represent marketable equity securities.

(In thousands) Investments	Fair Value	Cost
Available-for sale	$15,911	$14,506
Other	$1,087	$1,087

The Company’s available-for-sale security, Independent News & Media PLC (“INM”), was in an unrealized loss position for an extended period of time in 2008 and 2009. As a result, the Company considered the guidance in ASC 320-10-S99 and reviewed the length of the time and the extent to which the market value was less than cost and the financial condition and near-term prospects of the issuer. After this assessment, the Company concluded that the impairment was other than temporary and recorded a non-cash impairment charge of $11.3 million and $59.8 million in “Loss on marketable securities” for the years ended December 31, 2009 and 2008, respectively.

NOTE E — ASSET RETIREMENT OBLIGATION

The Company has an asset retirement obligation of $51.3 million and $55.6 million as of December 31, 2009 and 2008, respectively, which is reported in “Other long-term liabilities.” The liability relates to the Company’s obligation to dismantle and remove its advertising displays from leased land and to reclaim the site to its original condition upon the termination or non-renewal of a lease. When the liability is recorded, the cost is capitalized as part of the related long-lived assets’ carrying value. Due to the high rate of lease renewals over a long period of time, the calculation assumes all related assets will be removed at some period over the next 50 years. An estimate of third-party cost information is used with respect to the dismantling of the structures and the reclamation of the site. The interest rate used to calculate the present value of such costs over the retirement period is based on an estimated risk adjusted credit rate for the same period.

The following table presents the activity related to the Company’s asset retirement obligation:

(In thousands)
Pre-Merger
Balance at December 31, 2007	$70,497
Adjustment due to change in estimate of related costs	1,853
Accretion of liability	3,084
Liabilities settled	(2,558)

Balance at July 30, 2008	72,876

Post-Merger
Fair value adjustment resulting from preliminary push-down accounting	(13,598)
Adjustment due to change in estimate of related costs	(3,123)
Accretion of liability	2,233
Liabilities settled	(2,796)

Balance at December 31, 2008	55,592
Adjustment due to change in estimate of related costs	(6,721)
Accretion of liability	5,209
Liabilities settled	(2,779)

Balance at December 31, 2009	$51,301

NOTE F — LONG-TERM DEBT

Long-term debt at December 31, 2009 and 2008 consisted of the following:

	December 31,
	2009	2008
(In thousands)	Post-Merger	Post-Merger
Debt with Clear Channel Communications	$—	$2,500,000
Bank credit facility ($150.0 million sub-limit within Clear Channel Communications’ $2.0 billion facility, $120.0 million of which was drawn by Clear Channel Communications)	30,000	30,000
Clear Channel Worldwide Holdings Senior Notes:
9.25% Series A Senior Notes Due 2017	500,000	—
9.25% Series B Senior Notes Due 2017	2,000,000	—
Other debt	78,878	71,854

	2,608,878	2,601,854
Less: current portion	47,073	69,522

Total long-term debt	$2,561,805	$2,532,332

The aggregate market value of the Company’s debt based on quoted market prices for which quotes were available was approximately $2.7 billion and $2.6 billion at December 31, 2009 and 2008, respectively.

Debt with Clear Channel Communications

As of December 31, 2008, the Company had a note in the original principal amount of $2.5 billion to Clear Channel Communications which was prepayable in whole at any time, or in part from time to time. The note accrued interest at a variable per annum rate equal to the weighted average cost of debt for Clear Channel Communications, calculated on a monthly basis. At December 31, 2008, the interest rate on the $2.5 billion note was 6.0%.

In December 2009, the Company made voluntary prepayments on the note in the amount of the total outstanding balance and subsequently retired the “Debt with Clear Channel Communications.” The interest rate on the $2.5 billion note was 5.7% prior to its retirement.

Bank Credit Facility

In connection with their merger, Clear Channel Communications entered into a multi-currency revolving credit facility with a maturity in July 2014 in the amount of $2.0 billion. Certain of the Company’s International subsidiaries may borrow under a $150.0 million sub-limit within this $2.0 billion credit facility, to the extent Clear Channel Communications has not already borrowed against this capacity and is in compliance with its covenants under the credit facility. This sub-limit allows for borrowings in various foreign currencies, which are used to hedge net assets in those currencies and provide funds to the Company’s International operations for certain working capital needs. The obligations of these International subsidiaries that are borrowers under the revolving credit facility are guaranteed by certain of the Company’s material wholly-owned subsidiaries, and secured by substantially all assets of such borrowers and guarantors, subject to permitted liens and other exceptions. The interest rate is based upon LIBOR or, for Euro denominated borrowings, EURIBOR, plus, in each case, a margin. At December 31, 2009, the interest rate on this bank credit facility was 3.7%. As of December 31, 2009, the outstanding balance on the sub-limit was approximately $150.0 million of which $30.0 million was drawn by the Company and the remaining amount drawn by Clear Channel Communications.

In conjunction with the merger, Clear Channel Communications’ $1.75 billion revolving credit facility, including the $150.0 million sub-limit, was terminated.

At December 31, 2009, the Company was in compliance with all debt covenants. Furthermore, in its Annual Report on Form 10-K filed with the SEC on March 16, 2010, CC Media Holdings stated that as of December 31, 2009, it was in compliance with its debt covenants.

Clear Channel Worldwide Holdings Senior Notes

In December 2009, the Company’s wholly-owned subsidiary CCWH, issued $500.0 million aggregate principal amount of Series A Senior Notes due 2017 and $2.0 billion aggregate principal amount of Series B Senior Notes due 2017. The Notes are guaranteed by the Company, Clear Channel Outdoor, Inc., the Company’s wholly-owned subsidiary (“CCOI”), and certain other existing and future domestic subsidiaries of the Company (collectively, the “Guarantors”).

The Notes are senior unsecured obligations that rank pari passu in right of payment to all unsubordinated indebtedness of CCWH and the guarantees of the Notes will rank pari passu in right of payment to all unsubordinated indebtedness of the guarantors thereunder.

The Notes are rated “B” and “B2” by Standard & Poor’s and Moody’s, respectively. The indentures governing the Notes require the Company to maintain at least $100 million in cash or other liquid assets or have cash available to be borrowed under committed credit facilities consisting of (i) $50.0 million at the issuer and guarantor entities (principally the Americas outdoor segment) and (ii) $50.0 million at the non-guarantor subsidiaries (principally the International outdoor segment) (together the “Liquidity Amount”), in each case under the sole control of the relevant entity. In the event of a bankruptcy, liquidation, dissolution, reorganization, or similar proceeding of Clear Channel Communications, Inc., for the period thereafter that is the shorter of such proceeding and 60 days, the Liquidity Amount shall be reduced to $50.0 million, with a $25.0 million requirement at the issuer and guarantor entities and a $25.0 million requirement at the non-guarantor subsidiaries.

In addition, interest on the Notes accrues daily and is payable into an account established by a trustee for the benefit of the bondholders (the “Trustee Account”). Failure to make daily payment on any day does not constitute an event of default so long as (a) no payment or other transfer by the Company or any of its Subsidiaries shall have been made on such day under the cash management sweep with Clear Channel Communications, Inc. and (b) on each semiannual interest payment date the aggregate amount of funds in the Trustee Account is equal to at least the aggregate amount of accrued and unpaid interest on the Notes.

The indenture governing the Series A Notes contains covenants that limit the Company and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt to persons other than Clear Channel Communications and its subsidiaries or issue certain preferred stock;

•	create liens on its restricted subsidiaries assets to secure such debt;

•	create restrictions on the payment of dividends or other amounts to the Company from its restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets; and

•	sell certain assets, including capital stock of its subsidiaries, to persons other than Clear Channel Communications and its subsidiaries.

The indenture governing the Series A Notes does not include limitations on dividends, distributions, investments or asset sales.

The indenture governing the Series B Notes contains covenants that limit the Company and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	redeem, repurchase or retire the Company’s subordinated debt;

•	make certain investments;

•	create liens on its or its restricted subsidiaries’ assets to secure debt;

•	create restrictions on the payment of dividends or other amounts to it from its restricted subsidiaries that are not guarantors of the Notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets;

•	sell certain assets, including capital stock of its subsidiaries;

•	designate its subsidiaries as unrestricted subsidiaries; and pay dividends, redeem or repurchase capital stock or make other restricted payments; and

•

purchase or otherwise effectively cancel or retire any of the Series B Notes if after doing so the ratio of (a) the outstanding aggregate principal amount of the Series A Notes to (b) the outstanding aggregate principal amount of the Series B Notes shall be greater than 0.250. This stipulation ensures, among other things, that as long as the Series A Notes are outstanding, the Series B Notes are outstanding.

Prior to the date of the closing of the CCWH offering, the Company made a demand for and received repayment of $500.0 million on the “Due from Clear Channel Communications” account.

Following such repayment, the Company contributed $500.0 million to the capital of CCOI, which used the proceeds received by it to prepay $500.0 million of the “Debt with Clear Channel Communications” account. Subsequent to this repayment, the outstanding balance of the “Debt with Clear Channel Communications” account was $2.0 billion.

The proceeds of the Notes were used to (i) pay the fees and expenses of the offering, (ii) pay the initial purchasers an underwriting discount, (iii) fund $50.0 million required under the Notes’ indentures of a Liquidity Amount (the $50.0 million Liquidity Amount of the non-guarantor subsidiaries was satisfied) and (iv) make a voluntary prepayment of the remaining $2.0 billion outstanding balance (which is equal to the aggregate principal amount of the Series B Notes) under the note to Clear Channel Communications and subsequently retire the “Debt with Clear Channel Communications”, with the balance of the proceeds available to the Company for general corporate purposes.

In connection with the offering, Clear Channel Communications and the Company modified the terms of the revolving promissory notes (recorded as Due from/to Clear Channel Communications account) to extend the maturity of each revolving promissory note to coincide with the maturity date of the Notes. In addition, the terms were modified to change the interest rate on each revolving promissory note to a fixed per annum rate equal to 9.25%.

Other Debt

Other debt includes various borrowings and capital leases utilized for general operating purposes. Included in the $78.9 million balance at December 31, 2009 is $47.1 million that matures in less than one year.

Debt Covenants

The Clear Channel Communications’ $2.0 billion revolving credit facility contains a significant financial covenant which requires Clear Channel Communications to comply on a quarterly basis with a maximum consolidated senior secured net debt to adjusted EBITDA ratio (maximum of 9.5:1). The financial covenant becomes more restrictive over time beginning in the second quarter of 2013. In its Annual Report on Form 10-K filed with the SEC on March 16, 2010, CC Media Holdings stated that it was in compliance with this covenant as of December 31, 2009.

In addition, as noted above, the Series B Notes indenture restricts the Company’s ability to incur additional indebtedness and pay dividends based on an incurrence test. In order to incur additional indebtedness the Company’s debt to adjusted EBITDA ratios (as defined by the indenture) must be lower than 6.5:1 and 3.25:1 for total debt and senior debt, respectively. Similarly in order for the Company to pay dividends out of proceeds from indebtedness or proceeds from asset sales, the Company’s debt to adjusted EBITDA ratios (as defined by the indenture) must be lower than 6.0:1 and 3.0:1 for total debt and senior debt, respectively. The Company is in compliance with these covenants as of December 31, 2009.

There are no significant covenants or events of default contained in the revolving promissory note issued by Clear Channel Communications to the Company or the revolving promissory note issued by the Company to Clear Channel Communications.

Debt Maturities

Future maturities of long-term debt at December 31, 2009, are as follows:

(In thousands)
2010	$47,073
2011	31,359
2012	410
2013	36
2014	30,000
Thereafter	2,500,000

Total	$2,608,878

NOTE G — COMMITMENTS AND CONTINGENCIES

The Company leases office space, equipment and the majority of the land occupied by its advertising structures under long-term operating leases. Some of the lease agreements contain renewal options and annual rental escalation clauses (generally tied to the consumer price index), as well as provisions for the payment of utilities and maintenance by the Company.

The Company has minimum franchise payments associated with non-cancelable contracts that enable it to display advertising on such media as buses, taxis, trains, bus shelters and terminals, as well as other similar type surfaces. The majority of these contracts contain rent provisions calculated as either the greater of a percentage of the relevant advertising revenue or a specified guaranteed minimum annual payment. In addition, the Company has commitments relating to required purchases of property, plant, and equipment under certain street furniture contracts.

The Company accounts for its rentals that include renewal options, annual rent escalation clauses, minimum franchise payments and maintenance related to displays under the guidance in ASC Topic 840, Leases.

The Company considers its non-cancelable contracts that enable it to display advertising on buses, taxis, trains, bus shelters, etc. to be leases in accordance with the guidance in ASC 840-10. These contracts may contain minimum annual franchise payments which generally escalate each year. The Company accounts for these minimum franchise payments on a straight-line basis. If the rental increases are not scheduled in the lease, for example an increase based on the CPI, those rents are considered contingent rentals and are recorded as expense when accruable. Other contracts may contain a variable rent component based on revenue. The Company accounts for these variable components as contingent rentals and records these payments as expense when accruable.

The Company accounts for annual rent escalation clauses included in the lease term on a straight-line basis under the guidance in ASC 840-10. The Company considers renewal periods in determining its lease terms if at inception of the lease there is reasonable assurance the lease will be renewed. Expenditures for maintenance are charged to operations as incurred, whereas expenditures for renewal and betterments are capitalized.

Most of the Company’s advertising structures are on leased land. In addition, the Company leases certain facilities and equipment. The Company accounts for these leases in accordance with the policies described above.

The Company’s contracts with municipal bodies or private companies relating to street furniture, billboard, transit and malls generally require the Company to build bus stops, kiosks and other public amenities or advertising structures during the term of the contract. The Company owns these structures and is generally allowed to advertise on them for the remaining term of the contract. Once the Company has built the structure, the cost is capitalized and expensed over the shorter of the economic life of the asset or the remaining life of the contract.

Certain of the Company’s contracts contain penalties for not fulfilling its commitments related to its obligations to build bus stops, kiosks and other public amenities or advertising structures. Historically, any such penalties have not materially impacted the Company’s financial position or results of operations.

As of December 31, 2009, the Company’s future minimum rental commitments under non-cancelable operating lease agreements with terms in excess of one year, minimum payments under non-cancelable contracts in excess of one year, and capital expenditure commitments consist of the following:

(In thousands)	Non-Cancelable Operating Leases	Non-Cancelable Contracts	Capital Expenditures
2010	$266,826	$407,927	$67,372
2011	218,559	326,238	32,274
2012	195,030	277,564	13,364
2013	179,096	213,020	9,970
2014	154,667	188,663	9,867
Thereafter	953,517	579,877	3,415

Total	$1,967,695	$1,993,289	$136,262

Rent expense charged to operations for the post-merger year ended December 31, 2009 was $999.1 million. Total rent expense for the post-merger period from July 31, 2008 through December 31, 2008 was $476.8 million. Total rent expense for the pre-merger period from January 1, 2008 through July 30, 2008 and the pre-merger year ended December 31, 2007 was $685.2 million and $1.1 billion, respectively.

The Company is currently involved in certain legal proceedings and, as required, has accrued its estimate of the probable costs for the resolution of these claims. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in the Company’s assumptions or the effectiveness of its strategies related to these proceedings.

In various areas in which the Company operates, outdoor advertising is the object of restrictive and, in some cases, prohibitive zoning and other regulatory provisions, either enacted or proposed. The impact to the Company of loss of displays due to governmental action has been somewhat mitigated by Federal and state laws mandating compensation for such loss and constitutional restraints.

Certain acquisition agreements include deferred consideration payments based on performance requirements by the seller, generally over a one to five year period. Contingent payments based on performance requirements by the seller typically involve the completion of a development or obtaining appropriate permits that enable the Company to construct additional advertising displays. At December 31, 2009, the Company believes its maximum aggregate contingency, which is subject to performance requirements by the seller, is approximately $35.0 million. As the contingencies have not been met or resolved as of December 31, 2009, these amounts are not recorded. If future payments are made, amounts will be recorded as additional purchase price.

NOTE H — RELATED PARTY TRANSACTIONS

The Company records net amounts due to or from Clear Channel Communications as “Due from/to Clear Channel Communications” on the consolidated balance sheets. The accounts represent the revolving promissory note issued by the Company to Clear Channel Communications and the revolving promissory note issued by Clear Channel Communications to the Company, in the face amount of $1.0 billion, or if more or less than such amount, the aggregate unpaid principal amount of all advances. The accounts accrue interest pursuant to the terms of the promissory notes and are generally payable on demand. Prior to the amendment of the revolving promissory notes in December 2009, interest on the revolving promissory note owed by the Company accrued on the daily net negative cash position based upon LIBOR plus a margin. Interest on the revolving promissory note owed by Clear Channel Communications accrued interest on the daily net positive cash position based upon the average one-month generic treasury bill rate. In connection with the issuance of the CCWH Senior Notes, Clear Channel Communications and the Company modified the terms of the revolving promissory notes to extend the maturity of each revolving promissory note to coincide with the maturity date of the Notes. In addition, the terms were modified to change the interest rate on each revolving promissory note to equal the interest rate on the Notes. Included in the accounts are the net activities resulting from day-to-day cash management services provided by Clear Channel Communications. As a part of these services, the Company maintains collection bank accounts swept daily into accounts of Clear Channel Communications (after satisfying the funding requirements of the Trustee Account). In return, Clear Channel Communications funds the Company’s controlled disbursement accounts as checks or electronic payments are presented for payment. The Company’s claim in relation to cash transferred from its concentration account is on an unsecured basis and is limited to the balance of the “Due from Clear Channel Communications” account. At December 31, 2009 and 2008, the asset recorded in “Due from Clear Channel Communications” on the consolidated balance sheet was $123.3 million and $431.6 million, respectively. The net interest income for the post-merger year ended December 31, 2009 was $0.7 million. The net interest income for the post-merger period from July 31, 2008 through December 31, 2008 was $0.9 million. The net interest income for the pre-merger period from January 1, 2008 through July 30, 2008 and for the pre-merger year ended December 31, 2007 was $2.6 million and $3.7 million, respectively. At December 31, 2009, the interest rate on the “Due from Clear Channel Communications” account was 9.25%, which represents the interest rate on the Notes as described above.

At December 31, 2008, the Company had a note in the original principal amount of $2.5 billion to Clear Channel Communications which was prepayable in whole at any time, or in part from time to time. This note accrued interest at a variable per annum rate equal to the weighted average cost of debt for Clear Channel Communications, calculated on a monthly basis. This note was mandatorily payable upon a change of control of the Company (as defined in the note) and, subject to certain exceptions, all net proceeds from debt or equity raised by the Company had to be used to prepay such note. This note is further disclosed in Note F. At December 31, 2008, the interest rate on the $2.5 billion note was 6.0%. In December 2009, the Company made voluntary payments on the note in the amount of the total outstanding balance and subsequently retired the “Debt with Clear Channel Communications” as of December 31, 2009. The interest rate on the $2.5 billion note was 5.7% prior to its retirement.

Clear Channel Communications has a $2.0 billion multi-currency revolving credit facility with a maturity in July 2014 which includes a $150.0 million sub-limit that certain of the Company’s International subsidiaries may borrow against to the extent Clear Channel Communications has not already borrowed against this capacity and is compliance with its covenants under the credit facility. The obligations of these International subsidiaries that are borrowers under the revolving credit facility will be guaranteed by certain of the Company’s material wholly-owned subsidiaries, and secured by substantially all assets of such borrowers and guarantors, subject to permitted liens and other exceptions. The interest rate on outstanding balances under the new credit facility is equal to an applicable margin plus, at Clear Channel Communications’ option, either (i) a base rate determined by reference to the higher of (A) the prime lending rate publicly announced by the administrative agent and (B) the Federal funds effective rate from time to time plus 0.50%, or (ii) a Eurocurrency rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing adjusted for certain additional costs. The applicable margin percentage is 2.40% in the case of base rate loans, and 3.40% in the case of Eurocurrency rate loans, subject to adjustment based upon Clear Channel Communications’ leverage ratio. This note is further disclosed in Note F. At December 31, 2009, the interest rate on this bank credit facility was 3.7%. At December 31, 2009, the outstanding balance on the $150.0 million sub-limit was $30.0 million, with the entire balance to be paid on July 30, 2014. On February 6, 2009, Clear Channel Communications borrowed the remaining availability under its $2.0 billion revolving credit facility, including the remaining availability under the $150.0 million sub-limit.

The Company provides advertising space on its billboards for radio stations owned by Clear Channel Communications. For the post-merger year ended December 31, 2009, the Company recorded $2.8 million in revenue for these advertisements. For the post-merger period from July 31, 2008 through December 31, 2008, the Company recorded $4.0 million in revenue for these advertisements. For the pre-merger period from January 1, 2008 through July 30, 2008, the Company recorded $4.6 million in revenue for these advertisements. For the pre-merger year ended December 31, 2007, the Company recorded $13.8 million in revenue for these advertisements.

Under the Corporate Services Agreement between Clear Channel Communications and the Company, Clear Channel Communications provides management services to the Company, which include, among other things: (i) treasury, payroll and other financial related services; (ii) executive officer services; (iii) human resources and employee benefits services; (iv) legal and related services; (v) information systems, network and related services; (vi) investment services; (vii) procurement and sourcing support services; and (viii) other general corporate services. These services are charged to the Company based on actual direct costs incurred or allocated by Clear Channel Communications based on headcount, revenue or other factors on a pro rata basis. For the post-merger year ended December 31, 2009, the Company recorded $28.5 million as a component of corporate expense for these services. For the post-merger period from July 31, 2008 through December 31, 2008, the Company recorded $13.9 million as a component of corporate expense for these services. For the pre-merger period from January 1, 2008 through July 30, 2008, the Company recorded $14.2 million as a component of corporate expense for these services. For the pre-merger year ended December 31, 2007, the Company recorded $20.3 million as a component of corporate expenses for these services.

Pursuant to the Tax Matters Agreement between Clear Channel Communications and the Company, the operations of the Company are included in a consolidated Federal income tax return filed by Clear Channel Communications. The Company’s provision for income taxes has been computed on the basis that the Company files separate consolidated Federal income tax returns with its subsidiaries. Tax payments are made to Clear Channel Communications on the basis of the Company’s separate taxable income. Tax benefits recognized on the Company’s employee stock option exercises are retained by the Company.

The Company computes its deferred income tax provision using the liability method in accordance with Statement of ASC 740-10, as if the Company was a separate taxpayer. Deferred tax assets and liabilities are determined based on differences between financial reporting bases and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled. Deferred tax assets are reduced by valuation allowances if the Company believes it is more likely than not some portion or all of the asset will not be realized. The Company’s provision for income taxes is further disclosed in Note I.

Pursuant to the Employee Matters Agreement, the Company’s employees participate in Clear Channel Communications’ employee benefit plans, including employee medical insurance and a 401(k) retirement benefit plan. These costs are recorded as a component of selling, general and administrative expenses and were approximately $9.4 million for the post-merger year ended December 31, 2009. These costs were approximately $6.7 million for the pre-merger period from January 1, 2008 through July 30, 2008, $4.8 million for the post-merger period from July 31, 2008 through December 31, 2008 and $10.4 million for the pre-merger year ended December 31, 2007.

NOTE I — INCOME TAXES

The operations of the Company are included in a consolidated Federal income tax return filed by Clear Channel Communications, Inc. for pre-merger periods and CC Media Holdings, Inc. for the post-merger periods. However, for financial reporting purposes, the Company’s provision for income taxes has been computed on the basis that the Company files separate consolidated Federal income tax returns with its subsidiaries.

Significant components of the provision for income tax expense (benefit) are as follows:

(In thousands)	Post-Merger		Pre-Merger
	Year Ended December 31, 2009	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year Ended December 31, 2007
Current — Federal	$(38,067)	$(19,435)	$3,872	$61,460
Current — foreign	14,907	15,359	24,327	42,984
Current — state	6,391	1,031	1,972	7,282

Total current	(16,769)	(3,045)	30,171	111,726
Deferred — Federal	(88,972)	(229,556)	30,169	32,241
Deferred — foreign	(30,398)	(17,763)	(12,662)	(1,400)
Deferred — state	(12,971)	(21,531)	3,898	4,074

Total deferred	(132,341)	(268,850)	21,405	34,915

Income tax expense (benefit)	$(149,110)	$(271,895)	$51,576	$146,641

For the year ended December 31, 2009 the Company recorded current tax benefits of $16.8 million as compared to current tax expense of $27.1 million for the 2008 full year. The change in current tax was due primarily to the company’s ability to carry back certain net operating losses to prior years. On November 6, 2009, the Worker, Homeownership, and Business Assistance Act of 2009 (the “Act”) was enacted into law. The Act amended Section 172 of the Internal Revenue Code to allow net operating losses realized in a tax year ended after December 31, 2007 and beginning before January 1, 2010 to be carried back for up to five year (such losses were previously limited to a two-year carryback). This change will allow us to carryback fiscal 2009 taxable losses of approximately $128.6 million, based on our projections of projected taxable losses eligible for carryback, to prior years and receive refunds of previously paid Federal income taxes of approximately $45.0 million. The ultimate amount of such refunds realized from net operating loss carryback is dependent on our actual taxable losses for fiscal 2009, which may vary from our current expectations.

Deferred tax benefits decreased $115.1 million for the year ended December 31, 2009 compared to 2008, primarily due to larger impairment charges recorded in 2008 related to tax deductible intangibles.

The current tax benefit recorded in the post-merger period of 2008 is the result of the Company’s ability to recover a limited amount of the Company’s prior period tax liabilities through certain net operating loss carrybacks. The decrease in current tax expense for the 2008 year when compared to 2007 is primarily the result of a decrease in “Income (loss) before income taxes.” The change in deferred tax expense (benefit) recorded in 2008 compared to 2007 was primarily due to the $292.0 million of deferred tax benefit recorded in the post-merger period related to the impairment charges on tax deductible intangibles. This deferred tax benefit was partially offset by additional tax depreciation deductions as a result of the bonus depreciation provisions enacted as part of the Economic Stimulus Act of 2008.

Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2009 and 2008 are as follows:

(In thousands)	Post-Merger 2009	Post-Merger 2008
Deferred tax liabilities:
Intangibles and fixed assets	$805,208	$931,708
Foreign	59,761	87,653
Other investments/partnerships	177	374
Other	267	985

Total deferred tax liabilities	865,413	1,020,720

Deferred tax assets:
Accrued expenses	8,546	12,153
Equity in earnings	195	291
Deferred income	55	98
Net operating loss carryforwards	2,423	—
Bad debt reserves	2,732	9,236
Other	11,545	8,505

Total deferred tax assets	25,496	30,283

Net deferred tax liabilities	839,917	990,437
Less: current portion	1,994	13,429

Long-term net deferred tax liabilities	$841,911	$1,003,866

For the year ended December 31, 2009, the Company recorded certain intangible asset impairment charges that are not deductible for tax purposes, which resulted in a reduction of deferred tax liabilities of approximately $152.9 million.

In the year ended December 31, 2008, the Company recorded approximately $1.4 billion in additional deferred tax liabilities associated with the applied purchase accounting adjustments resulting from the July 30, 2008 merger transaction. The additional deferred tax liabilities primarily relate to differences between the purchase accounting adjusted book basis and the historical tax basis of the Company’s intangible assets. During the post-merger period ended December 31, 2008, the Company recorded an impairment charge to its permits and tax deductible goodwill resulting in a decrease of approximately $292.0 million in recorded deferred tax liabilities.

At December 31, 2009 and 2008, net deferred tax assets include a deferred tax asset of $11.7 million and $8.6 million, respectively, relating to stock-based compensation expense under ASC 718-10, Compensation—Stock Compensation. Full realization of this deferred tax asset requires stock options to be exercised at a price equaling or exceeding the sum of the grant price plus the fair value of the option at the grant date and restricted stock to vest at a price equaling or exceeding the fair market value at the grant date. Accordingly, there can be no assurance that the stock price of the Company’s Common Stock will rise to levels sufficient to realize the entire tax benefit currently reflected in our balance sheet. See Note J for additional discussion of ASC 718-10.

The deferred tax liabilities associated with intangibles and fixed assets primarily relates to the difference in book and tax basis of acquired permits and tax deductible goodwill created from the Company’s various stock acquisitions. In accordance with ASC 350-10, Intangibles—Goodwill and Other, the Company does not amortize its book basis in permits. As a result, this deferred tax liability will not reverse over time unless the Company recognizes future impairment charges related to its permits and tax deductible goodwill or sells its permits. As the Company continues to amortize its tax basis in its permits and tax deductible goodwill, the deferred tax liability will increase over time.

The reconciliation of income tax computed at the U.S. Federal statutory tax rates to income tax expense (benefit) is:

	Post-Merger		Pre-Merger
(In thousands)	Year Ended December 31, 2009	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year Ended December 31, 2007
Income tax expense at statutory rates	$(357,576)	$(1,151,107)	$76,014	$144,162
State income taxes, net of Federal tax benefit	(6,580)	(20,500)	5,870	11,356
Foreign taxes	92,929	95,347	(29,667)	(8,791)
Nondeductible items	405	258	351	760
Tax contingencies	(2,901)	(946)	668	6,882
Impairment charge	113,712	803,920	—	—
Other, net	10,901	1,133	(1,660)	(7,728)

Income tax expense (benefit)	$(149,110)	$(271,895)	$51,576	$146,641

During 2009, the Company recorded tax benefits of approximately $149.1 million. Foreign loss before income taxes was approximately $309.8 million for 2009. The 2009 income tax benefit and 14.6% effective tax rate were impacted primarily by the goodwill impairment charges which are not deductible for tax purposes (see Note B). In addition, the Company was unable to benefit tax losses in certain foreign jurisdictions due to the uncertainty of the ability to utilize those losses in future years.

During the pre-merger period from January 1, 2008 to July 30, 2008, the Company recorded tax expense of $51.6 million which resulted in an effective tax rate of 23.8%. The decrease in the effective tax rate during this period as compared to 2007 was primarily the result of the gain from the sale of the 50% interest in Clear Channel Independent which was structured as a tax free disposition, thereby resulting in no current tax expense for the period. During the post-merger period from July 31, 2008 to December 31, 2008, the Company recorded tax benefits of $271.9 million which resulted in an effective tax rate of 8.3%. The primary reason for the reduction in effective rate is the result of the goodwill impairment charges recorded in the period which are not deductible for tax purposes (see Note B). In addition, the Company did not record tax benefits on certain tax losses in its foreign operations due to the uncertainty of the ability to utilize those tax losses in the future.

During 2007, the Company recorded tax expense of approximately $146.6 million. Foreign income before income taxes was approximately $143.9 million for 2007. The 2007 income tax expense and 36% effective tax rate were impacted by a favorable foreign income tax rate on the Company’s mix of earnings within its international operations.

All tax liabilities owed by the Company are paid by the Company or on behalf of the Company by Clear Channel Communications through an operating account that represents net amounts due to or from Clear Channel Communications.

The Company continues to record interest and penalties related to unrecognized tax benefits in current income tax expense. The total amount of interest accrued at December 31, 2009 and 2008, was $7.3 million and $5.1 million, respectively. The total amount of unrecognized tax benefits and accrued interest and penalties at December 31, 2009 and 2008, was $54.9 million and $53.5 million, respectively, and is recorded in “Other long-term liabilities” on the Company’s consolidated balance sheet. Of this total, $54.9 million represents the amount of unrecognized tax benefits and accrued interest and penalties that, if recognized, would favorably affect the effective income tax rate in future periods.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	Post-Merger		Pre-Merger
(In thousands)	Year Ended December 31, 2009	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008
Balance at beginning of period	$48,406	$60,599	$55,026
Increases due to tax positions taken in the current year	977	4,810	5,927
Increases due to tax positions taken in previous years	10,697	1,275	—
Decreases due to tax positions taken in previous years	(4,463)	(14,371)	(354)
Decreases due to settlements with taxing authorities	—	(556)	—
Decreases due to lapse of statute of limitations	(8,049)	(3,351)	—

Balance at end of period	$47,568	$48,406	$60,599

Pursuant to the Tax Matters Agreement between Clear Channel Communications and the Company, the operations of the Company are included in a consolidated Federal income tax return filed by Clear Channel Communications. In addition, the Company and its subsidiaries file income tax returns in various state and foreign jurisdictions. During 2009, the Company increased its liability for certain issues in prior years in foreign jurisdictions as a result of ongoing audits. In addition, certain liabilities were reversed as a result of the statute of limitations lapsing for certain tax years in foreign jurisdictions. During 2008, the Company favorably settled certain issues in foreign jurisdictions that resulted in the decrease in unrecognized tax benefits. In addition, as a result of the currency fluctuations during 2008, the balance of unrecognized tax benefits decreased approximately $12.0 million. The Company and Clear Channel Communications settled several Federal tax positions for the tax years 1999 through 2004 with the IRS during the year ended December 31, 2007. As a result of this settlement and other state and foreign settlements, the Company reduced its balance of unrecognized tax benefits and accrued interest and penalties by $19.1 million. Of this amount, $0.4 million was recorded as a decrease to current tax expense and $18.7 million as adjustments to current and deferred tax payables. The IRS is currently auditing Clear Channel Communications’ and the Company’s 2007 and pre-merger 2008 tax year and the CC Media Holdings and the Company’s post-merger 2008 tax year. Substantially all material state, local and foreign income tax matters have been concluded for the years through 2003.

NOTE J—SHAREHOLDERS’ EQUITY

Stock Options

The Company has granted options to purchase shares of its Class A common stock to employees and directors of the Company and its affiliates under its equity incentive plan at no less than the fair value of the underlying stock on the date of grant. These options are granted for a term not exceeding ten years and are forfeited, except in certain circumstances, in the event the employee or director terminates his or her employment or relationship with the Company or one of its affiliates. These options vest over a period of up to five years. The equity incentive plan contains anti-dilutive provisions that permit an adjustment of the number of shares of the Company’s common stock represented by each option for any change in capitalization.

The Company accounts for its share-based payments using the fair value recognition provisions of ASC 718-10. The fair value of the options is estimated using a Black-Scholes option-pricing model and amortized straight-line to expense over the vesting period. ASC 718-10 requires the cash flows from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options (excess tax benefits) to be classified as financing cash flows. The excess tax benefit that is required to be classified as a financing cash inflow after application of ASC 718-10 is not material.

The fair value of each option awarded is estimated on the date of grant using a Black-Scholes option-pricing model. Expected volatilities are based on implied volatilities from traded options on the Company’s stock, historical volatility on the Company’s stock, and other factors. The expected life of options granted represents the period of time that options granted are expected to be outstanding. The Company uses historical data to estimate option exercise and employee terminations within the valuation model. The Company includes estimated forfeitures in its compensation cost and updates the estimated forfeiture rate through the final vesting date of awards. The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods equal to the expected life of the option. The following assumptions were used to calculate the fair value of the Company’s options on the date of grant:

	Post-Merger		Pre-Merger
	Year Ended December 31, 2009	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year Ended December 31, 2007
Expected volatility	58%	n/a	27%	27%
Expected life in years	5.5 – 7.0	n/a	5.5 – 7.0	5.0 – 7.0
Risk-free interest rate	2.31% – 3.25%	n/a	3.24% – 3.38%	4.76% – 4.89%
Dividend yield	0%	n/a	0%	0%

The share based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the vesting period. The following table presents the amount of share based compensation recorded for the year ended December 31, 2009, during the five months ended December 31, 2008, the seven months ended July 30, 2008 and the year ended December 31, 2007:

	Post-Merger		Pre-Merger
(In thousands)	Year Ended December 31, 2009	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year Ended December 31, 2007
Direct operating expenses	$7,612	$3,038	$5,019	$6,951
Selling, general and administrative expenses	2,777	771	1,804	2,682
Corporate expenses	1,715	372	585	538

Total share-based payments	$12,104	$4,181	$7,408	$10,171

The following table presents a summary of the Company’s stock options outstanding at and stock option activity during the year ended December 31, 2009 (“Price” reflects the weighted average exercise price per share):

(In thousands, except per share data)	Options	Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2009	7,713	$22.03
Granted (a)	2,388	5.92
Exercised (b)	—	n/a
Forfeited	(167)	17.37
Expired	(894)	24.90

Outstanding, December 31, 2009	9,040	17.58	6.0 years	$10,502

Exercisable	3,417	22.82	3.7 years	—
Expect to vest	5,061	14.66	7.4 years	9,095

(a)	The weighted average grant date fair value of the Company’s options granted during the post-merger year ended December 31, 2009 was $3.38 per share. The weighted average grant date fair value of the Company’s options granted during the pre-merger prior from January 1, 2008 through July 30, 2008 was $7.10 per share. The weighted average grant date fair value of the Company’s options granted during the pre-merger year ended December 31, 2007 was $11.05 per share.

(b)	No options exercised during the post-merger year ended December 31, 2009. Cash received from option exercises during the pre-merger period from January 1, 2008 through July 30, 2008, was $4.3 million. Cash received from option exercises during the pre-merger year ended December 31, 2007, was $10.8 million. The total intrinsic value of the options exercised during the pre-merger period from January 1, 2008 through July 30, 2008, was $0.7 million. The total intrinsic value of the options exercised during the pre-merger year ended December 31, 2007 was $2.0 million.

A summary of the Company’s nonvested options at and changes during the year ended December 31, 2009, is presented below:

(In thousands, except per share data)	Options	Weighted Average Grant Date Fair Value
Nonvested, January 1, 2009	4,734	$7.40
Granted	2,388	3.38
Vested (a)	(1,333)	7.43
Forfeited	(166)	6.43

Nonvested, December 31, 2009	5,623	5.71

(a)	The total fair value of the options vested during the post-merger year ended December 31, 2009 was $9.9 million. The total fair value of the options vested during the pre-merger period from January 1, 2008 through July 30, 2008 was $5.7 million. The total fair value of the options vested during the post-merger period from July 31 through December 31, 2008 was $2.3 million. The total fair value of the options vested during the pre-merger year ended December 31, 2007 was $2.0 million.

Restricted Stock Awards

The Company also grants restricted stock awards to employees and directors of the Company and its affiliates under its equity incentive plan. These common shares hold a legend which restricts their transferability for a term of up to five years and are forfeited, except in certain circumstances, in the event the employee terminates his or her employment or relationship with the Company prior to the lapse of the restriction.

The following table presents a summary of the Company’s restricted stock outstanding at and restricted stock activity during the year ended December 31, 2009 (“Price” reflects the weighted average share price at the date of grant):

(In thousands, except per share data)	Awards	Price
Outstanding, January 1, 2009	351	$24.54
Granted	150	9.03
Vested (restriction lapsed)	(122)	24.90
Forfeited	(14)	22.11

Outstanding, December 31, 2009	365	18.14

Unrecognized Share-Based Compensation Cost

As of December 31, 2009, there was $18.1 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested share-based compensation arrangements. The cost is expected to be recognized over a weighted average period of approximately two years.

Reconciliation of Earnings (Loss) per Share

	Post-Merger		Pre-Merger
(In thousands, except per share data)	Year Ended December 31, 2009	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year Ended December 31, 2007
Basic and diluted numerator:
Income (loss) attributable to the Company — Common Shares	$(868,189)	$(3,018,637)	$167,554	$245,990
Less: Participating securities dividends	6,799	—	—	—
Income attributable to the Company — Unvested Shares	—	—	214	281

Income (loss) attributable to the Company	$(874,988)	$(3,018,637)	$167,340	$245,709

Denominator:
Weighted average common shares — basic	355,377	355,308	355,178	354,838
Effect of dilutive securities:
Stock options and restricted stock awards (1)	—	—	563	968

Weighted average common shares — diluted	355,377	355,308	355,741	355,806

Net income (loss) per basic common share	$(2.46)	$(8.50)	$0.47	$0.69

Net income (loss) per diluted common share	$(2.46)	$(8.50)	$0.47	$0.69

(1)	6.7 million, 7.7 million, 6.3 million and 1.8 million stock options were outstanding at December 31, 2009 and 2008 (post-merger), July 30, 2008 (pre-merger) and December 31, 2007 (pre-merger), respectively, that were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive as the respective options’ strike price was greater than the current market price of the shares.

NOTE K — EMPLOYEE STOCK AND SAVINGS PLANS

The Company’s U.S. employees were eligible to participate in various 401(k) savings and other plans provided by Clear Channel Communications for the purpose of providing retirement benefits for substantially all employees. Under these plans, a Company employee can make pre-tax contributions and the Company will match 50% of the employee’s first 5% of pay contributed to the plan. Employees vest in these Company matching contributions based upon their years of service to the Company. Contributions to these plans of $0.8 million for the post-merger year ended December 31, 2009 were recorded as a component of operating expenses. Contributions of these plans of $1.4 million for the pre-merger period from January 1, 2008 through July 30, 2008, $0.9 million for the post-merger period from July 31, 2008 through December 31, 2008, and $2.3 million the pre-merger year ended December 31, 2007 were recorded as a component of operating expenses. As of April 30, 2009, the Company suspended its matching contribution.

In addition, employees in the Company’s International segment participate in retirement plans administered by the Company which are not part of the 401(k) savings and other plans sponsored by Clear Channel Communications. Contributions to these plans of $17.8 million for the year ended December 31, 2009 were recorded as a component of operating expenses. Contributions to these plans of $7.7 million for the pre-merger period from January 1, 2008 through July 30, 2008 and $5.5 million for the post-merger period from July 31, 2008 through December 31, 2008 were recorded as a component of operating expenses. Contributions to these plans of $20.1 million were recorded as a component of operating expenses for the pre-merger year ended December 31, 2007.

Certain highly compensated executives of the Company are eligible to participate in a non-qualified deferred compensation plan sponsored by Clear Channel Communications, under which such executives are able to make an annual election to defer up to 50% of their annual salary and up to 80% of their bonus before taxes. Matching credits on amounts deferred may be made in the sole discretion of Clear Channel Communications and Clear Channel Communications retains ownership of all assets until distributed. Participants in the plan have the opportunity to allocate their deferrals and any matching credits among different investment options, the performance of which is used to determine the amounts paid to participants under the plan. There is no liability recorded by the Company under this deferred compensation plan as the liability of this plan is that of Clear Channel Communications’.

NOTE L — OTHER INFORMATION

The following details the components of “Other income (expense)—net:”

	Post-Merger		Pre-Merger
(In thousands)	Year Ended December 31, 2009	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year Ended December 31, 2007
Foreign exchange gain (loss)	$(4,207)	$10,440	$9,404	$9,388
Dividends on marketable securities	—	2,533	5,468	—
Other	(5,161)	(859)	(1,507)	725

Total other income (expense) — net	$(9,368)	$12,114	$13,365	$10,113

The following details the components of “Other current assets:”

	As of December 31,
(In thousands)	2009 Post-Merger	2008 Post-Merger
Inventory	$24,268	$26,802
Deposits	18,707	5,592
Other prepayments	50,405	53,195
Deferred tax assets	1,994	13,429
Other	72,432	45,682

Total other current assets	$167,806	$144,700

The following details the components of “Accumulated other comprehensive income (loss)”:

	As of December 31,
(In thousands)	2009 Post-Merger	2008 Post-Merger
Cumulative currency translation adjustment	$(219,538)	$(329,597)
Cumulative unrealized gain on investments	1,361	17

Total accumulated other comprehensive income (loss)	$(218,177)	$(329,580)

NOTE M — SEGMENT DATA

The Company has two reportable operating segments, which it believes best reflects how the Company is currently managed—Americas and International. The Americas segment primarily includes operations in the United States, Canada and Latin America, and the International segment includes operations in the U.K, France,

Asia and Australia. Share-based payments are recorded by each segment in direct operating and selling, general and administrative expenses.

The following tables presents the Company’s operating segment results for the year ended December 31, 2009; the post-merger period from July 31, 2008 through December 31, 2008, the pre-merger period from January 1, 2008 through July 30, 2008, and the pre-merger year ended December 31, 2007:

(in thousands)	Americas	International	Corporate and other reconciling items	Consolidated
Post-Merger Year Ended December 31, 2009
Revenue	$1,238,171	$1,459,853	$—	$2,698,024
Direct operating expenses	608,078	1,017,005	—	1,625,083
Selling, general and administrative expenses	202,196	282,208	—	484,404
Depreciation and amortization	210,280	229,367	—	439,647
Impairment charges	—	—	890,737	890,737
Corporate expenses	—	—	65,247	65,247
Other operating income (expense) — net	—	—	(8,231)	(8,231)

Operating income (loss)	$217,617	$(68,727)	$(964,215)	$(815,325)

Identifiable assets	$4,722,975	$2,216,691	$252,756	$7,192,422
Capital expenditures	$84,440	$91,513	$—	$175,953
Share-based payments	$7,977	$2,412	$1,715	$12,104

Post-Merger Period from July 31, 2008 through December 31, 2008
Revenue	$587,427	$739,797	$—	$1,327,224
Direct operating expenses	276,602	486,102	—	762,704
Selling, general and administrative expenses	114,260	147,264	—	261,524
Depreciation and amortization	90,624	134,089	—	224,713
Impairment charges	—	—	3,217,649	3,217,649
Corporate expenses	—	—	31,681	31,681
Other operating income — net	—	—	4,870	4,870

Operating income (loss)	$105,941	$(27,658)	$(3,244,460)	$(3,166,177)

Identifiable assets	$5,187,838	$2,409,652	$453,271	$8,050,761
Capital expenditures	$93,146	$66,067	$—	$159,213
Share-based payments	$3,012	$797	$372	$4,181

(in thousands)	Americas	International	Corporate and other reconciling items	Consolidated
Pre-Merger Period from January 1, 2008 through July 30, 2008
Revenue	$842,831	$1,119,232	$—	$1,962,063
Direct operating expenses	370,924	748,508	—	1,119,432
Selling, general and administrative expenses	138,629	206,217	—	344,846
Depreciation and amortization	117,009	130,628	—	247,637
Corporate expenses	—	—	39,364	39,364
Other operating income — net	—	—	10,978	10,978

Operating income (loss)	$216,269	$33,879	$(28,386)	$221,762

Capital expenditures	$82,672	$116,450	$—	$199,122
Share-based payments	$5,453	$1,370	$585	$7,408

Pre-Merger Year Ended December 31, 2007
Revenue	$1,485,058	$1,796,778	$—	$3,281,836
Direct operating expenses	590,563	1,144,282	—	1,734,845
Selling, general and administrative expenses	226,448	311,546	—	537,994
Depreciation and amortization	189,853	209,630	—	399,483
Corporate expenses	—	—	66,080	66,080
Other operating income — net	—	—	11,824	11,824

Operating income (loss)	$478,194	$131,320	$(54,256)	$555,258

Identifiable assets	$2,878,753	$2,606,130	$450,721	$5,935,604
Capital expenditures	$142,826	$132,864	$—	$275,690
Share-based payments	$7,932	$1,701	$538	$10,171
Identifiable assets of $2.4 billion, $2.6 billion, and $2.9 billion derived from the Company’s foreign operations are included in the data above for the years ended December 31, 2009, 2008 and 2007, respectively. Revenue of $1.6 billion derived from the Company’s foreign operations is included in the data above for the year ended December 31, 2009. Revenue of $1.2 billion derived from the Company’s foreign operations is included in the data above for the pre-merger period from January 1, 2008 through July 30, 2008. Revenue of $790.6 million derived from the Company’s foreign operations is included in the data above for the post-merger period from July 31, 2008 through December 31, 2008. Revenue of $1.9 billion derived from the Company’s foreign operations is included in the data above for the pre-merger year ended December 31, 2007.

NOTE N — QUARTERLY RESULTS OF OPERATIONS (Unaudited)

	March 31,		June 30,		September 30,		December 31,
(In thousands, except per share data)	2009 Post-Merger	2008 Pre-Merger	2009 Post-Merger	2008 Pre-Merger	2009 Post-Merger	2008 Combined (2)	2009 Post-Merger	2008 Post-Merger
Revenue	$582,216	$775,579	$692,117	$914,808	$660,622	$813,375	$763,069	$785,525
Operating expenses:
Direct operating expenses	379,608	470,834	392,309	490,244	398,766	463,117	454,400	457,941
Selling, general and administrative expenses	117,764	144,610	121,342	151,034	108,824	142,377	136,474	168,349
Depreciation and amortization	101,908	105,090	114,808	104,764	111,053	118,798	111,878	143,698
Corporate expenses	14,246	16,234	15,653	17,819	15,547	16,542	19,801	20,450
Impairment charges (1)	—	—	812,390	—	—	—	78,347	3,217,649
Other operating income — net	4,612	2,372	4,353	6,100	1,160	4,034	(18,356)	3,342

Operating income (loss)	(26,698)	41,183	(760,032)	157,047	27,592	76,575	(56,187)	(3,219,220)
Interest expense on debt with Clear Channel Communications	36,975	36,003	36,835	36,953	36,558	43,948	32,543	41,500
Interest expense	1,912	2,095	1,362	1,314	1,350	1,470	7,384	1,819
Interest income on Due from Clear Channel Communications	114	1,474	111	686	133	1,196	366	96
Loss on marketable securities	—	—	—	—	11,315	—	—	59,842
Equity in earnings (loss) of nonconsolidated affiliates	(2,293)	78,043	(21,755)	1,666	(2,046)	(9,814)	(5,348)	(1,162)
Other income (expense) — net	(3,168)	12,547	(2,612)	(2,249)	492	2,090	(4,080)	13,091

Income (loss) before income taxes	(70,932)	95,149	(822,485)	118,883	(23,052)	24,629	(105,176)	(3,310,356)
Income tax (expense) benefit	(20,423)	(7,900)	133,124	(39,987)	(10,999)	(8,803)	47,408	277,009

Consolidated net income (loss)	(91,355)	87,249	(689,361)	78,896	(34,051)	15,826	(57,768)	(3,033,347)
Amount attributable to noncontrolling interest	(3,475)	(1,657)	(263)	(1,451)	325	6,711	(933)	(3,896)

Net income (loss) attributable to the Company	$(87,880)	$88,906	$(689,098)	$80,347	$(34,376)	$9,115	$(56,835)	$(3,029,451)

Net income (loss) per common share:
Basic	$(0.25)	$0.25	$(1.94)	$0.23	$(0.10)	$0.03	$(0.18)	$(8.53)
Diluted	$(0.25)	$0.25	$(1.94)	$0.23	$(0.10)	$0.03	$(0.18)	$(8.53)
Stock price:
High	$7.74	$27.82	$7.04	$22.49	$7.68	$18.15	$11.29	$13.75
Low	$2.14	$18.36	$3.29	$17.05	$3.84	$11.88	$6.51	$3.35

(1)	As discussed in Note B, the fourth quarter of 2009 includes a $41.4 million adjustment related to previously recorded impairment charges.

(2)	The quarterly results of operations for the quarter ended September 30, 2008 is presented on a combined basis and is comprised of two periods: post-merger and pre-merger, which relate to the period succeeding Clear Channel Communications’ merger and the period preceding the merger, respectively. The post-merger and pre-merger quarterly results of operations are presented as follows:

	Post-Merger	Pre-Merger	Combined
(In thousands, except per share data)	Period from July 31 through September 30, 2008	Period from July 1 through July 30, 2008	Quarter Ended September 30, 2008
Revenue	$541,699	$271,676	$813,375
Operating expenses:
Direct operating expenses	304,763	158,354	463,117
Selling, general and administrative expenses	93,175	49,202	142,377
Depreciation and amortization	81,015	37,783	118,798
Corporate expenses	11,231	5,311	16,542
Other operating income — net	1,528	2,506	4,034

Operating income	53,043	23,532	76,575
Interest expense on debt with Clear Channel Communications	29,440	14,508	43,948
Interest expense	966	504	1,470
Interest income on Due from Clear Channel Communications	766	430	1,196
Equity in earnings (loss) of nonconsolidated affiliates	(947)	(8,867)	(9,814)
Other income (expense) — net	(977)	3,067	2,090

Income before income taxes	21,479	3,150	24,629
Income tax (expense)	(5,114)	(3,689)	(8,803)

Consolidated net income (loss)	$16,365	$(539)	$15,826
Amount attributable to noncontrolling interest	5,551	1,160	6,711

Net income (loss) attributable to the Company	$10,814	$(1,699)	$9,115

Net income (loss) per common share:
Basic	$0.03	$(0.00)	$0.03
Diluted	$0.03	$(0.00)	$0.03

NOTE O — GUARANTOR SUBSIDIARIES

The Company and certain of the Company’s direct and indirect wholly-owned domestic subsidiaries (the “Guarantor Subsidiaries”) fully and unconditionally guarantee on a joint and several basis certain of the outstanding indebtedness of Clear Channel Worldwide Holdings, Inc. (the “Subsidiary Issuer”). The following consolidating schedules present financial information on a combined basis in conformity with the SEC’s Regulation S-X Rule 3-10(d):

	December 31, 2009
Post-merger (In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash and cash equivalents	$—	$—	$431,105	$178,331	$—	$609,436
Accounts receivable, net	—	—	249,325	480,981	—	730,306
Intercompany receivables	—	4,689	582,554	20,606	(607,849)	—
Prepaid expenses	1,799	—	43,521	22,035	—	67,355
Other current assets	—	—	14,532	153,274	—	167,806
Income taxes receivable	997	(1,935)	64,583	1,997	—	65,642

Total Current Assets	2,796	2,754	1,385,620	857,224	(607,849)	1,640,545
Property, plant and equipment, net	—	—	1,562,256	878,382	—	2,440,638
Definite-lived intangibles, net	—	—	423,935	375,209	—	799,144
Indefinite-lived intangibles	—	—	1,117,568	14,650	—	1,132,218
Goodwill	—	—	571,932	289,660	—	861,592
Due from Clear Channel Communications	123,308	—	—	—	—	123,308
Notes receivable	—	—	596	—	—	596
Intercompany notes receivable	182,026	2,700,000	9,243	18,235	(2,909,504)	—
Investments in, and advances to, nonconsolidated affiliates	—	—	1,084	22,270	—	23,354
Other investments	—	—	—	16,998	—	16,998
Other assets	2,849,918	1,075,719	1,515,431	40,751	(5,327,790)	154,029

Total Assets	$3,158,048	$3,778,473	$6,587,665	$2,513,379	$(8,845,143)	$7,192,422

Accounts payable	$—	$—	$6,096	$103,226	$—	$109,322
Accrued expenses	—	—	106,015	398,181	—	504,196
Accrued interest	—	—	381	543	—	924
Intercompany payable	582,554	—	25,295	—	(607,849)	—
Deferred income	—	—	38,579	70,999	—	109,578
Current portion of long-term debt	—	—	77	46,996	—	47,073

Total Current Liabilities	582,554	—	176,443	619,945	(607,849)	771,093
Long-term debt	—	2,500,000	—	61,805	—	2,561,805
Intercompany notes payable	7,622	—	2,692,639	209,243	(2,909,504)	—
Deferred income taxes	225	—	780,846	60,840	—	841,911
Other long-term liabilities	—	1,225	87,819	167,192	—	256,236
Total shareholders’ equity	2,567,647	1,277,248	2,849,918	1,394,354	(5,327,790)	2,761,377

Total Liabilities and Shareholders’ Equity	$3,158,048	$3,778,473	$6,587,665	$2,513,379	$(8,845,143)	$7,192,422

	December 31, 2008
Post-merger (In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash and cash equivalents	$—	$—	$(14,800)	$109,612	$—	$94,812
Accounts receivable, net	—	—	262,996	543,557	—	806,553
Due from Clear Channel Communications	431,641	—	—	—	—	431,641
Intercompany receivables	—	5,004	390,467	—	(395,471)	—
Prepaid expenses	1,072	—	53,977	14,768	—	69,817
Other current assets	—	—	18,617	126,083	—	144,700
Income taxes receivable	(252)	(943)	14,545	(6,221)	—	7,129

Total Current Assets	432,461	4,061	725,802	787,799	(395,471)	1,554,652
Property, plant and equipment, net	—	—	1,662,170	924,550	—	2,586,720
Definite-lived intangibles, net	—	—	539,045	461,440	—	1,000,485
Indefinite-lived intangibles	—	—	1,522,668	6,400	—	1,529,068
Goodwill	—	—	824,729	355,412	—	1,180,141
Notes receivable	2,132	—	1,008	—	—	3,140
Intercompany notes receivable	182,026	200,000	8,783	22,898	(413,707)	—
Investments in, and advances to, nonconsolidated affiliates	(174)	—	1,688	50,298	—	51,812
Investment in subsidiaries	3,102,455	1,229,417	1,599,373	—	(5,931,245)	—
Other investments	—	—	—	22,512	—	22,512
Other assets	—	—	59,977	62,254	—	122,231

Total Assets	$3,718,900	$1,433,478	$6,945,243	$2,693,563	$(6,740,423)	$8,050,761

Accounts payable	$—	$—	$4,774	$113,516	$—	$118,290
Accrued expenses	—	—	117,155	377,095	—	494,250
Accrued interest	—	—	267	25	—	292
Intercompany payable	372,127	—	5,004	18,340	(395,471)	—
Deferred income	—	—	40,803	68,708	—	109,511
Current portion of long-term debt	—	—	354	69,168	—	69,522

Total Current Liabilities	372,127	—	168,357	646,852	(395,471)	791,865
Long-term debt	—	—	775	31,557	—	32,332
Debt with Clear Channel Communications (a)	—	—	2,500,000	—	—	2,500,000
Intercompany notes payable	14,762	—	190,162	208,783	(413,707)	—
Deferred income taxes	1	—	912,609	91,256	—	1,003,866
Other long-term liabilities	—	1,000	70,885	106,990	—	178,875
Total shareholders’ equity	3,332,010	1,432,478	3,102,455	1,608,125	(5,931,245)	3,543,823

Total Liabilities and Shareholders’ Equity	$3,718,900	$1,433,478	$6,945,243	$2,693,563	$(6,740,423)	$8,050,761

(a)	The Company had a note payable in the original principal amount of $2.5 billion to Clear Channel Communications at December 31, 2008 which was prepaid in full and retired in December 2009 in connection with the offering of subsidiary level senior notes discussed in Note F.

Post-merger (In thousands)	Year Ended December 31, 2009
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$—	$1,102,716	$1,595,308	$—	$2,698,024
Operating expenses:
Direct operating expenses	—	—	534,423	1,090,660	—	1,625,083
Selling, general and administrative expenses	—	—	172,818	311,586	—	484,404
Depreciation and amortization	—	—	195,439	244,208	—	439,647
Corporate expenses	13,859	—	36,403	14,985	—	65,247
Impairment charges	—	—	696,500	194,237	—	890,737
Other operating income (expense) — net	—	—	(11,807)	3,576	—	(8,231)

Operating income (loss)	(13,859)	—	(544,674)	(256,792)	—	(815,325)
Interest expense on debt with Clear Channel Communications — net	—	—	142,187	—	—	142,187
Interest expense	410	5,702	659	5,237	—	12,008
Intercompany interest income	10,729	7,198	1,086	1,225	(20,238)	—
Intercompany interest expense	860	—	16,751	2,627	(20,238)	—
Loss on marketable securities	—	—	—	11,315	—	11,315
Equity in earnings (loss) of nonconsolidated affiliates	(864,323)	(233,027)	(287,430)	(30,928)	1,384,266	(31,442)
Other income (expense) — net	(1,683)	—	(2,806)	(4,879)	—	(9,368)

Income (loss) before income taxes	(870,406)	(231,531)	(993,421)	(310,553)	1,384,266	(1,021,645)
Income tax benefit (expense)	2,217	(2,742)	129,481	20,154	—	149,110

Consolidated net income (loss)	(868,189)	(234,273)	(863,940)	(290,399)	1,384,266	(872,535)
Amount attributable to noncontrolling interest	—	—	—	(4,346)	—	(4,346)

Net income (loss) attributable to the Company	$(868,189)	$(234,273)	$(863,940)	$(286,053)	$1,384,266	$(868,189)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	—	(286)	—	118,918	—	118,632
Foreign currency reclassification adjustment for sale of foreign subsidiary	—	—	—	(523)	—	(523)
Unrealized loss on marketable securities	—	—	—	(9,971)	—	(9,971)
Reclassification adjustment for realized loss on marketable securities included in net income (loss)	—	—	—	11,315	—	11,315
Equity in subsidiary comprehensive income	111,403	79,329	111,403	—	(302,135)	—

Comprehensive income (loss)	(756,786)	(155,230)	(752,537)	(166,314)	1,082,131	(748,736)
Amount attributable to noncontrolling interest	—	—	—	8,050	—	8,050

Comprehensive income (loss) attributable to the Company	$(756,786)	$(155,230)	$(752,537)	$(174,364)	$1,082,131	$(756,786)

	Period from July 31 through December 31, 2008
Post-merger (In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$—	$523,553	$803,671	$—	$1,327,224
Operating expenses:
Direct operating expenses	—	—	241,222	521,482	—	762,704
Selling, general and administrative expenses	—	—	99,332	162,192	—	261,524
Depreciation and amortization	—	—	84,642	140,071	—	224,713
Corporate expenses	4,449	—	16,345	10,887	—	31,681
Impairment charges	—	—	3,019,528	198,121	—	3,217,649
Other operating income — net	—	—	4,546	324	—	4,870

Operating income (loss)	(4,449)	—	(2,932,970)	(228,758)	—	(3,166,177)
Interest expense on debt with Clear Channel Communications — net	—	—	70,078	—	—	70,078
Interest expense, net	189	(1)	142	2,455	—	2,785
Intercompany interest income	5,756	1,474	1,301	897	(9,428)	—
Intercompany interest expense	698	—	5,955	2,775	(9,428)	—
Loss on marketable securities	—	—	—	59,842	—	59,842
Equity in earnings (loss) of nonconsolidated affiliates	(3,018,903)	(255,806)	(277,256)	(1,348)	3,551,204	(2,109)
Other income (expense) — net	—	—	(2,843)	14,957	—	12,114

Income (loss) before income taxes	(3,018,483)	(254,331)	(3,287,943)	(279,324)	3,551,204	(3,288,877)
Income tax benefit (expense)	(154)	(943)	269,760	3,232	—	271,895

Consolidated net income (loss)	(3,018,637)	(255,274)	(3,018,183)	(276,092)	3,551,204	(3,016,982)
Amount attributable to noncontrolling interest	—	—	—	1,655	—	1,655

Net income (loss) attributable to the Company	$(3,018,637)	$(255,274)	$(3,018,183)	$(277,747)	$3,551,204	$(3,018,637)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	—	—	—	(341,113)	—	(341,113)
Unrealized loss on marketable securities	—	—	—	(59,825)	—	(59,825)
Reclassification adjustment for realized loss on marketable securities included in net income (loss)	—	—	—	59,842	—	59,842
Equity in subsidiary comprehensive income	(329,580)	(266,227)	(329,580)	—	925,387	—

Comprehensive income (loss)	(3,348,217)	(521,501)	(3,347,763)	(618,843)	4,476,591	(3,359,733)
Amount attributable to noncontrolling interest	—	—	—	(11,516)	—	(11,516)

Comprehensive income (loss) attributable to the Company	$(3,348,217)	$(521,501)	$(3,347,763)	$(607,327)	$4,476,591	$(3,348,217)

	Period from January 1 through July 30, 2008
Pre-merger (In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$—	$761,648	$1,200,415	$—	$1,962,063
Operating expenses:
Direct operating expenses	—	—	328,598	790,834	—	1,119,432
Selling, general and administrative expenses	—	—	119,437	225,409	—	344,846
Depreciation and amortization	—	—	109,619	138,018	—	247,637
Corporate expenses	2,773	—	24,626	11,965	—	39,364
Other operating income — net	—	—	4,525	6,453	—	10,978

Operating income (loss)	(2,773)	—	183,893	40,642	—	221,762
Interest expense on debt with Clear Channel Communications — net	—	—	84,874	—	—	84,874
Interest expense, net	170	—	(760)	4,503	—	3,913
Intercompany interest income	6,718	2,529	—	11	(9,258)	—
Intercompany interest expense	—	—	6,729	2,529	(9,258)	—
Equity in earnings (loss) of nonconsolidated affiliates	165,284	101,170	109,198	70,963	(375,773)	70,842
Other income (expense) — net	(183)	—	(636)	14,184	—	13,365

Income (loss) before income taxes	168,876	103,699	201,612	118,768	(375,773)	217,182
Income tax benefit (expense)	(1,322)	(1,438)	(36,328)	(12,488)	—	(51,576)

Consolidated net income (loss)	167,554	102,261	165,284	106,280	(375,773)	165,606
Amount attributable to noncontrolling interest	—	—	—	(1,948)	—	(1,948)

Net income (loss) attributable to the Company	$167,554	$102,261	$165,284	$108,228	$(375,773)	$167,554
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	—	—	—	84,603	—	84,603
Foreign currency reclassification adjustment for sale of foreign subsidiary	—	—	—	2,588	—	2,588
Unrealized loss on marketable securities	—	—	—	(27,496)	—	(27,496)
Equity in subsidiary comprehensive income	45,676	36,516	45,676	—	(127,868)	—

Comprehensive income (loss)	213,230	138,777	210,960	167,923	(503,641)	227,249
Amount attributable to noncontrolling interest	—	—	—	14,019	—	14,019

Comprehensive income (loss) attributable to the Company	$213,230	$138,777	$210,960	$153,904	$(503,641)	$213,230

	Year ended December 31, 2007
Pre-merger (In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$—	$1,354,597	$1,927,239	$—	$3,281,836
Operating expenses:
Direct operating expenses	—	—	519,789	1,215,056	—	1,734,845
Selling, general and administrative expenses	—	—	195,980	342,014	—	537,994
Depreciation and amortization	—	—	178,393	221,090	—	399,483
Corporate expenses	4,052	—	42,794	19,234	—	66,080
Other operating income — net	—	—	2,200	9,624	—	11,824

Operating income (loss)	(4,052)	—	419,841	139,469	—	555,258
Interest expense on debt with Clear Channel Communications — net	—	—	151,363	—	—	151,363
Interest expense, net	330	—	(895)	7,083	—	6,518
Intercompany interest income	11,213	—	—	—	(11,213)	—
Intercompany interest expense	—	—	11,213	—	(11,213)	—
Equity in earnings (loss) of nonconsolidated affiliates	241,551	80,659	87,359	4,632	(409,799)	4,402
Other income (expense) — net	—	—	(3,559)	13,672	—	10,113

Income (loss) before income taxes	248,382	80,659	341,960	150,690	(409,799)	411,892
Income tax benefit (expense)	(2,392)	(1,279)	(100,080)	(42,890)	—	(146,641)

Consolidated net income (loss)	245,990	79,380	241,880	107,800	(409,799)	265,251
Amount attributable to noncontrolling interest	—	—	—	19,261	—	19,261

Net income (loss) attributable to the Company	$245,990	$79,380	$241,880	$88,539	$(409,799)	$245,990
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	—	—	1,795	131,959	—	133,754
Equity in subsidiary comprehensive income	117,002	102,457	115,207	—	(334,666)	—

Comprehensive income (loss)	362,992	181,837	358,882	220,498	(744,465)	379,744
Amount attributable to noncontrolling interest	—	—	—	16,752	—	16,752

Comprehensive income (loss) attributable to the Company	$362,992	$181,837	$358,882	$203,746	$(744,465)	$362,992

	Year Ended December 31, 2009
Post-merger (In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Consolidated net income (loss)	$(868,189)	$(234,273)	$(863,940)	$(290,399)	$1,384,266	$(872,535)

Reconciling items:
Depreciation and amortization	—	—	195,439	244,208	—	439,647
Impairment charges	—	—	696,500	194,237	—	890,737
Deferred tax expense (benefit)	224	—	(99,644)	(32,921)	—	(132,341)
Provision for doubtful accounts	—	—	2,605	14,975	—	17,580
Share-based compensation	—	—	9,692	2,412	—	12,104
(Gain) loss on sale of operating and fixed assets	—	—	11,807	(3,576)	—	8,231
Loss on marketable securities	—	—	—	11,315	—	11,315
Equity in (earnings) loss of nonconsolidated affiliates	864,323	233,027	287,430	30,928	(1,384,266)	31,442
Other reconciling items, net	(557)	(286)	2,002	4,498	—	5,657
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions	(1,977)	1,217	(13,746)	43,933	—	29,427

Net cash provided by (used for) operating activities	(6,176)	(315)	228,145	219,610	—	441,264
Cash flows from investing activities:
Decrease (increase) in notes receivable — net	2,132	—	(1,761)	—	—	371
Decrease (increase) in intercompany notes receivable — net	—	(2,500,000)	—	4,663	2,495,337	—
Decrease (increase) in investments in and advances to nonconsolidated affiliates — net	—	—	—	(3,811)	—	(3,811)
Purchase of other investments	—	—	189	(3,187)	—	(2,998)
Purchases of property, plant and equipment	—	—	(79,523)	(96,430)	—	(175,953)
Proceeds from disposal of assets	—	—	6,682	11,462	—	18,144
Acquisition of operating assets	—	—	(5,032)	99	—	(4,933)
Equity contributions to subsidiaries	(500,000)	—	(58)	—	500,058	—
Dividends from subsidiaries	—	—	17,028	—	(17,028)	—
Change in other — net	—	—	(1,710)	8,026	—	6,316

Net cash provided by (used for) investing activities	(497,868)	(2,500,000)	(64,185)	(79,178)	2,978,367	(162,864)

	Year Ended December 31, 2009
Post-merger (In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from financing activities:
Draws on credit facilities	—	—	—	7,125	—	7,125
Payments on credit facilities	—	—	(1,052)	(2,312)	—	(3,364)
Proceeds from long-term debt	—	2,500,000	—	—	—	2,500,000
Payments on long-term debt	—		(2,500,000)	(5,913)	—	(2,505,913)
Net transfers from Clear Channel Communications	319,401	—	—	—	—	319,401
Deferred financing charges	—	—	(60,330)	—	—	(60,330)
Payments for purchase of noncontrolling interest	(109)	—	—	(25,154)	—	(25,263)
Intercompany funding	191,892	315	(159,150)	(33,057)	—	—
Increase (decrease) in intercompany notes payable — net	(7,140)	—	2,502,477	—	(2,495,337)	—
Dividends declared and paid	—	—	—	(17,028)	17,028	—
Equity contributions from parent	—	—	500,000	58	(500,058)	—

Net cash provided by (used for) financing activities	504,044	2,500,315	281,945	(76,281)	(2,978,367)	231,656

Effect of exchange rate changes on cash	—	—	—	4,568	—	4,568

Net increase in cash and cash equivalents	—	—	445,905	68,719	—	514,624

Cash and cash equivalents at beginning of period	—	—	(14,800)	109,612	—	94,812

Cash and cash equivalents at end of period	$—	$—	$431,105	$178,331	$—	$609,436

	Period from July 31 through December 31, 2008
Post-merger (In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Consolidated net income (loss)	$(3,018,637)	$(255,274)	$(3,018,183)	$(276,092)	$3,551,204	$(3,016,982)

Reconciling items:
Depreciation and amortization	—	—	84,642	140,071	—	224,713
Impairment charges	—	—	3,019,528	198,121	—	3,217,649
Deferred tax expense (benefit)	(97)	—	(253,322)	(15,431)	—	(268,850)
Provision for doubtful accounts	—	—	16,268	8,000	—	24,268
Share-based compensation	—	—	3,385	796	—	4,181
Gain on sale of operating and fixed assets	—	—	(4,546)	(324)	—	(4,870)
Loss on marketable securities	—	—	—	59,842	—	59,842
Equity in (earnings) loss of nonconsolidated affiliates	3,018,903	255,806	277,256	1,348	(3,551,204)	2,109
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions	(2,094)	(323)	27,609	5,050	—	30,242

Net cash provided by (used for) operating activities	(1,925)	209	152,637	121,381	—	272,302
Cash flows from investing activities:
Decrease (increase) in notes receivable — net	(45)	—	214	—	—	169
Decrease (increase) in intercompany notes receivable — net	37,798	—	(8,783)	—	(29,015)	—
Decrease (increase) in investments in and advances to nonconsolidated affiliates — net	(500)	—	1,541	(6,753)	—	(5,712)
Purchase of other investments	—	—	—	(26)	—	(26)
Purchases of property, plant and equipment	—	—	(74,925)	(84,288)	—	(159,213)
Proceeds from disposal of assets	—	—	2,143	774	—	2,917
Acquisition of operating assets	—	—	(8,337)	(3,340)	—	(11,677)
Equity contribution to subsidiaries	—	—	(1,798)	—	1,798	—
Change in other — net	785	—	(1,531)	(18,424)	—	(19,170)

Net cash provided by (used for) investing activities	38,038	—	(91,476)	(112,057)	(27,217)	(192,712)

	Period from July 31 through December 31, 2008
Post-merger (In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from financing activities:
Draws on credit facilities	—	—	—	30,000	—	30,000
Payments on credit facilities	—	—	(526)	(134)	—	(660)
Proceeds from long-term debt	—	—	—	25,020	—	25,020
Payments on long-term debt	—	—	—	(37,145)	—	(37,145)
Net transfers to Clear Channel Communications	(85,611)	—	—	—	—	(85,611)
Increase (decrease) in intercompany notes payable — net	—	—	—	(29,015)	29,015	—
Intercompany funding	49,544	(209)	(55,673)	6,338	—	—
Equity contributions from parent	—	—	—	1,798	(1,798)	—
Change in other, net	(46)	—	—	—	—	(46)

Net cash provided by (used for) financing activities	(36,113)	(209)	(56,199)	(3,138)	27,217	(68,442)

Effect of exchange rate changes on cash	—	—	—	10,539	—	10,539

Net increase in cash and cash equivalents	—	—	4,962	16,725	—	21,687

Cash and cash equivalents at beginning of period	—	—	(19,762)	92,887	—	73,125

Cash and cash equivalents at end of period	$—	$—	$(14,800)	$109,612	$—	$94,812

	Period from January 1 through July 30, 2008
Pre-merger (In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Consolidated net income (loss)	$167,554	$102,261	$165,284	$106,280	$(375,773)	$165,606

Reconciling items:
Depreciation and amortization	—	—	109,619	138,018	—	247,637
Deferred tax expense (benefit)	30	—	33,839	(12,464)	—	21,405
Provision for doubtful accounts	—	—	2,927	5,661	—	8,588
Share-based compensation	—	—	5,135	1,371	—	6,506
Gain on sale of operating and fixed assets	—	—	(4,525)	(6,453)	—	(10,978)
Equity in (earnings) loss of nonconsolidated affiliates	(165,284)	(101,170)	(109,198)	(70,963)	375,773	(70,842)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions	(1,156)	236	(25,581)	(10,099)	—	(36,600)

Net cash provided by operating activities	1,144	1,327	177,500	151,351	—	331,322
Cash flows from investing activities:
Decrease (increase) in notes receivable — net	(63)	—	302	—	—	239
Decrease (increase) in intercompany notes receivable — net	(37,798)	—	—	(22,898)	60,696	—
Decrease (increase) in investments in and advances to nonconsolidated affiliates — net	—	—	(1,316)	8,962	—	7,646
Purchases of property, plant and equipment	—	—	(75,917)	(123,205)	—	(199,122)
Proceeds from disposal of assets	—	—	5,097	33,533	—	38,630
Acquisition of operating assets	—	—	(46,773)	(38,048)	—	(84,821)
Equity contributions to subsidiaries	—	(20)	(21)	—	41	—
Dividends from subsidiaries	—	19,390	28,853	—	(48,243)	—
Change in other — net	(785)	—	(3,170)	8,251	—	4,296

Net cash provided by (used for) investing activities	(38,646)	19,370	(92,945)	(133,405)	12,494	(233,132)

	Period from January 1 through July 30, 2008
Pre-merger (In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from financing activities:
Draws on credit facilities	—	—	—	72,150	—	72,150
Payments on credit facilities	—	—	(2,642)	(155,132)	—	(157,774)
Proceeds from long term debt	—	—	—	5,476	—	5,476
Payments on long-term debt	—	—	—	(4,662)	—	(4,662)
Net transfers to Clear Channel Communications	(83,585)	—	—	—	—	(83,585)
Proceeds from exercise of stock options and other	4,261	—	—	—	—	4,261
Intercompany funding	102,328	(1,327)	(103,867)	2,866	—	—
Increase (decrease) in intercompany notes payable — net	14,762	—	8,136	37,798	(60,696)	—
Dividends declared and paid	—	(19,390)	—	(28,853)	48,243	—
Equity contributions from parent	—	20	—	21	(41)	—
Change in other, net	(264)	—	—	—	—	(264)

Net cash provided by (used for) financing activities	37,502	(20,697)	(98,373)	(70,336)	(12,494)	(164,398)
Effect of exchange rate changes on cash	—	—	—	4,436	—	4,436

Net decrease in cash and cash equivalents	—	—	(13,818)	(47,954)	—	(61,772)
Cash and cash equivalents at beginning of period	—	—	(5,944)	140,841	—	134,897

Cash and cash equivalents at end of period	$—	$—	$(19,762)	$92,887	$—	$73,125

	Year ended December 31, 2007
Pre-merger (In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Consolidated net income	$245,990	$79,380	$241,880	$107,800	$(409,799)	$265,251

Reconciling items:
Depreciation and amortization	—	—	178,393	221,090	—	399,483
Deferred tax expense (benefit)	(38)	—	36,281	(1,328)	—	34,915
Provision for doubtful accounts	—	—	4,074	6,451	—	10,525
Share-based compensation	—	—	7,669	1,701	—	9,370
Gain on sale of operating and fixed assets	—	—	(2,200)	(9,624)	—	(11,824)
Equity in (earnings) loss of nonconsolidated affiliates	(241,551)	(80,659)	(87,359)	(4,632)	409,799	(4,402)
Other reconciling items — net	—	—	3,241	(927)	—	2,314
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions	2,841	(184)	(6,521)	(7,338)	—	(11,202)

Net cash provided by (used for) operating activities	7,242	(1,463)	375,458	313,193	—	694,430
Cash flows from investing activities:
Increase in notes receivable —net	(108)	—	(126)	—	—	(234)
Decrease (increase) in investments in and advances to nonconsolidated affiliates — net	—	—	970	(8)	—	962
Purchase of other investments	—	—	—	(659)	—	(659)
Purchases of property, plant and equipment	—	—	(135,057)	(140,633)	—	(275,690)
Proceeds from disposal of assets	—	—	2,276	15,045	—	17,321
Acquisition of operating assets	—	—	(39,519)	(29,540)	—	(69,059)
Equity contributions to subsidiaries	—	(19,738)	(19,739)	—	39,477	—
Dividends from subsidiaries	—	120,345	120,345	—	(240,690)	—
Change in other — net	—	—	(10,211)	(18,798)	—	(29,009)

Net cash used for investing activities	(108)	100,607	(81,061)	(174,593)	(201,213)	(356,368)

	Year ended December 31, 2007
Pre-merger (In thousands)	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from financing activities:
Draws on credit facilities	—	—	—	106,772	—	106,772
Payments on credit facilities	—	—	(1,256)	(75,358)	—	(76,614)
Proceeds from long-term debt	—	—	—	22,483	—	22,483
Payments on long-term debt	—	—	—	(66,290)	—	(66,290)
Net transfers to Clear Channel Communications	(302,882)	—	—	—	—	(302,882)
Proceeds from exercise of stock options and other	10,780	—	—	—	—	10,780
Intercompany funding	284,968	1,463	(288,622)	2,191	—	—
Dividends declared and paid	—	(120,345)	—	(120,345)	240,690	—
Equity contributions from parent	—	19,738	—	19,739	(39,477)	—

Net cash used for financing activities	(7,134)	(99,144)	(289,878)	(110,808)	201,213	(305,751)
Effect of exchange rate changes on cash	—	—	—	(2,809)	—	(2,809)

Net increase in cash and cash equivalents	—	—	4,519	24,983	—	29,502
Cash and cash equivalents at beginning of period	—	—	(10,463)	115,858	—	105,395

Cash and cash equivalents at end of period	$—	$—	$(5,944)	$140,841	$—	$134,897

CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.

Exchange Offers for

$500,000,000 9.25% Series A Senior Notes due 2017 and

$2,000,000,000 9.25% Series B Senior Notes due 2017

PROSPECTUS

                    , 2010

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING TO YOU OTHER THAN THE INFORMATION CONTAINED IN THIS PROSPECTUS. YOU MAY NOT RELY ON UNAUTHORIZED INFORMATION OR REPRESENTATIONS.

THIS PROSPECTUS DOES NOT OFFER TO SELL OR ASK FOR OFFERS TO BUY ANY OF THE SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL, WHERE THE PERSON MAKING THE OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON WHO CAN NOT LEGALLY BE OFFERED THE SECURITIES.

THE INFORMATION IN THIS PROSPECTUS IS CURRENT ONLY AS OF THE DATE ON ITS COVER, AND MAY CHANGE AFTER THAT DATE. FOR ANY TIME AFTER THE COVER DATE OF THIS PROSPECTUS, WE DO NOT REPRESENT THAT OUR AFFAIRS ARE THE SAME AS DESCRIBED OR THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT, NOR DO WE IMPLY THOSE THINGS BY DELIVERING THIS PROSPECTUS OR SELLING SECURITIES TO YOU.

UNTIL                     , ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFERS MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATIONS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada

Clear Channel Worldwide Holdings, Inc. and Outdoor Management Services, Inc. are each incorporated under the laws of the State of Nevada.

Section 78.7502 of the Nevada Revised Statutes, as the same exists or may hereafter be amended (the “NRS”), permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) is not liable for a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law; or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the NRS allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

The by-laws for each of Clear Channel Worldwide Holdings, Inc. and Outdoor Management Services, Inc. provide for the indemnification of all current and former directors and officers to the fullest extent permitted by law.

Delaware

Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., Clear Channel Adshel, Inc., 1567 Media LLC, Clear Channel Spectacolor, LLC and Clear Channel Outdoor Holdings Company Canada are each incorporated under the laws of the State of Delaware.

Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The certificate of incorporation for each of Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., Clear Channel Adshel, Inc., 1567 Media LLC, Clear Channel Spectacolor, LLC and Clear Channel Outdoor Holdings Company Canada provides for the indemnification of all current and former directors and officers to the fullest extent of the DGCL.

Pennsylvania

In-ter-space Services, Inc. is incorporated under the laws of the State of Pennsylvania.

Section 1741 of the Pennsylvania Business Corporation Law of 1988, as the same exists or may hereafter be amended (the “Business Corporation Law”) provides that a business corporation may indemnify directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action or proceeding (other than an action by or in the right of the corporation), provided that the person in question acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 provides that a business corporation may indemnify its directors and officers solely against expenses (including attorneys’ fees) if the action or proceeding is by or in the right of the corporation. In addition, Section 1742 states that indemnification shall not be made if the person has been adjudged to be liable to the corporation unless and only to the extent it is judicially determined upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification for certain expenses. Section 1743 requires a corporation to indemnify its directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

Section 1746 of the Business Corporation Law grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The by-laws for In-ter-space Services, Inc. provide that any person that is or was a director or officer of the corporation shall be indemnified against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer or director is liable for negligence or misconduct in the performance of his duties. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director may be entitled. The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

Insurance

The registrants also maintain, at their expense, policies of insurance which insure their respective directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits and Financial Statement Schedules

(a) The attached Exhibit Index is incorporated herein by reference.

(b) The financial statement schedules set forth in the Annual Report on Form 10-K of Clear Channel Outdoor Holdings for the year ended December 31, 2009 are incorporated herein by reference.

ITEM 22.	UNDERTAKINGS.

The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(j) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Articles of Incorporation of Clear Channel Worldwide Holdings, Inc.

3.2*	By-Laws of Clear Channel Worldwide Holdings, Inc.

3.3	Amended and Restated Certificate of Incorporation of Clear Channel Outdoor Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed March 31, 2006).

3.4	Amended and Restated By-Laws of Clear Channel Outdoor Holdings, Inc., as amended (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed February 14, 2008).

3.5*	Certificate of Incorporation of Clear Channel Outdoor, Inc., as amended.

3.6*	By-Laws of Clear Channel Outdoor, Inc., as amended.

3.7*	Certificate of Incorporation of Clear Channel Adshel, Inc., as amended.

3.8*	By-Laws of Clear Channel Adshel, Inc.

3.9*	Certificate of Formation of 1567 Media LLC.

3.10*	Amended and Restated Limited Liability Company Agreement of 1567 Media LLC.

3.11*	Certificate of Formation of Clear Channel Spectacolor, LLC, as amended.

3.12*	Amended and Restated Limited Liability Company Agreement of Clear Channel Spectacolor, LLC.

3.13*	Certificate of Incorporation of Clear Channel Outdoor Holdings Company Canada, as amended.

3.14*	By-Laws of Clear Channel Outdoor Holdings Company Canada, as amended.

3.15*	Articles of Incorporation of Outdoor Management Services, Inc.

3.16*	Code of Bylaws of Outdoor Management Services, Inc.

3.17*	Articles of Incorporation of In-ter-space Services, Inc., as amended.

3.18*	By-Laws of In-ter-space Services, Inc.

4.1	Indenture with respect to 9.25% Series A Senior Notes due 2017, dated as of December 23, 2009, among Clear Channel Worldwide Holdings, Inc., the note guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed March 16, 2010).

4.2	Indenture with respect to 9.25% Series B Senior Notes due 2017, dated as of December 23, 2009, among Clear Channel Worldwide Holdings, Inc., the note guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K filed March 16, 2010).

4.3*	Series A Senior Note Supplemental Indenture, dated as of June 30, 2010, among Clear Channel Worldwide Holdings, Inc., the note guarantors named therein and U.S. Bank National Association, as trustee.

4.4	Form of Series A Note (attached as exhibit to Exhibit 4.1).

4.5	Form of Series B Note (attached as exhibit to Exhibit 4.2).

5.1†	Opinion of Kirkland & Ellis LLP.

5.2†	Opinion of Snell & Wilmer L.L.P.

5.3†	Opinion of Ballard Spahr LLP.

Exhibit No.	Description

10.1	Purchase Agreement, dated December 18, 2009 among Clear Channel Worldwide Holdings, Inc. and Goldman, Sachs & Co., on behalf of itself and as a representative of Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Moelis & Company LLC, Banc of America Securities LLC and Barclays Capital Inc. (incorporated herein by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K filed March 16, 2010).

10.2	Master Agreement, dated November 16, 2005, between Clear Channel Outdoor Holdings, Inc. and Clear Channel Communications, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed March 31, 2006).

10.3	Series A Registration Rights Agreement, dated as of December 23, 2009, among Clear Channel Worldwide Holdings, Inc., the note guarantors named therein and Goldman, Sachs & Co., on behalf of itself and as a representative of Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Moelis & Company LLC, Banc of America Securities LLC and Barclays Capital Inc. (incorporated herein by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed March 16, 2010).

10.4	Series B Registration Rights Agreement, dated as of December 23, 2009, among Clear Channel Worldwide Holdings, Inc., the note guarantors named therein and Goldman, Sachs & Co., on behalf of itself and as a representative of Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Moelis & Company LLC, Banc of America Securities LLC and Barclays Capital Inc. (incorporated herein by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed March 16, 2010).

10.5	Corporate Services Agreement dated November 16, 2005 between Clear Channel Outdoor Holdings, Inc. and Clear Channel Management Services, L.P. (incorporated herein by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed March 31, 2006).

10.6	Tax Matters Agreement dated November 10, 2005 between Clear Channel Outdoor Holdings, Inc. and Clear Channel Communications, Inc. (incorporated herein by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed March 31, 2006).

10.7	Employee Matters Agreement dated November 10, 2005 between Clear Channel Outdoor Holdings, Inc. and Clear Channel Communications, Inc. (incorporated herein by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed March 31, 2006).

10.8	Amended and Restated License Agreement dated November 10, 2005 between Clear Channel Identity, L.P. and Outdoor Management Services, Inc. (incorporated herein by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed March 31, 2006).

10.9	Revolving Promissory Note dated November 10, 2005 payable by Clear Channel Outdoor Holdings, Inc. to Clear Channel Communications, Inc. in the original principal amount of $1,000,000,000 (incorporated herein by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed March 31, 2006).

10.10	Revolving Promissory Note dated November 10, 2005 payable by Clear Channel Communications, Inc. to Clear Channel Outdoor Holdings, Inc. in the original principal amount of $1,000,000,000 (incorporated herein by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed March 31, 2006).

10.11	Senior Unsecured Term Promissory Note dated August 2, 2005 in the original principal amount of $2.5 billion (incorporated herein by reference to Exhibit 10.9 to the Registration Statement on Form S-1 filed August 10, 2005 (File No. 333-127375)).

Exhibit No.	Description

10.12	First Amendment to Senior Unsecured Term Promissory Note dated October 7, 2005 (incorporated herein by reference to Exhibit 10.10 to the Registration Statement on Form S-1 filed August 10, 2005 (File No. 333-127375)).

10.13	Clear Channel Outdoor Holdings, Inc. 2005 Stock Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 10.2 to the Company’s Report on Form 8-K dated April 30, 2007).

10.14	Form of Option Agreement under the Clear Channel Outdoor Holdings, Inc. 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registration Statement on Form S-8 filed December 9, 2005 (File No. 333-130229)).

10.15	Form of Restricted Stock Award Agreement under the Clear Channel Outdoor Holdings, Inc. 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Registration Statement on Form S-8 filed December 9, 2005 (File No. 333-130229)).

10.16	Clear Channel Communications, Inc. 401(k) Savings Plan, as amended and restated (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-8 filed June 11, 2010 (File No. 333-167468)).

10.17	2006 Annual Incentive Plan of Clear Channel Outdoor Holdings, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Report on Form 8-K dated April 30, 2007).

10.18	Amended and Restated Employment Agreement, dated June 23, 2010 by and between Clear Channel Communications, Inc., CC Media Holdings, Inc. and Mark P. Mays (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 24, 2010).

10.19	Second Amendment to Senior Executive Option Agreement, dated June 23, 2010, between Mark P. Mays and CC Media Holdings, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed June 24, 2010).

10.20	Amended and Restated Employment Agreement, dated as of December 22, 2009, by and among Randall T. Mays, Clear Channel Communications, Inc. and CC Media Holdings, Inc. (incorporated herein by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed March 16, 2010)

10.21	Employment Agreement by and between Clear Channel Outdoor Holdings, Inc. and Paul J. Meyer dated August 5, 2005 (incorporated herein by reference to Exhibit 10.1 to the Clear Channel Communications, Inc. Form 8-K (File No. 1-9645) filed August 10, 2005).

10.22	Contract of Employment by and between C. William Eccleshare and Clear Channel Outdoor Ltd dated August 31, 2009 (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2009).

10.23	First Amendment, dated as of December 23, 2009, to the Revolving Promissory Note, dated as of November 10, 2005, by Clear Channel Communications, Inc., as Maker, to Clear Channel Outdoor Holdings, Inc. (incorporated herein by reference to Exhibit 10.24 to the Company’s Annual Report on Form 10-K filed March 16, 2010).

10.24	First Amendment, dated as of December 23, 2009, to the Revolving Promissory Note, dated as of November 10, 2005, by Clear Channel Outdoor Holdings, Inc., as Maker, to Clear Channel Communications, Inc. (incorporated herein by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K filed March 16, 2010).

Exhibit No.	Description

10.25	Employment Separation Agreement, dated as of October 19, 2009, by and between Clear Channel Communications, Inc. and Herbert W. Hill (incorporated by reference to Exhibit 10.2 to the Company’s Amendment to Form 10-Q filed November 13, 2009).

10.26	Contract of Employment, dated as of October 30, 2009, by and between Clear Channel Outdoor Ltd and Jonathan Bevan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 11, 2009).

10.27	Employment Agreement, effective as of December 15, 2009, by and between Clear Channel Outdoor Holdings, Inc. and Ronald Cooper (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 11, 2009).

10.28	Form of Independent Director Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed June 3, 2009).

10.29	Form of Affiliate Independent Director Indemnification Agreement (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed June 3, 2009).

10.30	Series A Senior Notes Proceeds Loan Agreement, dated as of December 23, 2009, by and between Clear Channel Worldwide Holdings, Inc. and Clear Channel Outdoor, Inc. (incorporated herein by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed March 16, 2010).

10.31	Series B Senior Notes Proceeds Loan Agreement, dated as of December 23, 2009, by and between Clear Channel Worldwide Holdings, Inc. and Clear Channel Outdoor, Inc. (incorporated herein by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K filed March 16, 2010).

21	Subsidiaries of Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K filed March 16, 2010).

23.1*	Consent of Ernst & Young LLP.

23.2†	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.3†	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.2).

23.4†	Consent of Ballard Spahr LLP (included in Exhibit 5.3).

24*	Power of Attorney (included on the signature pages to the registration statement).

25*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Tender Instructions.

99.3*	Form of Notice of Guaranteed Delivery.

*	Filed herewith
†	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 7, 2010.

CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.

By:	/S/ MARK P. MAYS
Name:	Mark P. Mays President and Chief Executive Officer
Title:

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark P. Mays, Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/S/ MARK P. MAYS Mark P. Mays	President and Chief Executive Officer (principal executive officer) and Director	July 7, 2010

/S/ THOMAS W. CASEY Thomas W. Casey	Chief Financial Officer (principal financial officer)	July 7, 2010

/S/ SCOTT D. HAMILTON Scott D. Hamilton	Chief Accounting Officer (principal accounting officer)	July 7, 2010

/S/ RANDALL T. MAYS Randall T. Mays	Director	July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 7, 2010.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:	/S/ MARK P. MAYS
Name:	Mark P. Mays President and Chief Executive Officer
Title:

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark P. Mays, Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/S/ MARK P. MAYS Mark P. Mays	President and Chief Executive Officer (principal executive officer) and Director	July 7, 2010

/S/ THOMAS W. CASEY Thomas W. Casey	Chief Financial Officer (principal financial officer)	July 7, 2010

/S/ SCOTT D. HAMILTON Scott D. Hamilton	Chief Accounting Officer (principal accounting officer)	July 7, 2010

/S/ RANDALL T. MAYS Randall T. Mays	Director	July 7, 2010

/S/ MARGARET W. COVELL Margaret W. Covell	Director	July 7, 2010

/S/ BLAIR E. HENDRIX Blair E. Hendrix	Director	July 7, 2010

/S/ DOUGLAS L. JACOBS Douglas L. Jacobs	Director	July 7, 2010

/S/ DANIEL G. JONES Daniel G. Jones	Director	July 7, 2010

/S/ MARSHA M. SHIELDS Marsha M. Shields	Director	July 7, 2010

Signature	Title	Date

/S/ DALE W. TREMBLAY Dale W. Tremblay	Director	July 7, 2010

/S/ SCOTT R. WELLS Scott R. Wells	Director	July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 7, 2010.

CLEAR CHANNEL OUTDOOR, INC.

By:	/S/ MARK P. MAYS
Name:	Mark P. Mays President and Chief Executive Officer
Title:

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark P. Mays, Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/S/ MARK P. MAYS Mark P. Mays	President and Chief Executive Officer (principal executive officer) and Director	July 7, 2010

/S/ THOMAS W. CASEY Thomas W. Casey	Chief Financial Officer (principal financial officer)	July 7, 2010

/S/ SCOTT D. HAMILTON Scott D. Hamilton	Chief Accounting Officer (principal accounting officer)	July 7, 2010

/S/ RANDALL T. MAYS Randall T. Mays	Director	July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 7, 2010.

CLEAR CHANNEL ADSHEL, INC.

By:	/S/ MARK P. MAYS
Name:	Mark P. Mays President and Chief Executive Officer
Title:

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark P. Mays, Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/S/ MARK P. MAYS Mark P. Mays	President and Chief Executive Officer (principal executive officer) and Director	July 7, 2010

/S/ THOMAS W. CASEY Thomas W. Casey	Chief Financial Officer (principal financial officer)	July 7, 2010

/S/ SCOTT D. HAMILTON Scott D. Hamilton	Chief Accounting Officer (principal accounting officer)	July 7, 2010

/S/ RANDALL T. MAYS Randall T. Mays	Director	July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 7, 2010.

1567 MEDIA LLC

By:	/S/ MARK P. MAYS
Name:	Mark P. Mays President and Chief Executive Officer
Title:

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark P. Mays, Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/S/ MARK P. MAYS Mark P. Mays	President and Chief Executive Officer (principal executive officer) and Director	July 7, 2010

/S/ THOMAS W. CASEY Thomas W. Casey	Chief Financial Officer (principal financial officer)	July 7, 2010

/S/ SCOTT D. HAMILTON Scott D. Hamilton	Chief Accounting Officer (principal accounting officer)	July 7, 2010

/S/ RANDALL T. MAYS Randall T. Mays	Director	July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 7, 2010.

CLEAR CHANNEL SPECTACOLOR, LLC

By:	/S/ MARK P. MAYS
Name:	Mark P. Mays President and Chief Executive Officer
Title:

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark P. Mays, Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/S/ MARK P. MAYS Mark P. Mays	President and Chief Executive Officer (principal executive officer) and Director	July 7, 2010

/S/ THOMAS W. CASEY Thomas W. Casey	Chief Financial Officer (principal financial officer)	July 7, 2010

/S/ SCOTT D. HAMILTON Scott D. Hamilton	Chief Accounting Officer (principal accounting officer)	July 7, 2010

/S/ RANDALL T. MAYS Randall T. Mays	Director	July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 7, 2010.

CLEAR CHANNEL OUTDOOR HOLDINGS COMPANY CANADA

By:	/S/ MARK P. MAYS
Name:	Mark P. Mays President and Chief Executive Officer
Title:

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark P. Mays, Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/S/ MARK P. MAYS Mark P. Mays	President and Chief Executive Officer (principal executive officer) and Director	July 7, 2010

/S/ THOMAS W. CASEY Thomas W. Casey	Chief Financial Officer (principal financial officer)	July 7, 2010

/S/ SCOTT D. HAMILTON Scott D. Hamilton	Chief Accounting Officer (principal accounting officer)	July 7, 2010

/S/ RANDALL T. MAYS Randall T. Mays	Director	July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 7, 2010.

OUTDOOR MANAGEMENT SERVICES, INC.

By:	/S/ MARK P. MAYS
Name:	Mark P. Mays President and Chief Executive Officer
Title:

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark P. Mays, Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/S/ MARK P. MAYS Mark P. Mays	President and Chief Executive Officer (principal executive officer) and Director	July 7, 2010

/S/ THOMAS W. CASEY Thomas W. Casey	Chief Financial Officer (principal financial officer)	July 7, 2010

/S/ SCOTT D. HAMILTON Scott D. Hamilton	Chief Accounting Officer (principal accounting officer)	July 7, 2010

/S/ RANDALL T. MAYS Randall T. Mays	Director	July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 7, 2010.

IN-TER-SPACE SERVICES, INC.

By:	/S/ MARK P. MAYS
Name:	Mark P. Mays President and Chief Executive Officer
Title:

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark P. Mays, Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/S/ MARK P. MAYS Mark P. Mays	President and Chief Executive Officer (principal executive officer) and Director	July 7, 2010

/S/ THOMAS W. CASEY Thomas W. Casey	Chief Financial Officer (principal financial officer)	July 7, 2010

/S/ SCOTT D. HAMILTON Scott D. Hamilton	Chief Accounting Officer (principal accounting officer)	July 7, 2010

/S/ RANDALL T. MAYS Randall T. Mays	Director	July 7, 2010